Exhibit 10.9
CERTAIN PORTIONS OF THE EXHIBITS, ANNEXES OR SCHEDULES TO THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS ARE MARKED AS “[XXX]” ALONG WITH A FOOTNOTE INDICATING THAT THE INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. AN UNREDACTED COPY OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
$400,000,000
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
dated as of October 31, 2007,
among
GENERAL CABLE INDUSTRIES, INC.,
as Borrower,
GENERAL CABLE CORPORATION
and
THE OTHER GUARANTORS PARTY HERETO,
as Guarantors,
THE LENDERS PARTY HERETO,
MERRILL LYNCH CAPITAL, a division of
Merrill Lynch Business Financial Services Inc.,
as Collateral Agent,
NATIONAL CITY BUSINESS CREDIT, INC. and
WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL),
as Co-Syndication Agents,
BANK OF AMERICA, N.A. and
JPMORGAN CHASE BANK, N.A.,
as Co-Documentation Agents,
MERRILL LYNCH CAPITAL, a division of
Merrill Lynch Business Financial Services Inc., as Sole Lead Arranger,
MERRILL LYNCH CAPITAL, a division of
Merrill Lynch Business Financial Services Inc.,
as Administrative Agent and Swingline Lender
MERRILL LYNCH BANK USA,
as Issuing Bank

i

Page
SECTION 6.03 Sale and Leaseback Transactions	120
SECTION 6.04 Investments, Loans and Advances	120
SECTION 6.05 Mergers, Consolidations, Sales of Assets and Acquisitions	126
SECTION 6.06 Restricted Payments	128
SECTION 6.07 Transactions with Affiliates	132
SECTION 6.08 Financial Covenant	133
SECTION 6.09 Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, or Other Constitutive Documents, By-laws and Certain Other Agreements, etc	133
SECTION 6.10 Limitation on Certain Restrictions on Subsidiaries	134
SECTION 6.11 Limitation on Issuance of Capital Stock	135
SECTION 6.12 Limitation on Creation of Subsidiaries	135
SECTION 6.13 Business	135
SECTION 6.14 Limitation on Accounting Changes	136
SECTION 6.15 Fiscal Year	136
SECTION 6.16 No Negative Pledges	136
SECTION 6.17 Lease Obligations	136
SECTION 6.18 Upstream Restrictions	136
SECTION 6.19 Holdings Companies	136
SECTION 6.20 Material Agreements	137
SECTION 6.21 Closing Date Acquisition Transactions	137

ARTICLE VII. GUARANTEE	137

SECTION 7.01 The Guarantee	137
SECTION 7.02 Obligations Unconditional	138
SECTION 7.03 Reinstatement	139
SECTION 7.04 Subrogation; Subordination	140
SECTION 7.05 Remedies	140
SECTION 7.06 Instrument for the Payment of Money	140
SECTION 7.07 Continuing Guarantee	141
SECTION 7.08 General Limitation on Guarantee Obligations	141

ARTICLE VIII. EVENTS OF DEFAULT	142

ARTICLE IX. COLLATERAL MATTERS; CASH COLLATERAL ACCOUNTS; APPLICATION OF COLLATERAL PROCEEDS	145

SECTION 9.01 Accounts and Account Collections	145
SECTION 9.02 Inventory; Field Audits and Appraisals	148
SECTION 9.03 Equipment, Real Property and Appraisals	148
SECTION 9.04 Cash Collateral Account	149
SECTION 9.05 Application of Proceeds	149

ARTICLE X. THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT	150

SECTION 10.01 Appointment	150

ANNEXES

Annex I	Applicable Margin
Annex II	Closing Checklist

SCHEDULES

Schedule 1.01(a)	Mortgaged Real Property
Schedule 1.01(b)	Refinancing Indebtedness To Be Repaid
Schedule 1.01(c)	Guarantors
Schedule 1.01(d)	Eligible Equipment and Eligible Real Property
Schedule 1.01(e)	Locations of Eligible Equipment
Schedule 1.01(f)	Intercompany Agreements
Schedule 3.03	Governmental Approvals; Compliance with Laws
Schedule 3.05(b)	Real Property; Maintenance and Repairs
Schedule 3.06(a)	Subsidiaries
Schedule 3.06(c)	Corporate Organizational Chart
Schedule 3.08(c)	Material Agreements
Schedule 3.16	Canadian Pension Plans
Schedule 3.17	Environmental Matters
Schedule 3.18	Insurance
Schedule 3.22	Location of Material Inventory
Schedule 4.01(d)(A)	Existing Local Counsel and Foreign Counsel
Schedule 4.01(d)(B)	Closing Date Foreign Counsel
Schedule 5.14	Post-Closing Matters
Schedule 6.01(b)	Existing Indebtedness
Schedule 6.01(c)	Existing Interest Rate Protection Agreements
Schedule 6.02(c)	Existing Liens
Schedule 6.04(a)	Existing Investments
Schedule 6.19	Holdings Companies
Schedule CDAT	Closing Date Acquisition Transactions
Schedule IC	Immaterial Companies
Schedule IFTFS	Immaterial First-Tier Foreign Subsidiaries
Schedule ML	Agent’s Representatives

EXHIBITS

Exhibit A-1	Form of Administrative Questionnaire
Exhibit A-2	Form of Compliance Certificate
Exhibit A-3	Form of LC Request
Exhibit A-4	Form of Lender Addendum
Exhibit B	Form of Assignment and Acceptance
Exhibit C	Form of Borrowing Request

v

Exhibit D	Form of Interest Election Request
Exhibit E	Form of Joinder Agreement
Exhibit ECI	Form of Customer Agreement
Exhibit F	Form of Access Agreement
Exhibit G	Form of Mortgage
Exhibit H-1	Form of Revolving Note
Exhibit H-2	Form of Swingline Note
Exhibit I-1	Form of Perfection Certificate
Exhibit I-2	Form of Perfection Certificate Supplement
Exhibit J-1	Form of US Security Agreement
Exhibit J-2	Form of Canadian Security Agreement
Exhibit K	Form of Opinion of Blank Rome LLP
Exhibit L-1	Form of Intercompany Note Among Loan Parties
Exhibit L-2	Form of Intercompany Note Involving Non-Loan Parties
Exhibit M	Form of Borrowing Base Certificate
Exhibit 12	Exiting Lender Interest

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
     This THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of October 31, 2007, is among GENERAL CABLE INDUSTRIES, INC., a Delaware corporation (“Borrower”), the Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I), the Lenders, MERRILL LYNCH CAPITAL a division of Merrill Lynch Business Financial Services Inc., as sole lead arrangers (in such capacity, “Arranger”), NATIONAL CITY BUSINESS CREDIT, INC. and WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL), as co-syndication agents (in such capacity, “Co-Syndication Agents”), BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as co-documentation agents (in such capacity, “Co-Documentation Agent”), MERRILL LYNCH BANK USA, in its individual capacity (in such capacity, “Merrill Lynch Bank”), as issuing bank (in such capacity, “Issuing Bank”), and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., in its individual capacity (in such capacity, “Merrill”), as swingline lender (in such capacity, “Swingline Lender”), as Administrative Agent (in such capacity, “Administrative Agent”) for the Lenders, and collateral agent and as security trustee (in such capacity, “Collateral Agent”) for the Secured Parties.
WITNESSETH:
     WHEREAS, Borrower and certain parties hereto are parties to a Second Amended and Restated Credit Agreement, dated as of November 23, 2005 (as amended, supplemented or otherwise modified prior to the date hereof, the “Prior Credit Agreement”), pursuant to which the Lenders extended Revolving Loans and other Credit Extensions in an aggregate principal amount at any time outstanding not in excess of $300.0 million;
     WHEREAS, Borrower, the Administrative Agent, the Collateral Agent and Lenders desire to amend and restate the Prior Credit Agreement on the terms set forth herein.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree to amend and restate the Prior Credit Agreement in its entirety as follows:
ARTICLE I.
DEFINITIONS
     SECTION 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
     “ABR”, when used in reference to any Loan or Borrowing, is used when such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
     “ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.
     “ABR Loan” shall mean any ABR Revolving Loan.

     “ABR Revolving Borrowing” shall mean a Borrowing comprised of ABR Revolving Loans.
     “ABR Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.
     “Account Debtor” shall mean any Person who may become obligated to another Person under, with respect to, or on account of, an Account.
     “Accounting Changes” shall have meaning assigned to such term in Section 1.04.
     “Accounts” shall mean all “accounts,” as such term is defined in the UCC, in which any Person now or hereafter has rights, including, without limitation, any and all rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance, in each case, for purposes of calculating the Borrowing Base, net of any credits, rebates or offsets owed by Borrower or Borrowing Base Guarantors to the respective customer.
     “Acquisition Consideration” shall mean the purchase consideration for any Permitted Acquisition and all other payments paid to or for the benefit of the seller by Holdings or any of its Subsidiaries in exchange for, or as part of, or in connection with, any Permitted Acquisition, whether paid in cash or by exchange of Equity Interests or of assets or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business.
     “Acquisition Debt Issuance” shall mean unsecured Indebtedness issued to seller(s) or to or sold through financial institutions as consideration for a Permitted Non-Loan Funded Acquisition, which (A)  in the case issued or sold by one or more Companies other than Loan Parties, no Loan Party shall guarantee or be otherwise liable for such Indebtedness, and (B) in the case issued or sold by one more Loan Parties, shall be in an amount, on such terms (including ownership and structure of the Person being acquired and the identity of all obligors with respect to such debt) acceptable to the Administrative Agent in its reasonable discretion, and subordinated to the Obligations in a manner and form satisfactory to the Administrative Agent in its reasonable discretion as to right and time of payment and as to any other terms, rights and remedies thereunder.
     “Activation Notice” shall have the meaning assigned to such term in Section 9.01(e)(i).
     “Additional Transactions” shall mean, collectively, the transactions that have occurred after the Original Closing Date but prior to the Closing Date pursuant to the Additional Transaction Documents, including the issuance of Fixed Rate Senior Unsecured Notes, the Floating Rate Senior Unsecured Notes, the Convertible Senior Notes and the 2007 Senior Unsecured Convertible Notes and the payment of all fees and expenses in connection with the foregoing.

     “Additional Transaction Documents” shall mean the Senior Unsecured Note Documents, the Convertible Senior Note Documents and the 2007 Senior Unsecured Convertible Note Documents.
     “Adjusted LIBOR Rate” shall mean, with respect to any Eurodollar Revolving Borrowing for any Interest Period, (a) an interest rate per annum (rounded upward, if necessary, to the next 1/100 of 1%) determined by the Administrative Agent to be equal to the LIBOR Rate for such Eurodollar Revolving Borrowing in effect for such Interest Period divided by (b) 1 minus the Statutory Reserves (if any) for such Eurodollar Revolving Borrowing for such Interest Period.
     “Administrative Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other Person appointed as the successor pursuant to Article X.
     “Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).
     “Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.
     “Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that, for purposes of Section 6.07, the term “Affiliate” shall also include any Person that directly or indirectly owns more than 20% of any class of Equity Interests of the Person specified or that is an executive officer or director of the Person specified.
     “Agreement” shall have the meaning assigned to such term in the preamble hereto.
     “Alternate Base Rate” shall mean, for any day, a rate per annum (rounded upward, if necessary, to the next 1/100 of 1%) equal to the greater of (a) the Base Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Base Rate or the Federal Funds Effective Rate, respectively.
     “Applicable Margin” shall mean, for any day, with respect to any Revolving Loan, the applicable percentage set forth in Annex I under the appropriate caption, based upon average daily Excess Availability for the most recent fiscal quarter (or as otherwise provided in Annex I).
     “Arrangers” shall have the meaning assigned to such term in the preamble hereto.

     “Asset Sale” shall mean (a) any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger or consolidation and including any sale and leaseback transaction) of any Property (including stock of any Subsidiary of Holdings by the holder thereof) by Holdings, Intermediate Holdings, Borrower or any of their Subsidiaries to any Person other than Borrower or any Guarantor (excluding (i) Inventory sold in the ordinary course of business, (ii) any sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (iii) disposals of obsolete, uneconomical, negligible, worn out or surplus Property in the ordinary course of business or (iv) sales of Cash Equivalents and marketable securities) and (b) any issuance or sale by any Subsidiary of Holdings of its Equity Interests to any Person (other than to Borrower or any Guarantor).
     “Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B, or such other form as shall be approved by the Administrative Agent.
     “Attributable Indebtedness” shall mean, when used with respect to any sale and leaseback transaction, as at the time of determination, the present value (discounted at a rate equivalent to the then-current weighted average cost of funds for borrowed money of Holdings and all of its Domestic Subsidiaries as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such sale and leaseback transaction.
     “AutoZone Account(s)” shall mean those certain Account(s) with AutoZone, Inc. as the Account Debtor, owing to Borrower, any Borrowing Base Guarantor, or any Subsidiary thereof.
     “Available Amount” shall mean, with respect to any Eligible Account, an amount equal to the book value of such Eligible Account multiplied by the then applicable advance rate with respect to such Eligible Account, as adjusted by the Collateral Agent in its reasonable credit judgment and pursuant to the Credit Agreement.
     “Base Rate” shall mean a variable per annum rate, as of any date of determination, equal to the rate of interest which is identified and normally published by Bloomberg Professional Service Page Prime as the “Prime Rate” (or, if more than one rate is published as the Prime Rate, then the highest of such rates). Any change in Base Rate will become effective as of the date the rate of interest which is so identified as the “Prime Rate” is different from that published on the preceding Business Day. If Bloomberg Professional Service no longer reports the Prime Rate, or if such Page Prime no longer exists, the Administrative Agent may select a reasonably comparable index or source to use as the basis for the Base Rate, provided that Administrative Agent shall give prompt subsequent notice of such selection to Borrower.
     “BIA” shall mean the Bankruptcy and Insolvency Act (Canada), as the same may be in effect from time to time.
     “Blocked Account” shall have the meaning assigned to such term in Section 9.01(d).
     “Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

     “Borrower” shall have the meaning assigned to such term in the preamble hereto.
     “Borrowing” shall mean (a) Revolving Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Revolving Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.
     “Borrowing Base” shall mean at any time, subject to adjustment as provided in Section 2.19, an amount equal to the lesser of:
     (a) an amount equal to the sum of, without duplication:
          (i) the book value of Eligible Accounts of Borrower multiplied by the advance rate of 85%, plus
          (ii) the lesser of (i) the advance rate of 60% of the Cost of Eligible Inventory of Borrower or (ii) the advance rate of 85% of the Net Recovery Cost Percentage multiplied by the Cost of Eligible Inventory of Borrower, plus
          (iii) the aggregate of all Incorporated Borrowing Bases, plus
          (iv) the lesser of (i) the Fixed Asset Loan Value of Borrower multiplied by the FALV Amortization Factor or (ii) $60.0 million, minus
          (v) effective immediately upon notification thereof to Borrower by the Collateral Agent, any Reserves established from time to time by the Collateral Agent in the exercise of its reasonable credit judgment;
     or
     (b) the maximum amount permitted to be outstanding pursuant to Section 4.10(b)(3) of the Senior Unsecured Note Indenture.
Assets denominated in Canadian Dollars shall for purposes hereof be valued at the Dollar Equivalents.
The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Collateral Agent and the Administrative Agent with such adjustments (subject to any Lender approval required by Section 2.19) as the Collateral Agent deem appropriate in its reasonable credit judgment to assure that the Borrowing Base is calculated in accordance with the terms of this Agreement.
     “Borrowing Base Certificate” shall mean an Officers’ Certificate from Borrower, substantially in the form of, and containing the information prescribed by, Exhibit M, delivered to the Administrative Agent and the Collateral Agent setting forth Borrower’s calculation of the Borrowing Base (including the maximum amount permitted to be outstanding pursuant to Section 4.10(b)(3) of the Senior Unsecured Note Indenture).

     “Borrowing Base Guarantor” shall mean Holdings, Intermediate Holdings, General Cable Canada, General Cable LLC, General Cable Texas, General Cable Technologies and, following consummation of the Closing Date Acquisition, upon satisfaction of conditions described in clause (c)(i) below, PD International and PD Wire & Cable, and any other Wholly Owned Subsidiary of Borrower which may hereafter be approved by Administrative Agent and Collateral Agent which (a) is a Domestic Subsidiary or a Canadian Subsidiary, (b) is currently able to prepare all collateral reports in a comparable manner to the Borrower’s reporting procedures and (c) has executed and delivered to Collateral Agent such joinder agreements to guarantees, contribution and set-off agreements and other Security Documents as Collateral Agent has reasonably requested so long as Collateral Agent has received and approved, in its reasonable discretion, (i) a collateral audit and Inventory Appraisal conducted by an independent appraisal or audit firm designated by Collateral Agent and reasonably acceptable to Borrower and (ii) all UCC or PPSA search results necessary to confirm Collateral Agent’s first priority Lien on all of such Borrowing Base Guarantor’s personal Property, subject to Permitted Liens.
     “Borrowing Base Guarantor Intercompany Loan Account” shall mean the sum of (a) the net amount of any intercompany advances (including Letters of Credit issued for the account or benefit of a Borrowing Base Guarantor) which are made and are outstanding to or for the account of a Borrowing Base Guarantor from Borrower and (b) interest accrued and unpaid on such amount at the rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time.
     “Borrowing Request” shall mean a request by Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.
     “Business Day” shall mean any day other than a Saturday, Sunday or other day on which either the New York Stock Exchange is closed, or on which commercial banks in New York City and Chicago are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Revolving Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.
     “Canadian” shall mean, as to any Person, a Person that is created or organized under the laws of Canada or a Province or territory of Canada.
     “Canadian Benefit Plans” shall mean all material employee benefit plans of any nature or kind whatsoever that are not Canadian Pension Plans and are maintained or contributed to by any Loan Party having employees in Canada.
     “Canadian Dollars” and the sign “Cdn$” shall mean lawful currency of Canada.
     “Canadian Guaranty” shall mean that certain Guarantee dated as of the Closing Date addressed to the Collateral Agent for the benefit of the Secured Parties by General Cable Canada, and that certain Guarantee dated as of the Closing Date addressed to the Collateral Agent for the benefit of the Secured Parties by General Cable Canada Ltd., an Ontario corporation, which are governed by Canadian law, as the same may from time to time be modified, amended, extended or reaffirmed in accordance with the terms hereof and with the consent of Collateral Agent.

     “Canadian Pension Plans” shall mean each plan which is considered to be a pension plan for the purposes of any applicable pension benefits standards statute and/or regulation in Canada established, maintained or contributed to by any Loan Party for its employees or former employees and shall not mean the Canadian Pension Plan that is maintained by the Government of Canada.
     “Canadian Pledge Agreements” shall mean that certain ULC Securities Pledge Agreement by Holdings pledging all of its Equity Interests in General Cable Canada, that certain ULC Securities Pledge Agreement by Marathon Manufacturing Holdings, Inc., a Delaware corporation, pledging all of its Equity Interests in General Cable Canada, and that certain ULC Securities Pledge Agreement by General Cable Canada Ltd., an Ontario corporation, pledging all of its Equity Interests in General Cable Canada, each dated as of the Closing Date addressed to Collateral Agent for the benefit of the Secured Parties, as the same may from time to time be modified, amended, extended or reaffirmed in accordance with the terms hereof and with the consent of Collateral Agent.
     “Canadian Priority Payment Reserve” shall mean, at any time, with respect to General Cable Canada and any other Canadian Loan Party, the amount past due and owing by any such Person, or the accrued amount for which any such Person has an obligation to remit to a Governmental Authority or other Person pursuant to any applicable law, rule or regulation, in respect of (i) pension fund obligations; (ii) unemployment insurance; (iii) goods and services taxes; sales taxes; employee income taxes and other taxes payable or to be remitted or withheld; (iv) workers’ compensation; (v) vacation pay; and (vi) other like charges and demands; in each case, in respect of which any Governmental Authority or other Person may claim a security interest, lien, trust or other claim ranking or capable of ranking in priority to or pari passu with one or more of the Liens granted in the Security Documents.
     “Canadian Security Agreement” shall mean that certain Security Agreement dated as of the Closing Date addressed to the Collateral Agent for the benefit of the Secured Parties by General Cable Canada, which is governed by Canadian law, as the same may from time to time be modified, amended, extended or reaffirmed in accordance with the terms hereof and with the consent of Collateral Agent.
     “Capital Expenditures” shall mean, with respect to any Person, for any period, the aggregate amount of all expenditures by such Person and its Subsidiaries during that period for fixed or capital assets that, in accordance with GAAP, are or should be classified as capital expenditures in the consolidated balance sheet of such Person and its Consolidated Subsidiaries.
     “Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) Property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
     “Cash Collateral Account” shall have the meaning assigned to such term in Section 9.04.

     “Cash Equivalents” shall mean, as to any Person: (a) securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided, that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such Person; (b) securities issued, or directly, unconditionally and fully guaranteed or insured, by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Ratings Group or Moody’s Investors Services, Inc.; (c) time deposits and certificates of deposit or bankers’ acceptance of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500.0 million and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than one year from the date of acquisition by such Person; (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a) and (b) above entered into with any bank meeting the qualifications specified in clauses (c) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities; (e) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor’s Rating Service or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc., and in each case maturing not more than one year after the date of acquisition by such Person; (f) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (e) above; and (g) demand deposit accounts maintained in the ordinary course of business.
     “Cash Management System” shall have the meaning assigned to such term in Section 9.01(e).
     “Casualty Event” shall mean, with respect to any Property (including Real Property) of any Person (other than a Person which is a Foreign Subsidiary of Holdings) any loss of title with respect to such Property or any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, such Property for which such Person or any of its Subsidiaries (other than Foreign Subsidiaries) receives insurance proceeds or proceeds of a condemnation award or other compensation. “Casualty Event” shall include but not be limited to any taking of all or any part of any Real Property of any such Person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any such Person or any part thereof by any Governmental Authority, civil or military.
     “CCAA” shall mean the Companies’ Creditors Agreement Act (Canada), as the same may be in effect from time to time.
     “CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq.

     “Change in Control” shall be deemed to have occurred if: (a) any Person or group (within the meanings of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) acquires ownership, directly or indirectly, beneficially or of record, of capital stock representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding stock of Holdings, (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by Persons who were not (i) directors of Holdings on the date hereof, (ii) nominated by the board of directors of Holdings, or (iii) appointed by directors so nominated (it being understood that, in the absence of an event described in clause (a) or (b), the replacement of one or more officers of Holdings shall not in and of itself constitute a Change in Control), (c) Holdings at any time ceases to own and control 100% of the capital stock of Intermediate Holdings, (d) Intermediate Holdings at any time ceases to own and control 100% of the capital stock of Borrower, (f) Holdings at any time ceases to, directly or indirectly, own and control 100% of each class of the outstanding equity interests of each Borrowing Base Guarantor and (g) at any time a change of control occurs under and as defined in any documentation relating to any Material Indebtedness.
     “Change in Law” shall mean (a) the adoption of any law, treaty, order, rule or regulation after the date of this Agreement, (b) any change in any law, treaty, order, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or Issuing Bank (or for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
     “Charges” shall have the meaning assigned to such term in Section 11.13.
     “Chattel Paper” shall mean all “chattel paper,” as such term is defined in the UCC as in effect on the date hereof in the State of New York, in which any Person now or hereafter has rights.
     “Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Swingline Commitment or LC Commitment.
     “Closing Date” shall mean October 31, 2007.
     “Closing Date Acquisition” shall mean the acquisition of equity interests of the entities through which the Sellers engage worldwide in the development, design, manufacture, marketing, distribution and sale of copper, aluminum and cable products for the energy, construction, consumer, telecommunications and natural resources sectors (the “Acquired Business”) pursuant to and in accordance with the Closing Date Acquisition Agreement.
     “Closing Date Acquisition Agreement” shall mean that certain Stock Purchase Agreement, dated as of September 12, 2007, as amended on October 29, 2007, among Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (“Freeport”), Phelps Dodge

Corporation, a New York corporation (“PDC”), Phelps Dodge Industries, Inc., a Delaware corporation (“PDI”), Habirshaw Cable and Wire Corporation, a New York corporation (“Habirshaw”, and together with Freeport, PDC and PDI, the "Sellers”), and Holdings, as the same is in effect and in existence on the Closing Date.
     “Closing Date Acquisition Transactions” shall mean the particular transactions pursuant to which the Closing Date Acquisition shall be consummated and accomplished as more particularly set out and described on Schedule CDAT, including without limitation all intercompany loans and advances, setoffs of intercompany loans and advances and capital contributions and other Investments among the Companies set out and described on Schedule CDAT.
     “Closing Date Transactions” shall mean, collectively, the transactions to occur on or about the Closing Date pursuant to the Closing Date Transaction Documents, the consummation of the Closing Date Acquisition and the Closing Date Acquisition Transactions, the execution and delivery of this Agreement and the related loan documents and the borrowings hereunder and the payment of all fees and expenses in connection with the foregoing.
     “Closing Date Transaction Documents” shall mean the Closing Date Acquisition Agreement and the related documents and the Loan Documents.
     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
     “Collateral” shall mean, collectively, all of the Security Agreement Collateral, the Mortgaged Real Property and all other Property of whatever kind and nature pledged as collateral under any Security Document.
     “Collateral Agent” shall have the meaning assigned to such term in the preamble hereto and shall include the Collateral Agent in its capacity as trustee for the Secured Parties solely for the purposes of English law in respect of the Collateral which is the subject of the Security Documents and Foreign Pledge Agreements governed by English law, and each other Person appointed as the successor pursuant to Article X
     “Collateral Agent Fee” shall have the meaning ascribed to such term in Section 2.05(b)(ii).
     “Collection Account” shall have the meaning assigned to such term in Section 9.01(e)(i)
     “Commercial Letter of Credit” shall mean any letter of credit or similar instrument issued for the account of Borrower for the benefit of Borrower or any Borrowing Base Guarantor, for the purpose of providing the primary payment mechanism in connection with the purchase of materials, goods or services by Borrower or any Borrowing Base Guarantor in the ordinary course of their businesses.
     “Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Commitment, LC Commitment or Swingline Commitment.
     “Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).

     “Commitment Increase” shall have the meaning assigned to such term in Section 2.20.
     “Commitments” shall mean the aggregate sum of each Lender’s Commitment.
     “Companies” shall mean Holdings and its Subsidiaries; and “Company” shall mean any one of them.
     “Compliance Certificate” shall mean a certificate of a Financial Officer substantially in the form of Exhibit A-2.
     “Concentration Account” shall have the meaning assigned to such term in Section 9.01(e)(i).
     “Concentration Account Bank” shall have the meaning assigned to such term in Section 9.01(e)(i).
     “Consolidated Companies” shall mean Holdings and its Consolidated Subsidiaries.
     “Consolidated EBITDA” shall mean, for any applicable measurement period, Consolidated Net Income for such period, as adjusted by adding thereto (a) any provision for (or less any benefit from) income and franchise taxes included in the determination of net income for such period, (b) the amount of Consolidated Interest Expense, (c) amortization and depreciation deducted in the determination of net income for such period, (d) amortization of debt discount and deferred financing costs, capitalized interest, interest paid in kind, (e) losses (or less gains) from Asset Sales included in the determination of net income for such period (excluding sales expenses or losses related to current assets), (f) other non-cash losses (or less gains) included in the determination of net income for such period and for which no cash outlay (or cash receipt) is foreseeable, and (g) with the consent of the Administrative Agent, which may be withheld in its reasonable credit judgment, extraordinary losses (or less gains) included in the determination of net income during such period, net of related tax effects.
     “Consolidated Fixed Charge Coverage Ratio” shall mean, for any Test Period, the ratio of (a) Consolidated EBITDA for such Test Period less (i) the amount of all Capital Expenditures made by Holdings and its Subsidiaries during such period and (ii) all cash payments in respect of income taxes made during such period (net of any cash refund in respect of income taxes actually received during such period) to (b) Consolidated Fixed Charges for such Test Period.
     “Consolidated Fixed Charges” shall mean, for any period, the sum, without duplication, of (a) Consolidated Interest Expense for such period; (b) the scheduled principal amount of all amortization payments on all Indebtedness (including the principal component of all Capital Lease Obligations) of Holdings and its Subsidiaries for such period (as determined on the first day of the respective period); (c) all dividend payments on any series of Disqualified Capital Stock of Holdings, and (d) all accrued dividends on any Preferred Stock (other than Disqualified Capital Stock) of Holdings, including the Convertible Preferred Stock (including dividends payable through the issuance of Equity Interests to the extent Holdings has not irrevocably declared such dividends to be payable through the issuance of Equity Interests). Consolidated Fixed Charges for Test Periods ending December 31, 2007, March 31, 2008 and June 30, 2008, shall be deemed to be, respectively, the Consolidated Fixed Charges as calculated for the period commencing on September 1, 2007 and ending on (x) December 31, 2007 and multiplied by 4.0, (y) March 31, 2008 and multiplied by 2.0 and (z) June 30, 2008 and multiplied by 1.333.
     “Consolidated Interest Expense” shall mean, for any period, without duplication, the total consolidated interest expense of Holdings and its Consolidated Subsidiaries for such period (calculated without regard to any limitations on the payment thereof and including commitment fees, letter of credit fees and net amounts payable under Interest Rate Protection Agreements) determined in accordance with GAAP plus, without duplication, (a) the portion of Capital Lease Obligations of Holdings and its Consolidated Subsidiaries representing the interest factor for such period, (b) imputed interest on Attributable Indebtedness, (c) cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Borrower or a Wholly Owned Subsidiary) in connection with Indebtedness incurred by such plan or trust, (d) all interest paid or payable with respect to discontinued operations, (e) all dividend payments on any series of any Preferred Stock of any Subsidiary of Holdings (other than any Preferred Stock held by Holding or a Wholly Owned Subsidiary), and (f) all interest on any Indebtedness of the type described in clause (f) or (k) of the definition of “Indebtedness” with respect to Holdings or any of its Subsidiaries.
     “Consolidated Net Income” shall mean, for any period, the consolidated net income of Holdings and its Consolidated Subsidiaries determined in accordance with GAAP, but excluding in any event (a) with the consent of Administrative Agent, which may be withheld in its reasonable credit judgment, after-tax extraordinary gains or extraordinary losses; (b) after-tax gains or losses realized from (i) the acquisition of any securities, or the extinguishment or conversion of any Indebtedness or Equity Interest, of Holdings or any of its Subsidiaries or (ii) any sales of assets (other than Inventory in the ordinary course of business); (c) net earnings or loss of any other Person (other than a Subsidiary of Holdings) in which Holdings or any Consolidated Subsidiary has an ownership interest, except (in the case of any such net earnings) to the extent such net earnings shall have actually been received by Holdings or such Consolidated Subsidiary (subject to the limitation in clause (d) below) in the form of cash dividends or distributions; (d) the net income of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Subsidiary of its net income is not at the time of determination permitted without approval under applicable law or regulation or under such Consolidated Subsidiary’s organizational documents or any agreement (except such restrictions as are approved in writing and in advance by the Administrative Agent) or instrument applicable to such Consolidated Subsidiary or its stockholders; (e) gains or losses from the cumulative effect of any change in accounting principles; (f) earnings resulting from any reappraisal, revaluation or write-up of assets; and (g) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or any Consolidated Subsidiary or is merged into or consolidated with Holdings or any Consolidated Subsidiary or that Person’s assets are acquired by Holdings or such Consolidated Subsidiary.
     “Consolidated Subsidiary” shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with GAAP.

     “Contested Collateral Lien Conditions” shall mean, with respect to any Permitted Lien of the type described in paragraphs (a), (b) and (f) of Section 6.02, the following conditions:
     (a) any Loan Party shall be contesting such Lien in good faith;
     (b) to the extent such Lien is in an amount in excess of $250,000, in the aggregate with all other such Liens, the Collateral Agent shall have established a Reserve (to the extent of such Lien on Eligible Accounts, Eligible Inventory, Eligible Equipment or Eligible Real Property) with respect thereto or obtained a bond in an amount sufficient to pay and discharge such Lien and the Collateral Agent’s reasonable estimate of all interest and penalties related thereto; and
     (c) such Lien shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by the Security Documents, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien is or must be superior to the Lien and security interest created and evidenced by the Security Documents.
     “Contingent Obligation” shall mean, as to any Person, any obligation, agreement, understanding or arrangement of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any Property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers’ acceptances and letters of credit, until a reimbursement obligation arises; or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable, whether severally or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.
     “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

     “Convertible Preferred Stock” shall mean Holdings’ 5.75% Series A Redeemable Convertible Preferred Stock of Holdings, par value $0.01 per share, liquidation preference $50 per share, issued pursuant to the Convertible Preferred Stock Documents.
     “Convertible Preferred Stock Documents” shall mean the Certificate of Designations relating to the Convertible Preferred Stock, the Convertible Preferred Stock Purchase Agreement and other documents pursuant to which the Convertible Preferred Stock is issued and all other documents executed and delivered with respect to the Convertible Preferred Stock, in each case in the form delivered to the Administrative Agent prior to the Original Closing Date.
     “Convertible Senior Note Documents” shall mean the Convertible Senior Note Indenture and all other documents executed and delivered with respect to the Convertible Senior Notes, in each case in the form delivered to the Administrative Agent prior to the Closing Date.
     “Convertible Senior Note Indenture” shall mean that certain Indenture, dated as of November 15, 2006, among Holdings, the guarantors named therein and U.S. Bank National Association, as trustee, with respect to the Convertible Senior Notes, as in effect on the Closing Date.
     “Convertible Senior Notes” shall mean Holdings’ 0.875% Senior Convertible Notes due 2013 issued pursuant to the Convertible Senior Notes Documents and any registered notes issued by Holdings in exchange therefor pursuant to the Convertible Senior Note Indenture, as contemplated by the registration rights agreement entered into in connection with the issuance of such Convertible Senior Notes, with substantially identical terms as such Convertible Senior Notes.
     “Cost” shall mean, as determined by Collateral Agent in good faith, with respect to Inventory, the lower of (a) landed cost computed on a first-in first-out basis in accordance with GAAP or (b) market value; provided, that for purposes of the calculation of the Borrowing Base, (i) the Cost of the Inventory shall not include: (A) the portion of the cost of Inventory equal to the profit earned by any Affiliate on the sale thereof to Borrower or the Borrowing Base Guarantors, (B) write-ups or write-downs in cost with respect to currency exchange rates, or (C) as determined by the Collateral Agent in the Collateral Agent’s reasonable credit judgment, any costs associated with shipping, handling, customs duties, or other in-bound freight charges, and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent Inventory Appraisal which has been received and approved by Collateral Agent in its reasonable discretion.
     “Credit Extension” shall mean, as the context may require, (a) the making of a Loan by a Lender or (b) the issuance of any Letter of Credit, or the amendment, extension or renewal of any existing Letter of Credit, by the Issuing Bank, in each case, whether pursuant to the Original Credit Agreement, the Prior Credit Agreement or this Agreement; provided, that “Credit Extensions” shall include conversions and continuations of outstanding Revolving Loans.
     “Debt Issuance” shall mean the incurrence by Holdings, Intermediate Holdings, Borrower or any of their Subsidiaries of any Indebtedness after the Original Closing Date (other than as permitted by Section 6.01).

     “Default” shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.
     “Default Allocation Percentage” as to any Lender shall mean the quotient (determined as a percentage) determined as of the date of an Event of Default, whose numerator equals the principal, interest, fees and other Obligations owing to such Lender (including all advances made by such Lender following such Event of Default) plus the amount of such Lender’s and/or such Lender’ Affiliate’s marked-to-market exposure under Specified Hedging Agreements as of such date and whose denominator equals the principal, interest, fees and other Obligations owing to all Lenders (including all advances made by the Lenders following such Event of Default) plus the amount of all Lenders’ and/or such Lenders’ Affiliates’ marked-to-market exposure under Specified Hedging Agreements as of such date.
     “Deposit Account Control Agreement” means an agreement, in form and substance satisfactory to Collateral Agent, among Collateral Agent, Borrower or a Guarantor maintaining a deposit account at any bank, and such bank, which agreement provides that (a) such bank shall comply with instructions originated by Collateral Agent directing disposition of the funds in such deposit account without further consent by Borrower or such Guarantor (as applicable), and (b) such bank shall agree that it shall have no Lien on, or right of setoff against, such deposit account or the contents thereof, other than in respect of commercially reasonable fees and other items expressly consented to by Collateral Agent, and containing such other terms and conditions as Collateral Agent may require, including as to any such agreement pertaining to any Blocked Account, providing that all items received or deposited in such Blocked Account are the property of Collateral Agent, and that such bank shall wire, or otherwise transfer, in immediately available funds, on a daily basis to the Concentration Account, or, in the case of the Concentration Account, to the Collection Account, all funds received or deposited into such Blocked Account.
     “Disqualified Capital Stock” shall mean any Equity Interest (other than Convertible Preferred Stock) which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case at any time prior to the first anniversary of the Maturity Date, or (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations.
     “Documentation Agent” shall have the meaning assigned to such term in the preamble hereto.
     “Documents” shall mean all “documents,” as such term is defined in the UCC as in effect on the date hereof in the State of New York, in which any Person now or hereafter has rights.

     “Dollar Equivalent” shall mean, as to any amount denominated in Canadian Dollars or any other currency as of any date of determination, the amount of Dollars that would be required to purchase the amount of Canadian Dollars or such other currency based upon the spot selling rate at which the Administrative Agent offers to sell Canadian Dollars or such other currency for Dollars in the London foreign exchange market at approximately 11:00 a.m. London time on such date for delivery two (2) Business Days later.
     “Dollars” or “$” shall mean lawful money of the United States.
     “Domestic” shall mean, as to any Person, a Person which is created or organized under the laws of the United States, any of its states or the District of Columbia.
     “Eligible Accounts” shall have the meaning assigned to such term in Section 2.19(a).
     “Eligible Consigned Inventory” shall mean Eligible Inventory of Borrower or Borrowing Base Guarantor on consignment (A) on a location at which the aggregate Cost of such Eligible Inventory is no less than $100,000, (B) with a consignee of Borrower or Borrowing Base Guarantor with respect to which the aggregate Cost of such consigned Eligible Inventory is not less than $500,000, and (C) with respect to which Collateral Agent shall have received, in each case in form and substance satisfactory to Collateral Agent:
     (a) a valid consignment agreement or arrangement which is reasonably satisfactory to Collateral Agent is in place with respect to such Eligible Inventory;
     (b) UCC searches against the consignee in those jurisdictions in which such Eligible Inventory is subject to consignment and the jurisdiction in which the consignee is organized or maintains its principal place of business and such other searches that the Collateral Agent deems necessary or appropriate;
     (c) UCC-1 financing statements between the consignee and the Borrower or Borrowing Base Guarantor, as consignor, in form and substance satisfactory to Collateral Agent, which are duly assigned to Collateral Agent;
     (d) a written notice to any lender to the consignee of the first priority security interest in such Eligible Inventory of Collateral Agent; and
     (e) an agreement in writing, in form and substance satisfactory to Collateral Agent, from the consignee, pursuant to which such consignee, inter alia, acknowledges the first priority security interest of Collateral Agent in such Collateral, agrees to waive any and all claims such consignee may, at any time, have against such Collateral, whether for processing, storage, breach of warranty (with respect to prior purchases) or otherwise, and agrees to permit Collateral Agent access to the premises of such consignee so as to remove such Collateral from such premises and, in the case of any consignee who at any time has custody, control or possession of any Collateral, acknowledges that it holds and will hold possession of the Collateral for the benefit of Collateral Agent and agrees to follow all instructions of Collateral Agent with respect thereto.
     Notwithstanding the foregoing and upon reasonable request of Borrower:

     (1) upon Collateral Agent receiving evidence satisfactory to it that the applicable consignee has no secured creditors that have a claim with respect to such Eligible Inventory, Administrative Agent may in its discretion waive the requirements of clauses (c) and (d) above; provided, however, that such waiver may be revoked by the Administrative Agent at any time upon five Business Days written notice to Borrower; provided, further, that the amount of the Borrowing Base which may be determined on the basis of Eligible Consigned Inventory which is eligible because of Administrative Agent’s waiver pursuant to this subclause (1) of the requirements of clauses (c) and (d) above shall not exceed $10.0 million at any time,
     (2) upon Collateral Agent receiving evidence satisfactory to it that the applicable consignee is a customer of Borrower in the ordinary course of the Borrower’s business, Borrower may, in lieu of entering into an agreement as required by clause (e) above, enter into an agreement with such consignee substantially in the form attached hereto as Exhibit ECI; and
     (3) upon Collateral Agent receiving evidence satisfactory to it that the applicable consignee is both a customer of Borrower in the ordinary course of business and an Investment Grade Account Debtor, the requirements of clauses (b), (c) and (d) above shall be waived; provided, that (i) Borrower will schedule out such Inventory by location in the Borrower Base Certificate and list whether such customer is an Investment Grade Account Debtor and (ii) the aggregate Cost of Eligible Consigned Inventory which is eligible because of the waiver pursuant to this subclause (3) of the requirements of clauses (b), (c) and (d) above shall not exceed $10,000,000 at any time.
     (4) upon Collateral Agent receiving evidence satisfactory to it that the applicable consignee is both a customer of Borrower in the ordinary course of business and an Investment Grade Account Debtor, the requirements of clauses (b), (c), (d) and (e) above shall be waived; provided, that (i) Borrower will schedule out such Inventory by location in the Borrower Base Certificate and list whether such customer is an Investment Grade Account Debtor and (ii) the aggregate Cost of Eligible Consigned Inventory which is eligible because of the waiver pursuant to this subclause (4) of the requirements of clauses (b), (c), (d) and (e) above shall not exceed $20,000,000 at any time.
     “Eligible Equipment” shall mean any Equipment owned by Borrower or Borrowing Base Guarantor which is acceptable to Administrative Agent in its reasonable credit judgment for lending purposes and which, without limiting Administrative Agent’s discretion, meets, and so long as it continues to meet, the following requirements:
     (a) is located at one of the business locations in the United States or Canada of such Persons set forth on Schedule 1.01(e),
     (b) is subject to a valid and perfected first priority lien in favor of Collateral Agent,
     (c) is owned by Borrower or Borrowing Base Guarantor free and clear of all liens and rights of any other Person, except the valid and perfected first priority Lien in favor of Collateral Agent and Permitted Liens, if any, which are subordinated to the Lien of Collateral Agent,
     (d) does not breach any of the representations or warranties pertaining to such property set forth in this Agreement or the other Loan Documents,

     (e) is covered by insurance reasonably acceptable to Collateral Agent,
     (f) is appraised by an independent appraisal or audit firm designated by Collateral Agent and reasonably acceptable to Borrower, and
     (g) is not ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be revised from time to time by Administrative Agent in its reasonable credit judgment to address the results of any audit or appraisal performed by Collateral Agent from time to time after the date hereof.
An item of Equipment shall be excluded from Eligible Equipment if:
     (i) Borrower or Borrowing Base Guarantor does not have good, valid, and marketable title thereto;
     (ii) it is located on real property leased by Borrower or Borrowing Base Guarantor, unless it is subject to a Landlord Lien Waiver and Access Agreement executed by the lessor, or other third party, as the case may be, and unless it is segregated or otherwise separately identifiable from goods of other Persons, if any, stored on the premises;
     (iii) it is damaged, defective or obsolete, or it constitutes furnishings, parts, fixtures or is affixed to Real Property, unless such Equipment is affixed to the Mortgaged Real Property listed on Schedule 1.01(e);
     (iv) Collateral Agent has not received evidence of the property or casualty insurance required by this Agreement with respect to such Equipment;
     (v) it is subject to a lease with any Person (other than a Borrower or a Borrowing Base Guarantor, provided, that the Lien on and security interest in the related lease shall be granted to the Collateral Agent and Collateral Agent shall have received all control agreements and instruments and all actions shall be taken as reasonably requested by the Collateral Agent to perfect the Collateral Agent’s security interest in such lease); or
     (vi) it is located at an owned location subject to a mortgage in favor of a lender other than the Collateral Agent (unless a reasonably satisfactory mortgagee waiver has been delivered to the Collateral Agent) or the removal of which is subject to restrictions relating to financing arrangement, including any industrial revenue bond financing.
     “Eligible Inventory” shall mean, subject to adjustment as set forth in Section 2.19(b), items of Inventory of the Borrower and a Borrowing Base Guarantor.
     “Eligible Real Property” shall mean the Real Properties which (a) are located at (i) 101 Pleasant Valley Boulevard, Altoona, Pennsylvania 16603 (Blair County) owned in fee simple by Borrower, (ii) 1453 South Washington, DuQuoin, Illinois 62832 (Perry County) owned in fee simple by Borrower , (iii) 1381 By-Pass North, Lawrenceburg, Kentucky 40342 (Anderson County) owned in fee simple by Intermediate Holdings, (iv)  Three Carol Drive, Lincoln, Rhode Island 2865 (Town of Lincoln) owned in fee simple by General Cable LLC, (v) Highway 27 West, Malvern, Arkansas 72105 owned in fee simple by Borrower, (vi) P.O. Box 430, US

Highway 80, Marshall, Texas 75688 (Harrison County), owned in fee simple by Borrower, (vii) 4 Tesseneer Drive, Highland Heights, Kentucky 41076, improvements to which are owned by Intermediate Holdings and which is subject to that certain Amended and Restated Ground Lease with Option to Purchase, dated July 26, 1992, between Northern Kentucky University Foundation, Inc., a Kentucky non-profit corporation and General Cable Technologies (by assignments from Holdings), (viii) 345 McGregor Street, Manchester, New Hampshire 03102, owned in fee simple by Borrower, (ix) 1600 West Main Street, Willimantic, Connecticut 06226. owned in fee simple by Borrower, (x) 440 East 8th Street, Marion, Indiana 46953, owned in fee simple by Borrower and (xi) 19 Bobrick Drive, Jackson, Tennessee 38305, owned in fee simple by Borrower or (b) are owned by Borrower or a Borrowing Base Guarantor and designated from time to time by the Administrative Agent as being Eligible Real Property, provided, that with respect to each such parcel of Eligible Real Property, each of the improvements thereon is acceptable to the Administrative Agent in its reasonable credit judgment for lending purposes and each of which, without limiting such reasonable credit judgment, meets, or continues to meet, the following requirements: (i) it is subject to a first priority mortgage or leasehold mortgage and lien in favor of Collateral Agent, (ii) it is owned by the Borrower and applicable Borrowing Base Guarantor free and clear of all liens and rights of any other Person, except the mortgage or leasehold mortgage and lien in favor of Collateral Agent and Permitted Liens which are subordinate to such mortgage liens of the Collateral Agent, (iii) it does not breach any of the representations or warranties pertaining to such property set forth in this Agreement or the other Loan Documents, (iv) it is covered by title insurance with respect to the Lien of Collateral Agent and casualty and property insurance reasonably acceptable to the Collateral Agent, (v) it is appraised by an independent appraisal or audit firm designated by Collateral Agent and reasonably acceptable to Borrower and (vi) it is the subject of an environmental report reasonably acceptable to Collateral Agent.
     “Environment” shall mean ambient air, surface water and groundwater (including, without limitation, potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources, the workplace or as otherwise defined in any Environmental Law.
     “Environmental Claim” shall mean any claim, notice, demand, order, action, suit, proceeding or other communication in each case alleging liability for investigation, remediation, removal, cleanup, response, corrective action, damages to natural resources, personal injury, Property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release in or into the Environment of Hazardous Material at any location or (ii) any violation of Environmental Law, and shall include, without limitation, any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to health, safety, the Environment.
     “Environmental Law” shall mean any and all applicable present and future treaties, laws, statutes, ordinances, regulations, rules, decrees, orders, judgments, consent orders, consent decrees or other binding requirements, and the common law, relating to protection of public health or the Environment, the Release or threatened Release of Hazardous Material, natural resources or natural resource damages, or occupational safety or health.

     “Environmental Permit” shall mean any permit, license, approval, consent or other authorization required by or from a Governmental Authority under Environmental Law.
     “Equipment” shall mean, as to any Person, all of such Person’s now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.
     “Equity Financing” shall mean the offering of Convertible Preferred Stock by Holdings on or prior to the Original Closing Date in an amount not less than $90.0 million and offering of New Common Stock on or prior to the Original Closing Date in an amount of not less than $41.0 million.
     “Equity Financing Documents” shall mean the documents pursuant to which the Convertible Preferred Stock and New Common Stock are issued and all other documents, instruments or agreements executed and delivered with respect to the Convertible Preferred Stock or the New Common Stock.
     “Equity Interest” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on, or issued after, the Original Closing Date, but excluding debt securities convertible or exchangeable into such equity.
     “Equity Issuance” shall mean, without duplication, any issuance or sale after the Original Closing Date of (a) any Equity Interests (including any Equity Interests issued upon exercise of any warrant or option) or any warrants or options to purchase Equity Interests or (b) any other security or instrument representing an Equity Interest (or the right to obtain any Equity Interest) in the issuing or selling Person.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.
     “ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
     “ERISA Event” shall mean (a) any “reportable event,” as such term is defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(d) of the

Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) the incurrence by any Company or any of its ERISA Affiliates of any liability with respect to the withdrawal from any Plan or Multiemployer Plan; (g) the receipt by any Company or its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the making of any amendment to any Plan which could result in the imposition of a lien or the posting of a bond or other security; and (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to any Company.
     “Euro”, “euro” “euros” or “EUR” shall mean the single currency of Participating Member States.
     “Eurodollar Revolving Borrowing” shall mean a Borrowing comprised of Eurodollar Revolving Loans.
     “Eurodollar Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.
     “Event of Default” shall have the meaning assigned to such term in Article VIII.
     “Excess Availability” shall mean, as of any date of determination, (a) the lesser of (i) the Revolving Commitments of all of the Lenders on the date of determination and (ii) the Borrowing Base on the date of determination less (b) all outstanding Loans and LC Exposure on the date of determination less (c) in Collateral Agent’s reasonable discretion, the aggregate amount of all the outstanding and unpaid trade payables and other obligations of Borrower and/or its Borrowing Base Guarantors which are not paid within 60 days past the due date according to their original terms of sale, in each case as of such date of determination less (d) in Collateral Agent’s reasonable discretion, the amount of checks issued by Borrower and/or its Borrowing Base Guarantors to pay trade payables and other obligations which are not paid within 60 days past the due date according to their original terms of sale, in each case as of such date of determination, but which either have not yet been sent or are subject to other arrangements which are expected to delay the prompt presentation of such checks for payment.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     “Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, and (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by Borrower under Section 2.16), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.15(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section 2.15(a) (it being understood and agreed, for the avoidance of doubt, that any withholding tax imposed on a Foreign Lender as a result of a Change in Law or regulation or interpretation thereof occurring after the time such Foreign Lender became a party to this Agreement shall not be an Excluded Tax).
     “Existing ABR Borrowings” shall mean all ABR Borrowings advanced under the Original Credit Agreement, the First Restated Credit Agreement or the Prior Credit Agreement and outstanding on the Closing Date.
     “Existing Eurodollar Revolving Borrowings” shall mean all Eurodollar Revolving Borrowings advanced under the Original Credit Agreement, the First Restated Credit Agreement or the Prior Credit Agreement and outstanding on the Closing Date.
     “Existing Obligations” shall mean the “Obligations”, as defined in the Prior Credit Agreement and outstanding as of the Closing Date.
     “Exiting Lender” shall have the meaning assigned to such term in Article XII.
     “Fair Market Value” shall mean, with respect any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm’s length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.
     “FALV Amortization Factor” shall mean 1 minus a fraction, the numerator of which is the number of calendar quarters elapsed as of any date of determination since March 31, 2008 (but in no event more than 28) and the denominator of which is 28.
     “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.
     “Fee Letter” shall mean that certain letter, dated as of the date hereof, among Borrower and Merrill with respect to certain Fees to be paid from time to time by Borrower to Merrill.

     “Fees” shall mean the Commitment Fees, the Administrative Agent Fees, the Collateral Agent Fees, the LC Participation Fees, the Fronting Fees and any and all fees payable to pursuant to this Agreement or any of the other Loan Documents.
     “Financial Officer” of any Person shall mean the Chief Financial Officer, principal accounting officer, Treasurer or Controller of such Person.
     “FIRREA” shall mean the Federal Institutions Reform, Recovery and Enforcement Act of 1989.
     “First Amendment Date” shall mean June 16, 2006.
     “First Redemption Date” shall mean November 15, 2007.
     “First Restated Credit Agreement” shall mean the Amended and Restated Credit Agreement, dated as of October 22, 2004, among the Borrower and certain parties hereto, as amended, supplemented or otherwise modified prior to the Second Restatement Closing Date.
     “First Restatement Closing Date” shall mean October 22, 2004.
     “Fixed Asset Loan Value” shall mean an amount equal to the sum of (a) the advance rate of 80% of the appraised net orderly liquidation value of the Eligible Equipment of the Person owning such Eligible Equipment plus (b) the advance rate of 60% of the appraised fair market value of the Eligible Real Property of the Person owning such Eligible Real Property. The appraised net orderly liquidation value of Eligible Equipment and the appraised fair market value of Eligible Real Property are set forth on Schedule 1.01(d), as Schedule 1.01(d) may be amended from time to time as provided herein. The Fixed Asset Loan Value of Borrower and each of the Borrowing Base Guarantors as of the Closing Date is $65,660,987. If any Eligible Equipment or Eligible Real Property listed on Schedule 1.01(d) is sold, liquidated or otherwise ceases to be Eligible Equipment or Eligible Real Property, the calculation of the Fixed Asset Loan Value of the Person who owns such Eligible Equipment or Eligible Real Property shall be reduced by 80% of the appraised net orderly liquidation value of such Eligible Equipment or 60% of the appraised fair market value of such Eligible Real Property and such Eligible Equipment and Eligible Real Property shall be deleted from Schedule 1.01(d) and Collateral Agent shall correspondingly amend Schedule 1.01(d) without any further action of any party hereto. At the request of Borrower, the Administrative Agent may consider adding Eligible Equipment and/or Eligible Real Property to Schedule 1.01(d), and if the Administrative Agent determines that the requested Eligible Equipment and Eligible Real Property is to be added to Schedule 1.01(d), then, upon completion of appraisals satisfactory to Administrative Agent conducted at Borrower’s cost and expense, the appraised net orderly net orderly liquidation value of any additional Eligible Equipment or the appraised fair market value of any additional Eligible Real Property shall be included in the calculation of the Fixed Asset Loan Value of the Person who owns such Eligible Equipment or Eligible Real Property and such Eligible Equipment and Eligible Real Property shall be added to Schedule 1.01(d) and Administrative Agent shall correspondingly amend Schedule 1.01(d) without any further action of any party hereto.
     “Fixed Rate Senior Unsecured Notes” shall mean Holdings’ 7.125% Senior Fixed Rate Notes due 2017 issued pursuant to the Senior Unsecured Note Indenture and any registered notes issued by Holdings in exchange therefor pursuant to the Senior Unsecured Note Indenture, as contemplated by the registration rights agreement entered into in connection with the issuance of such Fixed Rate Senior Unsecured Notes, with substantially identical terms as such Fixed Rate Senior Unsecured Notes.
     “Floating Rate Senior Unsecured Notes” shall mean Holdings’ Senior Floating Rate Notes due 2015 issued pursuant to the Senior Unsecured Note Indenture and any registered notes issued by Holdings in exchange therefor pursuant to the Senior Unsecured Note Indenture, as contemplated by the registration rights agreement entered into in connection with the issuance of such Floating Rate Senior Unsecured Notes, with substantially identical terms as such Fixed Rate Senior Unsecured Notes.
     “Foreign” shall mean, as to any Person, a Person which is not created or organized under the laws of the United States, any of its States or the District of Columbia, or Canada, or any Province thereof.
     “Foreign Credit Lines” shall mean any and all committed or uncommitted credit lines and invoice, commercial paper or draft discounting and other similar credit facilities of Foreign Subsidiaries from banks or other financial institutions which are currently or may in the future become available for such Foreign Subsidiaries, other than any such lines or facilities the utilization of which require that the relevant Foreign Subsidiaries satisfy conditions which cannot currently be met; the amount of any Foreign Credit Line shall refer to the maximum amount that can currently be outstanding to the respective Foreign Subsidiaries under such lines or facilities, including, without limitation, the face amount of letters of credit and contingent obligations with respect to guaranties and similar obligations issued in relation or pursuant thereto.
     “Foreign Guaranty” shall mean the Canadian Guaranty.
     “Foreign Lender” shall mean any Lender that is not, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or entity treated as a corporation created or organized in or under the laws of the United States, or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States Persons have the authority to control all substantial decisions of such trust.
     “Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Foreign Company with respect to employees employed outside the United States.
     “Foreign Pledge Agreements” shall mean those certain agreements, dated as of the Original Closing Date or the Closing Date, as the case may be, (a) by Intermediate Holdings pledging 65% of Equity Interests in General Cable Investments, SGPS SA, governed by Madeira law, (b) by Borrower pledging 65% of Equity Interests in General Cable Holdings de Mexico SA de CV, governed by Mexican law, (c) by Intermediate Holdings pledging 65% of Equity Interests in General Cable Holdings (Spain) SRL, governed by Spanish law and (d) by Intermediate Holdings pledging 65% of the Equity Interests in  PD Cahosa, governed by

Panamanian law; in each case in favor of the Collateral Agent and in each case as the same may from time to time be modified, amended, extended or reaffirmed in accordance with the terms hereof and with the consent of Collateral Agent.
     “Fronting Fees” shall have the meaning assigned to such term in Section 2.05(c).
     “GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis.
     “GCC Brazil Closing Date Intercompany Debt” shall mean the unsecured Indebtedness owing by General Cable Brazil Holdings to Intermediate Holdings arising due to intercompany loans and advances made by Intermediate Holdings to General Cable Brazil Holdings on or about the Closing Date, the proceeds of which loans and advances will be used by General Cable Brazil Holdings on the Closing Date to fund that portion of the purchase price for the Closing Date Acquisition attributable to the entities that will be purchased by General Cable Brazil Holdings pursuant to the Closing Date Acquisition Transactions.
     “GCC Spain Closing Date Intercompany Debt” shall mean the unsecured Indebtedness owing by General Cable Spain Holdings to Intermediate Holdings arising due to intercompany loans and advances made by Intermediate Holdings to General Cable Spain Holdings on or about the Closing Date, the proceeds of which loans and advances are used by General Cable Spain Holdings and/or its Subsidiaries on the Closing Date to fund that portion of the purchase price for the Closing Date Acquisition attributable to the entities that will be purchased by General Cable Spain Holdings pursuant to the Closing Date Acquisition Transactions.
     “GCC Spain Intercompany Debt” shall mean the unsecured Indebtedness owing by General Cable Spain Holdings to one or more Loan Parties incurred prior to the Closing Date and remaining outstanding as of the Closing Date.
     “GC Global Holdings” shall mean GC Global Holdings, Inc., a Delaware corporation.
     “General Cable Brazil Holdings” shall mean General Cable Brasil Participacoes Ltda, an entity organized under the laws of Brazil.
     “General Cable Canada” shall mean General Cable Company, a Nova Scotia corporation.
     “General Cable LLC” shall mean General Cable Industries, LLC, a Delaware limited liability company.
     “General Cable Minority Shareholder Maintenance Investment” shall mean an Investment consisting of a capital contribution by General Cable Overseas Holdings or GC Global Holdings in any Foreign Subsidiary of Holdings in which General Cable Overseas Holdings or GC Global Holdings holds any Equity Interests (any such Foreign Subsidiary of Holdings, an “Overseas/GC Global Entity”) that is (x) made contemporaneously with an Investment in such Overseas/GC Global Entity by another Company that is permitted under this Agreement which, but for such Investments by General Cable Overseas Holdings or GC Global Holdings (as applicable), would result in a decrease in the percentage equity ownership of

General Cable Overseas Holdings or GC Global Holdings (as applicable) in such Overseas/GC Global Entity and (y) limited to such amount as is necessary to maintain (but not increase) the percentage equity ownership of General Cable Overseas Holdings or GC Global Holdings (as applicable) in such Overseas/GC Global Entity as in effect immediately prior to such Investments.
     “General Cable Overseas Holdings” shall mean General Cable Overseas Holdings LLC, a Delaware limited liability company.
     “General Cable Spain” shall mean Grupo General Cable Sistemas, S.A., a Spanish corporation.
     “General Cable Spain Holdings” shall mean General Cable Holdings (Spain), SRL, a Spanish limited liability company.
     “General Cable Technologies” shall mean General Cable Technologies Corporation, a Delaware corporation.
     “General Cable Texas” shall mean General Cable Texas Operations L.P., a Delaware limited partnership.
     “Governmental Authority” shall mean any federal, state, local or foreign court, central bank or governmental agency, authority, instrumentality or regulatory body.
     “Governmental Real Property Disclosure Requirements” shall mean any Requirement of Law of any Governmental Authority requiring notification of the buyer, lessee, mortgagee, assignee or other transferee of any Real Property, facility, establishment or business, or notification, registration or filing to or with any Governmental Authority, in connection with the sale, lease, mortgage, assignment or other transfer (including, without limitation, any transfer of control) of any Real Property, facility, establishment or business, of the actual or threatened presence or Release in or into the Environment, or the use, disposal or handling of Hazardous Material on, at, under or near the Real Property, facility, establishment or business to be sold, leased, mortgaged, assigned or transferred.
     “Guaranteed Obligations” shall have the meaning assigned to such term in Section 7.01.
     “Guarantees” shall mean the guarantees issued pursuant to Article VII and Foreign Guaranties.
     “Guarantor” shall mean each Borrowing Base Guarantor, each Domestic Subsidiary listed on Schedule 1.01(c), General Cable Canada Ltd., an Ontario corporation, and each other Subsidiary that is or becomes a party to this Agreement pursuant to Section 5.11.
     “Hazardous Materials” shall mean the following: hazardous substances; hazardous wastes; polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof; and any other pollutant or contaminant or hazardous, toxic or dangerous chemicals, wastes, materials, compounds, constituents or substances, as all such terms are used in their broadest sense and defined by or under any Environmental Laws.
     “Hedging Agreement” shall mean any Interest Rate Protection Agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.
     “Hedging Reserve” shall mean a Reserve determined by the Collateral Agent in its reasonable credit judgment and giving effect to the aggregate amount owing by Borrower or the applicable Borrowing Base Guarantor to a counterparty to a Specified Hedging Agreement, less the amount such counter-party owes Borrower or the applicable Borrowing Base Guarantor, as applicable, thereunder, less the aggregate amount of Property pledged to cash collateralize such obligation (other than the Collateral granted under the Loan Documents), in each case based on a mark-to-market analysis and with due regard to recent market volatility as of the last Business Day of the month (or if not available, the nearest prior Business Day for which such evaluation is available).
     “Holding Companies” shall mean Holdings, Intermediate Holdings, General Cable Overseas Holdings and GC Global Holdings.
     “Holdings” shall mean General Cable Corporation, a Delaware corporation.
     “Immaterial First-Tier Foreign Subsidiary” shall mean each Foreign Company (other than the Borrowing Base Guarantors and PD Cahosa) which is owned directly by a Loan Party and with respect to which each of the following is satisfied (a) the aggregate sales of such Company (together with the sales of each of its Subsidiaries) (net, in each case, of sales to other Companies) does not exceed the Dollar Equivalent of $30.0 million in any calendar year and during the period of twelve consecutive months most recently ended prior to such Company being designated as an Immaterial First-Tier Foreign Subsidiary, and (b) the book value of the tangible assets of such Company (together with the book value of the tangible assets of each of its Subsidiaries) does not exceed the Dollar Equivalent of $15.0 million, in each case that has been designated as such by the Borrower in a written notice delivered to the Administrative Agent (or, on the Closing Date, listed on Schedule IFTFS) other than any such Company as to which the Borrower has revoked such designation by written notice to the Administrative Agent.
     “Immaterial Company” shall mean each Company (other than Borrower and the Borrowing Base Guarantors) with respect to which the book value of its tangible assets does not exceed the Dollar Equivalent of $10.0 million, in each case that has been designated as such by the Borrower in a written notice delivered to the Administrative Agent (or, on the Closing Date, listed on Schedule IC) other than any such Company as to which the Borrower has revoked such designation by written notice to the Administrative Agent.
     “Incorporated Borrowing Base” shall mean at any time, for each Borrowing Base Guarantor, subject to adjustment as provided in Section 2.19, an amount equal to the lesser of :
     (a) the sum of, without duplication:

          (i) the book value of Eligible Accounts of such Borrowing Base Guarantor multiplied by the advance rate of 85%, plus
          (ii) the lesser of (A) the advance rate of 60% of the Cost of Eligible Inventory of such Borrowing Base Guarantor, or (B)  the advance rate of 85% of the Net Recovery Cost Percentage multiplied by the Cost of Eligible Inventory of such Borrowing Base Guarantor, plus
          (iii) if and to the extent Borrower’s Fixed Asset Loan Value included in the Borrowing Base is less than $60.0 million, the Fixed Asset Loan Value of such Borrowing Base Guarantor multiplied by the FALV Amortization Factor; provided, that the aggregate of the Fixed Asset Loan Values of Borrower and the Borrowing Base Guarantors included in the Borrowing Base shall in no event exceed $60.0 million, minus
          (iv) in the case of the Incorporated Borrowing Base of General Cable Canada, the Canadian Priority Payment Reserve, or
     (b) with respect to all Borrowing Base Guarantors except for Holdings, Intermediate Holdings, General Cable Canada, General Cable LLC and General Cable Texas, the applicable Borrowing Base Guarantor Intercompany Loan Account.
     “Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or advances; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person upon which interest charges are customarily paid or accrued; (d) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person; (e) all obligations of such Person issued or assumed as the deferred purchase price of Property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms and not overdue by more than 90 days); (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; (g) all Capital Lease Obligations, Purchase Money Obligations and synthetic lease obligations of such Person; (h) all obligations of such Person in respect of Hedging Agreements to the extent required to be reflected on a balance sheet of such Person; (i) all Attributable Indebtedness of such Person; (j) all obligations for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions; and (k) all Contingent Obligations of such Person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) above. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that terms of such Indebtedness provide that such Person is not liable therefor. For the avoidance of doubt, the reclassification of the Convertible Preferred Stock pursuant to SFAS 150 or otherwise in accordance with GAAP shall not be deemed to be Indebtedness hereunder.
     “Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

     “Indemnitee” shall have the meaning assigned to such term in Section 11.03(b).
     “Induced Conversion Payments” shall mean, with respect to Convertible Preferred Stock, (a) cash premium, (b) cash payments made in lieu of issuing any fractional shares of the common stock of Holdings, (c) Restricted Payments with respect to Convertible Preferred Stock of Holdings for the portion of the quarterly dividend period commencing with the date of the Restricted Payments with respect to such Convertible Preferred Stock made for the most recent quarter dividend period and ending on the date of the conversion referred to below and (d) related fees and expenses, in each case to be paid by Holdings to the holders of its Convertible Preferred Stock as an inducement to such holders to elect to convert such Convertible Preferred Stock into shares of the common stock of Holdings after the First Amendment Date but prior to November 24, 2008, which is the earliest date on which Holdings may redeem such Convertible Preferred Stock.
     “Induced Repurchase Payments” shall mean, with respect to Qualified Senior Notes, (a) cash premium, and (b) related fees and expenses, in each case to be paid by Holdings to the holders of its Qualified Senior Notes to obtain their consents to the amendments to the Qualified Senior Note Indenture and to Holdings’ purchase, retirement or other acquisition for value of the Qualified Senior Notes after the Second Amendment Date as further described in the Senior Unsecured Notes Offering Circular, provided that the aggregate amount of such cash premiums referred to in clause (a) of this definition shall not exceed $30.0 million; provided, further, that the aggregate amount of such related fees and expenses referred to in clause (b) of this definition shall not exceed $10.0 million.
     “Information” shall have the meaning assigned to such term in Section 11.12.
     “Instruments” shall mean all “instruments,” as such term is defined in the UCC as in effect on the date hereof in the State of New York, in which any Person now or hereafter has rights.
     “Intellectual Property” shall have the meaning assigned to such term in Section 3.05(c).
     “Intercompany Agreements” shall mean the agreements listed on Schedule 1.01(f), each as in effect on the Original Closing Date.
     “Interest Election Request” shall mean a request by Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08(b), substantially in the form of Exhibit D.
     “Interest Payment Date” shall mean (a) with respect to any ABR Revolving Loan, the last day of each March, June, September and December during the period that such Revolving Loan is outstanding and the Maturity Date of such Revolving Loan, (b) with respect to any Eurodollar Revolving Loan, the last day of the Interest Period applicable to the Borrowing of which such Revolving Loan is a part and, in the case of a Eurodollar Revolving Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Swingline Loan is required to be repaid.

     “Interest Period” shall mean, with respect to any Eurodollar Revolving Borrowing, the period commencing on the date of such Revolving Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six (or twelve, if available to all of the Lenders) months thereafter, as Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Revolving Borrowing initially shall be the date on which such Revolving Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Revolving Borrowing; provided, however, that an Interest Period shall be limited to one month to the extent required under Section 2.03(e).
     “Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement entered into by Holdings, Borrower or any of their Subsidiaries.
     “Intermediate Holdings” shall mean GK Technologies, Incorporated, a New Jersey corporation.
     “Inventory” shall mean all “inventory,” as such term is defined in the UCC as in effect on the date hereof in the State of New York, wherever located, in which any Person now or hereafter has rights.
     “Inventory Appraisal” shall mean (a) on the Original Closing Date, the report prepared by DoveBid Valuation Services, Inc. dated October 27, 2003 and (b) thereafter, the most recent inventory appraisal conducted by an independent appraisal firm designated by Collateral Agent and reasonably acceptable to Borrower and delivered pursuant to Section 9.02 hereof.
     “Investment Grade Account Debtor” means an Account Debtor whose unsecured long term debt is rated “BBB-” or better by Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. and “Baa3” or better by Moody’s Investor’s Services, Inc.
     “Investments” shall have the meaning assigned to such term in Section 6.04.
     “Issuing Bank” shall mean, as the context may require, (a) Merrill Lynch Bank with respect to Letters of Credit issued by it, (b) any other Lender that may become an Issuing Bank pursuant to Section 2.18(i), with respect to Letters of Credit issued by such Lender; or (c) collectively, all of the foregoing.
     “ITA” shall mean the Income Tax Act (Canada) as the same may, from time to time, be in effect.
     “Joinder Agreement” shall mean that certain joinder agreement substantially in the form of Exhibit E.

     “Joint Venture” means a Person in which one or more Persons other than any Company own 50% or more of Equity Interests.
     “Judgment Currency” shall have the meaning assigned to such term in Section 11.16(a).
     “Landlord Lien Waiver and Access Agreement” shall mean the Landlord Lien Waiver and Access Agreement, substantially in the form of Exhibit F.
     “LC Commitment” shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.18.
     “LC Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.
     “LC Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all LC Disbursements that have not yet been reimbursed at such time. The LC Exposure of any Revolving Lender at any time shall mean its Pro Rata Percentage of the aggregate LC Exposure at such time.
     “LC Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).
     “LC Request” shall mean a request by Borrower in accordance with the terms of Section 2.18(b) and substantially in the form of Exhibit A-3, or such other form as shall be approved by the Administrative Agent.
     “Leases” shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.
     “Lender Addendum” shall mean with respect to any Lender on the Closing Date, a Lender Addendum in the form of Exhibit A-4¸ executed and delivered by such Lender on the Closing Date, as provided in Section 11.14.
     “Lender Affiliate” shall mean with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such advisor.
     “Lenders” shall mean (a) the financial institutions that have become a party hereto pursuant to a Lender Addendum (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance. Unless the context clearly indicates otherwise, the term “Lenders” shall include the Swingline Lender.

     “Letter of Credit” shall mean any (i) Standby Letter of Credit and (ii) Commercial Letter of Credit, in each case, issued or to be issued by an Issuing Bank for the account of Borrower pursuant to Section 2.18 of this Agreement or pursuant to Section 2.18 of the Original Credit Agreement, the First Restated Credit Agreement or the Prior Credit Agreement.
     “Letter of Credit Expiration Date” shall mean the date which is ten Business Days prior to the Maturity Date.
     “LIBOR Rate” shall mean, with respect to any Eurodollar Revolving Borrowing for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the rate of interest which is identified and normally published by Bloomberg Professional Service Page BBAM 1 as the offered rate for loans in United States dollars for the applicable Interest Period under the caption British Bankers Association LIBOR Rates as of 11:00 a.m. (London time), on the second full Business Day next preceding the first day of such Interest Period. If Bloomberg Professional Service no longer reports the LIBOR Rate or if such index no longer exists or if Page BBAM 1 no longer exists, the Administrative Agent may select a reasonably comparable replacement index or replacement page, as the case may be.
     “Lien” shall mean, with respect to any Property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind, any other type of preferential arrangement in respect of such Property or any filing of any financing statement under the UCC or any other similar notice of Lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such Property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
     “Line Reserve” shall mean a reserve established against the Commitments to reflect the amount of the Commitments which are not available to the Borrower due to the establishment of a Reinvestment Reserve.
     “Loan Documents” shall mean this Agreement, any Borrowing Base Certificate, the Letters of Credit, the Notes (if any), the Security Documents, the Fee Letter and each Specified Hedging Agreement entered into with any counterparty that was a Lender or an Affiliate of a Lender at the time such Hedging Agreement was entered into.
     “Loan Parties” shall mean Borrower and Guarantors.
     “Loans” shall mean advances made to or at the instructions of Borrower pursuant to Article II hereof or pursuant to Article II of the Prior Credit Agreement and may constitute a Revolving Loan or a Swingline Loan.
     “Margin Stock” shall have the meaning assigned to such term in Regulation U.

     “Material Adverse Effect” shall mean (a) a material adverse effect on the business, Property, results of operations, prospects or condition, financial or otherwise, or material agreements of Borrower and the Subsidiaries, taken as a whole; (b) material impairment of the ability of any Borrower, Borrowing Base Guarantor or any other Guarantor that is not a Holding Company or an Immaterial Company to fully and timely perform any of their obligations under any Loan Document, (c) material impairment of the ability of any Guarantor other than Guarantors described in clause (b) above to fully and timely perform any of their obligations under any Security Document; (d) material impairment of the ability of Guarantors other than Guarantors described in clause (b) above, when such Guarantors are taken as a whole, to fully and timely perform any of their obligations under any Guarantees; (e) material impairment of the rights of or benefits or remedies available to the Lenders or the Collateral Agent under any Loan Document; or (f) a material adverse effect on the Collateral or the Liens in favor of the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral or the priority of such Liens.
     “Material Indebtedness” shall mean Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any Loan Party evidencing an aggregate outstanding principal amount exceeding $10.0 million. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of such Loan Party in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party would be required to pay if such Hedging Agreement were terminated at such time.
     “Maturity Date” shall mean July 16, 2012.
     “Maximum Rate” shall have the meaning assigned to such term in Section 11.13.
     “Merrill” shall have the meaning assigned to such term in the preamble hereto.
     “Mortgage” shall mean an agreement, including, but not limited to, a mortgage, deed of trust or any other document, creating and evidencing a Lien on a Mortgaged Real Property, which shall be in substantially in the form of Exhibit G, with such schedules and including such provisions as shall be necessary to conform such document to applicable local or foreign law or as shall be customary under applicable local or foreign law, as the same may from time to time be modified, amended, extended or reaffirmed in accordance with the terms hereof and with the consent of Collateral Agent.
     “Mortgaged Real Property” shall mean (a) each Real Property identified on Schedule 1.01(a) hereto and (b) each Real Property, if any, which shall be subject to a Mortgage delivered after the Original Closing Date pursuant to Section 5.11(d) or pursuant to Section 5.11(d) of the Original Credit Agreement or the Prior Credit Agreement.
     “Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which any Company or any ERISA Affiliate is then making or accruing an obligation to make contributions; (b) to which any Company or any ERISA Affiliate has within the preceding five plan years made contributions; or (c) with respect to which any Company could incur liability.

     “Net Cash Proceeds” shall mean:
     (a) with respect to any Asset Sale, the cash proceeds received by any Loan Party (including cash proceeds subsequently received (as and when received by any Loan Party) in respect of noncash consideration initially received) net of (i) selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and Borrower’s good faith estimate of income taxes paid or payable in connection with such sale); (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale (provided, that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (iii) Borrower’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the assets sold within 90 days of such Asset Sale (provided, that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 90 days of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds); and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by a senior Lien on the asset sold in such Asset Sale and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset);
     (b) with respect to any Debt Issuance, the cash proceeds thereof, net of customary fees (including discounts to underwriters), commissions, costs and other expenses incurred in connection therewith; and
     (c) with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof, net of all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event and net of amounts which are secured by any senior Lien (to the extent such Liens constitute Permitted Lien hereunder) on the applicable Property and which is paid with such proceeds.
     “New Common Stock” shall mean up to 5,807,500 shares of common stock of Holdings, par value $0.01 per share (of which 5,050,000 are issued on the Original Closing Date).
     “Net Recovery Cost Percentage” shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the recovery on the aggregate amount of the Inventory at such time on a “net orderly liquidation value” basis as set forth in the most recent Inventory Appraisal received by Collateral Agent in accordance with Section 9.02, net of operating expenses, liquidation expenses and commissions reasonably anticipated in the disposition of such assets, and (b) the denominator of which is the original Cost of the aggregate amount of the Inventory subject to appraisal.
     “Notes” shall mean any notes evidencing the Revolving Loans or Swingline Loans issued pursuant to this Agreement, if any, substantially in the form of Exhibit H-1 or H-2, as the case may be.

     “Obligation Currency” shall have the meaning assigned to such term in Section 11.16(a).
     “Obligations” shall mean Existing Obligations and (a) obligations of Borrower and any and all of the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by Borrower and any and all of the other Loan Parties under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Borrower and any and all of the other Loan Parties under this Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of Borrower and each Loan Party under or pursuant to this Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all obligations of Borrower and any and all of the other Loan Parties under each Specified Hedging Agreement entered into with any counterparty that is a Lender or an Affiliate of a Lender or was a Lender or an Affiliate of a Lender at the time such Specified Hedging Agreement was entered into, and (d) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to any Lender, any Affiliate of a Lender, the Administrative Agent or the Collateral Agent arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfer of funds.
     “Officers’ Certificate” shall mean a certificate executed by the Chairman of the Board (if an officer), the Chief Executive Officer, the President, one of the Financial Officers, each in his or her official (and not individual) capacity.
     “Original Closing Date” shall mean November 24, 2003.
     “Original Closing Date Transactions” shall mean, collectively, the transactions to occur on or prior to the Original Closing Date pursuant to the Original Closing Date Transaction Documents, including (a) the execution and delivery of the Original Credit Agreement and the related loan documents and the initial borrowings thereunder; (b) the Refinancing; (c) the Equity Financing; (d) the execution and delivery of the Qualified Senior Note Documents and the financing contemplated thereunder; and (e) the payment of all fees and expenses to be paid on or prior to the Original Closing Date and owing in connection with the foregoing.
     “Original Closing Date Transaction Documents” shall mean the Equity Financing Documents, Qualified Senior Note Documents, and the Original Credit Agreement and the related loan documents.

     “Original Credit Agreement” shall mean the Credit Agreement, dated as of November 24, 2003, among the Borrower and certain parties hereto, as amended, supplemented or otherwise modified prior to the First Restatement Closing Date.
     “Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or Property taxes, charges or similar levies (including interest, fines, penalties and additions to tax) arising from any payment made or required to be made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.
     “Overadvance” shall have the meaning assigned to such term in Section 10.10.
     “Ozark Account(s)” shall mean those certain Account(s) with Ozark Auto Purchasing LLC as the Account Debtor owing to Borrower, any other Borrowing Base Guarantor, or any Subsidiary thereof.
     “Participant” shall have the meaning assigned to such term in Section 11.04(e).
     “Participating Member State” shall mean any member state which adopts the euro unit of the single currency pursuant to the Treaty.
     “Payment Account” means the account specified on the signature pages hereof into which all payments by or on behalf of the Borrower to the Administrative Agent under this Agreement shall be made, or such other account as the Administrative Agent shall from time to time specify by notice to the Borrower.
     “PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
     “PD Africa” shall mean Phelps Dodge Africa Cable Corporation, a Delaware corporation.
     “PD Cahosa” shall mean Cahosa, SA, an entity organized under the laws of Panama.
     “PD International” shall mean Phelps Dodge International Corporation, a Delaware corporation.
     “PD National Cables” shall mean Phelps Dodge National Cables Corporation, an Delaware corporation.
     “PD South Africa” shall mean National Cables (Pty) Ltd., an entity organized under the laws of South Africa.
     “PD Suzhou Holdings” shall mean Phelps Dodge Suzhou Holdings, Inc., an entity organized under the laws of the Cayman Islands.
     “PD Thailand” shall mean Phelps Dodge Thailand Limited, an entity organized under the laws of Thailand.

     “PD Wire & Cable” shall mean PD Wire & Cable Sales Corporation, a Delaware corporation.
     “PD Zambia Metal Fabricators” shall mean Metal Fabricators of Zambia Limited, an entity organized under the laws of Zambia
     “Perfection Certificate” shall mean a certificate in the form of Exhibit I-1 or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.
     “Perfection Certificate Supplement” shall mean a certificate supplement in the form of Exhibit I-2 or any other form approved by the Collateral Agent.
     “Permitted Acquisition” shall mean Permitted Loan Funded Acquisition, Permitted Non-Loan Funded Acquisition, or either of them.
     “Permitted Asset Sale” shall mean, any Asset Sale made, directly or indirectly, by Borrower or any Loan Party which meets each of the following conditions:
     (a) no Default then exists or would result therefrom;
     (b) Borrower or such Loan Party, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of;
     (c) at least 75% of such consideration received by Borrower or such Loan Party consists of (i) cash or Cash Equivalents, (ii) assets (other than securities) to be used in a business of a same or substantially similar type as that conducted by Borrower and the Subsidiaries on the Original Closing Date or (iii) a combination of cash, Cash Equivalents and such assets described in clause (c)(ii) above; and
     (d) in the case of any Permitted Asset Sale made by any Domestic and Canadian Loan Party, the Collateral Agent has reasonably determined the Fixed Asset Loan Value of any assets included in the Borrowing Base being sold and made the appropriate adjustments to the Borrowing Base to reflect such Asset Sale and following such adjustment, Borrower is in compliance with Section 6.08(c).
     “Permitted Fixed Asset Exchange” shall mean, with respect to any Equipment or Real Property (the “Relinquished Fixed Asset”) of any Company, an exchange by such Company, in a transaction or series of related transactions simultaneously or substantially simultaneously consummated, of the Relinquished Fixed Asset for one or more items of Equipment or Real Property (the “Replaced Fixed Asset”) of any Person which is useful in the conduct of such Company’s business and which meets each of the following conditions:
     (a) no Default then exists or would result therefrom;
     (b) is an exchange consummated pursuant to agreements, instruments and documents which are submitted for review to the Collateral Agent and the Administrative

Agent no less than ten (10) Business Days prior to the consummation of such exchange and which are reasonably satisfactory in the reasonable credit judgment of the Administrative Agent as to form and substance;
     (c) is an exchange of a Relinquished Fixed Asset located in the United States or Canada owned by a Domestic or Canadian Company for Replaced Fixed Assets located in the United States or Canada or is an exchange of a Relinquished Fixed Asset located outside the United State and Canada owned by a Foreign Company for Replaced Fixed Assets located outside the United States or Canada;
     (d) is an exchange of a Relinquished Fixed Asset the Exchange Fair Market Value of which, when added to the Exchange Fair Market Value of all Relinquished Fixed Assets exchanged in Permitted Fixed Asset Exchanges since the Original Closing Date, does not exceed the U.S. Dollar Equivalent of $75.0 million in the aggregate;
     (e) the Borrower shall have certified to the Collateral Agent and the Administration Agent the Exchange Fair Market Values of both the Relinquished Fixed Assets and the Replaced Fixed Assets; and
     (f) if a Relinquished Fixed Asset is a part of the Collateral, it shall be exchanged for Replaced Fixed Assets with respect to which, at the closing of any Permitted Fixed Asset Exchange, the Collateral Agent will be granted a first priority perfected Lien (subject to Permitted Liens under Sections 6.02(a), (b), (d) and (g)) pursuant to such documents and by such actions being taken as may be reasonably required by the Collateral Agent, and if a Relinquished Fixed Asset is Eligible Equipment or Eligible Real Property, (i) the Replaced Fixed Assets shall also constitute Eligible Equipment or Eligible Real Property, as the case may be, as determined by the Collateral Agent in the Collateral Agent’s reasonable credit judgment and (ii) the Collateral Agent shall determine the Fixed Asset Loan Value of the Replaced Fixed Asset (including any Reserves which will be associated therewith) and the Fixed Asset Loan Value of the Relinquished Fixed Assets;
provided, however, that to the extent (A) the Exchange Fair Market Value of the Replaced Fixed Assets is less than the Exchange Fair Market Value of the Relinquished Fixed Assets and/or (B) the Fixed Asset Loan Value of the Replaced Fixed Assets (after giving effect to any Reserves which will be associated therewith) determined under clause (f)(ii) above is less than the Fixed Asset Loan Value of the Relinquished Fixed Assets determined under clause (f)(ii) above (after giving effect to any Reserves to be released as a result of the disposition of such Property), Borrower shall immediately prepay the Obligations (without reduction in Commitments) in the amount equal to the greater of the difference obtained in clause (A) or clause (B) of this proviso as if such amount constituted Net Cash Proceeds of an Asset Sale.
     For the purposes of this definition, “Exchange Fair Market Value” shall mean Fair Market Value; provided, however, that the Fair Market Value of any Relinquished Fixed Asset or any Replaced Fixed Asset in excess of $1.0 million but less than $5.0 million shall be determined conclusively by the board of directors of Borrower (or a duly authorized committee thereof) acting in good faith and shall be evidenced by a resolution of such board of directors delivered to the Administrative Agent and the Collateral Agent; and provided, further, however, that the Fair Market Value of any Relinquished Fixed Asset or any Replaced Fixed Asset in excess of $5.0 million shall be determined by the board of directors of the Borrower as provided in the immediately preceding proviso, whose determination, however, shall not be conclusive but which shall be supported by an appraisal as may be requested the Collateral Agent or the Administrative Agent, at the expense of the Borrower, by an independent, third-party appraiser designated by the Collateral Agent and reasonably acceptable to the Borrower.
     “Permitted Liens” shall have the meaning assigned to such term in Section 6.02.
     “Permitted Loan Funded Acquisition” shall mean, with respect to Borrower or any Borrowing Base Guarantor other than Holdings or Intermediate Holdings, any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the Property of any other Person, or of any business, product line or division of any other Person; (b) acquisition of in excess of 50% of the Equity Interests of any other Person, or otherwise causing any other Person to become a Subsidiary of such Person; or (c) merger or consolidation or any other combination with any other Person (so long as the Borrower or a Borrowing Base Guarantor is the surviving entity), if each of the following conditions are met, as reasonably determined by the Administrative Agent:
     (i) no Default then exists or would result therefrom;
     (ii) after giving effect to such acquisition on a Pro Forma Basis, (A) Borrower shall be in compliance with the financial covenant set forth in Section 6.08 (to the extent such covenant is then applicable) as of the most recent Test Period (assuming, for purposes of Section 6.08, that such acquisition, and all other Permitted Loan Funded Acquisitions consummated since the first day of the relevant Test Period for the financial covenant set forth in Section 6.08 ending on or prior to the date of such acquisition, had occurred on the first day of such relevant Test Period), (B) the Companies can reasonably be expected to remain in compliance with such covenant through the Maturity Date and to have sufficient cash liquidity to conduct their business and pay their respective debts and other liabilities as they come due and (C) average daily Excess Availability for the 90-day period preceding the consummation of such acquisition would have exceeded $75.0 million on a Pro Forma Basis (after giving effect to such acquisition and the Revolving Loans funded in connection therewith as if made on the first day of such period) and the projections in connection with the proposed acquisition (based upon historical financial data of a recent date reasonably satisfactory to Administrative Agent, taking into account the proposed acquisition) shall reflect that average daily Excess Availability of $75.0 million shall continue for at least 90 days after the consummation of such acquisition;
     (iii) no Company shall, in connection with any such acquisition, assume or remain liable with respect to any Indebtedness or other liability (including any material tax or ERISA liability) of the related seller, except (A) to the extent permitted under Section 6.01, and (B) obligations of the seller incurred in the ordinary course of business and necessary or desirable to the continued operation of the underlying properties, and any other such liabilities or obligations not permitted to be assumed or otherwise supported by any Company hereunder shall be paid in full or released as to the assets being so acquired on or before the consummation of such acquisition;
     (iv) the acquired Person shall be engaged in a business of a same or substantially similar type as that conducted by Borrower and the Subsidiaries on the Original Closing Date and the Property acquired in connection with any such acquisition shall be made subject to the Lien of the Security Documents and shall be free and clear of any Liens, other than Permitted Liens;
     (v) Collateral Agent shall have received (except with respect to asset acquisitions and acquisitions of Foreign Persons) the Joinder Agreement from the acquired Person, joinder agreement to the Security Documents in the form annexed thereto and such other supplemental agreements, blocked account agreements and other agreements, instruments and documents in connection therewith as reasonably requested by the Collateral Agent together with all opinions, certificates, lien search results and other documents, agreements, instruments and reasonably requested by the Collateral Agent, all in form and substance reasonably satisfactory to the Collateral Agent;
     (vi) the board of directors or other similar governing body of the acquired Person shall not have indicated publicly its opposition to the consummation of such acquisition;
     (vii) with respect to any acquisition involving Acquisition Consideration of more than $25.0 million, Borrower shall have provided the Administrative Agent and the Lenders with (A) historical financial statements for the last three fiscal years of the Person or business to be acquired (audited if available without undue cost or delay) and unaudited financial statements thereof for the most recent interim period which are available, (B) reasonably detailed projections for the succeeding year pertaining to the Person or business to be acquired, (C) a reasonably detailed description of all material information relating thereto and copies of all material documentation pertaining to such acquisition, and (D) all such other information and data relating to such acquisition or the Person or business to be acquired as may be reasonably requested by the Administrative Agent or the Required Lenders;
     (viii) Borrower shall have delivered to the Administrative Agent, the Collateral Agent and the Lenders an Officers’ Certificate certifying that (A) such acquisition complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (B) such acquisition could not reasonably be expected to result in a Material Adverse Effect;
     (ix) such acquisition shall be consensual and shall have been approved by the board of directors of the Person being acquired; and
     (x) no Equity Interests constituting all or a portion of Acquisition Consideration shall have a cash dividend requirement on or prior to the Maturity Date.

     Notwithstanding the foregoing, the Accounts and Inventory of the Person to be acquired or comprising the assets to be acquired shall not be included as Eligible Accounts or Eligible Inventory until a field audit with respect thereto has been completed to the satisfaction of the Collateral Agent, including the establishment of Reserves required in the Collateral Agent’s reasonable credit judgment.
     “Permitted Non-Loan Funded Acquisition” shall mean, with respect to Borrower, any Borrowing Base Guarantor, or any Foreign Subsidiary, any transaction or series of related transactions for the direct or indirect (a) acquisition (other than by Holdings) of all or substantially all of the Property of any other Person, or of any business, product line or division of any other Person; (b) acquisition of in excess of 50% of the Equity Interests of any other Person, or otherwise causing any other Person to become a Subsidiary of such Person; or (c) (i) merger or consolidation or any other combination of the Borrower or any of the Borrowing Base Guarantors (other than Holdings) with any other Person (so long as the Borrower or such Borrowing Base Guarantor shall be the surviving entity) or (ii) merger or consolidation or any other combination of any Foreign Subsidiary with any other: (A) Foreign Person which owns assets and operates business within the United States or Canada; provided, that all such assets shall be transferred to a Domestic or a Canadian Guarantor within 30 days of the consummation of the Permitted Non-Loan Funded Acquisition involving such Foreign Person or (B) Foreign Person which owns assets and operates business outside the United States and Canada so long as, if such Foreign Subsidiary is a Guarantor or a Foreign Subsidiary whose Equity Interest has been pledged and delivered to the Collateral Agent for the benefit of the Secured Parties, such Foreign Subsidiary is the surviving entity, in each case if each of the following conditions are met, as reasonably determined by the Administrative Agent:
     (i) no Default then exists or would result therefrom;
     (ii) Acquisition Consideration consists entirely of proceeds of an Acquisition Debt Issuance permitted hereunder or Equity Issuance or entirely of a combination of cash which is provided by Foreign Subsidiaries and proceeds of Acquisition Debt Issuance permitted hereunder or Equity Issuance;
     (iii) such acquisition shall be consensual and shall have been approved by the board of directors of the Person being acquired; and
     (iv) after giving effect to such acquisition on a Pro Forma Basis, (A) Borrower shall be in compliance with the financial covenant set forth in Section 6.08 (to the extent such covenant is then applicable) as of the most recent Test Period (assuming, for purposes of Section 6.08, that such acquisition, and all other Permitted Non-Loan Funded Acquisitions consummated since the first day of the relevant Test Period for the financial covenant set forth in Section 6.08 ending on or prior to the date of such acquisition, had occurred on the first day of such relevant Test Period), (B) the Companies can reasonably be expected to remain in compliance with such covenant through the Maturity Date and to have sufficient cash liquidity to conduct their business and pay their respective debts and other liabilities as they come due and (C) average daily Excess Availability for the 90-day period preceding the consummation of such acquisition would have exceeded $25.0 million on a Pro Forma basis (after giving effect to such acquisition and the

Revolving Loans funded in connection therewith as if made on the first day of such period) and the projections in connection with the proposed acquisition (based upon historical financial data of a recent date reasonably satisfactory to the Administrative Agent, taking into account the proposed acquisition) shall reflect that such average daily Excess Availability of $25.0 million shall continue for at least 1 year after the consummation of such acquisition.
     “Person” shall mean any natural Person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.
     “Plan” shall mean any “employee pension benefit plan” as such term is defined in Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA which is maintained or contributed to by any Company or its ERISA Affiliate or with respect to which any Company could incur liability (including, without limitation, under Section 4069 of ERISA).
     “Pledge Collateral” shall have the meaning assigned to such term in the US Security Agreement.
     “PNC Hedge Agreement” shall mean that certain ISDA Master Agreement (and related Schedule) between General Cable Corporation and PNC Bank, National Association, dated as of November 5, 2001, for a notional amount of $9.0 million, with a maturity of November 11, 2011, as amended by that certain ISDA Amendment to the ISDA Master Agreement dated as of November 24, 2003 and as the same may be amended, modified or supplemented from time to time.
     “PPSA” shall mean the Personal Property Security Act as from time to time in effect in the Province of Nova Scotia and the regulations thereunder, as from time to time in effect, provided, however, if validity, attachment, perfection or priority of Collateral Agent’s security interests in any Collateral are governed by the personal property security laws of any jurisdiction in Canada other than Nova Scotia, “PPSA” shall mean those personal property security laws in such other jurisdiction for the purposes of the provisions hereof relating to such validity, attachment, perfection or priority and for the definitions related to such provisions.
     “Preferred Stock” shall mean, with respect to any Person, any and all preferred or preference Equity Interests (however designated) of such Person whether now outstanding or issued after the Original Closing Date.
     “Prior Closing Date” shall mean November 23, 2005.
     “Prior Credit Agreement” shall have the meaning assigned to such term in the Recitals hereto.
     “Prior Lien” shall have the meaning assigned to such term in the applicable Security Document.

     “Pro Forma Basis” shall mean on a basis in accordance with GAAP and Regulation S-X under the Securities Act and otherwise reasonably satisfactory to the Administrative Agent.
     “Pro Rata Percentage” of any Revolving Lender at any time shall mean the percentage of the total Revolving Commitment represented by such Lender’s Revolving Commitment.
     “Property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any Person and whether now in existence or owned or hereafter entered into or acquired, including, without limitation, all Real Property.
     “Purchase Money Obligation” shall mean, for any Person, the obligations of such Person in respect of Indebtedness incurred for the purpose of financing all or any part of the purchase price of any Property (including Equity Interests of any Person) or the cost of installation, construction or improvement of any Property or assets and any refinancing thereof; provided, however, that such Indebtedness is incurred within 90 days after such acquisition of such Property by such Person.
     “Qualified Capital Stock” of any Person shall mean any capital stock of such Person that is not Disqualified Capital Stock.
     “Qualified Senior Note Documents” shall mean the Qualified Senior Note Indenture and other agreement pursuant to which the Qualified Senior Notes are issued and all other documents executed and delivered with respect to the Qualified Senior Notes.
     “Qualified Senior Note Indenture” shall mean that certain Indenture, dated as of November 24, 2003, among Holdings, the guarantors named therein and US Bank National Association, as trustee, with respect to the Qualified Senior Notes, as in effect on the Original Closing Date.
     “Qualified Senior Notes” shall mean Holdings’ 9.5% Senior Notes due 2010 issued pursuant to the Qualified Senior Note Documents and any registered notes issued by Holdings in exchange for, and as contemplated by the Qualified Senior Notes, with substantially identical terms as the Qualified Senior Notes.
     “Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real Property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other Property and rights incidental to the ownership, lease or operation thereof.
     “Refinancing” shall mean the repayment in full and the termination of any commitment to make extensions of credit under all of the indebtedness of Holdings and Borrower and Guarantors which was outstanding on the Original Closing Date, as listed on Schedule 1.01(b).
     “Register” shall have the meaning assigned to such term in Section 11.04(c).

     “Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Reinvestment Reserve” shall have the meaning assigned to such term in Section 2.10(g).
     “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.
     “Relevant Party” shall mean each Loan Party and each other Company all or any portion of the Equity Interests of which is pledged to the Collateral Agent under a Security Document.
     “Required Lenders” shall mean, at any time, Lenders having more than fifty percent (50%) of the Revolving Commitments or, if the Revolving Commitments have been terminated, more than fifty percent (50%) of the sum of Revolving Exposure.
     “Requirements of Law” shall mean, collectively, any and all requirements of any Governmental Authority including any and all laws, ordinances, rules, regulations or similar statutes or case law.
     “Reserves” shall mean reserves established against the Borrowing Base that the Collateral Agent may, in its reasonable credit judgment, establish from time to time and that has a reasonable relationship to the event, condition or other matter which is the basis for such Reserve as determined by the Collateral Agent in good faith. Without limiting the generality of the foregoing, Reserves shall include any Hedging Reserve, Reinvestment Reserve (including any Line Reserve) and Canadian Priority Payment Reserve.
     “Response” shall mean (a) “response” as such term is defined in CERCLA, 42 U.S.C. § 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii) above.
     “Responsible Officer” of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof with responsibility for the administration of the obligations of such corporation in respect of this Agreement.

     “Restricted Payments” with respect to any Company shall mean (a) a declaration or payment of a dividend or return of any equity capital to its stockholders or other equity holders or authorization or the incurrence of any liability to make any other payment, distribution or delivery of other Property in respect of Equity Interest (other than common stock of such Company) or cash to its stockholders or other equity holders as such, (b) redemption, retirement, purchase, defeasance, or other acquisition, direct or indirect, for a consideration of any shares of any class of its capital stock or other Equity Interest outstanding (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interest), or setting aside any funds or any payments on account of the sinking fund for any of the foregoing purposes, or permitting any of Subsidiaries of such Company to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Person outstanding (or any options or warrants issued by such Person with respect to its capital stock), (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Indebtedness expressly subordinated as to right and time of payment to the prior indefeasible payment in full in cash of the Obligations (provided, that neither the Convertible Senior Notes, the Fixed Rate Senior Unsecured Notes, the Floating Rate Senior Unsecured Notes, the Qualified Senior Notes nor the 2007 Senior Unsecured Convertible Notes shall be deemed, for the purposes hereof, to be subordinated by reason of being unsecured), (d) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any Equity Interest in such Company or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission and (e) any payment, loan, contribution, or other transfer of funds or other Property to any stockholder or any other equity holder of such Company other than payment of compensation in the ordinary course of business to stockholders or other equity holders who are employees of such Company. Without limiting the foregoing, “Restricted Payments” with respect to any Company shall also include all payments made or required to be made by such Company with respect to any stock appreciation right, plan, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.
     “Revolving Availability Period” shall mean the period from and including the Closing Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.
     “Revolving Borrowing” shall mean a Borrowing comprised of Revolving Loans.
     “Revolving Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans hereunder up to the amount set forth on Schedule I to the Lender Addendum executed and delivered by such Lender, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04. The aggregate amount of the Lenders’ Revolving Commitments on the Closing Date is $400.0 million.
     “Revolving Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s LC Exposure, plus the aggregate amount at such of such Lender’s Swingline Exposure.
     “Revolving Lender” shall mean a Lender with a Revolving Commitment.
     “Revolving Loans” shall mean a Loan made by the Lenders to Borrower pursuant to Section 2.01(a).
     “Robert Bosch Account(s)” shall mean those certain Accounts with Robert Bosch Corporation, as the Account Debtor, owing to Borrower, any Borrowing Base Guarantor, or any Subsidiary thereof.
     “Sarbanes-Oxley Act” shall mean the United States Sarbanes-Oxley Act of 2002.
     “SEC” shall mean the Securities and Exchange Commission of the United States of America.
     “Second Amendment Date” shall mean March 6, 2007.
     “Second Restatement Closing Date” shall mean November 23, 2005.
     “Secured Obligations” shall have the meaning assigned to such term in the US Security Agreement.
     “Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, the Lenders, Issuing Bank, the beneficiaries of each indemnification obligation undertaken by any Pledgor under any Loan Document, and each party to a Specified Hedge Agreement if at the date of entering into such Specified Hedging Agreement such Person was a Lender or an Affiliate of a Lender and such Affiliate executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such Person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents, (ii) agrees to be bound by the provisions of Section 9.05 and (iii) ratifies the constitution of the Collateral Agent as the holder of an irrevocable power of attorney (fondé de pouvoir) as provided in Section 10.01(b).
     “Securities Account Control Agreement” shall have the meaning assigned to such term in the Security Agreement.
     “Securities Act” shall mean the Securities Act of 1933, as amended.
     “Security Agreement Collateral” shall mean all Property pledged or granted as collateral pursuant to the Security Agreements delivered on the Original Closing Date or thereafter pursuant to Section 5.11.
     “Security Agreements” shall mean a Security Agreement substantially in the form of Exhibit J among the Loan Parties and Collateral Agent for the benefit of the Secured Parties (the “US Security Agreement") and Canadian Security Agreement, as the same may from time to time be modified, amended, extended or reaffirmed in accordance with the terms hereof and with the consent of Collateral Agent.
     “Security Documents” shall mean the Security Agreements, the Mortgages, the Perfection Certificate, Foreign Guaranties, Foreign Pledge Agreements, Canadian Pledge Agreements and each other security document or pledge agreement delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any Property, and all UCC or PPSA or other financing statements or instruments of perfection required by such Security Documents, to be filed with respect to the security interests in Property and fixtures created pursuant to such Security Documents and any other document or instrument utilized to pledge as collateral for the Obligations any Property of whatever kind or nature.
     “Seller” shall have the meaning assigned to such term in the definition of the term “Closing Date Acquisition Agreement”.
     “Senior Unsecured Note Documents” shall mean the Senior Unsecured Note Indenture and all other documents executed and delivered with respect to the Fixed Rate Senior Unsecured Notes and the Floating Rate Senior Unsecured Notes, in each case in the form delivered to the Administrative Agent prior to the Closing Date.
     “Senior Unsecured Note Indenture” shall mean that certain Indenture, dated as of March 31, 2007, among Holdings, the guarantors named therein and U.S. Bank National Association, as trustee, with respect to the Fixed Rate Senior Unsecured Notes and the Floating Rate Senior Unsecured Notes, as in effect on the Closing Date.
     “Senior Unsecured Notes Offering Circular” means that certain preliminary confidential offering circular draft dated March 5, 2007 with respect to the issuance by Holdings of the Fixed Rate Senior Unsecured Notes and the Floating Rate Senior Unsecured Notes.
     “Settlement Date” shall have the meaning assigned to such term in Section 10.12.
     “Special Agent Advance” shall have the meaning assigned to such term in Section 10.11.
     “Specified Foreign Currency Hedging Agreement” shall mean (i) that certain ISDA Master Agreement (and related Schedule and Confirmations) between Holdings and Bank of America, N.A., dated as of October 13, 2005, the Continuing Unconditional Guaranty by the Borrower, dated as of October 13, 2005, and other related documents, each as in effect and in existence on or before the Second Amendment Date, as the same may be extended as agreed by Holdings and the applicable counterparty thereto (provided, however, that the termination date of any such Hedging Agreement may not be extended beyond the Maturity Date), (ii) that certain ISDA Master Agreement (and related Schedule and Confirmations) between Holdings and Merrill Lynch Capital Services, Inc., dated as of October 13, 2005, the Continuing Unconditional Guaranty by the Borrower, dated as of October 13, 2005, and other related documents, each as in effect and in existence on or before the Second Amendment Date, as the same may be extended as agreed by Holdings and the applicable counterparty thereto (provided, however, that the termination date of any such Hedging Agreement may not be extended beyond the Maturity Date), (iii) any replacements of the Specified Foreign Currency Hedging Agreements referred to in clause (i) and clause (ii) of this definition and related other documentation entered into by Holdings in form and substance reasonably acceptable to the Administrative Agent or with such changes in terms that are no less favorable than those contained in the Specified Foreign Currency Hedging Agreements and related documents being replaced and (iv) any additional Hedging Agreement and other documentation entered into by Holdings from time to time after the Second Amendment Date in form and substance reasonably acceptable to the Administrative Agent evidencing any cross currency swap transaction with Holdings that is substantially similar to the transactions contemplated by the Specified Foreign Currency Hedging Agreements referred to in clause (i) and clause (ii) of this definition.
     “Specified Hedging Agreements” shall mean the PNC Hedge Agreement, the Specified Foreign Currency Hedging Agreement or any Hedging Agreements made or entered into at any time, or in effect at any time (whether heretofore or hereafter) between Borrower or any Borrowing Base Guarantors and a counterparty to a Hedging Agreement reasonably satisfactory to the Administrative Agent (which may include any Lender hereunder or any Affiliate of such Lender) and on terms reasonably satisfactory to the Administrative Agent.
     “Standby Letter of Credit” shall mean any standby letter of credit or similar instrument issued for the purpose of supporting (a) workers’ compensation liabilities of Borrower or any Borrowing Base Guarantor, (b) the obligations of third-party insurers of Borrower or any Borrowing Base Guarantor arising by virtue of the laws of any jurisdiction requiring third-party insurers to obtain such letters of credit, or (c) performance, payment, deposit or surety obligations of Borrower or any Borrowing Base Guarantor if required by law or governmental rule or regulation or in accordance with custom and practice in the industry.
     “Statutory Reserves” shall mean, for any Interest Period for any Eurodollar Revolving Borrowing, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion Dollars against “Eurodollar liabilities” (as such term is used in Regulation D). Eurodollar Revolving Borrowings shall be deemed to constitute Eurodollar liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.
     “Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent. Unless otherwise set forth herein, reference in this Agreement to “Subsidiary” shall mean Holdings’ direct and indirect Subsidiaries.

     “Supermajority Lenders” shall mean, at any time, Lenders having at least 80% of the Revolving Commitments or, if the Revolving Commitments have been terminated, at least 80% of the sum of Revolving Exposure.
     “Survey” shall mean a survey of any Mortgaged Real Property (and all improvements thereon) (i) prepared by a surveyor or engineer licensed to perform surveys in the state where such Mortgaged Real Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Real Property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent and the Collateral Agent) to the Administrative Agent, the Collateral Agent and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Real Property and issue the endorsements of the type required by Section 4.01(o)(iii).
     “Swingline Commitment” shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.17, as the same may be reduced from time to time pursuant to Section 2.07 or Section 2.17.
     “Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.
     “Swingline Lender” shall have the meaning assigned to such term in the preamble hereto.
     “Swingline Loan” shall mean any Loan made by the Swingline Lender pursuant to Section 2.17.
     “Syndication Agent” shall have the meaning assigned to such term in the preamble hereto.
     “Tax Return” shall mean all returns, statements, filings, attachments and other documents or certifications required to be filed in respect of Taxes.
     “Tax Sharing Agreements” shall mean all tax sharing, tax allocation and other similar agreements entered into by Holdings or any Subsidiary of Holdings.
     “Taxes” shall mean (i) any and all present or future taxes, duties, levies, fees, imposts, assessments, deductions, withholdings or other charges, whether computed on a separate, consolidated, unitary, combined or other basis and any and all liabilities (including interest, fines, penalties or additions to tax) with respect to the foregoing, and (ii) any transferee, successor, joint and several, contractual or other liability (including, without limitation, liability pursuant to Treasury Regulation §1.1502-6 (or any similar provision of state, local or non-U.S. law)) in respect of any item described in clause (i).
     “Test Period” shall mean, at any time, the four consecutive fiscal quarters of Borrower then last ended (in each case taken as one accounting period) for which financial statements have been or are required to be delivered to the Administrative Agent pursuant to Section 5.01(a) or (b).
     “Title Company” shall mean any title insurance company as shall be retained by Borrower and reasonably acceptable to the Administrative Agent.
     “Title Policy” shall mean all policies issued by the Title Company in connection with the Prior Credit Agreement, together with endorsements to such policies to “bring-down” the status of title and to confirm that such policies continue to apply to the Mortgages and the Obligations under this Agreement and the Prior Credit Agreement.
     “Transaction Documents” shall mean the Original Closing Date Transaction Documents, the Additional Transaction Documents and the Closing Date Transaction Documents.
     “Transactions” shall mean, collectively, the transactions contemplated by the Transaction Documents.
     “Treasury Regulation” means the regulations promulgated under the Code.
     “Treaty” shall mean the treaty establishing the European Community being the Treaty of Rome as amended from time to time.
     “Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBOR Rate or the Alternate Base Rate.
     “UCC” shall mean the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.
     “US Security Agreement” shall have the meaning assigned to such term in the definition of the term “Security Agreements”.
     “Wholly Owned Subsidiary” shall mean, as to any Person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have a 100% Equity Interest at such time. Unless otherwise set forth herein, reference in this Agreement to “Wholly Owned Subsidiary” shall mean Holdings’ direct and indirect Wholly Owned Subsidiaries.

     “Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
     “2007 Senior Unsecured Convertible Note Documents” shall mean the 2007 Senior Unsecured Convertible Note Indenture and all other documents executed and delivered with respect to the 2007 Senior Unsecured Convertible Notes, in each case in the form delivered to the Administrative Agent prior to the Closing Date.
     “2007 Senior Unsecured Convertible Note Indenture” shall mean that certain Indenture, dated as of October 2, 2007, among Holdings, the guarantors named therein and U.S. Bank National Association, as trustee, with respect to the 2007 Senior Unsecured Convertible Notes, as in effect on the Closing Date.
     “2007 Senior Unsecured Convertible Notes” shall mean Holdings’ 1.00% Senior Convertible Notes due 2012 issued pursuant the 2007 Senior Unsecured Convertible Note Indenture and any registered notes issued by Holdings in exchange therefor pursuant to the 2007 Senior Unsecured Convertible Note Indenture, as contemplated by the registration rights agreement entered into in connection with the issuance of such 2007 Senior Unsecured Convertible Notes, with substantially identical terms as such 2007 Senior Unsecured Convertible Notes.
     SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a "Eurodollar Revolving Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Revolving Borrowing”) or by Class and Type (e.g., a "Eurodollar Revolving Borrowing”).
     SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and "including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument of other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, and (f) the words “asset” and "Property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect on the date hereof unless agreed to by Borrower and the Required Lenders. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).
ARTICLE II.
THE CREDITS
     SECTION 2.01 Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Revolving Lender agrees, severally and not jointly:
     (a) to make Revolving Loans to Borrower, at any time and from time to time after the Closing Date until the earlier of one Business Day prior to the Maturity Date and the termination of the Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not (subject to provisions of Sections 10.10 and 10.11) result in such Lender’s Revolving Exposure exceeding the lesser of (A) such Lender’s Revolving Commitment less such Lender’s Pro Rata Percentage of any Line Reserve and (B) such Lender’s Pro Rata Percentage multiplied by the Borrowing Base then in effect.
     (b) Within the limits set forth in clause (a) above and subject to the terms, conditions and limitations set forth herein, Borrower may borrow, pay or prepay and reborrow Revolving Loans.
     SECTION 2.02 Loans.  (a)  Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Sections 2.02(f) or 2.02(g), Loans (other than Swingline Loans) comprising any Borrowing shall be in an aggregate principal amount that is (i) in the case of ABR Loans, integral multiples of $1.0 million and not less than $5.0 million or (B) in the case of Eurodollar Revolving Loans, an integral multiple of $1.0 million and not less than $5.0 million or (ii) equal to the remaining available balance of the applicable Revolving Commitments.
     (b) Subject to Sections 2.11 and 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Revolving Loans as Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Revolving Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided further that Borrower shall not be entitled to request any Borrowing that, if made, would result in more than six Eurodollar Revolving Borrowings outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.
     (c) Subject to the settlement provisions of Section 10.12, each Lender shall make each Loan (other than Swingline Loans) to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Payment Account, or to such other account as the Administrative Agent may designate from time to time, not later than 2:00 p.m., New York City time, and, except with respect to Loans deemed made pursuant to Sections 2.02(f) or 2.02(g), the Administrative Agent shall promptly credit the amounts so received, in like funds, to an account as directed by Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.
     (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above, and the Administrative Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.
     (e) Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

     (f) If the Issuing Bank shall not have received from Borrower the payment required to be made by Section 2.18(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the LC Disbursement and the Administrative Agent will promptly notify each Revolving Lender of such LC Disbursement and its Pro Rata Percentage thereof. Subject to the settlement provisions of Section 10.12, each Revolving Lender shall pay by wire transfer of immediately available funds to the Administrative Agent on such date (or, if such Revolving Lender shall have received such notice later than 1:00 p.m., New York City time, on any day, not later than 1:00 p.m., New York City time, on the immediately following Business Day), an amount equal to such Lender’s Pro Rata Percentage of such LC Disbursement (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan of such Lender, and such payment shall be deemed to have reduced the LC Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from Borrower pursuant to Section 2.18(e) prior to the time that any Revolving Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Lender shall not have made its Pro Rata Percentage of such LC Disbursement available to the Administrative Agent as provided above, such Lender and Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph (f) to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.
     (g) Borrower hereby authorizes the Administrative Agent to, and in its sole election Administrative Agent may, debit to the Revolving Loan (i) all payments of principal, interest and Fees and (ii) upon not less than three Business Days’ notice to Borrower, expenses reimbursable to the Administrative Agent and the Collateral Agent, Lenders and Issuing Bank pursuant to Section 11.03 (including, without limitation, reasonable out-of-pocket expenses of counsel for the Administrative Agent and the Collateral Agent and of appraisers and for relevant Internet website services) or pursuant to other Loan Documents and other sums payable under the Loan Documents.
     SECTION 2.03 Borrowing Procedure. To request a Revolving Borrowing, Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy or e-mail no later than one Business Day following such request, which, in the case of e-mail confirmation, shall be sent to each e-mail address set forth on Schedule ML attached hereto or at such other e-mail addresses as the Administrative Agent designates in writing) (i) in the case of a Eurodollar Revolving Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or in the case of an ABR Borrowing (other than Swingline Loans) not later than 1:00 p.m., New York City time, on the Business Day of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by Borrower.

Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
     (a) whether the requested Borrowing is to be a Revolving Borrowing or a Swingline Loan;
     (b) the aggregate amount of such Borrowing;
     (c) the date of such Borrowing, which shall be a Business Day;
     (d) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Revolving Borrowing;
     (e) in the case of a Eurodollar Revolving Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; provided, that until the earlier of (i) the date on which the Administrative Agent shall have notified Borrower that the primary syndication of the Commitments has been completed and (ii) the date which is 180 days after the Original Closing Date, the Interest Period shall be one month;
     (f) the location and number of Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02; and
     (g) that the conditions set forth in Section 4.02 (b)-(e) are satisfied as of the date of the notice.
     If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then Borrower shall be deemed to have selected an Interest Period of one month’s duration (subject to the proviso in clause (e) above). Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall notify Collateral Agent of the borrowing Request, confirm with Collateral Agent that the funding of such Borrowing Request is in conformity with this Section 2.03 and advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
     SECTION 2.04 Evidence of Debt; Repayment of Loans.  (a)  Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan of such Lender on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the 10th day (or earlier, but, subject to application of funds under Section 9.01(f), at least two Business Days) after such Swingline Loan is made; provided, that on each date that a Revolving Borrowing is made, Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.
     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
     (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type and Class thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The Administrative Agent shall, from time to time, advise the Collateral Agent of the status of such accounts to permit Collateral Agent to determine the Borrowing Base.
     (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of Borrower to repay the Loans in accordance with their terms.
     (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit H-1 or H-2, as the case may be. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
     (f) All funds in the Blocked Accounts (including the Concentration Account) shall be applied to the Loans and other Obligations in accordance with Section 9.01 hereof.
     SECTION 2.05 Fees.  (a)  Commitment Fee. Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (a “Commitment Fee”), equal to 0.25% per annum on the average daily unused amount of each Commitment of such Lender during the period from and including the Original Closing Date to but excluding the date on which such Commitment terminates. Accrued Commitment Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Original Closing Date. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing Commitment Fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).
     (b) Administrative Agent Fees; Collateral Agent Fees. Borrower agrees to pay to the (i)  the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter or such other fees payable in the amounts and at the times separately agreed upon between Borrower and the Administrative Agent (the “Administrative Agent Fees”) and (ii) Collateral

Agent, for its own account, the collateral monitoring fee set forth in the Fee Letter or such other fees payable in the amounts and at the times separately agreed upon between Borrower and the Collateral Agent (the “Collateral Agent Fees”).
     (c) LC and Fronting Fees. Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee (“LC Participation Fee”) with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Margin from time to time used to determine the interest rate on Eurodollar Revolving Loans pursuant to Section 2.06 on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Original Closing Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee (“Fronting Fee”), which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Original Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued LC Participation Fees and Fronting Fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing on the first such date to occur after the Original Closing Date; provided, that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Following the occurrence and during the continuance of an Event of Default, the LC Participation Fee shall be increased to a per annum rate equal to 2% plus the otherwise applicable rate with respect thereto.
     (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Fronting Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.
     SECTION 2.06 Interest on Loans and Default Compensation.  (a)  Subject to the provisions of Section 2.06(c), the Loans comprising each ABR Borrowing and each Swingline Loan, shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time.
     (b) Subject to the provisions of Section 2.06(c), the Loans comprising each Eurodollar Revolving Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.
     (c) Notwithstanding the foregoing, following the occurrence and during the continuance of an Event of Default, all Obligations shall, upon written notice from the Administrative Agent,

or at the election of the Required Lenders, bear interest, after as well as before judgment, at a per annum rate equal to (i) in the case of principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.06, (ii) LC Participation Fee shall increase as provided in Section 2.05(c), and (iii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section 2.06.
     (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Revolving Commitments; provided, that (i) interest accrued pursuant to paragraph (c) of this Section 2.06 shall be payable on demand (provided, that, absent demand, such interest shall be payable on each Interest Payment Date and upon termination of the Revolving Commitments), (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
     (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBOR Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.
     SECTION 2.07 Termination and Reduction of Commitments.  (a)   The Revolving Commitments, the Swingline Commitment, and the LC Commitment shall automatically terminate on the Maturity Date.
     (b) Borrower may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided, that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1.0 million and not less than $5.0 million, (ii) the Commitments shall not be reduced to an amount less than $175.0 million and (iii) the Commitments shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the Revolving Exposures would exceed the aggregate amount of Revolving Commitments, the Swingline Exposures would exceed the Swingline Commitment or the LC Exposures would exceed the LC Commitment.
     (c) Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section 2.07 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by Borrower pursuant to this Section 2.07 shall be irrevocable. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

     SECTION 2.08 Interest Elections.  (a)  Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08. Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary, Borrower shall not be entitled to request any conversion or continuation that, if made, would result in more than six Eurodollar Revolving Borrowings outstanding hereunder at any one time. This Section 2.08 shall not apply to Swingline Loans, which may not be converted or continued.
     (b) To make an election pursuant to this Section 2.08, Borrower shall notify the Administrative Agent of such election by delivery (by telecopy or e-mail, which, in the case of e-mail delivery, shall be sent to each e-mail address set forth on Schedule ML attached hereto or at such other e-mail addresses as the Administrative Agent designates in writing) of a written Interest Election Request substantially in the form of Exhibit D by the time that a Borrowing Request would be required under Section 2.03 if Borrower was requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable.
     (c) Each written Interest Election Request shall specify the following information in compliance with Section 2.02:
     (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
     (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
     (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Revolving Borrowing; and
     (iv) if the resulting Borrowing is a Eurodollar Revolving Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”; provided, that until the earlier of (i) the date on which the Administrative Agent shall have notified Borrower that the primary syndication of the Commitments has been completed and (ii) the date which is 180 days after the Original Closing Date, the Interest Period shall be one month.
If any such Interest Election Request requests a Eurodollar Revolving Borrowing but does not specify an Interest Period, then Borrower shall be deemed to have selected an Interest Period of one month’s duration (subject to the proviso in clause (iv) above).

     (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
     (e) If an Interest Election Request with respect to a Eurodollar Revolving Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies Borrower, then, after the occurrence and during the continuance of such Event of Default (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Revolving Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
     (f) Each Existing ABR Borrowing outstanding on the Closing Date shall remain outstanding and in all respects continuing and shall be deemed to be an ABR Borrowing hereunder. Each Existing Eurodollar Revolving Borrowing outstanding on the Closing Date shall remain outstanding and in all respects be continuing after the Closing Date and shall be deemed to be a Eurodollar Revolving Borrowing hereunder, having the Interest Period that commenced on the date of such Existing Eurodollar Revolving Borrowing.
     SECTION 2.09 [Intentionally Omitted].
     SECTION 2.10 Optional and Mandatory Prepayments of Loans.
     (a) Optional Prepayments. In addition to prepayments of Borrowings in accordance with Section 9.01 or Section 2.17(c) hereof, Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, subject to the requirements of this Section 2.10; provided, that each partial prepayment shall be in an amount that is an integral multiple of $1.0 million and not less than $5.0 million.
     (b) Revolving Loan and Swingline Loan Prepayments.
          (i) In the event of the termination of all the Revolving Commitments, Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Borrowings and all outstanding Swingline Loans and replace all outstanding Letters of Credit and/or deposit an amount equal to the LC Exposure in the Cash Collateral Account.
          (ii) In the event of any partial reduction of the Revolving Commitments, then (A) at or prior to the effective date of such reduction, the Administrative Agent shall notify Borrower and the Revolving Lenders of the sum of the Revolving Exposures after giving effect thereto and (B) if the sum of the Revolving Exposures would exceed the aggregate amount of Revolving Commitments after giving effect to such reduction, then Borrower shall, on the date of such reduction, make prepayments in accordance with Section 2.10(i) in an amount sufficient to eliminate such excess.
          (iii) In the event that Excess Availability is less than $0 (Zero Dollars), the Borrower shall, without notice or demand, immediately apply an amount equal to such deficiency to prepay the Loans and any interest accrued thereon, in accordance with this Section 2.10(b)(iii). The Borrower shall, first, repay or prepay Revolving Borrowings and second, replace or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(j), in an amount sufficient to restore such Excess Availability. Notwithstanding the foregoing, any Overadvance made pursuant to Section 10.10 shall be repaid only on demand in accordance with such Section.
          (iv) In the event that the sum of all Lenders’ Revolving Exposures exceeds the Revolving Commitments then in effect (including, without limitation, on any date on which Dollar Equivalents are determined pursuant to Section 11.15), the Borrower shall, without notice or demand, make prepayments in accordance with Section 2.10(i) in an amount sufficient to eliminate such excess.
          (v) In the event that the aggregate LC Exposure exceeds the LC Commitment then in effect (including, without limitation, on any date on which Dollar Equivalents are determined pursuant to Section 11.15), the Borrower shall, without notice or demand, immediately replace or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(j), in an amount sufficient to eliminate such excess.
     (c) Asset Sales. Not later than one Business Day following the receipt of any Net Cash Proceeds of any Asset Sale by a Loan Party, Borrower shall, and shall cause the applicable Loan Party (with appropriate adjustments to any intercompany loan account balances or Borrowing Base Guarantor Intercompany Loan Account balances, as applicable) to, apply 100% of the Net Cash Proceeds received with respect thereto to make prepayments in accordance with Section 2.10(i); provided, that:
          (i) no such prepayment shall be required with respect to (A) any Asset Sale permitted by Section 6.05(b)(ii), (e) or (h), (B) the disposition of assets subject to a condemnation or eminent domain proceeding or insurance settlement to the extent it does not constitute a Casualty Event, or (C) Asset Sales for fair market value resulting in no more than $250,000 in Net Cash Proceeds per Asset Sale (or series of related Asset Sales) and less than $5.0 million in Net Cash Proceeds in any fiscal year; and
          (ii) subject to Section 2.10(g) and so long as no Event of Default shall then exist or would arise therefrom and the aggregate of such Net Cash Proceeds of Asset Sales (except Asset Sales permitted under Section 6.05(b)(v)) shall not exceed $25.0 million in any fiscal year, such proceeds shall not be required to be so applied on such date to the extent that Borrower shall have delivered an Officers’ Certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds shall be used by a Loan Party to purchase replacement assets or acquire 100% of the Equity Interests of any Person that owns such assets no later than 270 days following the date of such Asset Sale (which Officers’ Certificate shall set forth the estimates of the proceeds to be so expended); provided, that all Property purchased with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the Lien of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Sections 5.11 and 5.12;

     (d) Debt Issuance. Upon any Debt Issuance after the Original Closing Date (other than Acquisition Debt Issuance), Borrower shall, and shall cause the other Loan Parties to, make prepayments in accordance with Sections 2.10(i) in an aggregate principal amount equal to 100% of the Net Cash Proceeds of such Debt Issuance.
     (e) [Intentionally Omitted].
     (f) Casualty Events. Not later than one Business Day following the receipt of any Net Cash Proceeds from a Casualty Event, Borrower shall apply, and shall cause other Loan Parties (with appropriate adjustments to any intercompany loan account balances or Borrowing Base Guarantor Intercompany Loan Account balances, as applicable) to apply, an amount equal to 100% of such Net Cash Proceeds to make prepayments in accordance with Sections 2.10(i); provided, that subject to Section 2.10(g) and so long as no Event of Default shall then exist or arise therefrom, such proceeds shall not be required to be so applied on such date to the extent that in the event such Net Cash Proceeds shall not exceed $5.0 million in the aggregate at any time, Borrower shall have delivered an Officers’ Certificate (which Officers’ Certificate shall set forth the estimates of the proceeds to be so expended) to the Administrative Agent and the Collateral Agent on or prior to such date stating that such proceeds shall be used to repair, replace or restore any Property that is subject of a Casualty Event no later than 270 days following the date of receipt of such proceeds; provided, further, that all Property purchased with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the Lien of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Sections 5.11 and 5.12.
     (g) In the event that Borrower has delivered an Officers’ Certificate in accordance with Section 2.10(c)(ii) or in accordance with Section 2.10(f), (i) both a Reserve and a Line Reserve (“Reinvestment Reserve”) shall be established (in the amount of the Net Cash Proceeds less, in the case of a Casualty Event, the Net Cash Proceeds attributable to lost or destroyed Inventory) which shall each be released simultaneously with and to the extent of any Loans advanced to the Borrower for the purpose of purchasing assets in accordance with Section 2.10(c)(ii) or 2.10(f), as applicable; provided, that Borrower submits (with the applicable Borrowing Request) an Officer’s Certificate setting forth the use of proceeds of the requested Loan and confirming that such use is in compliance with Section 2.10(c)(ii) or 2.10(f), as applicable, and (ii) in the event that any part or all of the Reinvestment Reserve remains in place at the end of the time period set forth in Section 2.10(c)(ii) or 2.10(f), as applicable:
     (A) Borrower shall, and shall cause other Loan Parties to (with appropriate adjustments to any intercompany loan account balances or Borrowing Base Guarantor Intercompany Loan Account balances, as applicable) prepay Obligations in accordance (with a concurrent release of such Reinvestment Reserve) with Section 2.10(i) in the amount of such remaining Reinvestment Reserve without reducing Commitments, and
     (B) if such Reinvestment Reserve relates to Eligible Equipment or Eligible Real Property, (x) such Eligible Equipment or Eligible Real Property shall be deleted from Schedule 1.01(d) and Schedule 1.01(d) shall be amended in accordance with the definition of the term “Fixed Asset Loan Value” (with appropriate adjustments to the Borrowing Base Guarantor Intercompany Loan Account), and (y) the Fixed Asset Loan

Value of the Person owning such Eligible Equipment or Eligible Real Property shall be reduced by an amount equal to the appraised net orderly liquidation value of Eligible Equipment or the appraised fair market value of Eligible Real Property, as applicable.
     For the purposes of determining whether clause (B) of this paragraph (g) shall apply, any Equipment located on one of the locations listed on Schedule 1.01(e) shall be deemed Eligible Equipment and therefore clause (B) of this paragraph (g) shall apply with respect to such Equipment and the amount of the Net Cash Proceeds of such Equipment shall be deemed to be the appraised net orderly liquidation value thereof.
     (h) [Intentionally Omitted.]
     (i) Application of Prepayments.
          (i) Prior to any optional or mandatory prepayment of Borrowings hereunder, Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (i) of this Section 2.10(i). Subject to Section 9.04 and so long as no Event of Default shall then exist and be continuing, all mandatory prepayments shall be applied as follows: first, to Fees and reimbursable expenses of the Administrative Agent and the Collateral Agent then due and payable pursuant to the Loan Documents; second, to interest then due and payable on all Loans; third, to the principal balance of the Swingline Loan until the same has been repaid in full; fourth, to the outstanding principal balance of Revolving Loans until the same has been paid in full, including accompanying accrued interest and charges under Sections 2.12, 2.13 and 2.15 (Borrower may elect which of any Eurodollar Revolving Borrowings is to be prepaid); fifth, to cash collateralize all LC Exposures plus any accrued and unpaid Fees with respect thereto (to be held and applied in accordance with Section 2.18(j) hereof); sixth, to all other Obligations pro rata in accordance with the amounts that such Lender certifies is outstanding; and, seventh, returned to Borrower or to such party as otherwise required by law. All such mandatory prepayments of the Revolving Loans shall cause a corresponding reduction in the Revolving Commitments of the Lenders in accordance with their applicable Revolving Commitments.
          (ii) Amounts to be applied pursuant to this Section 2.10 to the prepayment of Revolving Loans shall be applied, as applicable, first to reduce outstanding ABR Revolving Loans, respectively. Any amounts remaining after each such application shall be applied to prepay Eurodollar Revolving Loans, as applicable. Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.10 shall be in excess of the amount of the ABR Loans at the time outstanding, only the portion of the amount of such prepayment as is equal to the amount of such outstanding ABR Loans shall be immediately prepaid and, at the election of Borrower, the balance of such required prepayment shall be prepaid immediately, together with any amounts owing to the Lenders under Section 2.13.
     (j) Notice of Prepayment. Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy or e-mail, which, in the case of e-mail confirmation, shall be sent to each e-mail address set forth on Schedule ML attached hereto or at such other e-mail addresses as the Administrative Agent designates in writing) of any prepayment hereunder (i) in the case of prepayment of a

Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 1:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial repayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.
     SECTION 2.11 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Revolving Borrowing:
     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for such Interest Period; or
     (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Revolving Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing.
     SECTION 2.12 Increased Costs. (a) If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBOR Rate) or the Issuing Bank; or
     (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Revolving Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Revolving Loan (or of maintaining its obligation to make any such

Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then Borrower will pay to Administrative Agent for the account of such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
     (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
     (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.12 shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay Administrative Agent for the account of such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
     (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided, that Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 2.12 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided, further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall not begin earlier than the date of effectiveness of the Change in Law.
     SECTION 2.13 Breakage Payments. In the event of (a) the payment or prepayment, whether optional or mandatory, of any principal of any Eurodollar Revolving Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Revolving Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurodollar Revolving Loan other than on the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to Section 2.16, then, in any such event, Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Revolving Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to Borrower and Administrative Agent and shall be conclusive absent manifest error. Borrower shall pay Administrative Agent for the account of such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
     SECTION 2.14 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.12, 2.13 or 2.15, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 1:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Payment Account or such other place as the Administrative Agent may from time to time designate in writing, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.12, 2.13, 2.15 and 11.03 shall be made to the Administrative Agent for the benefit of to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Administrative Agent for the benefit of the Persons specified therein. Subject to the settlement provisions of Section 10.12, the Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in Dollars.
     (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

     (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower in the amount of such participation.
     (d) Unless the Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that Borrower will not make such payment, the Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
     (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(c), 2.02(f), 2.14(d), 2.17(d), 2.18(d) or 11.03(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
     SECTION 2.15 Taxes. (a) Any and all payments by or on account of any obligation of Borrower or any Borrowing Base Guarantor hereunder or under any other Loan Document shall be made without set-off, counterclaim or other defense and free and clear of and without deduction or withholding for any and all Indemnified Taxes; provided, that if Borrower or such

Borrowing Base Guarantor shall be required by law to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions or withholdings applicable to additional sums payable under this Section 2.15) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) Borrower or such Borrowing Base Guarantor shall make such deductions or withholdings and (iii) Borrower or such Borrowing Base Guarantor shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.
     (b) In addition, Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
     (c) Borrower shall indemnify and pay the Administrative Agent, each Lender and the Issuing Bank, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.
     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate. Each Foreign Lender either (1) (i) agrees to furnish either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN (or successor form) and (ii) agrees (for the benefit of Borrower and the Administrative Agent), to the extent it may lawfully do so at such times, upon reasonable request by Borrower or the Administrative Agent, to provide a new Form W-8ECI or Form W-8BEN (or successor form) upon the expiration or obsolescence of any previously delivered form to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any interest payment hereunder or (2) in the case of any such Foreign Lender that is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (i) agrees to furnish either (a) a “Non-Bank

Certificate” in a form acceptable to the Administrative Agent and the Borrower and two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (or successor form) or (b) an Internal Revenue Form W-8ECI (or successor form), certifying (in each case) to such Foreign Lender’s legal entitlement to an exemption or reduction from U.S. federal withholding tax with respect to all interest payments hereunder and (ii) agrees (for the benefit of Borrower and the Administrative Agent) to the extent it may lawfully do so at such times, upon reasonable request by Borrower or the Administrative Agent, to provide a new Form W-8BEN or W-8ECI (or successor form) upon the expiration or obsolescence of any previously delivered form to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any interest payment hereunder.
     (f) If the Administrative Agent or a Lender (or an assignee) determines in its reasonable discretion that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 2.15 with respect to the Indemnified Taxes or the Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (or assignee) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that Borrower, upon the request of the Administrative Agent or such Lender (or assignee), agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender (or assignee) in the event the Administrative Agent or such Lender (or assignee) is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.15(f) shall require the Administrative Agent or any Lender (or assignee) to make available its tax returns or any other information which it deems confidential to Borrower or any other Person. Notwithstanding anything to the contrary, in no event will any Lender be required to pay any amount to Borrower the payment of which would place such Lender in a less favorable net after-tax position than such Lender would have been in had the additional amounts giving rise to such refund of any Indemnified Taxes or Other Taxes never been paid in the first place.
     SECTION 2.16 Mitigation Obligations; Replacement of Lenders. (a) Mitigation of Obligations. If any Lender requests compensation under Section 2.12, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
     (b) Replacement of Lenders. If any Lender requests compensation under Section 2.12, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.04), all of its interests, rights and obligations under this Agreement to an assignee selected by Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that (i) Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.15, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.
     SECTION 2.17 Swingline Loans. (a) Swingline Commitment. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $20.0 million or (ii) the sum of the total Revolving Exposures exceeding the lesser of (A) the total Revolving Commitments minus any Reinvestment Reserve and (B) the Borrowing Base then in effect; provided, that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, repay and reborrow Swingline Loans.
     (b) Swingline Loans. To request a Swingline Loan, Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy or e-mail, which, in the case of e-mail confirmation, shall be sent to each e-mail address set forth on Schedule ML attached hereto or at such other e-mail addresses as the Administrative Agent designates in writing), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loans. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from Borrower. The Swingline Lender shall make each Swingline Loan available to Borrower by means of a credit to an account as directed by the Borrower in the request for such Swingline Loan (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.18(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan. Borrower shall not request a Swingline Loan if at the time of and immediately after giving effect to such request a Default has occurred and is continuing. Swingline Loans shall be made in minimum amounts of $500,000 and integral multiples of $100,000 above such amount.

     (c) Prepayment. Borrower shall have the right at any time and from time to time to repay any Swingline Loan, in whole or in part, upon giving written or telecopy notice (or telephone notice promptly confirmed by written, or telecopy notice) to the Swingline Lender and to the Administrative Agent before 1:00 p.m., New York City time on the date of repayment at the Swingline Lender’s address for notices specified in the Swingline Lender’s Administrative Questionnaire; provided, that each partial prepayment shall be in an amount that is an integral multiple of $100,000 and not less than $500,000. All principal payments of Swingline Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of payment
     (d) Participations. The Swingline Lender may by written notice given to the Administrative Agent not later than 1:00 p.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (provided, that such payment shall not cause such Lender’s Revolving Exposure to exceed such Lender’s Revolving Commitment). Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(f) with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from Borrower (or other party on behalf of Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve Borrower of any default in the payment thereof.
     SECTION 2.18 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, Borrower may request the issuance of Letters of Credit for Borrower’s account or the account of any Borrowing Base Guarantor in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period (provided, that Borrower shall be a co-applicant with respect to each Letter of Credit issued for the account of or in favor of any Borrowing Base Guarantor). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by Borrower to, or entered into by Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Issuing Bank may consent to issuing Letters of Credit that have automatic extension or renewal provisions (“evergreen” Letters of Credit) in its sole discretion, which evergreen Letters of Credit Issuing Bank may, in its sole discretion, elect not to permit to be extended or renewed at any time. If, as of the date which is 60 days prior to the Maturity Date, any evergreen Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, Borrower shall immediately deposit in the Cash Collateral Account, in the name of the Collateral Agent and for the benefit of the Secured Parties, an amount in cash representing 105% of the aggregate maximum amount then available to be drawn under such Letter of Credit in accordance with Section 9.04 hereof.
     (b) Request for Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) an LC Request to the Issuing Bank and the Administrative Agent not later than 11:00 a.m. on the third Business Day preceding the requested date of issuance, amendment, renewal or extension (or such later date and time as is acceptable to both the Issuing Bank and the Administrative Agent). A request for an initial issuance of a Letter of Credit shall specify in form and detail satisfactory to the Issuing Bank and the Administrative Agent: (i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (ii) the amount thereof; (iii) the expiry date thereof; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by such beneficiary in case of any drawing thereunder; (vi) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank or the Administrative Agent may require. A request for an amendment, renewal or extension of any outstanding Letter of Credit shall specify in form and detail satisfactory to the Issuing Bank and the Administrative Agent (i) the Letter of Credit to be amended, renewed or extended; (ii) the proposed date of amendment, renewal or extension thereof (which shall be a Business Day); (iii) the nature of the proposed amendment, renewal or extension; and (iv) such other matters as the Issuing Bank or the Administrative Agent may require. If requested by the Issuing Bank, Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $50.0 million and (ii) the total Revolving Exposures shall not exceed the lesser of (A) the total Revolving Commitments minus the Line Reserve and (B) the Borrowing Base then in effect. Unless the Issuing Bank shall agree otherwise, no Letter of Credit shall be in an initial amount less than $100,000.
     (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) in the case of a Standby Letter of Credit, (x) the date which is one year after the date of the issuance of such Standby Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (y) the Letter of Credit

Expiration Date and (ii) in the case of a Commercial Letter of Credit, (x) the date that is 180 days after the date of issuance of such Commercial Letter of Credit (or, in the case of any renewal or extension thereof, 180 days after such renewal or extension) and (y) the Letter of Credit Expiration Date.
     (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Pro Rata Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by Borrower on the date due as provided in paragraph (e) of this Section 2.18, or of any reimbursement payment required to be refunded to Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
     (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, Borrower shall reimburse such LC Disbursement by paying to the Issuing Bank an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., New York City time, on such date, or, if such notice has not been received by Borrower prior to such time, on such date, then not later than 2:00 p.m., New York City time on (i) the Business Day that Borrower receives such notice, if such notice is received prior to 11:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided, that Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.17 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If Borrower fails to make such payment when due, the Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from Borrower in respect thereof and such Lender’s Pro Rata Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Pro Rata Percentage of the unreimbursed LC Disbursement in the same manner as provided in Section 2.02(f) with respect to Loans made by such Lender, and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from Borrower pursuant to this paragraph, the Administrative Agent shall, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, distribute such payment to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve Borrower of its obligation to reimburse such LC Disbursement.
     (f) Obligations Absolute. The obligation of Borrower to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.18 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.18, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of Borrower hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Affiliates, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided, that the foregoing shall not be construed to excuse the Issuing Bank from liability to Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable law) suffered by Borrower that are caused by the Issuing Bank’s failure to exercise reasonable care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
     (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve Borrower of its obligation to reimburse the Issuing

Bank and the Revolving Lenders with respect to any such LC Disbursement (other than with respect to the timing of such reimbursement obligation set forth in Section 2.18(e)).
     (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided, that, if Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.18, then Section 2.06(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section 2.18 to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
     (i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign as Issuing Bank hereunder at any time upon at least 30 days’ prior notice to the Lenders, the Administrative Agent and Borrower. The Issuing Bank may be replaced at any time by written agreement among Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. One or more Lenders may be appointed as additional Issuing Banks in accordance with subsection (k) below. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank or any such additional Issuing Bank. At the time any such resignation or replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.05(c). From and after the effective date of any such resignation or replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank” shall be deemed to refer to such successor or such addition or to any previous Issuing Bank, or to such successor or such additional Issuing Bank and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. If at any time there is more than one Issuing Bank hereunder, Borrower may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit.
     (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, Borrower shall deposit in the Cash Collateral Account, in the name of the Collateral Agent and for the benefit of the Secured Parties, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided, that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Borrower described in clause (g) or (h) of Article VIII. Each such deposit shall be held by the Collateral Agent in a Cash Collateral

Account pursuant to Section 9.04 as collateral for the payment and performance of the obligations of Borrower under this Agreement. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Collateral Agent and at the risk and expense of Borrower, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Collateral Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of Borrower under this Agreement. If Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount plus any accrued interest or realized profits of such amounts (to the extent not applied as aforesaid) shall be returned to Borrower within three Business Days after all Events of Default have been cured or waived. If Borrower is required to provide an amount of such collateral hereunder pursuant to Section 2.10(b), such amount plus any accrued interest or realized profits on account of such amount (to the extent not applied as aforesaid) shall be returned to Borrower as and to the extent that, after giving effect to such return, Borrower would remain in compliance with Section 2.10(b) and no Default or Event of Default shall have occurred and be continuing.
     (k) Additional Issuing Banks. Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement; provided, that no Lender shall be designated as an issuing bank unless such Lender maintains reporting systems acceptable to the Administrative Agent with respect to LC Exposure and agrees to provide regular reporting to the Administrative Agent with respect to such LC Exposure. Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed (in addition to being a Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Lender, and all references herein and in the other Loan Documents to the term “Issuing Bank” shall, with respect to such Letters of Credit, be deemed to refer to such Lender in its capacity as Issuing Bank, as the context shall require.
     (l) The Issuing Bank shall be under no obligation to issue any Letter of Credit if:
          (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Original Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Original Closing Date and which the Issuing Bank in good faith deems material to it; or

          (ii) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank.
     (m) The Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
     SECTION 2.19 Determination of Borrowing Base.
     (a) Eligible Accounts. On any date of determination of the Borrowing Base, all of the Accounts owned by Borrower and each Borrowing Base Guarantor, as applicable, and reflected in the most recent Borrowing Base Certificate delivered by the Borrower to the Collateral Agent and the Administrative Agent shall be “Eligible Accounts” for the purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. In addition, the Administrative Agent reserves the right, at any time and from time to time after the Original Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust the applicable advance rate with respect to Eligible Accounts, in its reasonable credit judgment, subject to the approval of the Supermajority Lenders in the case of adjustments, new criteria or changes in the applicable advance rates which have the effect of making more credit available. Eligible Accounts shall not include any of the following Accounts:
          (i) any Account in which the Collateral Agent, on behalf of the Secured Parties, does not have a first priority and exclusive perfected Lien;
          (ii) any Account that is not owned by a Borrower or a Borrowing Base Guarantor;
          (iii) any Account due from an Account Debtor that is not domiciled in the United States or Canada or, if not a natural Person, it is not a Domestic or Canadian Person;
          (iv) any Account that is payable in any currency other than Dollars or Canadian Dollars;
          (v) any Account that does not arise from the sale of goods or the performance of services by such Borrower or Borrowing Base Guarantor in the ordinary course of its business;
          (vi) any Account that does not comply with all applicable legal requirements, including, without limitation, all laws, rules, regulations and orders of any Governmental Authority (including any Account due from an Account Debtor located in the States of New Jersey, Minnesota, Georgia or any other State, unless Borrower and the Borrowing Base Guarantor, as applicable (at the time the Account was created and at all times thereafter) (i) had filed and has maintained effective a current notice of business activities report with the appropriate office or agency of the States of New Jersey, Minnesota, Georgia, or any other State, as applicable, or (ii) was and has continued to be exempt from filing such report and has provided the Lenders with satisfactory evidence thereof);

          (vii) any Account (a) upon which the right to receive payment of either Borrower or any Borrowing Base Guarantor, as applicable, is not absolute or is contingent upon the fulfillment of any condition whatsoever unless such condition is satisfied or (b) as to which either Borrower or any Borrowing Base Guarantor, as applicable, is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial or administrative process or (c) that represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to the Borrower’s or Borrowing Base Guarantor’, as applicable, completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;
          (viii) to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account, it being understood that the remaining balance of the Account shall be eligible;
          (ix) any Account that is reissued in respect of partial payment, including without limitation debit memos and charge backs;
          (x) any Account that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;
          (xi) any Account with respect to which an invoice or other electronic transmission constituting a request for payment, reasonably acceptable to the Collateral Agent in form and substance, has not been sent on a timely basis to the applicable Account Debtor according to the normal invoicing and timing procedures of Borrower or Borrowing Base Guarantor, as applicable;
          (xii) any Account that arises from a sale to any director, officer, other employee or Affiliate of Borrower or any Borrowing Base Guarantor, or to any entity that has any common officer or director with any Borrower or Borrowing Base Guarantor;
          (xiii) to the extent the Borrower or any Subsidiary is liable for goods sold or services rendered by the applicable Account Debtor to the Borrower or any Subsidiary but only to the extent of the potential offset;
          (xiv) any Account that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment (other than Eligible Consigned Inventory), guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional or with respect to which the applicable Account Debtor is treated by Borrower or a Borrowing Base Guarantor as a cash-in-advance terms customer (regardless of whether shipment was in fact withheld subject to receiving payment);
          (xv) any Account that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:
     (a) any Account not paid within 90 days following its original invoice date;

     (b) any Account which is due according to its original terms of sale more than 90 days after its original invoice date, except as may be approved in advance and in writing by Collateral Agent in its discretion, with such limitations as the Collateral Agent may deem appropriate; it being understood and agreed that (I) as of the Closing Date, an AutoZone Account, a Robert Bosch Account, an Ozark Account or an Account of Graybar Electric Company, Inc. or State Electric Supply Co., Inc. which is due according to its original terms of sale more than 90 days after its original invoice date shall not be deemed in default by reason of this clause (b) or by reason of clause (a) above, as long as such Account is not more than 30 days past due according to its original terms of sale and does not remain unpaid for more than 150 days after its original invoice date; (II) to the extent AutoZone, Inc., Robert Bosch Corporation, or Ozark Auto Purchasing LLC is an Investment Grade Account Debtor, an AutoZone Account, Robert Bosch Account, or Ozark Account which is due according to its original terms of sale more than 90 days after its original invoice date shall not be deemed in default by reason of this clause (b) or by reason of clause (a) above, as long as such Account is not more than 30 days past due according to its original terms of sale and does not remain unpaid for more than 180 days after its original invoice date (195 days after its original invoice date in the case of an AutoZone Account having an original invoice date on or after January 1, 2007 and prior to January 1, 2008; and 210 days after its original invoice date in the case of an AutoZone Account having an original invoice date on or after January 1, 2008), and (III) (A) if the aggregate Available Amounts of all AutoZone Accounts that are Eligible Accounts shall at any time exceed 25% of the aggregate Available Amounts of all Eligible Accounts which are included in the Borrowing Base, then the Collateral Agent may establish a Reserve in the exercise of its reasonable credit judgment in an amount equal to the excess of the aggregate Available Amounts of such AutoZone Accounts over 25% of the aggregate Available Amounts of all Eligible Accounts, (B) if the aggregate Available Amounts of all Robert Bosch Accounts that are Eligible Accounts shall at any time exceed 7% of the aggregate Available Amounts of all Eligible Accounts which are included in the Borrowing Base, then the Collateral Agent may establish a Reserve in the exercise of its reasonable credit judgment in an amount equal to the excess of the aggregate Available Amounts of such Robert Bosch Accounts over 7% of the aggregate Available Amounts of all Eligible Accounts, and (C) if the aggregate Available Amounts of all Ozark Accounts that are Eligible Accounts shall at any time exceed 3% of the aggregate Available Amounts of all Eligible Accounts which are included in the Borrowing Base, then the Collateral Agent may establish a Reserve in the exercise of its reasonable credit judgment in an amount equal to the excess of the aggregate Available Amounts of such Ozark Accounts over 3% of the aggregate Available Amounts of all Eligible Accounts;
     (c) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

     (d) a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state, provincial or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;
     (xvi) any Account that is the obligation of an Account Debtor (other than an individual) if 50% or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 2.19(a);
     (xvii) any Account as to which any of the representations or warranties in the Loan Documents are untrue;
     (xviii) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;
     (xix) to the extent such Account exceeds any credit limit established by the Administrative Agent, in its reasonable credit judgment, following prior notice of such limit by the Administrative Agent to the Borrower;
     (xx) that portion of any Account (a) in respect of which there has been, or should have been, established by the Borrower or any Borrowing Base Guarantor a contra account, whether in respect of contractual allowances with respect to such Account, audit adjustment, anticipated discounts or otherwise, or in respect of which Borrower or any Borrowing Base Guarantor accrues liability for deposits made by Account Debtors in respect of the reels used to store cable, or (b) which is due from an Account Debtor to whom the Borrower or any Borrowing Base Guarantor owes a trade payable, but only to the extent of such trade payable or (c) which the Borrower or any Borrowing Base Guarantor knows is subject to the exercise by an Account Debtor of any right of recession, set-off, recoupment, counterclaim or defense or (d) of any Account Debtor that is taking part in a volume rebate program and is meeting the requisite volume criteria; or
     (xxi) any Account on which the Account Debtor is a Governmental Authority, unless Borrower or any Borrowing Base Guarantor, as applicable, has assigned its rights to payment of such Account to the Administrative Agent pursuant to, in the case of a federal Governmental Authority, the Assignment of Claims Act of 1940, as amended, or Financial Administration Act (Canada), as amended, and pursuant to applicable law, if any, in the case of any other Governmental Authority, and such assignment has been accepted and acknowledged by the appropriate government officers.
     (b) Eligible Inventory. For purposes of this Agreement, Eligible Inventory shall exclude any Inventory to which any of the exclusionary criteria set forth below applies. The Administrative Agent shall have the right to establish, modify or eliminate Reserves against Eligible Inventory from time to time in its reasonable credit judgment. In addition, the Administrative Agent reserves the right, at any time and from time to time after the Original Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust the applicable advance rate with respect to Eligible Inventory, in its reasonable credit judgment, subject to the approval of the Supermajority Lenders in the case of adjustments, new criteria, changes in the applicable advance rate or the elimination of Reserves which have the effect of making more credit available. Eligible Inventory shall not include any Inventory of Borrower or any Borrowing Base Guarantor that:
          (i) the Collateral Agent, on behalf of Secured Parties, does not have a first priority and exclusive perfected Lien on such Inventory;
          (ii) is not located on premises in United States or Canada;
          (iii) (A) is located on premises leased by Borrower or a Borrowing Base Guarantor, unless (x) at such location the aggregate value of Inventory exceeds $250,000, and (y) either (1) a reasonably satisfactory Landlord Lien Waiver and Access Agreement has been delivered to the Collateral Agent, or (2) Reserves reasonably satisfactory to the Administrative Agent have been established with respect thereto or (B) is stored with a bailee or warehouseman where the aggregate value of Inventory exceeds $250,000 unless either (x) a reasonably satisfactory, acknowledged bailee waiver letter has been received by the Collateral Agent or (y) Reserves reasonably satisfactory to the Administrative Agent have been established with respect thereto, or (C) is located at an owned location subject to a mortgage in favor of a lender other than the Collateral Agent where the aggregate value of Inventory exceeds $250,000 unless either (x) a reasonably satisfactory mortgagee waiver has been delivered to the Collateral Agent or (y) Reserves reasonably satisfactory to the Administrative Agent have been established with respect thereto;
          (iv) is placed on consignment (other than Eligible Consigned Inventory);
          (v) is covered by a negotiable document of title, unless such document has been delivered to the Collateral Agent with all necessary endorsements, free and clear of all Liens except those in favor of the Collateral Agent and the Lenders and landlords, carriers, bailees and warehousemen if clause (iii) above has been complied with;
          (vi) is to be returned to suppliers;
          (vii) is obsolete, unsalable, shopworn, seconds, damaged or unfit for sale;
          (viii) is slow moving (in excess of 1-year supply);
          (ix) consists of display items, samples or packing or shipping materials, manufacturing supplies or replacement parts (it being understood that Eligible Inventory shall not exclude work-in-process Inventory if it is not excluded in accordance with other criteria set forth herein, unless otherwise determined by the Administrative Agent in its reasonable credit judgment);
          (x) is not of a type held for sale in the ordinary course of Borrower’s or any Borrowing Base Guarantor’s, as applicable, business;
          (xi) breaches any of the representations or warranties pertaining to Inventory set forth in the Loan Documents;

          (xii) consists of Hazardous Material or goods that can be transported or sold only with licenses that are not readily available;
          (xiii) is not covered by casualty insurance maintained as required by Section 5.04;
          (xiv) consists of custom made Inventory which is not saleable to any other customer or in ordinary course;
          (xv) is in transit; or
          (xvi) is subject to any licensing arrangement the effect of which would be to limit the ability of Collateral Agent, or any Person selling the Inventory on behalf of Collateral Agent, to sell such Inventory in enforcement of the Collateral Agent’s Liens, without further consent or payment to the licensor or other.
     (c) Eligible Equipment and Eligible Real Property. The Administrative Agent shall have the right to establish, modify or eliminate Reserves against Eligible Equipment and Eligible Real Property from time to time in its reasonable credit judgment. In addition, the Administrative Agent reserves the right, at any time and from time to time after the Original Closing Date, to adjust any of the criteria set forth in the definitions of the terms “Eligible Equipment” and “Eligible Real Property”, to establish new criteria and to adjust the applicable advance rate with respect to Eligible Equipment or Eligible Real Property, in its reasonable credit judgment, subject to the approval of the Supermajority Lenders in the case of adjustments, new criteria, changes in the applicable advance rate or the elimination of Reserves which have the effect of making more credit available and in the case of any change in the FALV Amortization Factor. Any Equipment affixed to the Mortgaged Real Property listed on Schedule 1.01(e), if otherwise eligible hereunder, shall be deemed Eligible Equipment rather than Eligible Real Property.
     SECTION 2.20 Commitment Increase. From time to time after the Closing Date, the Revolving Commitments may be increased (but in no event in excess of $50,000,000 in the aggregate for all such increases) (the “Commitment Increase Cap”) such that the aggregate Revolving Commitments shall at no time exceed $450,000,000 (any such increase, a “Commitment Increase”) at the option of Borrower pursuant to delivery of written notice from Borrower of a proposed Commitment Increase to the Administrative Agent if each of the following conditions have been met:
     (a) no Default or Event of Default shall exist or would result from such Commitment Increase;
     (b) no Commitment Increase may be in an amount less than $10,000,000;
     (c) no existing Lender shall be obligated to increase its Revolving Commitment in connection with any Commitment Increase;
     (d) the proposed Commitment Increase shall have been consented to in writing by each existing Lender (if any) who is increasing its Revolving Commitment and/or each other institution (if any) that constitutes a permitted assignee under Section 11.04(b) and that has agreed to become a Lender in respect of all or a portion of the Commitment Increase (each such Lender, a “New Lender”);
     (e) the proposed Commitment Increase, together with any prior Commitment Increase, shall not exceed the Commitment Increase Cap; and
     (f) the Administrative Agent shall have received (i) an agreement setting forth such Commitment Increase, together with Lender Addendums and promissory notes with respect thereto, (ii) evidence of corporate authorization on the part of the Loan Parties with respect to such Commitment Increase, (iii) opinions of counsel with respect to such Commitment Increase, (iv) amendments to the Security Documents in connection with such Commitment Increase, (v) on behalf of each existing Lender and/or New Lender participating in such Commitment Increase, payment of fees (if any) agreed to by Borrower and payable to such Persons in connection with such Commitment Increase and (vi) evidence of the satisfaction of the conditions set forth in clauses (a) through (d) above in connection with such Commitment Increase, in each case as the Administrative Agent may reasonably request.
          Each of the Borrower, Lenders and Administrative Agent acknowledges and agrees that each Commitment Increase meeting the conditions set forth in this Section 2.20 shall not require the consent of any Lender other than those Lenders, if any, which have agreed to increase their Revolving Commitments in connection with such proposed Commitment Increase. After giving effect to any Commitment Increase, it may be the case that the outstanding Revolving Loans are not held pro rata in accordance with the new Revolving Commitments. In order to remedy the foregoing, on the effective date of the applicable Commitment Increase, the Revolving Lenders (including, without limitation, any new Lenders) shall make payments to the Administrative Agent, and the Administrative Agent agrees, upon receipt of all such payments, to disburse such amounts to the Lenders so that after giving effect thereto the Revolving Loans will be held by the Revolving Lenders (including, without limitation, any new Lenders), pro rata in accordance with the Pro Rate Percentages hereunder (after giving effect to the applicable Commitment Increase).
ARTICLE III.
REPRESENTATIONS AND WARRANTIES
     Each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders (with references to the Companies being references thereto after giving effect to the Transactions unless otherwise expressly stated) that:
     SECTION 3.01 Organization; Powers. Each Company (a) is duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and to own and lease its Property and (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.02 Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s powers and have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     SECTION 3.03 Governmental Approvals; No Conflicts. Except as set forth on Schedule 3.03, the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created under the Loan Documents and (iii) consents, approvals, registrations, filings or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the charter, by-laws or other organizational documents of any Company or any order of any Governmental Authority, (c) will not violate, result in a default or require any consent or approval under any applicable law or regulation, indenture, agreement or other instrument binding upon any Company or its assets, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any Property of any Company, except Liens created under the Loan Documents and Permitted Liens.
     SECTION 3.04 Financial Statements. (a) Borrower has heretofore furnished to the Lenders the consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Holdings and its consolidated Subsidiaries (i) as of and for the fiscal years ended December 31, 2002, 2003, 2004, 2005 and 2006, audited by and accompanied by the opinion of Deloitte & Touche LLP, independent public accountants, and (y) as of and for the 6-month period ended June 30, 2007 and for the comparable period of the preceding fiscal year, in each case, certified by the Chief Financial Officer of Holdings. Such financial statements have been prepared in accordance with GAAP consistently applied and present fairly and accurately the financial condition and results of operations and cash flows of Holdings and its consolidated Subsidiaries as of such dates and for such periods. Except as set forth in such financial statements or schedules hereto, as of the Closing Date, there are no liabilities of any Company of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which if unpaid could reasonably be expected to result in a Material Adverse Effect, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities under the Loan Documents, the Qualified Senior Note Documents, the Convertible Senior Note Documents, the Senior Unsecured Note Documents and the 2007 Senior Unsecured Convertible Note Documents.
     (b) Prior to the Original Closing Date, Borrower has delivered to the Lenders Holdings’ (i) unaudited consolidated and consolidating balance sheets and statements of income and cash flows as of and for the nine-month period ended September 30, 2003 and for the comparable period of the preceding fiscal year and (ii) consolidated projections for a 5-year period after the

Original Closing Date. Such projections and financial statements have been prepared in good faith by the Loan Parties, based on the assumptions stated therein (which assumptions are believed by the Loan Parties as of the Original Closing Date and on the Closing Date to be reasonable), are based on the best information available to the Loan Parties as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions. The projections are based upon the same accounting principles as those used in the preparation of the financial statements described above and the estimates and assumptions stated therein, all of which the Loan Parties believes to be reasonable and fair in light of current conditions and current facts known to the Loan Parties and, as of the Closing Date, reflect the Loan Parties’ good faith and reasonable estimates of the future financial performance of the Loan Parties for the period set forth therein. The projections are not a guaranty of future performance, and actual results may differ from the projections.
     (c) Since December 31, 2006, there has been no event, change or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.
     SECTION 3.05 Properties. (a) Each Company has good title to, or valid leasehold interests in, all its Property material to its business, except for minor irregularities or deficiencies in title that, individually or in the aggregate, do not interfere with its ability to conduct its business as currently conducted or to utilize such Property for its intended purpose. Title to all such Property held by such Company is free and clear of all Liens except for Permitted Liens. The Property of the Companies, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted) (except to the extent that the failure to be in such condition could not reasonably be expected to result in a Material Adverse Effect) and (ii) constitutes all the Property which is required for the business and operations of the Companies as presently conducted.
     (b) Real Property. As of the Closing Date,
          (i) Schedule 3.05(b) contains a true and complete list of each interest in Real Property owned by any Loan Party and describes the type of interest therein held by such Loan Party. Schedule 3.05(b) contains a true and complete list of each Real Property leased, subleased or otherwise occupied or utilized by any Loan Party, as lessee, sublessee, franchisee or licensee, and describes the type of interest therein held by such Loan Party and whether such lease, sublease or other instrument requires the consent of the landlord thereunder or other parties thereto to the Transactions.
          (ii) The Real Property and the current use thereof complies in all material respects with (i) all applicable Requirements of Law (including building and zoning ordinances and codes), and the Borrower or the relevant Loan Party is not an illegal user of such Real Property, and (ii) all insurance requirements of this Agreement, in each case, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.
          (iii) No Casualty Event has been commenced or, to the best knowledge of Borrower and the Companies, is contemplated with respect to all or any portion of any material Real Property or for any materially adverse relocation of roadways providing access to such Real

Property other than a Casualty Event relating to Real Property that has been restored, replaced or rebuilt.
          (iv) There are no current, pending or, to the best knowledge of Borrower and the Loan Parties, proposed special or other assessments for public improvements or otherwise affecting any Mortgaged Real Properties, nor are there any contemplated improvements to such Mortgaged Real Properties that may result in such special or other assessments, in each case, other than such assessments that will be paid prior to delinquency.
          (v) Neither the Borrower nor the Loan Parties have suffered, permitted or initiated the joint assessment of any Mortgaged Real Property with any other real property constituting a separate tax lot that would interfere with the legal foreclosure of such Mortgaged Real Property independent of any property that is not a Mortgaged Real Property. All owned Real Property is comprised of one or more parcels, each of which or such parcels together constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.
          (vi) Each of the Borrower and the Loan Parties has obtained all material permits (including assembly permits), licenses, variances and certificates required by Requirements of Law to be obtained by such Person and necessary to the use and operation of the Mortgaged Real Properties for the purposes for which they are currently used. Each of the Borrower and the Companies has obtained all permits (including assembly permits), licenses, variances and certificates required by Requirements of Law to be obtained by such Person and necessary to the use and operation of Real Property other than Mortgaged Real Properties except to the extent that the failure to obtain such permits, licenses, variances and certificates could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The use being made of all Real Property is in material conformity with the certificate of occupancy and/or such other permits, licenses, variances and certificates for such Real Property and any other reciprocal easement agreements, restrictions, covenants or conditions affecting such Real Property.
          (vii) Except for maintenance and repairs in the ordinary course of business or as set forth on Schedule 3.05(b), to the best knowledge of Borrower and the Companies, all Real Property owned by Loan Parties is free from structural defects and all building systems contained therein are in good working order and condition, ordinary wear and tear excepted, suitable for the purposes for which they are currently being used.
          (viii) No Person other than the Companies has any possessory interest in any Real Property or right to occupy any Real Property except for leases, subleases and concessions (i) in the ordinary course of business and (ii) on terms no less favorable to the Companies than terms that were available to unaffiliated parties in the market generally at the time entered into. There are no outstanding options to purchase or rights of first refusal or restrictions on transferability affecting any owned Real Property.
          (ix) Except as could not reasonably be expected to have a material adverse effect on the affected Property, (i) all Real Property has adequate rights of access to public ways to permit the Real Property to be used for its intended purpose and is served by operating and adequate water, electric, telephone, sewer, sanitary sewer and storm drain facilities, (ii) all public utilities necessary to the continued use and enjoyment of the Real Property and the Companies have the legal right to the continued use thereof, (iii) all roads necessary for the full utilization of the Real Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities or are the subject of access easements for the benefit of such Real Property and (iv) all reciprocal easement agreements affecting any Real Property are in full force and effect and no Loan Party is aware of any defaults thereunder. Except for public streets and sidewalks and other non-material parcels in respect of which any further discontinuance of use or occupying would not materially interfere with the value or utility of adjacent or nearby Real Property, no Loan Party uses or occupies any real property other than such Real Property in connection with the use and operation of any Real Property.
          (x) No building or structure constituting Real Property or any appurtenance thereto or equipment thereon, or the use, operation or maintenance thereof, violates any restrictive covenant or encroaches on any easement or on any property owned by others, which violation or encroachment materially interferes with the use or could materially adversely affect the value of such building, structure or appurtenance or which encroachment is necessary for the operation of the business at any Real Property. All buildings, structures, appurtenances and equipment necessary for the use of each Mortgaged Real Property for the purpose for which it is currently being used are located on the real property encumbered by such Mortgage.
          (xi) Each parcel of Real Property, including each lease, has adequate available parking to meet legal and operating requirements (after taking into account reciprocal easement agreements and other easements on adjoining or nearby land).
          (xii) No portion of the Real Property owned by a Loan Party has suffered any material damage by fire or other material casualty loss that has not heretofore been substantially repaired and restored to its original condition. No portion of the Real Property owned by a Loan Party (other than the Real Property located in Willimantic, Connecticut for which Borrower has flood insurance) is located in a special flood hazard area as designated by any federal governmental authorities.
     (c) Each Company owns, or is licensed to use, all patents, patent applications, trademarks, trade names, servicemarks, copyrights, technology, trade secrets, proprietary information, domain names, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property”), except for those the failure to own or license which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Company know of any valid basis for any such claim (except for such claim and infringement that could not reasonably be expected to result in a Material Adverse Effect). The use of such Intellectual Property by each Company does not infringe the rights of any Person, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
     (d) As of the Closing Date, (i) no Company has received any notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting all or any portion of the Property and (ii) no Mortgage encumbers improved Real Property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968.
     SECTION 3.06 Equity Interests and Subsidiaries. (a) Schedule 3.06(a) sets forth a list of (i) all the Subsidiaries and their jurisdiction of organization as of the Closing Date and (ii) the number of shares of each class of its Equity Interests authorized, and the number outstanding (and the record holder of such Equity Interests), on the Closing Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Closing Date. All Equity Interests of each Subsidiary are duly and validly issued and are fully paid and non-assessable, and all Equity Interests of each Loan Party are owned by Holdings, Intermediate Holdings or Borrower, directly or indirectly through Wholly Owned Subsidiaries and all Equity Interests of Borrower are owned directly by Intermediate Holdings and all Equity Interests of Intermediate Holdings are owned directly by Holdings. Each Loan Party is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by it under the Security Agreements and Foreign Pledge Agreements, free of any and all Liens, rights or claims of other Persons, except the security interest created by the Security Agreements, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or Property that is convertible into, or that requires the issuance or sale of, any such Equity Interests.
     (b) No consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Equity Interests pledged to the Collateral Agent for the benefit of the Secured Parties under the Security Documents or the exercise by the Collateral Agent of the voting or other rights provided for in the Security Documents or the exercise of remedies in respect thereof.
     (c) An accurate organization chart, showing the ownership structure of Holdings, Borrower and each Subsidiary on the Closing Date, and after giving effect to the Transaction, is set forth on Schedule 3.06(c).
     SECTION 3.07 Litigation; Compliance with Laws. (a) As of the Closing Date, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Company, threatened against or affecting any Company or any business, Property or rights of any such Person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
     (b) Except for matters covered by Section 3.17, no Company or any of its Property is in violation of, nor will the continued operation of their Property as currently conducted violate, any Requirements of Law (including any zoning or building ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Real Property or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.08 Agreements. (a) No Company is a party to any agreement or instrument or subject to any corporate or other constitutional restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.
     (b) No Company is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its Property are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.
     (c) Schedule 3.08(c) accurately and completely lists all material agreements (other than leases of Real Property set forth on Schedule 3.05(b) and other than the Intercompany Agreements) to which any Company is a party which are in effect on the date hereof in connection with the operation of the business conducted thereby and Borrower has delivered to the Administrative Agent and the Collateral Agent complete and correct copies of all such material agreements, including any amendments, supplements or modifications with respect thereto.
     SECTION 3.09 Federal Reserve Regulations. (a) No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.
     (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X. The pledge of the Security Agreement Collateral pursuant to the Security Agreements and Foreign Pledge Agreements does not violate such regulations.
     SECTION 3.10 Investment Company Act;. No Company is an “investment company” or a company “controlled” by an “investment company,” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
     SECTION 3.11 Use of Proceeds. Borrower will use the proceeds of the Revolving Loans on and after the Closing Date to fund a portion of the purchase price for the Closing Date Acquisition pursuant to and in accordance with the Closing Date Acquisition Agreement and to fund the payment of fees and expenses in connection therewith and for general corporate purposes.
     SECTION 3.12 Taxes. Each Company has (a) timely filed or caused to be timely filed all federal Tax Returns and all material, state, local and foreign Tax Returns or materials required to have been filed by it and all such Tax Returns are true and correct in all material respects and has (b) duly and timely paid or caused to be duly and timely paid all Taxes (whether or not shown on any Tax Return) due and payable by it and all assessments received by it, except Taxes (i) that are being contested in good faith by appropriate proceedings and for which such Company shall have set aside on its books adequate reserves in accordance with GAAP or (ii) which could not, individually or in the aggregate, have a Material Adverse Effect; provided, that any such contest of Taxes with respect to Collateral shall also satisfy the Contested Collateral Lien Conditions. Each Company has made adequate provision in accordance with GAAP for all

Taxes not yet due and payable. No Company is aware of any proposed or pending tax assessments, deficiencies or audits that could be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect.
     SECTION 3.13 No Material Misstatements. None of any information, report, financial statement, exhibit or schedule furnished by or on behalf of any Company to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omission, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading as of the date such information is dated or certified; provided, that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each Loan Party represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.
     SECTION 3.14 Labor Matters. As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against any Company pending or, to the knowledge of any Company, threatened. The hours worked by and payments made to employees of any Company have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters in any manner which could reasonably be expected to result in a Material Adverse Effect. All payments due from any Company, or for which any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Company except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Company is bound.
     SECTION 3.15 Solvency. Immediately after the consummation of the Closing Date Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan taking into account rights of contribution against or reimbursement from other Loan Parties, (a) the fair value of the assets of each Loan Party (individually and on a consolidated basis with its Subsidiaries) will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the Property of each Loan Party (individually and on a consolidated basis with its Subsidiaries) will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party (individually and on a consolidated basis with its Subsidiaries) will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party (individually and on a consolidated basis with its Subsidiaries) will not have unreasonably small capital with which to conduct its business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date and (e) with respect to any Canadian Loan Party, that on such date (i) the property of such Person is sufficient, if disposed of at a fairly conducted sale under legal process, to enable payment of all its obligations, due and accruing due, (ii) the property of such Person is, at a fair valuation, greater than the total amount of liabilities, including contingent liabilities, of such Person, (iii) such Person has not ceased paying its current obligations in the ordinary course of business as they generally become due, and (iv)) such Person is not for any reason unable to meet its obligations as they generally become due. In determining the foregoing, the amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.
     SECTION 3.16 Employee Benefit and Pension Plans. (a) Each Domestic Company and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of any Domestic Company or any of its ERISA Affiliates or the imposition of a Lien on any of the assets of a Domestic Company. As of the date of the most recent financial statements, there is no accumulated funding deficiency (as defined by Section 412(a) of the Code). Each Domestic Company and its ERISA Affiliates are in compliance with the terms of the July 1999 agreement (and any amendments or related letters) between Holdings and the PBGC that addresses the Plans. Using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of each Domestic Company or its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, could not reasonably be expected to result in a Material Adverse Effect.
     (b) Except as set forth in Schedule 3.16, the Canadian Pension Plans are duly registered under the ITA and all other applicable laws which require registration and no event has occurred which is reasonably likely to cause the loss of such registered status. All material obligations of any Canadian Loan Party (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed in a timely fashion. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. There are no outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Each of the Canadian Pension Plans is fully funded in accordance with the contribution schedules determined by the Plan actuary (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable governmental authorities and which are consistent with generally accepted actuarial principles). General Cable Canada does not employ any employees outside of Canada.
     (c) Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:
          (i) Each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities.

          (ii) No Foreign Company has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan.
          (iii) Each Foreign Plan is funded in accordance with the contribution schedule determined by the Plan actuary (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authority and which are consistent with generally accepted actuarial principles).
          (iv) For each Foreign Plan which is not funded, the obligations of such Foreign Plan are properly accrued.
     SECTION 3.17 Environmental Matters. (a) Except as set forth in Schedule 3.17 or except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:
          (i) The Companies and their businesses, operations and Real Property are and in the last six years have been in compliance with, and the Companies have no liability under, Environmental Law;
          (ii) The Companies have obtained all Environmental Permits required for the conduct of their businesses and operations, and the ownership, operation and use of their assets, under Environmental Law, all such Environmental Permits are valid and in good standing and, under the currently effective business plan of the Companies, no expenditures or operational adjustments will be required in order to renew or modify such Environmental Permits during the next five years;
          (iii) There has been no Release or threatened Release of Hazardous Material on, at, under or from any real Property or facility presently or formerly owned, leased or operated by the Companies or their predecessors in interest that could result in liability of the Companies under Environmental Law;
          (iv) There is no Environmental Claim pending or, to the knowledge of the Companies, threatened against the Companies, or relating to the real Property currently or formerly owned, leased or operated by the Companies or relating to the operations of the Companies, and there are no actions, activities, circumstances, conditions, events or incidents that could form the basis of such an Environmental Claim; and
          (v) No Person with an indemnity or contribution obligation to the Companies relating to compliance with or liability under Environmental Law is in default with respect to such obligation.
     (b) Except as set forth in Schedule 3.17 or except as, individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect:
          (i) No Company is obligated to perform any action or otherwise incur any expense under Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract or agreement, and no Company is conducting or financing any Response pursuant to any Environmental Law with respect to any Real Property or any other location;
          (ii) No Real Property or facility owned, operated or leased by the Companies and, to the knowledge of the Companies, no real Property or facility formerly owned, operated or leased by the Companies or any of their predecessors in interest is (x) listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or (y) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA or (z) included on any similar list maintained by any Governmental Authority including, without limitation, any such list relating to petroleum;
          (iii) No Lien has been recorded or, to the knowledge of any Company, threatened under any Environmental Law with respect to any Real Property or assets of the Companies;
          (iv) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup pursuant to any Governmental Real Property Disclosure Requirements or any other Environmental Law; and
          (v) The Companies have made available to Lenders all material reports and assessments in the possession, custody or control of, or otherwise reasonably available to, the Companies concerning compliance with or liability under Environmental Law at the properties owned within the United States, which reports may concern the existence of Hazardous Material at such properties.
     SECTION 3.18 Insurance. Schedule 3.18, which is to be attached and made part hereof within 30 days of the Closing Date with respect to the Domestic and Canadian Companies and which shall be supplemented on or before March 1, 2008 with respect to the Foreign Companies, sets forth a true, complete and correct description of all insurance maintained by each Company as of the date of attachment hereto and as of the date it is supplemented, as the case may be. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. Each Company has insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.
     SECTION 3.19 Security Documents. (a) The Security Agreements are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, a legal, valid and enforceable security interest in and Lien on the Security Agreement Collateral and, when (i) financing statements and other filings in appropriate form are filed in the offices specified on Schedule 4 to the Perfection Certificate and (ii) upon the taking of possession or control by the Collateral Agent of the Security Agreement Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by each Security Agreement), the Lien created by the Security Agreements shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral (other than such Security Agreement Collateral in which a security interest cannot be perfected under the UCC or PPSA as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.
     (b) When the Security Agreements or a short form thereof is filed in the United States Patent and Trademark Office and the United States Copyright Office, Canadian Intellectual Property Office, as applicable, the Lien created by such Security Agreements shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property (as defined in such Security Agreements), in each case subject to no Liens other than Permitted Liens.
     (c) Each Mortgage executed and delivered as of the Original Closing Date is, or, to the extent any Mortgage is duly executed and delivered thereafter by the relevant Loan Party, will be, effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, a legal, valid and enforceable first priority Lien on and security interest in all of the Loan Parties’ right, title and interest in and to the Mortgaged Real Properties thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 1.01(a), (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Sections 5.11 and 5.12, when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 5.11 and 5.12) the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Mortgaged Real Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than Liens reasonably acceptable to the Administrative Agent.
     (d) Each Security Document delivered pursuant to Sections 5.11 and 5.12 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in and Lien on all of the Loan Parties’ right, title and interest in and to the Collateral thereunder, and when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law, such Security Document will constitute, to the fullest extent possible under applicable law, a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral, in each case subject to no Liens other than the applicable Permitted Liens.
     SECTION 3.20 [Intentionally Omitted.]
     SECTION 3.21 [Intentionally Omitted.]
     SECTION 3.22 Location of Material Inventory. Schedule 3.22 sets forth all locations in the United States and Canada where the aggregate value of Inventory owned by the Loan Parties exceeds the Dollar Equivalent of $250,000.
     SECTION 3.23 Accuracy of Borrowing Base. At the time any Borrowing Base Certificate is delivered pursuant to this Agreement, (a) each Account and each item of Inventory included in the calculation of the Borrowing Base satisfies all of the criteria stated herein (or of which Borrower has hereafter been notified by Collateral Agent under Section 2.19) to be an Eligible Account and an item of Eligible Inventory, respectively, (b) each item of Equipment included in the calculation of the Borrowing Base satisfies all of the criteria stated herein to be an Eligible Equipment and (c) each parcel of Real Property included in the calculation of the Borrowing Base satisfies all of the criteria stated herein satisfies all of the criteria stated herein to be an Eligible Real Property.
     SECTION 3.24 [Intentionally Omitted.]
     SECTION 3.25 Holding Companies; Immaterial Companies. (a) Except for the ownership of interests in Real Property set forth in Schedule 6.19, no Holding Company (i) engages in any trade or business other than providing administrative and managerial services on behalf of the Companies, (ii) owns any assets (other than Equity Interests and Indebtedness, including intercompany Indebtedness, which were pledged to the Collateral Agent to the extent required to be so pledged pursuant the provisions of this Agreement (specifically including Sections 5.11 and 5.12), the Security Agreements or any other Loan Document) or (iii) has incurred any liabilities other (1) than Indebtedness of such Holding Company that is permitted under Section 6.01, (2) liabilities other than Indebtedness arising from the maintenance and repair of any Real Property set forth in Schedule 6.19, including without limitation liabilities for real estate taxes, (3) with respect to Holdings, liabilities other than Indebtedness arising from the purchase of services and intangible property rights made by Holdings in the course of and as required by its administrative and managerial services to and/or for the benefit of the other Companies that take advantages of economies of scale, such as liabilities arising from professional and advisory services (including legal, accounting, financial consulting and similar professional services), liabilities arising from software licensing contracts, liabilities arising from automobile fleet leasing and/or rental and liabilities related to the employment of employees and officers providing services on behalf of the Companies generally (but specifically excluding any liabilities for the purchase of Inventory, raw materials, equipment or other tangible goods or liabilities relating to employees directly engaged in the actual manufacturing and/or processing or sales of Inventory, raw materials and goods), (4) income tax liabilities pursuant to the Tax Sharing Agreement, in accordance with Section 6.07(e) and (5) other liabilities in an aggregate amount that does not exceed $25,000.
     (b) No Immaterial Company has tangible assets with an aggregate book value in excess of the Dollar Equivalent of $10.0 million other than, in the case of Domestic and Canadian Immaterial Companies, Equity Interests pledged to the Collateral Agent.
     SECTION 3.26 Common Enterprise. Holdings is the direct or indirect and beneficial owner and holder of all of the issued and outstanding shares of stock or other Equity Interests in the Borrower and the other Guarantors. Borrower and Guarantors make up a related organization of various entities constituting a single economic and business enterprise so that Borrower and Guarantors share a substantial identity of interests such that any benefit received by any one of them benefits the others. Borrower and certain Guarantors render services to or for the benefit of Borrower and/or the other Guarantors, as the case may be, purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of

Borrower and Guarantors (including, inter alia, the payment by Borrower and Guarantors of creditors of the Borrower or Guarantors and guarantees by Borrower and Guarantors of indebtedness of Borrower and Guarantors and provide administrative, marketing, payroll and management services to or for the benefit of Borrower and Guarantors). Borrower and Guarantors have centralized accounting, common officers and directors and are in certain circumstances are identified to creditors as a single economic and business enterprise (i.e., as Holdings’ “domestic” business).
     SECTION 3.27 Closing Date Acquisition Agreement; Representations and Warranties in Closing Date Acquisition Agreement. The Lenders have been furnished true and complete copies of the Closing Date Acquisition Agreement. All representations and warranties of each Loan Party set forth in the Closing Date Acquisition Agreement were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Closing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.
ARTICLE IV.
CONDITIONS TO CREDIT EXTENSIONS
     SECTION 4.01 Conditions to Continue to Fund the Credit Extensions. The obligation of each Lender to make or continue the Credit Extensions requested to be made or continued by it on the Closing Date and of each Issuing Bank to issue or to cause to be issued or continue Letters of Credit on the Closing Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.01.
     (a) Loan Documents. All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be satisfactory to the Lenders, to the Issuing Bank to the Administrative Agent and the Collateral Agent, and there shall have been delivered to the Administrative Agent and the Collateral Agent an executed counterpart of this Agreement and such other documents, instruments, agreements, certificates and legal opinions as the Administrative Agent and/or the Collateral Agent shall reasonably request in connection with the transactions contemplated by this Agreement, including all those listed in the Closing Checklist attached hereto as Annex II.
     (b) Corporate Documents. The Administrative Agent and Collateral Agent shall have received:
          (i) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that there has been no change to the certificate or articles of incorporation or other constitutive documents since the Original Closing Date, (B) that there has been no change to the by-laws of such Loan Party since the Original Closing Date, (C) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such

Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate in this clause (i));
          (ii) a long form certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; and
          (iii) such other documents as the Lenders, the Issuing Bank or the Administrative Agent may reasonably request.
     (c) Officers’ Certificate. The Administrative Agent and the Collateral Agent shall have received a certificate, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of Borrower, confirming compliance with the conditions precedent set forth in Section 4.01 and paragraphs (b), (c), (d) and (e) of Section 4.02 and certifying that no Default or Event of Default under the Prior Credit Agreement has occurred and is continuing as of the Closing Date.
     (d) Opinions of Counsel. The Administrative Agent and Collateral Agent shall have received, on behalf of themselves, the Arrangers, the Lenders and the Issuing Bank, (i) a favorable written opinion of (A) Blank Rome LLP, special counsel for the Loan Parties, substantially to the effect set forth in Exhibit K and (B) Osler, Hoskin & Harcourt LLP, Canadian counsel for the Loan Parties and (ii) a favorable written confirmation of other local and foreign counsel listed on Schedule 4.01(d)(A) which have delivered opinions in connection with the Original Credit Agreement and favorable written opinion from the foreign counsel listed on Schedule 4.01(d)(B), in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request.
     (e) Fees. The Arrangers, Collateral Agent and Administrative Agent shall have received all Fees and other amounts due and payable (excluding such Fees which may become due and payable on each anniversary of the Original Closing Date as set forth in Section 12.01(f)) on or prior to the Closing Date, including, and, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including reasonable legal fees and expenses of Latham & Watkins, LLP, special counsel to the Administrative Agent and the Collateral Agent), and the fees and expenses of any local counsel, appraisers, consultants and other advisors) required to be reimbursed or paid by Borrower hereunder or under any other Loan Document.
     (f) Personal Property Requirements. The Collateral Agent shall have received certified copies of UCC, PPSA, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Loan Party as debtor and that are filed in those state, county or provincial jurisdictions in which any Property of any Loan Party is located and the state, county or provincial jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches that the Collateral Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Security Documents (other than Permitted Liens and those relating to Liens acceptable to the Collateral Agent).

     (g) Real Property Requirements. The Collateral Agent shall have received:
          (i) (A) with respect to each Mortgage for a Mortgaged Real Property located in the United States, endorsements to each Title Policy as shall be reasonably requested by the Collateral Agent to “bring-down” the status of title and to confirm that the Title Policy continues to apply to the Mortgages and the Obligations under this Agreement and the Prior Credit Agreement and (B) with respect to each Mortgage for a Mortgaged Real Property located in Canada, a Title Policy (or commitment to issue a Title Policy) insuring (or committing to insure) the Lien of such Mortgage as a valid first mortgage Lien on the Mortgaged Real Property and fixtures described therein issued by the Title Company; and
          (ii) (A) with respect to each Mortgaged Real Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including, without limitation, a so-called “gap” indemnification and no-new improvements to survey affidavits) as shall be required to induce the Title Company to issue the endorsements and Title Policies contemplated in subparagraph (i) above and (B) with respect to each Mortgaged Real Property located in Canada, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as shall reasonably be deemed necessary by the Collateral Agent in order for the owner or holder of the fee constituting such Mortgaged Real Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Real Property; and
          (iii) (A) with respect to each Mortgage for a Mortgaged Real Property located in the United States, an amendment to such Mortgage, in recordable form and substance acceptable to the Administrative Agent providing, among other things, for the recognition of the amendment and restatement of this Agreement as set forth herein and the reaffirmation of the Mortgage and (B) with respect to each Mortgage for a Mortgaged Real Property located in Canada, a Mortgage encumbering such Mortgaged Real Property in favor of Collateral Agent, for the benefit of the Secured Parties, duly executed and acknowledged by each Loan Party that is the owner of or holder of any interest in such Mortgaged Real Property, and otherwise in form for recording in the recording office of each political subdivision where each such Mortgaged Real Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable law, and such PPSA financing statements, all of which shall be in form and substance reasonably satisfactory to Collateral Agent, and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction; and
          (iv) evidence of payment of any and all mortgage, documentary, intangibles or similar taxes, if any, which shall be due and payable in connection with either the increase in the amount of the Obligations under this Agreement or the recording of any such Mortgage amendment referenced in clause (iii)(A) above and evidence reasonably acceptable to the Collateral Agent of payment by Borrower of all Title Policy premiums, search and examination charges, and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Title Policies referred to subparagraph (i)(A) and (B) and (iii)(B) above; and

          (v) Surveys with respect to each Mortgaged Real Property located in Canada, as requested by the Collateral Agent, in its reasonable discretion.
     (h) Closing Date Transactions, etc. The Closing Date Transactions shall have been consummated or shall be consummated simultaneously on the Closing Date, in each case in all material respects in accordance with the terms hereof and the terms of the Closing Date Transaction Documents, without the waiver or amendment of any such terms not approved by the Administrative Agent (such approval not to be unreasonably withheld) other than any waiver or amendment thereof that is not materially adverse to the interests of the Lenders.
     (i) Borrowing Base Certificate and Minimum Excess Availability. The Collateral Agent and the Administrative Agent shall have received a Borrowing Base Certificate, dated as of October 29, 2007, which Borrowing Base Certificate shall evidence Excess Availability of no less than $125.0 million after giving effect to the funding of Loans on the Closing Date and the consummation of the Closing Date Transactions.
     SECTION 4.02 Conditions to All Credit Extensions. The obligation of each Lender and each Issuing Bank to make any Credit Extension (including the initial Credit Extension) shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below.
     (a) Notice. The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if Loans are being requested or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.18(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.17(b).
     (b) No Default. The Borrower and each other Loan Party shall be in compliance in all material respects with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and, at the time of and immediately after such Credit Extension, no Default shall have occurred and be continuing on such date or after giving effect to the Credit Extension requested to be made on such date.
     (c) Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in Article III hereof or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.
     (d) No Material Adverse Effect. There has been no event, condition and/or contingency that has had or is reasonable likely to have a Material Adverse Effect, as reasonably determined by either the Administrative Agent or the Collateral Agent.
     (e) No Legal Bar. No order, judgment or decree of any Governmental Authority shall purport to restrain such Lender from making any Loans to be made by it or the Issuing Bank from issuing Letters of Credit. No injunction or other restraining order shall have been issued, shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.
     Each of the delivery of a Borrowing Request or notice requesting the issuance, amendment, extension or renewal of a Letter of Credit and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by Borrower and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in this Section 4.02 have been satisfied. Borrower shall provide such information (including calculations in reasonable detail of the covenants in Section 6.08) as the Administrative Agent or the Collateral Agent may reasonably request to confirm that the conditions in this Section 4.02 have been satisfied.
ARTICLE V.
AFFIRMATIVE COVENANTS
     Each Loan Party covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired or been fully cash collateralized and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each Loan Party will, and will cause each of its Subsidiaries to:
     SECTION 5.01 Financial Statements, Reports, etc. In the case of Holdings and Borrower, furnish to the Administrative Agent and each Lender:
     (a) Annual Reports. Within 90 days after the end of each fiscal year (but no later than the date on which Holdings is required to file a Form 10-K under the Exchange Act), (i) the consolidated and consolidating (by region or, if requested by the Collateral Agent exercising in its reasonable credit judgment, by entity) balance sheet of Holdings as of the end of such fiscal year and related consolidated and consolidating (by region or, if requested by the Collateral Agent exercising in its reasonable credit judgment, by entity) statements of income, cash flows and stockholders’ equity for such fiscal year, and notes thereto (including a note with a balance sheet and statements of income and cash flows separating out results consistent with reporting to the SEC), all prepared in accordance with Regulation S-X under the Securities Act and accompanied by an opinion of Deloitte & Touche LLP or other independent public accountants of recognized national standing satisfactory to the Administrative Agent or one of the other “Big 4” accounting firms (which opinion shall not be qualified as to scope or contain any going concern or other qualification), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations, cash flows and changes in stockholders’ equity of the Consolidated Companies as of the end of and for such fiscal year in accordance with GAAP consistently applied, (ii) a management report in a form reasonably satisfactory to the Administrative Agent setting forth, on a consolidating basis (by region or, if requested by the Collateral Agent exercising in its reasonable credit judgment, by entity), the financial condition, results of operations and cash flows of the Consolidated Companies (on a consolidated basis) as of the end of and for such fiscal year, as compared to the Consolidated Companies’ financial condition, results of operations and cash flows as of the end of and for the previous fiscal year and its budgeted results of operations and cash flows, (iii) a management’s discussion and analysis of the financial condition and results of operations for such fiscal year, as compared to the previous fiscal year and (iv) a schedule setting forth the intercompany Indebtedness outstanding and changes thereto since the prior fiscal year;
     (b) Quarterly Reports. Within 45 days after the end of each fiscal quarter of each fiscal year (including the last fiscal quarter of each fiscal year) with respect to deliveries required to be made pursuant to clauses (i) and (iv) of this paragraph (b) and within 45 days after the end of each of the first three fiscal quarters of each fiscal year with respect to deliveries required to be made pursuant to clauses (ii) and (iii) of this paragraph (b) (but no later than the date on which Holdings is required to file a Form 10-Q under the Exchange Act), (i) the consolidated and consolidating (by region or, if requested by the Collateral Agent exercising in its reasonable credit judgment, by entity) balance sheet of Holdings as of the end of such fiscal quarter and related consolidated and consolidating (by region or, if requested by the Collateral Agent exercising in its reasonable credit judgment, by entity) statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, and notes thereto (including a note with a balance sheet and statements of income and cash flows separating out results consistent with reporting to the SEC), all prepared in accordance with Regulation S-X under the Securities Act and accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Consolidated Companies as of the date and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with audited financial statements referred to in paragraph (a) if this Section 5.01(b), subject to normal year-end audit adjustments, (ii) a management report in a form reasonably satisfactory to the Administrative Agent setting forth, on a consolidating basis (by region or, if requested by the Collateral Agent exercising in its reasonable credit judgment, by entity), the financial condition, results of operations and cash flows of the Consolidated Companies (on a consolidated basis) as of the end of and for such fiscal quarter and for the then elapsed portion of the fiscal year, as compared to the Consolidated Companies’ financial condition, results of operations and cash flows as of the end of such fiscal quarter and for the comparable periods in the previous fiscal year and its budgeted results of operations and cash flows, (iii) a management’s discussion and analysis of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year and (iv) a schedule setting forth the intercompany Indebtedness outstanding and changes thereto since the fiscal quarter;
     (c) Monthly Reports. Within 30 days after the end of each month (if the aggregate Revolving Exposure of all Lenders for five or more days, whether consecutive or non-consecutive, during such month exceeds $250.0 million), the consolidated balance sheet of Holdings as of the end of such month and related consolidated statements of income and cash flows of Holdings for such month and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated results of operations and cash flows of the Consolidated Companies as of the date and for the periods specified in accordance with GAAP consistently applied, subject to normal year-end audit adjustments, and setting forth, on a consolidating basis (by region or, if requested by the Collateral Agent exercising in its reasonable credit judgment, by entity), the results of operations and cash flows for such month and for the then elapsed portion of the fiscal year, as compared to its results of operations and cash flows for the comparable periods in the previous fiscal year and its budgeted results of operations and cash flows and a schedule setting forth the intercompany Indebtedness outstanding and changes thereto since the prior month;
     (d) Financial Officer’s Certificate. (i) Concurrently with any delivery of financial statements under paragraphs (a), (b) or (c) above, a certificate of a Financial Officer certifying that no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto; (ii) concurrently with any delivery of financial statements under sub-paragraph (a) or (b) above, a Compliance Certificate; and (iii) in the case of paragraph (a) above, a report of the accounting firm opining on or certifying such financial statements stating that in the course of its regular audit of the financial statements of Holdings and its Subsidiaries, which audit was conducted in accordance with GAAP, such accounting firm obtained no knowledge that any Default has occurred or, if in the opinion of such accounting firm such a Default has occurred, specifying the nature and extent thereof;
     (e) Financial Officer’s Certificate Regarding Collateral. Concurrently with any delivery of financial statements under paragraph (a) above, a certificate of a Financial Officer setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate or Supplement;
     (f) Public Reports. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Company with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor), as the case may be;
     (g) Management Letters. Promptly after the receipt thereof by any Relevant Party, a copy of any “management letter” received by any such Person from its certified public accountants and the management’s responses thereto;
     (h) Budgets. No later than the first day of each fiscal year of Holdings and Borrower, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income by each of Borrower’s business units and sources and uses of cash and balance sheets) prepared by each of Holdings and Borrower, respectively, for each fiscal month of such fiscal year prepared in detail, of Holdings,

Borrower and their respective Subsidiaries, with appropriate presentation and discussion of the principal assumptions upon which such budgets are based, accompanied by the statement of a Financial Officer of each of Holdings and Borrower to the effect that the budget of Holdings and Borrower, respectively, is a reasonable estimate for the period covered thereby;
     (i) Annual Meetings with Lenders. Within 120 days after the close of each fiscal year of Holdings, Holdings and Borrower shall, at the request of the Administrative Agent or Required Lenders, hold a meeting (at a mutually agreeable location and time) or, at the Administrative Agent’s option, participate in a conference call with all Lenders who choose to attend such meeting or participate in such conference call at which meeting or conference call shall be reviewed the financial results of the previous fiscal year and the financial condition of the Companies and the budgets presented for the current fiscal year of the Companies; and
     (j) Other Information. Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Company, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.
     SECTION 5.02 Litigation and Other Notices. Furnish to the Administrative Agent, the Collateral Agent and each Lender prompt written notice of the following:
     (a) any Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;
     (b) the filing or commencement of, or to the knowledge of any Company, any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against any Company or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document;
     (c) any event that has resulted in, or could reasonably be expected to result in a Material Adverse Effect;
     (d) the occurrence of a Casualty Event which is reasonably likely to result in a loss or damage in excess of $500,000 and will ensure that the Net Cash Proceeds of any Casualty Event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Security Documents;
     (e) (i) the incurrence of any material Lien (other than Permitted Liens) on, or claim asserted against any of the Collateral or (ii) the occurrence of any other event which could materially affect the value of the Collateral; and
     (f) any threatened indictment by any Governmental Authority of any Loan Party, as to which any Loan Party receives knowledge or notice, under any criminal or civil proceedings against any Loan Party pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral having a value in excess of $1.0 million or (ii) any other Property of any Loan Party which is necessary or material to the conduct of its business.

     SECTION 5.03 Existence; Businesses and Properties.  (a)  Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05 or, in the case of any Subsidiary (other than the Borrower), where the failure to perform such obligations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
     (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply with all applicable Requirements of Law (including any and all zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; pay and perform its obligations under all Leases and Transaction Documents; and at all times maintain and preserve all Property material to the conduct of the business of any Loan Party and keep such Property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business of any Loan Party carried on in connection therewith may be properly conducted at all times; provided, that nothing in this Section 5.03(b) shall prevent (i) sales of assets, consolidations or mergers by or involving any Company in accordance with Section 6.05; (ii) the withdrawal by any Company of its qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; or (iii) the abandonment by any Company of any rights, franchises, licenses, trademarks, tradenames, copyrights or patents that such Person reasonably determines are not useful to its business.
     SECTION 5.04 Insurance.  (a)  Keep its insurable Property adequately insured at all times by financially sound and reputable insurers (provided, that Borrower shall not be deemed to breach this provision if, after its insurer becomes unsound or irreputable, Borrower promptly and diligently obtains adequate insurance from an alternative carrier); maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or Property damage occurring upon, in, about or in connection with the use of any Property owned, occupied or controlled by it; and maintain such other insurance as may be required by law; and, with respect to the Collateral, otherwise maintain all insurance coverage required under each applicable Security Document, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Collateral Agent, it being agreed that the levels of insurance in place on the Original Closing Date, absent a material change in the Property of the Loan Parties, shall be satisfactory to the Collateral Agent so long as appropriate steps are taken to assure that such insurance coverage is also obtained for any future Subsidiaries.
     (b) All such insurance shall (i) provide that no cancellation thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (ii) name the

Collateral Agent as mortgagee (in the case of Property insurance) or additional insured (in the case of liability insurance) or loss payee (in the case of casualty insurance), as applicable, (iii) if reasonably requested by the Collateral Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Collateral Agent.
     (c) Notify the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.04 is taken out by any Loan Party; and promptly deliver to the Collateral Agent a duplicate original copy of such policy or policies.
     (d) Obtain flood insurance in such total amount as the Collateral Agent or the Required Lenders may from time to time reasonably require, if at any time the area in which any improvements located on any real Property covered by a Mortgage is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1975, as amended from time to time.
     (e) Deliver to the Administrative Agent and the Collateral Agent a report of a reputable insurance broker with respect to such insurance and such supplemental reports with respect thereto as the Administrative Agent or the Collateral Agent may from time to time reasonably request.
     SECTION 5.05 Obligations and Taxes.  (a)  Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its Property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien other than a Permitted Lien upon such properties or any part thereof; provided, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the applicable Company shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, Tax, assessment or charge and enforcement of a Lien other than a Permitted Lien and, in the case of Collateral, the applicable Company shall have otherwise complied with the Contested Collateral Lien Conditions.
     (b) Timely and correctly file all material Tax Returns required to be filed by it.
     SECTION 5.06 Employee Benefits and Pension Plans.  (a)  With respect to each Plan, comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (x) as soon as possible after, and in any event within 10 days after any Responsible Officer of the Domestic Companies or their ERISA Affiliates or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Domestic Companies or their ERISA Affiliates in an aggregate amount exceeding $500,000 or the imposition of a Lien, a statement of a Financial Officer of Holdings setting forth details as to such ERISA Event and the action, if any, that the Domestic Companies propose to take with respect thereto, and (y) upon request by the Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Domestic Company or any ERISA Affiliate with the Internal Revenue Service with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan; (iii) all notices received by any Domestic Company or any ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan (or employee benefit plan sponsored or contributed to by any Domestic Company) as the Administrative Agent shall reasonably request.
     (b) For each existing Canadian Pension Plan of any Canadian Loan Party, such Canadian Loan Party shall, except as provided in Schedule 3.16, ensure that such plan retains its registered status under and is administered in a timely manner in all material respects in accordance with the applicable pension plan text, funding agreement, the ITA and all other applicable laws. For each Canadian Pension Plan hereafter adopted by any Canadian Loan Party that is required to be registered under the ITA or any other applicable laws, that Canadian Loan Party shall use its best efforts to seek and receive confirmation in writing from the applicable governmental authorities to the effect that such plan is unconditionally registered under the ITA and such other applicable laws. For each existing and hereafter adopted Canadian Pension Plan and Canadian Benefit Plan of any Canadian Loan Party, such Canadian Loan Party shall in a timely fashion perform in all material respects all obligations (including fiduciary, funding, investment and administration obligations) required to be performed in connection with such plan and the funding media therefor. Each Canadian Loan Party shall deliver to Collateral Agent if requested by Collateral Agent, (i) promptly after the filing thereof by such Canadian Loan Party with any applicable governmental authority, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan of such Canadian Loan Party; (ii) promptly after receipt thereof, a copy of any direction, order, notice, ruling or opinion that such Canadian Loan Party may receive from any applicable Governmental Authority with respect to any Canadian Pension Plan of such Canadian Loan Party; (iii) notification within 30 days of any increases having a cost to such Canadian Loan Party in excess of Cdn. $500,000 per annum, in the benefits of any existing Canadian Pension Plan or Canadian Benefit Plan, or the establishment of any new Canadian Pension Plan or Canadian Benefit Plan, or the commencement of contributions to any such plan to which such Canadian Loan Party was not previously contributing and (iv) all material documents related to matters disclosed in Schedule 3.16.
     SECTION 5.07 Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities. Keep proper records of intercompany accounts (including, without limitation, the Borrowing Base Guarantor Intercompany Loan Account) with full, true and correct entries reflecting all payments received and paid (including, without limitation, funds received by Borrower from swept deposit accounts of the other Loan Parties). Each Relevant Party will permit any representatives designated by the Administrative Agent or the Collateral Agent to visit and inspect the financial records and the Property of such Relevant Party at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or the Collateral Agent to discuss the affairs, finances and condition of any Relevant Party with the officers thereof and independent accountants therefor.

     SECTION 5.08 Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in Section 3.11.
     SECTION 5.09 Compliance with Environmental Laws; Environmental Reports.  (a)  Comply, and use its best efforts to cause all lessees and other Persons occupying Real Property owned, operated or leased by any Loan Party to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Real Property; obtain and renew all material Environmental Permits applicable to its operations and Real Property; and conduct any Response in accordance with Environmental Laws; provided, that no Company shall be required to undertake any Response to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.
     (b) If a Default caused by reason of a breach of Section 3.17 or 5.09(a) shall have occurred and be continuing for more than 20 days without the Companies commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of Borrower, an environmental assessment report regarding the matters which are the subject of such default, including where appropriate, any soil and/or groundwater sampling, prepared by an environmental consulting firm and in the form and substance reasonably acceptable to the Administrative Agent and Collateral Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Response to address them.
     SECTION 5.10 [Ientionally Omitted]
     SECTION 5.11 Additional Collateral; Additional Guarantors.  (a)  Subject to this Section 5.11, with respect to any Property acquired after the Original Closing Date by Borrower or any other Loan Party that is intended to be subject to the Lien created by any of the Security Documents but is not so subject (but, in any event, excluding any Property described in paragraph (b) of this subsection) promptly (and in any event within 30 days after the acquisition thereof provided Collateral Agent has provided all joinder agreements to the applicable Security Documents necessary for the Loan Parties to comply herewith): (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent or the Collateral Agent shall deem necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such Property subject to no Liens other than Permitted Liens, and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent and Collateral Agent. Borrower shall otherwise take such actions and execute and/or deliver to the Collateral Agent such reasonable documents as the Administrative Agent or the Collateral Agent shall require to confirm the validity, perfection and priority of the Lien of the Security Documents against such after-acquired properties or assets.
     (b) With respect to any Person that is or becomes a Wholly Owned Subsidiary (regardless of whether such Subsidiary is established, created or acquired) (other than any

Foreign Subsidiary that is an Immaterial First-Tier Foreign Subsidiary and any Foreign Subsidiary not a direct Subsidiary of a Loan Party) promptly (and in any event within 30 days after such Person becomes a Subsidiary) (i) deliver to the Collateral Agent the certificates, if any, representing the Equity Interests of such Subsidiary (provided, that with respect to any Foreign Subsidiary subject to the provisions of this subsection (b), in no event shall more than 65% of the Equity Interests of any Foreign Subsidiary be subject to any Lien or pledged under any Security Document if the pledge of more than such 65% would have a material adverse tax impact on Borrower (determined at the reasonable judgment of the Administrative Agent after consultation with Borrower)), together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of such Subsidiary’s parent, as the case may be, and all intercompany notes owing from such Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party, and (ii) cause such new Subsidiary (other than any Foreign Subsidiary subject to the provisions of this subsection (b) if a guarantee by such Foreign Subsidiary of and/or the granting of liens by such Foreign Subsidiary to secure the obligations of Borrower or any other Loan Party would have a material adverse tax impact on Borrower (determined at the reasonable judgment of the Administrative Agent after consultation with Borrower)) (A) to execute a Joinder Agreement or such comparable documentation and a joinder agreement to the Security Documents in the form annexed thereto which is in form and substance reasonably satisfactory to the Administrative Agent, and (B) to take all actions necessary or advisable in the opinion of the Collateral Agent to cause the Lien created by the Security Agreements in the property and assets of such Subsidiary to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be reasonably requested by the Collateral Agent.
     (c) If at any time any Foreign Subsidiary that would otherwise be subject to the provisions of Section 5.11(b) above but which is excluded from Section 5.11(b) because it has been previously designated as an Immaterial First-Tier Foreign Subsidiary ceases to be an Immaterial First-Tier Foreign Subsidiary, the Loan Parties shall and shall cause such Foreign Subsidiary to promptly (and in any event within 30 days after such Foreign Person ceases to be an Immaterial First-Tier Foreign Subsidiary) comply with Section 5.11(b).
     (d) Notwithstanding anything to the contrary provided for in Section 5.11(b) or otherwise in this Agreement, Loan Parties shall not be required to (and shall not be required to cause any Foreign Subsidiary to) comply with the provisions of Section 5.11(b) with respect to any Foreign Subsidiary if the local laws of the jurisdiction where such Foreign Subsidiary is formed or incorporated would prohibit the pledge of the Equity Interests of such Foreign Subsidiary or the granting of a guarantee or Liens by such Foreign Subsidiary to secure Obligations or would impose any materially adverse or materially onerous restrictions or requirements on such Foreign Subsidiary, Borrower or any other Loan Party as a result of such pledge or the granting of such guarantees or liens (as determined at the reasonable judgment of the Administrative Agent after consultation with Borrower), provided that, if any time the circumstances and/or laws of the applicable foreign jurisdiction change such that such a pledge and/or guarantee and/or granting of Liens would no longer be subject to such a prohibition or restrictions or requirements, then, subject to all the other provisions of and exceptions to Section 5.11(b), the Loan Parties shall and shall cause such Foreign Subsidiary to promptly (and in any event within thirty (30) days after Borrower and Administrative Agent become aware of such change in circumstances or applicable foreign laws) comply with Section 5.11(b). The parties hereto acknowledge that, as of the Closing Date, the provisions of this paragraph (d) apply to PD South Africa.
     (e) Notwithstanding anything to the contrary provided for herein or in any other Loan Document, until the close of as the tender offer with respect to the shares of PD Zambia Metal Fabricators being conducted as part of the Closing Date Acquisition Transactions and at all times thereafter if PD Africa holds more than 65% of the Equity Interests of PD Zambia Metal Fabricators as a result of such tender offer, PD Africa shall not be obligated to be a party to this Agreement, the Security Agreements or any other Loan Document or to otherwise give a guarantee of or grant any Liens to secure the Obligations, and Borrower shall not be required to pledge more than 65% of the Equity Interests of PD Africa, provided that, if PD Africa holds less than 65% of the Equity Interests of PD Zambia Metal Fabricators as a result of such tender offer or if at any time thereafter, PD Africa engages in any trade or business or acquires any assets other the Equity Interest in PD Zambia Metal Fabricators the Loan Parties shall and shall cause PD Africa to promptly (and in any event within thirty (30) days after any of the events described in this proviso have occurred) comply with Section 5.11(b)..
     (f) Each Loan Party will promptly grant to the Collateral Agent, within 60 days of the acquisition thereof, a security interest in and Mortgage Lien on each owned or leased Real Property of such Loan Party as is acquired by such Loan Party after the Original Closing Date and that, together with any improvements thereon, individually has a fair market value of at least $1.0 million, as additional security for the Obligations (unless the subject Property is already mortgaged to a third party to the extent permitted by Section 6.02). Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the Collateral Agent and shall constitute valid and enforceable perfected Liens subject only to Liens reasonably acceptable to the Collateral Agent. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such Loan Party shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including, without limitation, a Title Policy, a Survey and local counsel opinion (in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent) in respect of such Mortgage).
     SECTION 5.12 Security Interests; Further Assurances. Promptly, upon the reasonable request of the Administrative Agent, the Collateral Agent or any Lender, at Borrower’s expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent or the Collateral Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby superior to and prior to the rights of all third Persons other than the holders of Prior Liens and subject to no other Liens except as permitted by the applicable Security Document, or obtain any consents, including, without limitation, landlord or similar lien waivers and consents, as may be necessary or appropriate in connection therewith. Deliver or cause to be delivered to the Administrative Agent and the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent as the Administrative Agent and the Collateral Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security Documents. Upon the exercise by the Administrative Agent, the Collateral Agent or the Lenders of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent or the Lenders may be so required to obtain. If the Administrative Agent, the Collateral Agent or the Required Lenders determine that they are required by law or regulation to have appraisals prepared in respect of the Real Property of any Loan Party constituting Collateral, Borrower shall provide to the Administrative Agent and Collateral Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are otherwise in form and substance satisfactory to the Administrative Agent and the Collateral Agent.
     SECTION 5.13 Information Regarding Collateral; Corporate Identity or Taxpayer Identifications.  (a)  Furnish to the Administrative Agent and the Collateral Agent 30 days prior written notice (in the form of an officer’s certificate), clearly describing any of the following changes (i) in any Loan Party’s corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party’s identity, taxpayer identification, or corporate structure, (iv) in any Loan Party’s Federal Taxpayer Identification Number or (v) in any Loan Party’s jurisdiction of organization. Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or PPSA or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Borrower agrees to provide to the Collateral Agent such other information in connection with such changes as the Collateral Agent may reasonably request. Borrower also agrees promptly to notify the Administrative Agent and the Collateral Agent if any material portion of the Collateral is subject to a Casualty Event.
     (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to paragraph (a) of Section 5.01, deliver to the Administrative Agent and the Collateral Agent a certificate of a Financial Officer and the chief legal officer of Borrower (i) setting forth any changes to the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.13(b) and (ii) certifying that the Loan Parties have not taken any actions (and are not aware of any actions so taken) to terminate any UCC or PPSA financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations to protect and perfect the security interests and Liens under the Security Documents; it being understood and agreed that, from time to time, upon reasonable request of a

Lender, the Administrative Agent and the Collateral Agent shall deliver to such Lender such certificates, supporting documentation and supporting detail delivered to them under Section 5.13 and Section 5.15.
     SECTION 5.14 Post-Closing Collateral Matters. Execute and deliver the documents and complete the tasks set forth on Schedule 5.14, in each case within the time limits specified on such schedule.
     SECTION 5.15 Borrowing Base-Related Reports. The Borrower shall deliver or cause to be delivered (at the expense of the Borrower) to the Collateral Agent and the Administrative Agent the following:
     (a) as soon as available but in any event within ten (10) Business Days after the end of each fiscal quarter (or if the aggregate Revolving Exposure of all Lenders for five or more days, whether consecutive or non-consecutive, during any month exceeds $250.0 million, within ten (10) Business Days after the end of such month), a Borrowing Base Certificate from the Borrower accompanied by such supporting detail and supporting documentation as shall be requested by the Collateral Agent in its reasonable judgment, provided, that if daily Excess Availability for ten or more days (whether consecutive or non-consecutive) during any fiscal quarter is less than $50.0 million and so long as Borrower does not maintain average daily Excess Availability in excess of $50.0 million for a period of three (3) consecutive fiscal months following the end of such fiscal quarter, Borrower shall deliver additional weekly roll-forward of Accounts referenced in paragraph (b)(i) below within five (5) Business Days after the end of each calendar week, and, if requested by the Collateral Agent, a Borrowing Base Certificate (prepared weekly to reflect results satisfactory to the Collateral Agent) within five (5) Business Days after the end of each calendar week, or more frequent Borrowing Base Certificates reflecting shorter periods as reasonably requested by the Collateral Agent. Each Borrowing Base Certificate shall reflect all information through the end of the appropriate period for Borrower and each Borrowing Base Guarantor;
     (b) as soon as available but in any event within ten (10) Business Days after the end of each fiscal quarter (or if the aggregate Revolving Exposure of all Lenders for five or more days, whether consecutive or non-consecutive, during any month exceeds $250.0 million, within ten (10) Business Days after the end of such month) (or more frequently as reasonably requested by the Collateral Agent), Accounts and Inventory eligibility calculations and all supporting calculations including, but not limited to, (i) a roll-forward of Accounts from the last period including but not limited to the following: sales, other debits, cash collections, write-offs, cash discounts, product returns, pricing errors, other dilutive credits and other non-dilutive credits, (ii) a summary trial balance showing Accounts (consolidated by total customer balance) aged from the original invoice statement date as follows: 1 to 30 days, 31 to 60 days, 61-90 days and 91 days or more, accompanied by a comparison to the prior quarter’s (or month’s, if applicable) summary trial balance totals, (iii) a detailed trial balance showing Accounts (consolidated by total customer balance) specifically identified in Section 2.19 (xv)(a), aged in a format similar to the format set forth in clause (ii) above, (iv) a schedule of top ten Accounts aged in a format similar to the format set forth in clause (ii) above, (v) a schedule of

Inventory (other than Inventory on consignment) by location showing raw materials, work in process and finished goods, (vi) a schedule of Inventory on consignment by location (vii) a schedule of the top ten trade payable balances, (viii) a reconciliation of Accounts to the general ledger and the financial statements, (ix) a reconciliation of Inventory to the general ledger and the financial statements, (x) a reconciliation of trade accounts payable to the general ledger and the financial statements;
     (c) on the date any Borrowing Base Certificate is delivered pursuant to paragraph (a) above or at such more frequent intervals as the Collateral Agent may request from time to time (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), a copy of the ledger registering the Borrowing Base Guarantor Intercompany Loan Account as of the date of the Borrowing Base Certificate, accompanied by such supporting detail and documentation as shall be requested by the Collateral Agent in its reasonable credit judgment;
     (d) at the time of delivery of each of the financial statements delivered pursuant to Sections 5.01(a) and (b), a reconciliation of the Accounts trial balance and quarter-end Inventory reports of Borrower and Borrowing Base Guarantors to the general ledger of such Loan Party, in each case, accompanied by such supporting detail and documentation as shall be requested by the Collateral Agent in its reasonable credit judgment;
     (e) on the date any Borrowing Base Certificate is delivered pursuant to paragraph (a) above following the most recent fiscal quarter then ended or at such more frequent intervals as the Collateral Agent may request from time to time (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), a general description of material assets (other than Eligible Equipment or Eligible Real Property) owned by the Loan Parties which have been disposed of;
     (f) on the date any Borrowing Base Certificate is delivered pursuant to paragraph (a) above following the most recent fiscal quarter then ended or at such more frequent intervals as the Collateral Agent may request from time to time (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), a list of any applications for the registration of any patent, trademark or copyright with the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office or any similar office or agency which any Loan Party has filed in the prior fiscal quarter;
     (g) on each date that the Borrowing Base Certificate is required to be delivered pursuant to paragraph (a) above (or more frequently as reasonably requested by the Collateral Agent), a schedule of all Hedging Agreements, including notional amounts and a statement setting forth in reasonable detail the amount Borrower or the applicable Borrowing Base Guarantor, as applicable, owes counterparties to Specified Hedging Agreements based on a mark-to-market analysis and with due regard to recent market volatility as of the last Business Day of the previous fiscal month (or if not available, the nearest prior Business Day for which such evaluation is available); and

     (h) such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral of any or all Loan Parties as the Collateral Agent shall from time to time request in its reasonable credit judgment.
The delivery of each certificate and report or any other information delivered pursuant to this Section 5.15 shall constitute a representation and warranty by the Borrower that the statements and information contained therein are true and correct in all material respects on and as of such date. The Administrative Agent and the Collateral Agent shall make available promptly to each Lender a copy of each Borrowing Base Certificate delivered to them by the Borrower.
     SECTION 5.16 Maintenance of Real Property.
     Borrower and each applicable Loan Party shall:
     (a) Keep all Real Property and systems useful and necessary in the business of Borrower and such Loan Party in good working order and condition, ordinary wear and tear excepted.
     (b) Maintain all rights of way, easements, grants, privileges, licenses, certificates, and permits necessary or advisable for the use of any Real Property and not, without the prior written consent of the Administrative Agent, consent to any material public or private restriction as to the use of any Real Property.
     (c) Preserve and protect the Lien status of each respective Mortgage and, if any Lien (other than a Permitted Lien) is asserted against a Mortgaged Real Property, promptly and at its expense, give the Administrative Agent and the Collateral Agent a detailed written notice of such Lien and pay the underlying claim in full or take such other action so as to cause it to be released or bonded over in a manner satisfactory to the Administrative Agent.
ARTICLE VI.
NEGATIVE COVENANTS
     Each Loan Party covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired or been fully cash collateralized and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, no Loan Party will, nor will they cause or permit any Subsidiaries to:
     SECTION 6.01 Indebtedness. Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except:
     (a) Indebtedness incurred pursuant to this Agreement and the other Loan Documents;
     (b) (i) Indebtedness actually outstanding on the Original Closing Date and listed on Schedule 6.01(b), (ii) refinancings or renewals thereof; provided, that (A) any such refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being renewed or refinanced, plus the amount of any premiums required to be paid thereon and fees and expenses associated therewith, (B) such refinancing Indebtedness has a later or equal final maturity and longer or equal weighted average life than the Indebtedness being renewed or refinanced and (C) the covenants, events of default subordination and other provisions thereof (including any guarantees thereof) shall be, in the aggregate, no less favorable to the Lenders than those contained in the Indebtedness being renewed or refinanced, (iii) the Qualified Senior Notes (including any notes issued in exchange therefor in accordance with the registration rights document entered into in connection with the issuance of the Qualified Senior Notes), (iv) the Convertible Senior Notes, (v) the Fixed Rate Senior Unsecured Notes, (vi) the Floating Rate Senior Unsecured Notes; provided, that, that in the case of the Fixed Rate Senior Unsecured Notes referred to in clause (v) and the Floating Rate Senior Unsecured Notes referred to in clause (vi), (A) the aggregate principal amount of the Fixed Rate Senior Unsecured Notes and the Floating Rate Senior Unsecured Notes shall not exceed $350.0 million, (B) Qualified Senior Notes are purchased, retired or otherwise acquired for value from the proceeds of the issuance of the Fixed Rate Senior Unsecured Notes and the Floating Rate Senior Unsecured Notes and (C) Holdings shall use its commercially reasonable efforts to purchase, retire or otherwise acquire for value the remaining outstanding Qualified Senior Notes and fund the Induced Repurchase Payments on or before the First Redemption Date and (vii) the 2007 Senior Unsecured Convertible Notes; provided, that the aggregate principal amount of the 2007 Senior Unsecured Convertible Notes shall not exceed $475.0 million.
     (c) Indebtedness of any Company under (i) Interest Rate Protection Agreements listed on Schedule 6.01(c), (ii) under Specified Hedging Agreement constituting Interest Rate Protection Agreements entered into in order to fix the effective rate of interest on the Loans and such other non-speculative Interest Rate Protection Agreements which constitute Specified Hedging Agreement which may be entered into from time to time by such Company and which such Company in good faith believes will provide protection against fluctuations in interest rates with respect to floating rate Indebtedness of such Company then outstanding, and permitted to remain outstanding, pursuant to the other provisions of this Section 6.01 or (iii) under Specified Hedging Agreements constituting Interest Rate Protection Agreements entered into to exchange fixed rate of interest on not more than $100.0 million of aggregate principal amount of outstanding Indebtedness evidenced by the Fixed Rate Senior Unsecured Notes, for floating rate of interest thereon;
     (d) Indebtedness under Specified Hedging Agreements (other than Interest Rate Protection Agreements) entered into from time to time by any Company in accordance with Section 6.04(c);
     (e) intercompany Indebtedness of any of the Companies outstanding to the extent permitted by Section 6.04(d) or 6.04(m);
     (f) Indebtedness of the Borrower, its Domestic Subsidiaries and General Cable Canada in respect of Purchase Money Obligations and Capital Lease Obligations

and refinancings or renewals thereof (other than refinancings funded with intercompany advances), in an aggregate amount not to exceed the Dollar Equivalent of $10.0 million at any time outstanding;
     (g) Indebtedness incurred by Foreign Subsidiaries (including Foreign Credit Lines) from time to time after the Original Closing Date; provided, that such Indebtedness incurred by Foreign Subsidiaries which is owing to Borrower or a Borrowing Base Guarantor shall be permitted only to the extent permitted under Section 6.04(d)(ii);
     (h) Indebtedness of any Person that becomes a Foreign Subsidiary after the Closing Date;
     (i) [Intentionally omitted]
     (j) Indebtedness for industrial revenue bonds or other similar governmental or municipal bonds for the deferred purchase price of newly acquired Property and to finance equipment of Borrower and the Borrowing Base Guarantors (pursuant to purchase money mortgages or otherwise and whether owed to the seller or a third party) used in the ordinary course of business (provided, that such financing is entered into within 180 days of the acquisition of such Property) of Borrower and the Borrowing Base Guarantors which shall not exceed $25 million in the aggregate at any one time outstanding without the Administrative Agent’s prior written consent, and any refinancings of Indebtedness permitted under this paragraph (j);
     (k) Indebtedness in respect of workers’ compensation claims, self-insurance obligations, performance bonds, surety appeal or similar bonds and completion guarantees provided by a Company in the ordinary course of its business;
     (l) unsecured Contingent Obligations:
     (i) of Holdings in respect of Indebtedness (other than Indebtedness for borrowed money) of any Foreign Subsidiary as long as such Contingent Obligations of Holdings are issued in the ordinary course business and do not exceed the Dollar Equivalent of $10.0 million in the aggregate at any time;
     (ii) of Holdings or Borrower in respect of lease obligations, contract obligations or other obligations (other than Indebtedness for borrowed money) of any other Loan Party to the extent not otherwise prohibited hereunder as long as such Contingent Obligations are issued by Holdings and Borrower in the ordinary course of their business; and
     (iii) of Holdings in respect of lease obligations, contract obligations or other obligations (other than Indebtedness for borrowed money) of any Foreign Subsidiary as long as such Contingent Obligations are issued by Holdings in respect of obligations incurred by such Foreign Subsidiary in the ordinary course of such Foreign Subsidiary’s business or are in respect of obligations related to Permitted Non-Loan Funded Acquisitions;

     (iv) of Holdings in respect of Indebtedness for borrowed money of Joint Ventures as long as such Contingent Obligations do not exceed the Dollar Equivalent of $25.0 million in the aggregate at any time;
     (v) of any Foreign Subsidiary in respect of Indebtedness of any other Foreign Subsidiaries; or
     (vi) of Domestic and Canadian Subsidiaries of Holdings incurred pursuant to (A) guarantees in respect of Indebtedness referred to in Section 6.01(b)(iii) as contemplated by the Qualified Senior Note Indenture, (B) guarantees in respect of Indebtedness referred to in Section 6.01(b)(iv) as contemplated by the Convertible Senior Note Indenture, (C) guarantees in respect of Indebtedness referred to in Sections 6.01(b)(v) and 6.01(b)(vi) as contemplated by the Senior Unsecured Note Indenture and (D) guarantees in respect of Indebtedness referred to in Section 6.01(b)(vii) as contemplated by the 2007 Senior Unsecured Convertible Note Indenture.
     (m) Indebtedness in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made in accordance with Section 5.05;
     (n) Indebtedness in respect of netting services and overdraft protections in connection with deposit accounts, in each case in the ordinary course of business;
     (o) Indebtedness incurred pursuant to an Acquisition Debt Issuance; and
     (p) other unsecured Indebtedness (not of the type covered in paragraphs (a) – (o) above) of any Company incurred, created, assumed or permitted to exist after the Closing Date not to exceed the Dollar Equivalent of $25.0 million in the aggregate principal amount at any time outstanding.
     SECTION 6.02 Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien on any Property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except (the “Permitted Liens”):
     (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which (i) are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the Property or assets subject to any such Lien, or (ii) in the case of any such charge or claim which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;
     (b) Liens in respect of Property of any Company imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and, in respect of the Relevant Parties (i) which do not in the aggregate materially detract from the value of the Property of such Companies, taken as a whole, and do not materially impair the use thereof in the operation of the business of such Companies, taken as a whole, (ii) which do not pertain to Indebtedness that is due and payable or which pertain to Liens that are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the Property or assets subject to any such Lien, and (iii) in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;
     (c) Liens in existence on the Original Closing Date and set forth on Schedule 6.02(c); provided, that (i) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase; and (ii) such Liens do not encumber any Property other than the Property subject thereto on the Original Closing Date;
     (d) easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not, in respect of the Relevant Parties, (i) securing Indebtedness, (ii) individually or in the aggregate materially impairing the value or marketability of such Real Property and (iii) individually or in the aggregate materially interfering with the conduct of the business of such Companies at such Real Property;
     (e) Liens arising out of judgments or awards not resulting in a Default and in respect of which such Company shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings; provided, that the aggregate amount of all such judgments or awards (and any cash and the fair market value of any Property subject to such Liens) against Relevant Parties does not exceed $5.0 million at any time outstanding;
     (f) Liens (other than any Lien imposed by ERISA) (i) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, (ii) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), or (iii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided, that (w) with respect to clauses (i), (ii) and (iii) hereof, such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings for orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the Property or assets subject to any such Lien, (x) to the extent such Liens are not imposed by law, such Liens shall in no event encumber any Property other than cash and Cash Equivalents which have been deposited with such lienholder or has otherwise been subordinated to the Liens securing the Obligations hereunder pursuant to a Landlord Lien Waiver and Access Agreement, (y) in the case of any such Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions and (z) the aggregate amount of deposits at any time pursuant to clause (ii) and (iii) shall not exceed $500,000 in the aggregate;
     (g) Leases or subleases with respect to the assets or properties of any Company, in each case entered into in the ordinary course of such Company’s business; provided, that, in respect of the Loan Parties, such Leases are subordinate in all respects to the Liens granted and evidenced by the Security Documents and do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of any such Company or (ii) materially impair the use (for its intended purposes) or the value of the Property subject thereto;
     (h) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business in accordance with the past practices of such Company;
     (i) Liens arising pursuant to Purchase Money Obligations or Capital Lease Obligations incurred pursuant to Section 6.01(f), Liens securing Indebtedness incurred pursuant to Section 6.01(j) or Liens arising pursuant to sale and leaseback transactions to the extent permitted under Section 6.03; provided, that (i) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the cost of the Property being acquired or leased at the time of the incurrence of such Indebtedness and (ii) any such Liens attach only to the Property being financed pursuant to such Purchase Money Obligations, Capital Lease Obligations, other Indebtedness or sale and leaseback transactions and do not encumber any other Property of any Company;
     (j) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Company, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided, that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;
     (k) Liens on Property of a Person existing at the time such Person is acquired or merged with or into or consolidated with any Company (and not created in anticipation or contemplation thereof) so long as such merger or acquisition is permitted pursuant to Section 6.05; provided, that such Liens do not extend to Property not subject to such Liens at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than the existing Lien;

     (l) Liens on Property of Foreign Subsidiaries; provided, that such Liens do not extend to, or encumber, Property which constitutes Collateral;
     (m) Liens granted pursuant to the Security Documents;
     (n) licenses or sublicenses of Intellectual Property granted by any Company in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Company;
     (o) Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition;
     (p) Liens in favor of customs and revenues authorities which secure payment of customs duties in connection with the importation of goods to the extent required by law;
     (q) Liens deemed to exist in connection with set-off rights in the ordinary course of Borrower’s and its Subsidiaries’ business;
     (r) replacement, extension or renewal of any Lien permitted herein in the same property previously subject thereto provided the underlying Indebtedness is permitted to be replaced, extended and renewed under Section 6.01(b);
     (s) the filing of financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;
     (t) deposits by Borrower or any Borrowing Base Guarantor to a financial institution to secure, support, or underwrite a loan by such institution to a Foreign Subsidiary (commonly referred to as back-to-back overseas loans), as long as the aggregate outstanding amount of all such deposits does not exceed, together with the aggregate outstanding amount of intercompany loans and advances with respect to all Foreign Subsidiaries described in Section 6.04(d)(ii) and together with the aggregate outstanding amount of Investments with respect to all Foreign Subsidiaries described in Section 6.04(g)(iv), the Dollar Equivalent of $300.0 million in the aggregate; provided that if, before or after giving effect to any such deposit, the aggregate outstanding amount of such deposits with respect to all Foreign Subsidiaries would exceed, together with the aggregate outstanding amount of intercompany loans and advances with respect to all Foreign Subsidiaries described in Section 6.04(d)(ii) and together with the aggregate outstanding amount of Investments with respect to all Foreign Subsidiaries described in Section 6.04(g)(iv), the Dollar Equivalent of $100.0 million in the aggregate, then no such deposit shall be made unless average daily Excess Availability for the 90-day period preceding the funding of such deposit would have exceeded $75.0 million (after giving effect to any Revolving Loans funded in connection therewith as if made on the first day of such period) and is reasonably expected to exceed $75.0 million for at least 90 days following the funding of such deposit; and
     (u) other Liens (not of a type set forth in clauses (a) through (t) above) incurred in the ordinary course of business of any Company with respect to obligations

(other than Indebtedness) that do not in the aggregate exceed $25.0 million at any time outstanding;
provided, however, that no Liens (other than Liens permitted under Section 6.02(a)(ii)) shall be permitted to exist, directly or indirectly, on any Pledged Equity Interests or Pledged Notes (each as defined in the Security Agreements and Foreign Pledge Agreements).
     SECTION 6.03 Sale and Leaseback Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any Property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property which it intends to use for substantially the same purpose or purposes as the Property being sold or transferred unless at the time of the proposed sale and leaseback transaction: (a)  the Company selling or transferring such Property is not a Relevant Party or (b)(i) no Default then exists or would result therefrom; (ii) the aggregate Fair Market Value of all Property permitted to be sold and leased back pursuant to this Section 6.03 shall not exceed $20.0 million; (iii) Borrower shall have delivered, at least five Business Days prior thereto, all agreements, documents and instruments pursuant to which the proposed sale and leaseback is to be effected, all of which shall be on terms and in form and substance satisfactory to the Administrative Agent; and (iv) Borrower shall have delivered a certificate to the Administrative Agent and the Collateral Agent certifying that no Default exists or would result after giving effect to the proposed sale and leaseback, identifying the Property subject to such sale and leaseback transaction and that all of the requirements for a Permitted Asset Sale have been satisfied.
     SECTION 6.04 Investments, Loans and Advances. Directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, “Investments”), except that the following shall be permitted:
     (a) Investments outstanding on the Original Closing Date and identified on Schedule 6.04(a);
     (b) the Companies may (i) acquire and hold accounts receivables owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (ii) acquire and hold cash and Cash Equivalents, (iii) endorse negotiable instruments for collection in the ordinary course of business, (iv) make lease, utility and other similar deposits in the ordinary course of business; or (v) make prepayments and deposits to suppliers in the ordinary course of business;
     (c) any Company may enter into Interest Rate Protection Agreements to the extent permitted by Section 6.01(c), Holdings and Borrower may enter into the Specified Foreign Currency Hedging Agreement or any Company may enter into and perform its obligations under Specified Hedging Agreements entered into in the ordinary course of business and so long as any such Specified Hedging Agreement is not speculative in nature and is (i)(A) related to income derived from operations of such Company or otherwise related to purchases permitted hereunder from suppliers or (B) entered into to protect such Company against fluctuations in the prices of raw materials used in its businesses and (ii) permitted by Section 6.01(d) (it being understood and agreed that the Hedging Agreements evidencing any cross currency swap transaction with Holdings that is substantially similar to the transactions contemplated by the Specified Foreign Currency Hedging Agreements referred to in clause (i) and clause (ii) of the definition of the term “Specified Foreign Currency Hedging Agreements” shall be deemed to be entered into in the ordinary course of business for the purposes of this Agreement);
     (d) (i) Borrower, any Borrowing Base Guarantor, or any Foreign Subsidiary may make intercompany loans and advances to Borrower or any other Borrowing Base Guarantor (other than Holdings and Intermediate Holdings), (ii) Borrower or any Borrowing Base Guarantor may make intercompany loans and advances to any Foreign Subsidiary (other than intercompany advances to General Cable Spain on or about the Closing Date that give rise to the GCC Spain Closing Date Intercompany Debt and intercompany advances to General Cable Brazil Holdings on or about the Closing Date that give rise to the GCC Brazil Closing Date Intercompany Debt) in an amount not to exceed, together with the aggregate outstanding amount of Investments with respect to all Foreign Subsidiaries described in Section 6.04(g)(iv) and together with the aggregate amount of all outstanding deposits described in Section 6.02(t), the Dollar Equivalent of $300.0 million to all Foreign Subsidiaries in the aggregate outstanding at any time; provided that if, before or after giving effect to any such intercompany loan or advance, the aggregate outstanding amount of such intercompany loans and advances with respect to all Foreign Subsidiaries would exceed, together with the aggregate outstanding amount of Investments with respect to all Foreign Subsidiaries described in Section 6.04(g)(iv) and together with the aggregate amount of all outstanding deposits described in Section 6.02(t), the Dollar Equivalent of $100.0 million in the aggregate, then no such intercompany loan or advance shall be made unless average daily Excess Availability for the 90-day period preceding the funding of such intercompany loan or advance would have exceeded $75.0 million (after giving effect to any Revolving Loans funded in connection therewith as if made on the first day of such period) and is reasonably expected to exceed $75.0 million for at least 90 days following the funding of such intercompany loan or advance, (iii)  the GCC Spain Intercompany Debt in an aggregate principal amount not to exceed the Dollar Equivalent of $75.0 million, (iv) Borrower may make intercompany loans and advances to Marathon Manufacturing Holdings, Inc., a Delaware corporation, MLTC Company, a Delaware corporation, and General Cable Technologies as long as such intercompany loans and advances to all such Persons do not exceed $1.0 million in the aggregate at any time, (v) any Foreign Subsidiary may make intercompany loans and advances to any other Foreign Subsidiary, (vi) intercompany advances to General Cable Spain Holding on or about the Closing Date that give rise to the GCC Spain Closing Date Intercompany Debt; (vii) intercompany advances to General Cable Brazil Holdings on or about the Closing Date that give rise to the GCC Brazil Closing Date Intercompany Debt, (viii) Borrower, Holdings and/or Intermediate Holdings may make intercompany loans and advances to General Cable Overseas Holdings and GC Global Holdings solely to provide General Cable Overseas Holdings and GC Global Holdings with the funds necessary to make General Cable Minority Shareholder Maintenance Investments from time to time (but only to the extent such funds are actually used by General Cable Overseas Holdings and GC Global Holdings to make such a General Cable Minority

Shareholder Maintenance Investment that is permitted to be made at such time under Section 6.04(g)(iv)), (ix) Borrower may make intercompany loans and advances to Intermediate Holdings, so long as all proceeds thereof are in fact promptly used by Intermediate Holdings to satisfy its liabilities and obligations permitted pursuant to clause (iii) of Section 6.19, (x) Holdings may make intercompany loans and advances to Intermediate Holdings, so long as all proceeds thereof are contemporaneously used by Intermediate Holdings to make intercompany loans and advances to or Investments in any other Company that are otherwise permitted to be made by Intermediate Holdings under this clause (d) or Section  6.04(g) or to consummate a Permitted Non-Loan Funded Acquisition, (xi) General Cable Canada may make intercompany loans or advance to Holdings as long as Holdings, contemporaneously with the receipt of the proceeds thereof, uses such proceeds to make intercompany loans or advances to or Investments in Intermediate Holdings and Intermediate Holdings, contemporaneously with the receipt of the proceeds thereof, uses such proceeds to make intercompany loans and advances to or Investments in the Borrower and (xii) to the extent such intercompany loans and advances are funded solely by funds Intermediate Holding receives from one or more Foreign Subsidiaries, Intermediate Holdings may make intercompany loans and advances to Holdings as long as Holdings, contemporaneously with the receipt of the proceeds thereof, uses such proceeds to either make intercompany loans or advances to or Investments in General Cable Canada or consummate a Permitted Non-Loan Funded Acquisition; provided, that each loan and advance referenced in clauses (i), (ii), (iii), (iv), (vi), (vii), (viii), (ix), (x), (xi) or (xii) above shall simultaneously be recorded on Borrower’s, the applicable Borrowing Base Guarantor’s, or the applicable Foreign Subsidiary’s ledgers as an intercompany loan and shall be evidenced by a promissory note in substantially the form of Exhibit L-1 or Exhibit L-2, as applicable, or otherwise in form or pursuant to documentation acceptable to the Collateral Agent, which, except in the case of promissory notes evidencing loans or advances made by any Foreign Subsidiary, shall be pledged (and delivered) by Borrower or the applicable Borrowing Base Guarantor that is the lender of such intercompany loan as Collateral pursuant to the Security Agreements and Foreign Pledge Agreements and which, except in the case of any such loan or advance made to a Foreign Subsidiary, shall be subordinated to the Obligations pursuant to and the extent provided for in such promissory notes;
     (e) Any Company may make loans and advances (including payroll, travel and entertainment related advances) in the ordinary course of business to its respective employees or senior management (other than any loans or advances to any director or executive officer (or equivalent thereof) that would be in violation of Section 402 of the Sarbanes-Oxley Act) so long as the aggregate principal amount thereof made by all Companies at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed the Dollar Equivalent of $ 2.0 million;
     (f) Borrower, Holdings, Intermediate Holdings, any Canadian Subsidiary, any Foreign Subsidiary or any other Wholly Owned Subsidiary of Borrower may establish

Subsidiaries to the extent permitted by Section 6.12 (provided that (i) any Subsidiary formed by a Canadian Subsidiary will also be a Canadian Subsidiary or a Foreign Subsidiary, (ii) any Subsidiary formed by a Foreign Subsidiary will also be a Foreign Subsidiary) and (iii) any Subsidiary formed by a Domestic Subsidiary (other than Intermediate Holdings or Borrower) will also be a Domestic Subsidiary;
     (g) Investments (other than intercompany loans and advances) (i) (A) by Intermediate Holdings in any Borrowing Base Guarantor other than Holdings and (B) by Borrower or Holdings in any Borrowing Base Guarantor, but, in each case, with respect to any such Investments in Holdings, only to the extent such Investments in Holdings are permitted under 6.07, or with respect to any such Investments in Intermediate Holdings, only to the extent such Investments in Intermediate Holdings are (x) permitted under Section 6.06(d), 6.06(i) or 6.07 or (y) in the case of such Investments by Holdings in Intermediate Holdings, are contemporaneously used by Intermediate Holdings to make intercompany loans and advances to or Investments in any other Company that are otherwise permitted to be made by Intermediate Holdings under this clause (g) or Section  6.04(d) or to consummate a Permitted Non-Loan Funded Acquisition, (ii) by any Company (other than Borrower or any Borrowing Base Guarantor) in Borrower or any Borrowing Base Guarantor, (iii) by any Foreign Subsidiary in any other Company, (iv) either (x) by Borrower or any Borrowing Base Guarantor in any Foreign Subsidiary and (y) by General Cable Overseas Holdings and GC Global Holdings in any Overseas/GC Global Entity to the extent such Investment constitutes a General Cable Minority Shareholding Maintenance Investment, as long as the aggregate outstanding amount of such Investments in all Foreign Subsidiaries described in the foregoing clauses (x) and (y) does not exceed, together with the aggregate outstanding amount of intercompany loans and advances with respect to all Foreign Subsidiaries described in Section 6.04(d)(ii) and together with the aggregate amount of all outstanding deposits described in Section 6.02(t), the Dollar Equivalent of $300.0 million in the aggregate; provided that if, before or after giving effect to any such Investment, the aggregate outstanding amount of such Investments with respect to all Foreign Subsidiaries would exceed, together with the aggregate outstanding amount of intercompany loans and advances with respect to all Foreign Subsidiaries described in Section 6.04(d)(ii) and together with the aggregate amount of all outstanding deposits described in Section 6.02(t), the Dollar Equivalent of $100.0 million in the aggregate, then no such Investment shall be made unless average daily Excess Availability for the 90-day period preceding the funding of such Investment would have exceeded $75.0 million (after giving effect to any Revolving Loans funded in connection therewith as if made on the first day of such period) and is reasonably expected to exceed $75.0 million for at least 90 days following the funding of such Investment and (v) by Borrower, Holdings and/or Intermediate Holdings in General Cable Overseas Holdings and GC Global Holdings solely to provide General Cable Overseas Holdings and GC Global Holdings with the funds necessary to make General Cable Minority Shareholder Maintenance Investments from time to time (but only to the extent such funds are actually used by General Cable Overseas Holdings and GC Global Holdings to make such a General Cable Minority Shareholder Maintenance Investment that is permitted to be made at such time under clause (iv) of this Section 6.04(g));

     (h) Investments in securities of trade creditors or customers in the ordinary course of business and consistent with such Company’s past practices that are received in settlement of bona fide disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;
     (i) Investments made by Borrower or any Subsidiary as a result of consideration received in connection with an Asset Sale which is permitted under Section 6.05;
     (j) earnest money required and any Equity Issuance made by Holdings in connection with and to the extent permitted by Permitted Acquisitions;
     (k) Loan Parties may hold Investments to the extent such Investments reflect an increase in the value of Investments otherwise permitted under this Section 6.04 hereof;
     (l) Investments in (i) deposit accounts (other than deposit accounts described in clause (iii) hereof) opened in the ordinary course of business provided, that such deposit accounts are subject to Deposit Account Control Agreements, (ii) securities accounts (other than securities accounts described in clause (iii) hereof) opened in the ordinary course of business provided, that such securities accounts are subject to Securities Account Control Agreements and (iii) deposit accounts and/or security accounts which are established solely to receive deposits permitted under Section 6.02(t);
     (m) Borrower and, to the extent such intercompany loans and advances are funded solely by funds Intermediate Holding receives from one or more Foreign Subsidiaries, Intermediate Holdings may make intercompany loans and advances to Holdings solely for the purpose of:
     (i) Holdings’ repurchasing, so long as all proceeds thereof are in fact promptly used by Holdings to repurchase, outstanding shares of its common stock following the death, disability, retirement or termination of employment of employees, officers or directors of any Company as long as (A) such loans and advances in the aggregate shall not exceed (x) $5.0 million in any fiscal year of Holdings in respect of the Executive Officers (as such term is defined in the Securities Act) and (y) $2.5 million in any fiscal year of Holdings in respect of employees who are not Executive Officers, in each case less any Restricted Payments made pursuant to Section 6.06(d)(i) in such fiscal year and (B) no Event of Default has occurred and is continuing and no Default would result after giving effect to any such Restricted Payment;
     (ii) Holdings’ paying, so long as all proceeds thereof are in fact promptly used by Holdings to pay, (x) its income tax and income taxes pursuant to the Tax Sharing Agreement, in accordance with Section 6.07(e), in each case when and as due and (y) all other liabilities and obligations of Holdings permitted pursuant to clause (iii) of Section 6.19;

     (iii) Holdings’ paying, so long as all proceeds thereof are in fact promptly used by Holdings to pay, scheduled installments of interest on (A) the Convertible Senior Notes, (B) the Qualified Senior Notes, (C) the Fixed Rate Senior Unsecured Notes and the Floating Rate Senior Unsecured Notes and (D) the 2007 Senior Unsecured Convertible Notes;
     (iv) Holdings’ making, so long as all proceeds thereof are in fact promptly used by Holdings to make, Restricted Payments with respect to Convertible Preferred Stock elected to be made by Holdings in cash for the current quarter dividend period (commencing with the first such quarterly dividend period ending February 24, 2004);
     (v) Holdings’ (x) paying cash dividends with respect to its common stock, (y) repurchasing outstanding shares of its common stock other than the common stock described in clause (i) above, or (z) making the Induced Conversion Payments (or any combination of the foregoing items (x), (y) and (z)) as long as (A) all proceeds thereof are in fact promptly used by Holdings for one or more of the purposes set forth in the foregoing items (x), (y) and (z), (B) the aggregate amount of all such loans and advances made after the Second Amendment Date shall not exceed $125.0 million less any Restricted Payments made pursuant to Section 6.06(d)(v), (C) average daily Excess Availability for the 90-day period preceding each such loan or advance would have exceeded $100.0 million (after giving effect to any Revolving Loans funded in connection therewith as if made on the first day of such period) and is reasonably expected to exceed $100.0 million for at least 90 days following such loan or advance and (D) no Event of Default has occurred and is continuing and no Default would result after giving effect to any such loan or advance; and
     (vi) Holdings’ redeeming, repurchasing, retiring, defeasing or otherwise acquiring for value (x) Qualified Senior Notes, as long as (A) all proceeds thereof are in fact promptly used by Holdings for such purpose, (B) the aggregate amount of all such loans and advances made after the Closing Date shall not exceed $10.0 million less any Restricted Payments made pursuant to Section 6.06(d)(vi)(x), (C) average daily Excess Availability for the 90-day period preceding each such loan or advance would have exceeded $75.0 million (after giving effect to any Revolving Loans funded in connection therewith as if made on the first day of such period) and is reasonably expected to exceed $75.0 million for at least 90 days following such loan or advance and (D) no Event of Default has occurred and is continuing and no Default would result after giving effect to any such loan or advance, (y) the Floating Rate Senior Unsecured Notes, as long as (A) all proceeds thereof are in fact promptly used by Holdings for such purpose, (B) the aggregate amount of all such loans and advances made after the Second Amendment Date shall not exceed $200.0 million less any Restricted Payments made pursuant to Section 6.06(d)(vi)(y), (C) average daily Excess Availability for the 90-day period preceding each such loan or advance would have exceeded $75.0 million (after giving effect to any Revolving Loans funded in connection therewith as if made on the first day of such period) and is reasonably expected to exceed $75.0 million for at least 90 days following such loan or advance and (D) no Event of Default has occurred and is continuing and no Default would result after giving effect to any such loan or advance and (z) the 2007 Senior Unsecured Convertible Notes and/or the Convertible Senior Notes, as long as (A) all proceeds thereof are in fact promptly used by Holdings for such purpose, (B) the aggregate amount of all such loans and advances made after the Third Amendment Date shall not exceed $400.0 million less any Restricted Payments made pursuant to Section 6.06(d)(vi)(z), (C) average daily Excess Availability for the 90-day period preceding each such loan or advance would have exceeded $75.0 million (after giving effect to any Revolving Loans funded in connection therewith as if made on the first day of such period) and is reasonably expected to exceed $75.0 million for at least 90 days following such loan or advance and (D) no Event of Default has occurred and is continuing and no Default would result after giving effect to any such loan or advance;
provided, that each loan and advance referenced in clauses (i), (ii), (iii), (iv), (v) and (vi) above shall simultaneously be recorded on Borrower’s ledger as an intercompany loan and shall be evidenced by a promissory note in substantially the form of Exhibit L-1 or Exhibit L-2, as applicable, or otherwise in form or pursuant to documentation acceptable to the Collateral Agent, which shall be pledged (and delivered) by Borrower as Collateral pursuant to the Security Agreements and which shall be subordinated to the Obligations pursuant to such promissory notes;
     (n) Loan Parties may make additional Investments after the Original Closing Date in any Joint Venture as long as the aggregate outstanding amount of additional Investments in all Joint Ventures by Loan Parties does not exceed with respect to all Joint Ventures the Dollar Equivalent of $100.0 million in the aggregate; provided that if, before or after giving effect to any such additional Investment, the aggregate outstanding amount of such additional Investments would exceed the Dollar Equivalent of $50.0 million in the aggregate, then no such additional Investment shall be made unless average daily Excess Availability for the 90-day period preceding the funding of such additional Investment would have exceeded $75.0 million (after giving effect to any Revolving Loans funded in connection therewith as if made on the first day of such period) and is reasonably expected to exceed $75.0 million for at least 90 days following the funding of such additional Investment;
     (o) Any Foreign Subsidiary may make Investments in Joint Ventures; and
     (p) (i) Loan Parties may capitalize or forgive any Indebtedness owed to it by other Loan Parties (except that Borrower shall not forgive intercompany loans made to any other Loan Party) and (ii) Holdings may capitalize the GCC Spain Intercompany Debt in an amount not to exceed 21.1 million Euros as long as no Event of Default has occurred and is continuing.
     SECTION 6.05 Mergers, Consolidations, Sales of Assets and Acquisitions. Wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, enter into any Asset Sale, or otherwise convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its Property or assets, or purchase or otherwise acquire (in one or a series of related transactions) all or any part of the Property, Equity Interests, or assets of any Person (or agree to do any of the foregoing at any future time), except that:
     (a) Capital Expenditures by Borrower and the Subsidiaries shall be permitted;
     (b) (i) purchases or other acquisitions of inventory, materials, equipment and intangible assets in the ordinary course of business shall be permitted, (ii) subject to Section 2.10(c), Asset Sales of used, worn out, obsolete or surplus Property by any Company in the ordinary course of business and the abandonment or other Asset Sale of Intellectual Property that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Companies taken as a whole shall be permitted, (iii) Permitted Asset Sales by all Loan Parties aggregating no more than $25.0 million less any prepayments made pursuant to the definition of Permitted Fixed Asset Exchange shall be permitted, (iv) Asset Sales shall be permitted by any Foreign Subsidiary as long as, individually and in the aggregate, such Assets Sales do not comprise all or substantially all of the Property of any Foreign Subsidiary that is a Relevant Party, (v) Permitted Fixed Asset Exchanges shall be permitted, (vii) sales of Inventory sold in the ordinary course of business shall be permitted and (viii) sales or discounts, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof shall be permitted;
     (c) Investments in connection with any such transaction may be made to the extent permitted by Section 6.04;
     (d) Holdings and its Subsidiaries may sell Cash Equivalents and marketable securities and use cash for purposes that are not otherwise prohibited by the terms of this Agreement in the ordinary course of business;
     (e) Borrower and the Subsidiaries may lease (as lessee or lessor) real or personal Property and may guaranty such lease, in each case, in the ordinary course of business and in accordance with the applicable Security Documents;
     (f) the Transactions shall be permitted as contemplated by the Transaction Documents;
     (g) Permitted Acquisitions shall be permitted;
     (h) (i) any Loan Party (other than Holdings, Intermediate Holdings or Borrower) may transfer or lease Property to any Loan Party, (ii) any Loan Party may acquire or lease Property from any Loan Party (other than as a result of transfer or lease prohibited by the immediately preceding clause (i)), and (iii) any Loan Party (other than Holdings, Borrower and Intermediary Holdings) may be merged into another Domestic or Canadian Loan Party as long as Borrower, Holdings or Intermediary Holdings (if a party to such transaction) or any other Borrowing Base Guarantor is the surviving corporation of such merger; provided, that, in each case of the foregoing clauses (i), (ii) and (iii), the Lien on and security interest in such Property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.11 or 5.12, as applicable;
     (i) any Foreign Subsidiary may transfer Property or lease to or acquire or lease Property from any Foreign Subsidiary or any Foreign Subsidiary may be merged into another Foreign Subsidiary so long as, in the case of any merger involving a Foreign Subsidiary that is a Relevant Party, the surviving corporation of such merger is a Relevant Party; provided, that the Lien on and security interest in the Equity Interests of any such first-tier Foreign Subsidiary shall be maintained or created in accordance with the provisions of Section 5.11;
     (j) any Subsidiary (other than Borrower or any Borrowing Base Guarantor) may dissolve, liquidate or wind up its affairs at any time; provided, that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect;
     (k) discounts or forgiveness of account receivables in the ordinary course of business or in connection with collection or compromise thereof shall be permitted provided the account debtor is not an Affiliate;
     (l) Permitted Liens (to the extent constituting a conveyance of Property) shall be permitted; and
     (m) Intermediate Holdings may at any time sell the business conducted by PD Suzhou Holdings and its Subsidiaries by means of (i) a sale or series of sales by the Subsidiaries of PD Suzhou Holdings of all or substantially all of their assets, (ii) a sale or series of sales by PD Suzhou Holdings of the Equity Interests of its Subsidiaries and/or (iii) a sale by Intermediate Holdings of the Equity Interests of PD Suzhou Holdings.
To the extent the Supermajority Lenders waive the provisions of this Section 6.05 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.05, such Collateral (unless sold to a Company) shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and the Collateral Agent shall take all actions deemed appropriate in order to effect the foregoing.
     SECTION 6.06 Restricted Payments. Make any Restricted Payment, except that:
     (a) any Subsidiary that is a Loan Party (other than Borrower and Intermediate Holdings) (i) may make Restricted Payments to Borrower or any Domestic Subsidiary or Canadian Subsidiary which is a Wholly Owned Subsidiary and (ii) if such Domestic Subsidiary or Canadian Subsidiary is not a Wholly Owned Subsidiary, may make Restricted Payments to its shareholders generally so long as Borrower or its Subsidiary which owns the Equity Interest or interests in the Subsidiary making such Restricted Payments receives at least its proportionate share thereof (based upon its relative holdings of Equity Interests in the Subsidiary making such Restricted Payments and taking into account the relative preferences, if any, of the various classes of Equity Interests in such Subsidiary);
(b) any Foreign Subsidiary may make Restricted Payments to its shareholders so long as, if a Loan Party is a shareholder of such Foreign Subsidiary, such Loan Party shall receive at least its proportionate share thereof (based upon its relative holdings of Equity Interests in such Foreign Subsidiary);
(c) [Intentionally Omitted]
(d) (A) Borrower may make cash Restricted Payments to Intermediate Holdings, provided, that Intermediate Holdings contemporaneously uses the proceeds of such Restricted Payments to make Restricted Payments in the same amount to Holdings and (B) to the extent such Restricted Payments are funded solely by funds Intermediate Holdings receives from one or more Foreign Subsidiaries, Intermediate Holdings make cash Restricted Payments to Holdings, in each case solely for the purpose of:
     (i) Holdings’ repurchasing, so long as all proceeds thereof are in fact promptly used by Holdings to repurchase, outstanding shares of its common stock following the death, disability, retirement or termination of employment of employees, officers or directors of any Company as long as (A) such Restricted Payments in the aggregate shall not exceed, together with the intercompany loans and advances under Section 6.04(m)(i), (x) $5.0 million in any fiscal year of Holdings in respect of the Executive Officers (as such term is defined in the Securities Act) and (y) $2.5 million in any fiscal year of Holdings in respect of employees who are not Executive Officers and (B) no Event of Default has occurred and is continuing and no Default would result after giving effect to any such Restricted Payment (and Holdings may make such repurchases);
     (ii) Holdings’ paying, so long as all proceeds thereof are in fact promptly used by Holdings (x) to pay its income tax and income taxes pursuant to the Tax Sharing Agreement, in accordance with Section 6.07(e), in each case when and as due (and Holdings may make such payments) and (y) to satisfy its other liabilities and obligations that are permitted pursuant to clause (iii) of Section 6.19 (and Holdings may make such payments);
     (iii) Holdings’ paying, so long as all proceeds thereof are in fact promptly used by Holdings to pay, scheduled installments of interest on (A) the Convertible Senior Notes, (B) the Qualified Senior Notes, (C) the Fixed Rate Senior Unsecured Notes and the Floating Rate Senior Unsecured Notes and (D) the 2007 Senior Unsecured Convertible Notes;
     (iv) Holdings’ making, so long as all proceeds thereof are in fact promptly used by Holdings to make, Restricted Payments with respect to Convertible Preferred Stock elected to be made by Holdings in cash for the current quarter dividend period (commencing with the first such quarterly dividend period ending February 24, 2004) (and Holdings may make such Restricted Payments);
     (v) Holdings’ (x) paying cash dividends with respect to its common stock, (y) repurchasing outstanding shares of its common stock other than the common stock described in clause (i) above, or (z) making the Induced Conversion Payments (or any combination of the foregoing items (x), (y) and (z)) as long as (A) all proceeds thereof are in fact promptly used by Holdings for one or more of the purposes set forth in the foregoing items (x), (y) and (z), (B) the aggregate amount of all such Restricted Payments made after the Second Amendment Date shall not exceed, together with the intercompany loans and advances under Section 6.04(m)(v), $125.0 million, (C) average daily Excess Availability for the 90-day period preceding each such Restricted Payment would have exceeded $100.0 million (after giving effect to any Revolving Loans funded in connection therewith as if made on the first day of such period) and is reasonably expected to exceed $100.0 million for at least 90 days following such Restricted Payment and (D) no Event of Default has occurred and is continuing and no Default would result after giving effect to any such Restricted Payment (and Holdings may pay such cash dividends, repurchases and Induced Conversion Payments); and
     (vi) Holdings’ redeeming, repurchasing, retiring, defeasing or otherwise acquiring for value (x) Qualified Senior Notes as long as (A) all proceeds thereof are in fact promptly used by Holdings for such purpose, (B) the aggregate amount of all such Restricted Payments made after the Closing Date shall not exceed, together with the intercompany loans and advances under Section 6.04(m)(vi)(x), $10.0 million, (C) average daily Excess Availability for the 90-day period preceding each such Restricted Payment would have exceeded $75.0 million (after giving effect to any Revolving Loans funded in connection therewith as if made on the first day of such period) and is reasonably expected to exceed $75.0 million for at least 90 days following such Restricted Payment and (D) no Event of Default has occurred and is continuing and no Default would result after giving effect to any Restricted Payment (and Holdings may so redeem, repurchase, retire, defease or otherwise acquire for value Qualified Senior Notes), (y) the Floating Rate Senior Unsecured Notes, as long as (A) all proceeds thereof are in fact promptly used by Holdings for such purpose, (B) the aggregate amount of all such Restricted Payments made after the Second Amendment Date shall not exceed, together with the intercompany loans and advances under Section 6.04(m)(vi)(y), $200.0 million, (C) average daily Excess Availability for the 90-day period preceding each such Restricted Payment would have exceeded $75.0 million (after giving effect to any Revolving Loans funded in connection therewith as if made on the first day of such period) and is reasonably expected to exceed $75.0 million for at least 90 days following such Restricted Payment and (D) no Event of Default has occurred and is continuing and no Default would result after giving effect to any Restricted Payment (and Holdings may so redeem, repurchase, retire, defease or otherwise acquire for value Floating Rate Senior Unsecured Notes) and (z) the 2007 Senior Unsecured Convertible Notes and/or

the Convertible Senior Notes, as long (A) all proceeds thereof are in fact promptly used by Holdings for such purpose, (B) the aggregate amount of all such Restricted Payments made after the Third Amendment Date shall not exceed, together with the intercompany loans and advances under Section 6.04(m)(vi)(z), $400.0 million, (C) average daily Excess Availability for the 90-day period preceding each such Restricted Payment would have exceeded $75.0 million (after giving effect to any Revolving Loans funded in connection therewith as if made on the first day of such period) and is reasonably expected to exceed $75.0 million for at least 90 days following such Restricted Payment and (D) no Event of Default has occurred and is continuing and no Default would result after giving effect to any Restricted Payment (and Holdings may so redeem, repurchase, retire, defease or otherwise acquire for value the 2007 Senior Unsecured Convertible Notes);
     (e) to the extent any payment under any Intercompany Agreement constitutes a Restricted Payment, Borrower, Holdings or other Guarantor, as applicable, party to such Intercompany Agreement may make such Restricted Payment;
     (f) Borrower may make cash Restricted Payments to Intermediate Holdings other than those described in clause (d) above, provided, that Intermediate Holdings uses the proceeds of such Restricted Payments to make Restricted Payments in the same amount to Holdings as long as (A) the aggregate amount of such Restricted Payments received by Holdings does not exceed $10.0 million in any fiscal year of Holdings and (B) Borrower delivers written notice thereof to Administrative Agent and Collateral Agent prior to making each such Restricted Payment;
     (g) Holdings may purchase, retire or otherwise acquire for value all (but not less than all) of the outstanding Qualified Senior Notes and make the Induced Repurchase Payments; provided that if less than 100% of the outstanding Qualified Senior Notes are purchased, retired or otherwise acquired for value on or about November 15, 2006, Holdings shall use its commercially reasonable efforts to purchase, retire, redeem or otherwise acquire for value the remaining outstanding Qualified Senior Notes by the First Redemption Date;
     (h) Holdings may make Restricted Payments in exchange for or out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Subsidiary) of Equity Interests or other instruments (other than debt instruments) convertible into or otherwise redeemable for Equity Interests;
     (i) Borrower may make cash Restricted Payments to Intermediate Holdings, so long as all proceeds thereof are in fact promptly used by Intermediate Holdings to satisfy its liabilities and obligations that are permitted pursuant to clause (iii) of Section 6.19 (and Intermediate Holdings may make sure payments);
     (j) any Company may at any time make repay any intercompany loans and advances that are permitted under Section 6.04(d) to the extent that such repayment is not prohibited by the subordination provisions (if any) of the applicable promissory note evidencing such intercompany loan or advance referenced in Section 6.04(d);
     .(k) General Cable Canada may make Restricted Payments to Holdings as long as Holdings, contemporaneously with the receipt of the proceeds thereof, uses such proceeds to make intercompany loans or advances to or Investments in Intermediate Holdings and Intermediate Holdings, contemporaneously with the receipt of the proceeds thereof, uses such proceeds to make intercompany loans and advances to or Investments in the Borrower; and
     (l) to the extent such Restricted Payments are funded solely by funds Intermediate Holding receives from one or more Foreign Subsidiaries, Intermediate Holdings may make cash Restricted Payments to Holdings as long as Holdings, contemporaneously with the receipt of the proceeds thereof, uses such proceeds to either make intercompany loans or advances to or Investments in General Cable Canada or consummate a Permitted Non-Loan Funded Acquisition.
     SECTION 6.07 Transactions with Affiliates. Enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Company (other than (i) between or among Foreign Subsidiaries that are not Relevant Parties and (ii) between or among Borrower and its Wholly Owned Domestic Subsidiaries), other than in the ordinary course of business and on terms and conditions substantially as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except that:
     (a) Restricted Payments may be made to the extent provided in Section 6.06;
     (b) loans may be made and other transactions may be entered into between and among any Company and its Affiliates to the extent permitted by Sections 6.01 and 6.04;
     (c) customary fees may be paid to non-officer directors of Holdings and customary indemnities may be provided to all directors and officers of Holdings and its Subsidiaries;
     (d) Borrower may pay management fees to Holdings from time to time in an amount not in excess of Holdings’ compensation expenses for its employees;
     (e) Borrower or any Subsidiary may make payments to Holdings pursuant to a Tax Sharing Agreement in an amount not in excess of the federal and state (in such states that permit consolidated or combined tax returns) income tax liability that Borrower and the Subsidiaries would have been liable for if any of the Companies had filed their taxes on a stand-alone basis; provided, that such payments shall be made by Holdings no earlier than five days prior to the date on which Holdings is required to make its payments to the Internal Revenue Service, as applicable;

     (f) Borrower, Holdings and other Guarantors party to the Intercompany Agreement may make payments under the Intercompany Agreements; and
     (g) the Transactions may be effected.
     SECTION 6.08 Financial Covenant.
     Minimum Fixed Charge Coverage Ratio. If daily Excess Availability for five or more days (whether consecutive or non-consecutive) during any fiscal quarter is less than $50.0 million (such occurrence, a “triggering event”), thereafter (and until such time as average daily Excess Availability is in excess of $50.0 million for a period of three (3) consecutive fiscal months following such fiscal quarter), permit the Consolidated Fixed Charge Coverage Ratio, determined as of the end of each of the Borrower’s fiscal quarters (commencing with the end of the fiscal quarter within which such triggering event occurred) for the Test Period then ended, to be less than 1:00 to 1.0.
     SECTION 6.09 Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, or Other Constitutive Documents, By-laws and Certain Other Agreements, etc. (i) Permit a Loan Party to amend or modify, or permit the amendment or modification of, any provision of existing Indebtedness or of any agreement (including any purchase agreement, indenture, loan agreement or security agreement) relating thereto other than any amendments or modifications to Indebtedness which do not in any way materially adversely affect the interests of the Lenders and are otherwise permitted under Section 6.01(b); (ii) except as required by Sections 4.08 and 4.11(e) of the Qualified Senior Note Indenture, and except as permitted by Section 6.04(m)(vi)(x), Section 6.06(d)(vi)(x) or Section 6.06(g) hereof, make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Indebtedness outstanding under the Qualified Senior Notes; (iii) amend or modify, or permit the amendment or modification of, any provision of any Qualified Senior Notes or any agreement (including any Qualified Senior Note Documents) relating thereto other than either amendments or modifications which do not in any way materially adversely affect the interests of the Lenders and which are effected to make technical corrections to the respective documentation and other than amendments to the Qualified Senior Note Indenture described in the Senior Unsecured Notes Offering Circular; (iv) except as required by Sections 4.08 and 4.11(e) of the Senior Unsecured Note Indenture and except as permitted by Section 6.04(m)(vi)(y) or Section 6.06(d)(vi)(y) hereof, make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or acquisition for value of, or any prepayment as a result of any asset sale, change of control or similar event of, any Indebtedness outstanding under the Fixed Rate Senior Unsecured Notes or the Floating Rate Senior Unsecured Notes; (v) amend or modify, or permit the amendment or modification of, any provision of any Fixed Rate Senior Unsecured Notes or any Floating Rate Senior Unsecured Notes or any agreement (including any Senior Unsecured Note Document) relating thereto other than amendments or modifications which do not in any way materially adversely affect the interests of the Lenders and which are effected to make technical corrections to the respective documentation; (vi) except as required by Sections 4.08 and 4.11(e) of the 2007 Senior Unsecured Convertible Note Indenture and except as permitted by Section 6.04(m)(vi)(z) or Section 6.06(d)(vi)(z) hereof, make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or acquisition for value of, or any prepayment as a result of any asset sale, change of control or similar event of, any Indebtedness outstanding under the 2007 Senior Unsecured Convertible Notes; (vii) amend or modify, or permit the amendment or modification of, any provision of any 2007 Senior Unsecured Convertible Note or any agreement (including any 2007 Senior Unsecured Convertible Note Document) relating thereto other than amendments or modifications which do not in any way materially adversely affect the interests of the Lenders and which are effected to make technical corrections to the respective documentation; (viii) except for any offer to repurchase all or any portion of the Convertible Senior Notes that Holdings is required to make pursuant to and in accordance with the Convertible Senior Note Indenture and except as permitted by Section 6.04(m)(vi)(z) or Section 6.06(d)(vi)(z) hereof, make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Indebtedness outstanding under the Convertible Senior Notes; (ix) amend or modify, or permit the amendment or modification of, any provision of any Convertible Senior Notes or any agreement (including any Convertible Senior Note Document) relating thereto other than amendments or modifications which do not in any way materially adversely affect the interests of the Lenders and which are effected to make technical corrections to the respective documentation; (x) amend or modify, or permit the amendment or modification of, any other Transaction Document, in each case except for amendments or modifications which are not in any way adverse in any material respect to the interests of the Lenders; or (xi) amend, modify or change its articles of incorporation or other constitutive documents (including by the filing or modification of any certificate of designation) or by-laws, or any agreement entered into by it, with respect to its capital stock (including any shareholders’ agreement), or enter into any new agreement with respect to its capital stock, other than any amendments, modifications, agreements or changes pursuant to this clause (ix) or any such new agreements pursuant to this clause (xi) which do not in any way materially adversely affect in any material respect the interests of the Lenders; and provided, that Holdings may issue such capital stock as is not prohibited by Section 6.11 or any other provision of this Agreement and may amend articles of incorporation or other constitutive documents to authorize any such capital stock.
     SECTION 6.10 Limitation on Certain Restrictions on Subsidiaries. Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary (other than a Foreign Subsidiary) to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Borrower or any other Subsidiary, or pay any Indebtedness owed to Borrower or any other Subsidiary (except such restrictions as are approved in writing and in advance by the Administrative Agent), (b) make loans or advances to Borrower or any of Borrower’s other Subsidiaries or (c) transfer any of its properties to Borrower or any of Borrower’s other Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law; (ii) this Agreement and the other Loan Documents; (iii)(A) the Convertible Senior Note Documents, (B) the Qualified Senior Note Documents, (C) the Senior Unsecured Note Documents and (D) the 2007 Senior Unsecured Convertible Note Documents;; (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Borrower or any other Subsidiary; (v) customary provisions restricting assignment of any agreement entered into by Borrower or any other Subsidiary in the ordinary course of business; (vi) any holder of a Lien permitted by Section 6.02 may restrict the transfer of the asset or assets subject thereto; (vii) restrictions which are not more restrictive than those contained in this Agreement contained in any documents governing any Indebtedness incurred after the Original Closing Date in accordance with the provisions of this Agreement, the Prior Credit Agreement or the Original Credit Agreement; (viii) customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 6.05 pending the consummation of such sale; (ix) any agreement in effect at the time such Subsidiary is a Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary; or (x) in the case of any Joint Venture which is not a Loan Party in respect of any matters referred to in clauses (b) and (c) above, restrictions in such Person’s organizational or governing documents or pursuant to any joint venture agreement or stockholders agreements solely to the extent of the Equity Interests of or assets held in the subject Joint Venture or other entity.
     SECTION 6.11 Limitation on Issuance of Capital Stock.  (a)  With respect to Holdings, issue after the Original Closing Date any Equity Interest that is not Qualified Capital Stock.
     (b) Neither Intermediate Holdings nor Borrower will, and will not permit any Relevant Party, to issue any Equity Interest (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, Equity Interest, except (i) for stock splits, stock dividends and additional Equity Interests issuances which do not decrease the percentage ownership of Borrower or any Subsidiaries in any class of the Equity Interest of such Subsidiary; (ii) Subsidiaries of Holdings formed after the Closing Date pursuant to Section 6.12 may issue Equity Interests to Holdings or the Subsidiary which is to own such stock; and (iii) Borrower may issue common stock that is Qualified Capital Stock to Holdings. All Equity Interests issued in accordance with this Section 6.11(b) shall, to the extent required by Section 5.12 or the Security Agreements and Foreign Pledge Agreements, be delivered to the Collateral Agent for pledge pursuant to the Security Agreements and Foreign Pledge Agreements.
     SECTION 6.12 Limitation on Creation of Subsidiaries. Establish or create any additional Subsidiaries without the prior written consent of the Required Lenders; provided, that Holdings or any of its direct or indirect Wholly-Owned Subsidiaries (including any of its direct or indirect Wholly-Owned Foreign Subsidiaries) may establish or create one or more direct Wholly Owned Subsidiaries of such Person without such consent , in each case subject to compliance with the applicable provisions of Section 5.11 and Section 5.12; provided, further that any Foreign Subsidiary may establish or create another Foreign Subsidiary without such consent; provided, further that (i) any Subsidiary formed by a Canadian Subsidiary will also be a Canadian Subsidiary or a Foreign Subsidiary, (ii) any Subsidiary formed by a Foreign Subsidiary will also be a Foreign Subsidiary and (iii) any Subsidiary formed by a Domestic Subsidiary (other than Intermediate Holdings or Borrower) will also be a Domestic Subsidiary.
     SECTION 6.13 Business.  (a)  With respect to Holdings, engage in any business activities or have any assets or liabilities, other than (i) its ownership of the Equity Interests of Borrower and other direct and indirect Subsidiaries of Holdings and its performance of administrative and managerial services on behalf of such Companies, (ii) obligations under the Transactions Documents and Indebtedness permitted to be outstanding with respect to and/or incurred by Holdings under Section 6.01, and (iii) activities and assets incidental to the foregoing clauses (i) and (ii).
     (b) With respect to Borrower and the Domestic and Canadian Subsidiaries of Holdings, engage (directly or indirectly) in any business other than those businesses in which Borrower and the Subsidiaries of Holdings were engaged on the Original Closing Date (or which are substantially related thereto or are reasonable extensions thereof).
     SECTION 6.14 Limitation on Accounting Changes. Make or permit, any change in accounting policies or reporting practices, without the consent of the Required Lenders, which consent shall not be unreasonably withheld, except changes that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect or are required by GAAP.
     SECTION 6.15 Fiscal Year. Change its fiscal year end to a date other than December 31.
     SECTION 6.16 No Negative Pledges. Directly or indirectly enter into or assume any agreement (other than (A) this Agreement, (B) the Convertible Senior Note Documents (B) the Qualified Senior Note Documents, (C) the Senior Unsecured Note Documents and (D) the 2007 Senior Unsecured Convertible Note Documents) prohibiting the creation or assumption of any Lien upon the properties or assets of any Company (other than a Foreign Subsidiary), whether now owned or hereafter acquired, except for Property subject to purchase money security interests, operating leases and capital leases.
     SECTION 6.17 Lease Obligations. Create, incur, assume or suffer to exist any obligations as lessee for the rental or hire of real or personal Property of any kind under leases or agreements to lease having an original term of one year or more that would cause the direct and contingent liabilities of the Borrower and its Domestic and Canadian Subsidiaries, on a consolidated basis, in respect of all such obligations to exceed $25.0 million payable in any period of 12 consecutive months.
     SECTION 6.18 Upstream Restrictions. Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary (other than a Foreign Subsidiary) to (a) pay any dividend or make any other distributions on its capital stock or any other Equity Interest (except such restrictions as are approved in writing and in advance by the Administrative Agent) or (b) make or repay any loans or advances to any parent of any Subsidiary, or (c) transfer assets from any Subsidiary to its parent other than restrictions on transfers of Equipment or Real Property that do not represent more than 5% of the consolidated assets of the Holdings and its Subsidiaries.
     SECTION 6.19 Holdings Companies. Except for the ownership interest in Real Property set forth in Schedule 6.19 (and Indebtedness evidenced by Qualified Senior Notes, the Convertible Senior Notes, the Fixed Rate Senior Unsecured Notes, the Floating Rate Senior Unsecured Notes and the 2007 Senior Unsecured Convertible Notes), (i) permit any Holding Company to engage in any trade or business other than providing administrative and managerial services on behalf of the Companies, (ii) permit any Holding Company to own any assets (other than Equity Interests and Indebtedness, including intercompany Indebtedness, which were pledged to the Collateral Agent to the extent required to be so pledged pursuant the provisions of this Agreement (specifically including Sections 5.11 and 5.12), the Security Agreements or any other Loan Document) or (iii) permit any Holding Company to incur any liability other than (1) Indebtedness of such Holding Company that is permitted under Section 6.01, (2) liabilities other than Indebtedness arising from the maintenance and repair of any Real Property set forth in Schedule 6.19, including without limitation liabilities for real estate taxes, (3) with respect to Holdings, liabilities other than Indebtedness arising from the purchase of services and intangible property rights made by Holdings in the course of and as required by its administrative and managerial services to and/or for the benefit of the other Companies that take advantages of economies of scale, such as liabilities arising from professional and advisory services (including legal, accounting, financial consulting and similar professional services), liabilities arising from software licensing contracts, liabilities arising from automobile fleet leasing and/or rental and liabilities related to the employment of employees, management employees and officers providing services on behalf of the Companies generally (but specifically excluding any liabilities for the purchase of Inventory, raw material, equipment or other tangible goods or liabilities relating to employees directly engaged in the actual manufacturing and/or processing or sales of Inventory, raw materials and goods), (4) income tax liabilities pursuant to the Tax Sharing Agreement, in accordance with Section 6.07(e), and (5) other liabilities in an aggregate amount that does not exceed $25,000.
     SECTION 6.20 Material Agreements. No Loan Party shall, without the prior written consent of the Administrative Agent, in their reasonable collective credit judgments, change or amend the terms of any Intercompany Agreement; and there shall not have occurred the termination of, or the receipt by any Loan Party of notice of the termination of, or the occurrence of any event or condition which would, with the passage of time or the giving of notice or both, constitute an event of default under or permit the termination of, any one or more of the Intercompany Agreements, which occurrence, unless otherwise determined by the Administrative Agent in its reasonable judgment, shall constitute an Event of Default hereunder.
     SECTION 6.21 Closing Date Acquisition Transactions. Notwithstanding anything to the contrary provided for in this Agreement, the Companies may enter into and perform the Closing Date Acquisition Transactions.
ARTICLE VII.
GUARANTEE
     SECTION 7.01 The Guarantee. The Guarantors hereby jointly and severally affirm, acknowledge and ratify the Guarantees under the Original Credit Agreement and the Prior Credit Agreement and guarantee as a primary obligor and not as a surety to each Secured Party and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the Loans made by the Lenders to, and the Notes held by each Lender of, Borrower, and all other Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan

Document (including, without limitation, any Specified Hedging Agreement), in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
     SECTION 7.02 Obligations Unconditional. The obligations of the Guarantors under Section 7.01 and under Section 7.01 of the Original Credit Agreement and the Prior Credit Agreement shall constitute a guaranty of payment and are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:
     (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which Borrower is or may become a party;
     (b) the absence of any action to enforce this Agreement or any other Loan Document or the waiver or consent by Administrative Agent and Lenders with respect to any of the provisions thereof;
     (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Administrative Agent and Lenders in respect thereof (including the release of any such security);
     (d) the insolvency of Borrower or any other Guarantor;
     (e) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
     (f) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

     (g) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;
     (h) any lien or security interest granted to, or in favor of, Issuing Bank or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected;
     (i) the release of Borrower or any other Guarantor; or
     (j) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than indefeasible payment in full in cash of all Obligations and the termination of all Commitments).
     The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party thereof exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other Person at any time of any right or remedy against Borrower or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.
     SECTION 7.03 Reinstatement. The obligations of the Guarantors under this Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. The Guarantors jointly and severally agree that they will indemnify each Secured Party on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by such Secured Party in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, other than any costs or expenses resulting from the bad faith or willful misconduct of such Secured Party.
     SECTION 7.04 Subrogation; Subordination. Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation or otherwise, against Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. The payment of any amounts due with respect to any Indebtedness of Borrower or any other Guarantor now or hereafter owing to any Guarantor or Borrower by reason of any payment by such Guarantor under the Guarantee in this Article VII is hereby subordinated to the prior indefeasible payment in full in cash of the Guaranteed Obligations. In addition, any Indebtedness of the Guarantors now or hereafter held by any Guarantor is hereby subordinated in right of payment in full in cash to the Guaranteed Obligations. Each Guarantor agrees that it will not demand, sue for or otherwise attempt to collect any such Indebtedness of Borrower to such Guarantor until the Obligations shall have been indefeasibly paid in full in cash. If, notwithstanding the foregoing sentence, any Guarantor shall prior to the indefeasible payment in full in cash of the Guaranteed Obligations collect, enforce or receive any amounts in respect of such Indebtedness, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Secured Parties and be paid over to Administrative Agent on account of the Guaranteed Obligations without affecting in any manner the liability of such Guarantor under the other provisions of the guaranty contained herein.
     SECTION 7.05 Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Article XI (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article XI) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 7.01.
     SECTION 7.06 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article VII and under Article VII of the Original Credit Agreement and the Prior Credit Agreement constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

     SECTION 7.07 Continuing Guarantee. The guarantee in this Article VII and under Article VII of the Original Credit Agreement and the Prior Credit Agreement is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.
     SECTION 7.08 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 7.01 and under Section 7.01 of the Original Credit Agreement and the Prior Credit Agreement would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01 and under Section 7.01 of the Original Credit Agreement and the Prior Credit Agreement, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

ARTICLE VIII.
EVENTS OF DEFAULT
     In case of the happening of any of the following events (“Events of Default”):
     (a) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;
     (b) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (a) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;
     (c) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished; it being recognized by Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by said projections may differ from the projected results;
     (d) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in Section 5.02, 5.03, 5.08, 5.16 or in Article VI (to the extent applicable to such Company);
     (e) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in Section 5.01 or 5.15 (to the extent applicable to such Company) and such default shall continue unremedied or shall not be waived for a period of 5 days;
     (f) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (a), (b), (d) or (e) above) (to the extent applicable to such Company) and such default shall continue unremedied or shall not be waived for a period of 20 days after written notice thereof from the Administrative Agent or any Lender to Borrower;
     (g) any Company shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations), when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in clauses (i) and (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity; provided, that it shall not constitute an Event of Default pursuant to this paragraph (f) unless the aggregate amount of all such Indebtedness referred to in clauses (i) and (ii) exceeds $5.0 million at any one time;
     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Company (other than any Immaterial Company), or of a substantial part of the Property or assets of any such Company, under Title 11 of the United States Code, as now constituted or hereafter amended, BIA, CCAA or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any such Company or for a substantial part of the Property or assets of any such Company; or (iii) the winding-up or liquidation of any such Company; and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
     (i) any Company (other than any Immaterial Company) shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any such Company or for a substantial part of the Property or assets of any such Company; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable (after taking into account all rights of contribution), admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) wind up or liquidate;
     (j) one or more judgments for the payment of money in an aggregate amount in excess of $5.0 million shall be rendered against any Company or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Company to enforce any such judgment;
     (k) an ERISA Event or noncompliance with respect to Foreign Plans shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other such ERISA Events and noncompliance with respect to Foreign Plans that have occurred, could reasonably be expected to result in liability of any Domestic or Canadian Company and its ERISA Affiliates in an aggregate amount exceeding $5.0 million or the imposition of a Lien on any assets of a Company;

     (l) any security interest and Lien purported to be created by any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Documents (including a perfected first priority security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in such Security Document)) in favor of the Collateral Agent, or shall be asserted by Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on the Collateral covered thereby;
     (m) the Guarantees shall cease to be in full force and effect, unless in connection with the sale, merger or dissolution of a Guarantor to the extent permitted under Section 6.05 hereof;
     (n) any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any Loan Party or any other Person, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Loan Party shall repudiate or deny that it has any liability or obligation for the payment of principal or interest or other obligations purported to be created under any Loan Document;
     (o) there shall have occurred a Change in Control;
     (p) any Loan Party shall be prohibited or otherwise restrained from conducting the business theretofore conducted by it in any manner that has or could reasonably be expected to result in a Material Adverse Effect by virtue of any determination, ruling, decision, decree or order of any court or Governmental Authority of competent jurisdiction; or
     (q) the indictment by any Governmental Authority of any Loan Party as to which any Loan Party or Administrative Agent receives notice as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Administrative Agent, under any criminal statute, or commencement of criminal or civil proceedings against any Loan Party pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral having a value in excess of $1.0 million or (ii) any other Property of any Loan Party which is necessary or material to the conduct of its business;
then, and in every such event (other than an event with respect to Holdings or Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent or the Collateral Agent may, and at the request of the Required Lenders shall, by notice to Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of Borrower accrued hereunder and under any other Loan

Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to Holdings or Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding.
ARTICLE IX.
COLLATERAL MATTERS; CASH COLLATERAL ACCOUNTS; APPLICATION OF
COLLATERAL PROCEEDS
     SECTION 9.01 Accounts and Account Collections.
     (a) Borrower and each Borrowing Base Guarantor shall notify Collateral Agent promptly of: (i) any material delay in the performance by Borrower or any Borrowing Base Guarantor of any of their material obligations to any Account Debtor or the assertion of any material claims, offsets, defenses or counterclaims by any Account Debtor, or any material disputes with Account Debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information known to any Loan Party relating to the financial condition of any Account Debtor and (iii) any event or circumstance which, to any Loan Party’s knowledge, would result in any Account no longer constituting an Eligible Account. Borrower and each Borrowing Base Guarantor hereby agree not to grant to any Account Debtor any credit, discount, allowance or extension, or to enter into any agreement for any of the foregoing, without Collateral Agent’s consent, except in the ordinary course of business in accordance with practices and policies previously disclosed in writing to Collateral Agent. So long as no Event of Default exists or has occurred and is continuing, Borrower and each Borrowing Base Guarantor may settle, adjust or compromise any claim, offset, counterclaim or dispute with any Account Debtor. At any time that an Event of Default exists or has occurred and is continuing, Collateral Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with Account Debtors of any Loan Party or grant any credits, discounts or allowances.
     (b) With respect to each Account: (i) the amounts shown on any invoice delivered to Collateral Agent or schedule thereof delivered to Collateral Agent shall be true and complete in all material respects, (ii) no payments shall be made thereon except payments immediately delivered to Collateral Agent pursuant to the terms of this Agreement or any applicable Security Document (to the extent so required), (iii) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Collateral Agent and promptly reflected in the reporting of the Borrowing Base, in accordance with the terms of this Agreement, and (iv) none of the transactions giving rise thereto will violate any applicable laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

     (c) Collateral Agent shall have the right at any time or times, in Collateral Agent’s name or in the name of a nominee of Collateral Agent, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise. To facilitate the exercise of the right described in the immediately preceding sentence, Borrower hereby agrees to provide Collateral Agent upon request the name and address of each Account Debtor of Borrower or any Borrowing Base Guarantor.
     (d) Borrower shall establish and maintain, at its sole expense, and shall cause each Guarantor to establish and maintain, at its sole expense blocked accounts or lockboxes and related deposit accounts (collectively, the “Blocked Accounts”), as Collateral Agent may specify, with such banks as are acceptable to Collateral Agent into which Borrower and Guarantors shall promptly deposit and direct their respective Account Debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral (other than proceeds of a Casualty Event or Asset Sales that do not require a permanent repayment under Loan Documents) in the identical form in which such payments are made, whether by cash, check or other manner and shall be identified and segregated from all other funds of the Loan Parties. Borrower and Guarantors shall deliver, or cause to be delivered, to Collateral Agent a Deposit Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account for the benefit of Borrower or any Guarantor is maintained, and by each bank where any other deposit account is from time to time maintained. Borrower shall further execute and deliver, and shall cause each Guarantor to execute and deliver, such agreements and documents as Collateral Agent may require in connection with such Blocked Accounts and such Deposit Account Control Agreements. Except as permitted by Section 9.01(e)(iii), Borrower and Guarantors shall not establish any deposit accounts after the Original Closing Date, unless Borrower or Guarantor (as applicable) have complied in full with the provisions of this Section 9.01 with respect to such deposit accounts. Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Collateral Agent or any Lender, whether in respect of the Accounts, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Collateral Agent and Lenders in respect of the Obligations and therefore shall constitute the property of Collateral Agent and Lenders to the extent of the then outstanding Obligations.
     (e) The Borrower and each Guarantor shall maintain a cash management system which is acceptable to the Administrative Agent (the “Cash Management System”). The Cash Management System shall contain, among other things, the following:
          (i) With respect to the Blocked Accounts of Borrower and each Guarantor, the applicable bank maintaining such Blocked Accounts shall agree, from and after the receipt of a notice (on “Activation Notice”) from the Collateral Agent (which Activation Notice (notwithstanding anything to the contrary in any agreement with such applicable bank) may be given, and at the request of the Required Lenders, shall be given, by Collateral Agent at any time following the occurrence and during the continuance of an Event of Default or at any time after daily Excess Availability for ten or more days (whether consecutive or non-consecutive) during any fiscal quarter is less than $50.0 million (and until such time as average daily Excess Availability is in excess of $50.0 million for a period of three (3) consecutive months following such fiscal quarter)), to forward daily all amounts in each Blocked Account to one Blocked Account designated as concentration account in the name of Borrower (the “Concentration

Account”) at the bank that shall be designated as the Concentration Account bank for Borrower (the “Concentration Account Bank”), which, on the Original Closing Date, shall be account #4005296793 maintained by PNC Bank, National Association. The Concentration Account Bank shall agree, pursuant to the applicable Deposit Account Control Agreement, to forward daily all amounts in the Concentration Account to the account designated as collection account (the “Collection Account”) which shall be under the exclusive dominion and control of the Collateral Agent;
          (ii) [Intentionally Omitted.];
          (iii) Borrower may maintain, in its name, an account or accounts at a bank reasonably acceptable to Administrative Agent, into which Administrative Agent shall, from time to time, deposit proceeds of Revolving Loans and Swingline Loans made to Borrower hereunder and which bank shall agree, pursuant to Deposit Account Control Agreement relative to such disbursement account, from and after the receipt of a notice from the Collateral Agent (which notice may be given by Collateral Agent at any time an Event of Default occurs and is continuing) to forward all amounts in each Blocked Account to the applicable Collection Account. Any provision of this Section 9.01 to the contrary notwithstanding, (A) Loan Parties may maintain payroll accounts and trust accounts that are not a part of the Cash Management Systems provided that no Loan Party shall accumulate or maintain cash in such accounts and the disbursement account(s) described in the preceding sentence as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements and (B) Loan Parties may maintain local cash accounts that are not a part of the Cash Management Systems which individually do not at any time contain funds in excess of $100,000 and, together with all other such local cash accounts, do not exceed $1.0 million.
     (f) The Administrative Agent shall apply all funds received in the Collection Account on a daily basis to the repayment (by transferring same to the account of or pursuant to direction of Administrative Agent) of (i) first, Fees and reimbursable expenses of the Administrative Agent and the Collateral Agent then due and payable; (ii) second, to interest then due and payable on all Loans, (iii) third, Overadvances, (iv) fourth, the Swingline Loans, (v) fifth, ABR Revolving Loans, (vi) sixth, Eurodollar Revolving Loans, together with all accrued and unpaid interest thereon (excluding Eurodollar Revolving Loans (A) with respect to which the application of such payment would result in the payment of the principal prior to the last day of the relevant Interest Period and (B) which Borrower elects to continue pursuant to Section 2.08(b)), and (vii) last, other amounts which are due, in each case without a reduction in the Commitments; all further funds received in any of the Collection Account shall, unless an Event of Default has occurred and is continuing, be transferred or applied by the Collateral Agent in accordance with the directions of Borrower or the respective other Loan Party. If an Event of Default has occurred and is continuing, the Administrative Agent shall not transfer or apply any such funds from the Collection Account in accordance with such directions unless the Administrative Agent determine to release such funds to Borrower. Absent any such determination by the Administrative Agent, all such funds in the Collection Account shall be transferred to the Cash Collateral Account to be applied to the Eurodollar Revolving Loans on the last day of the relevant Interest Period of such Eurodollar Revolving Loan or to the Obligations as they come due (whether at stated maturity, by acceleration or otherwise). If consented to by the

Administrative Agent, the Collateral Agent and the Required Lenders, such funds in the Cash Collateral Account may be released to Borrower.
     (g) Borrower and its directors, employees, agents and other Affiliates and Borrowing Base Guarantors shall, acting as trustee for Collateral Agent, receive, as the property of Collateral Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts, Inventory or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Collateral Agent. In no event shall the same be commingled with Borrower’s own funds. Borrower agrees to reimburse Collateral Agent on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or Person involved in the transfer of funds to or from the Blocked Accounts arising out of Collateral Agent’s payments to or indemnification of such bank or Person.
     SECTION 9.02 Inventory; Field Audits and Appraisals. With respect to the Inventory: (a) Borrower and Borrowing Base Guarantors shall at all times maintain records of Inventory reasonably satisfactory to Collateral Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the cost therefor and daily withdrawals therefrom and additions thereto; (b) any of the Administrative Agent’s and Collateral Agent’s officers, employees or agents shall have the right, at any time or times, in the name of the Administrative Agent or Collateral Agent, as applicable, any designee of the Administrative Agent, Collateral Agent or Borrower, to verify the validity, amount or any other matter relating to Accounts or Inventory by mail, telephone, electronic communication, personal inspection or otherwise and to conduct field audits of the financial affairs and Collateral of the Loan Parties, and Borrower shall cooperate fully with the Administrative Agent and Collateral Agent in an effort to facilitate and promptly conclude any such verification process; (c) the Loan Parties shall cooperate fully with the Collateral Agent and its agents during all Collateral field audits and Inventory Appraisals which shall be at the expense of Borrower and which shall be conducted no more frequently than twice per year in the case of Collateral field audits and once per year in the case of Inventory Appraisals, or, following the occurrence and during the continuation of an Event of Default, more frequently at Collateral Agent’s request; (d) neither Borrower nor any Borrowing Base Guarantor shall sell Inventory to any customer on approval, or any other basis which entitles the customer to return (except for the right of customers for Inventory which is defective or non-conforming) or may obligate any Loan Party to repurchase such Inventory; and (e) Borrower Borrowing Base Guarantor shall keep the Inventory in good and marketable condition.
     SECTION 9.03 Equipment, Real Property and Appraisals.
     With respect to the Equipment and owned Real Property: (a) upon the Collateral Agent’s request, Borrower shall, at its expense, no more than one (1) time in any twelve (12) month period commencing with the Original Closing Date, but at any time or times as the Collateral Agent may request following the occurrence and during the continuance of an Event of Default, deliver or cause to be delivered to the Collateral Agent written appraisals as to the Equipment and/or the owned Real Property by an independent appraiser designated by the Collateral Agent and reasonably acceptable to Borrower, (b) Borrower and each Borrowing Base Guarantor shall notify Collateral Agent promptly of any event or circumstance which, to any Loan Party’s knowledge, would result in any Equipment no longer constituting an Eligible Equipment and (c) Borrower and each Borrowing Base Guarantor shall notify Collateral Agent promptly of any event or circumstance which, to any Loan Party’s knowledge, would result in any Real Property no longer constituting an Eligible Real Property.
     SECTION 9.04 Cash Collateral Account.
     (a) The Collateral Agent is hereby authorized to establish and maintain at its office at 222 North LaSalle Street, 16th Floor, Chicago, Illinois 60601, in the name of the Collateral Agent and pursuant to a dominion and control Agreement, one or more restricted deposit account designated as a “Cash Collateral Account” bearing the name of the owners of the funds contained therein (e.g., General Cable Industries Inc. – Cash Collateral Account). Each Loan Party shall deposit into its respective Cash Collateral Account from time to time the cash collateral required to be deposited under Section 2.18(j) or Section 9.01(f) hereof.
     (b) The balance from time to time in such Cash Collateral Accounts shall constitute part of the Collateral and shall not constitute payment of the Obligations until applied as hereinafter provided. Notwithstanding any other provision hereof to the contrary, all amounts held in the Cash Collateral Accounts shall constitute collateral security (i) first for the liabilities in respect of Letters of Credit outstanding from time to time and second for the other Obligations hereunder until such time as all Letters of Credit shall have been terminated and all of the liabilities in respect of Letters of Credit have been paid in full, and (ii) if held in Cash Collateral Account pursuant to Section 9.01(f), then for the Obligations as provided therein.
     SECTION 9.05 Application of Proceeds. The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, promptly by the Collateral Agent as follows (with, in the case of proceeds from a Borrowing Base Guarantor, a corresponding reduction in the Borrowing Base Guarantor Intercompany Loan Account):
     (a) First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including, without limitation, compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;
     (b) Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including, without limitation, costs and expenses and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

     (c) Third, without duplication of amounts applied pursuant to paragraphs (a) and (b) above, to the indefeasible payment in full in cash, of each Lender’s Default Allocation Percentage of interest, principal and other amounts constituting Obligations, equally and ratably in accordance with each Lender’s Default Allocation Percentage of such amounts; and
     (d) Fourth, the balance, if any, to the Person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns).
     In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (c) of this Section 9.02, the Loan Parties shall remain liable for any deficiency.
ARTICLE X.
THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT
     SECTION 10.01 Appointment.  (a)  Each Lender hereby irrevocably designates and appoints Merrill as the Administrative Agent under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes Merrill, in its capacity as the Administrative Agent, to take such actions on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.
     (b) Each Secured Party hereby irrevocably designates and appoints Merrill as the Collateral Agent under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes Merrill its capacity as the Collateral Agent, to take such actions on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. Except as otherwise provided herein, Collateral Agent shall hold all Collateral and all payments of principal, interest, fees, charges and expenses received pursuant to this Agreement or any of the Loan Documents for the benefit of Secured Parties and shall enforce the rights in the Collateral on behalf of the Secured Parties. Without limiting any of the foregoing, for the purposes of holding any security granted by any Loan Party pursuant to the laws of the Province of Quebec, the Collateral Agent shall be the holder of an irrevocable power of attorney (fondè de pouvoir) (within the meaning of the Civil Code of Quebec) for all present and future Secured Parties and in particular for all present and future holders of the bond(s) issued by any Loan Party in favor of the Collateral Agent (the “Bond”). Each of the Secured Parties hereby confirms and ratifies the appointment of the Collateral Agent pursuant to the Prior Credit Agreement to act as the Person holding an irrevocable power of attorney (fondè de pouvoir) pursuant to article 2692 of the Civil Code of Quebec in order to hold security granted by a Loan Party in the Province of Quebec to secure a Bond. By executing an Assignment and Acceptance, each future Secured Party shall be deemed to ratify the constitution of the Collateral Agent as the holder of the irrevocable power of attorney (fondè de pouvoir) granted herein. Each party hereto agrees that, notwithstanding Section 32 of an Act respecting the Special Powers of

Legal Persons (Quebec), Collateral Agent may, as the Person holding the power of attorney of the Secured Parties, acquire and/or be holder of the Bond. For greater certainty, the execution prior to the date hereof by the Collateral Agent, as fondé de pouvoir, of a deed of hypothec contemplated above, is hereby ratified and confirmed.
     (c) Each Secured Party authorizes and directs the Collateral Agent to enter into the Security Documents and other Loan Documents for the benefit of Secured Parties. The Collateral Agent is hereby authorized on behalf of all Secured Parties, without the necessity of any notice to or further consent from any Secured Party to take any action with respect to any Collateral or the Security Documents or the other Loan Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents and the other Loan Documents. Each Secured Party agrees that it shall have recourse under or by virtue of the Security Documents to the Collateral only through the Collateral Agent, that it shall have no independent recourse to the Liens created by the Security Documents and that it shall refrain from exercising any rights or remedies under the Security Documents which have or may have arisen or which may arise as a result of an Event of Default or an acceleration of the maturities of the Obligations, except that, any Secured Party (i) may give directions to the Collateral Agent as one of the Required Lenders, and (ii) may, to the extent permitted by law or under any Loan Document, set off any amount of any balances held by it for the account of any Company or any other property held or owing by it to or for the credit or for the account of any Company provided, however, that to the extent the amount so set off is to be applied to any of the Obligations held by such Secured Party, such amount shall be delivered by such Secured Party to the Collateral Agent for application pursuant to this Agreement.
     (d) Notwithstanding paragraph (c) above, each Lender shall have the right, with prior notice to Administrative Agent and the Collateral Agent, but without the approval or consent of Administrative Agent, the Collateral Agent or the other Lenders, with respect to any Specified Hedging Agreement of such Lender, (i) to declare an event of default, termination event or other similar event thereunder and to create an early termination date, (ii) to determine net termination amounts in accordance with the terms of such Specified Hedging Agreement and to set-off amounts between Specified Hedging Agreement, and (iii) in the absence of acceleration of all the Obligations under Article VIII, to prosecute any legal action against the applicable Company to enforce net amounts owing to such Lender under the Specified Hedging Agreement.
     (e) The Administrative Agent and the Collateral Agent may perform any of their duties hereunder by or through its agents or employees and each may, from time to time, agree to reallocate or temporarily assign its rights and responsibilities hereunder to the other.

     SECTION 10.02 Administrative Agent and Collateral Agent in Their Individual Capacity. The Person serving as the Administrative Agent and Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and Collateral Agent, as applicable, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder or Collateral Agent, as applicable.
     SECTION 10.03 Exculpatory Provisions. Neither the Administrative Agent nor the Collateral Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent and the Collateral Agent, shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (except for the Collateral Agent in its capacity as trustee for the Secured Parties in respect of the Collateral which is the subject of Security Documents governed by English law), (b) the Administrative Agent the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent or the Collateral Agent, as applicable, is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent and the Collateral Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or Collateral Agent , as applicable, or any of its respective Affiliates in any capacity. The Administrative Agent and Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as expressly provided in this Agreement) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent and Collateral Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent and Collateral Agent by Borrower or a Lender, and the Administrative Agent and Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or Collateral Agent, as applicable.
     SECTION 10.04 Reliance by the Administrative Agent and the Collateral Agent. The Administrative Agent and the Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent and the Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper

Person, and shall not incur any liability for relying thereon. The Administrative Agent or the Collateral Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     SECTION 10.05 Delegation of Duties. The Administrative Agent and Collateral Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent or Collateral Agent, as applicable. The Administrative Agent and Collateral Agent and any such respective sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of each Administrative Agent and Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities of Administrative Agent and Collateral Agent.
     SECTION 10.06 Successor Administrative Agent and/or Collateral Agent. The Administrative Agent and/or Collateral Agent may resign as such at any time upon at least 20 days’ prior notice to the Lenders, the Issuing Bank and Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor from among the Lenders. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent and/or Collateral Agent, as applicable, gives notice of its resignation, then the retiring Administrative Agent and/or Collateral Agent, as applicable may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent and/or Collateral Agent, as applicable, which successor shall be a commercial banking institution organized under the laws of the United States (or any state thereof) or a United States branch or agency of a commercial banking institution, and having combined capital and surplus of at least $250.0 million; provided, however, that if such retiring Administrative Agent and/or Collateral Agent, as applicable is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth above, the retiring Administrative Agent’s and/or Collateral Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent and/or Collateral Agent, as applicable hereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent and/or Collateral Agent, as applicable.
     Upon the acceptance of its appointment as Administrative Agent and/or Collateral Agent, as applicable, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and/or Collateral Agent, as applicable, and the retiring Administrative Agent and/or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder. The fees payable by Borrower to a successor Administrative Agent and/or Collateral Agent, as applicable, shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the Administrative Agent’s and/or Collateral Agent’s resignation hereunder, the provisions of this Article X and Section 11.03 shall continue in effect for the benefit of such retiring Administrative Agent and/or Collateral Agent, as applicable, its respective sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and/or Collateral Agent, as applicable.
     SECTION 10.07 Non-Reliance on the Administrative Agent, the Collateral Agent or Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.
     SECTION 10.08 No Other Administrative Agent or Collateral Agent. The Lenders identified in this Agreement, the Syndication Agent and the Documentation Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders. Without limiting the foregoing, neither the Syndication Agent nor the Documentation Agent shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the Syndication Agent and the Documentation Agent as it makes with respect to the Administrative Agent or Collateral Agent or any other Lender in this Article X. Notwithstanding the foregoing, the parties hereto acknowledge that the Documentation Agent and the Syndication Agent hold such titles in name only, and that such titles confer no additional rights or obligations relative to those conferred on any Lender hereunder.
     SECTION 10.09 Indemnification. The Lenders severally agree to indemnify the Administrative Agent in its capacity as such and the Collateral Agent in its capacity as such (to the extent not reimbursed by the Borrower or the Guarantors and without limiting the obligation of the Borrower or the Guarantors to do so), ratably according to their respective outstanding Loans and Commitments in effect on the date on which indemnification is sought under this Section 10.09 (or, if indemnification is sought after the date upon which all Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such outstanding Loans and Commitments as in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this Section 10.09 shall survive the payment of the Loans and all other amounts payable hereunder.

     SECTION 10.10 Overadvances. The Administrative Agent shall not make (and shall prohibit the Issuing Bank and Swingline Lender, as applicable, from making) any Revolving Loans or provide any Letters of Credit to Borrower on behalf of Lenders intentionally and with actual knowledge that such Revolving Loans, Swingline Loans, or Letters of Credit would cause the aggregate amount of the Revolving Exposure to exceed the Borrowing Base, without the prior consent of all Lenders, except, that, the Administrative Agent (after consultation with and consent of the Collateral Agent) may make (or cause to be made) such additional Revolving Loans or Swingline Loans or provide such additional Letters of Credit on behalf of Lenders, intentionally and with actual knowledge that such Loans or Letters of Credit will cause (a) the total outstanding Revolving Exposure to exceed the Borrowing Base, or (b) Excess Availability to be less than $15.0 million, in each case as the Administrative Agent may deem necessary or advisable in its discretion (each an “Overadvance” and collectively the “Overadvances”), provided, that: (i) the total principal amount of the Overadvances to Borrower which the Administrative Agent may make or provide (or cause to be made or provided) after obtaining such actual knowledge that the Revolving Exposure equals or exceeds the Borrowing Base shall not exceed the amount equal to $20.0 million outstanding at any time less the then outstanding amount of any Special Agent Advances and shall not cause the Revolving Exposure to exceed the Revolving Commitments of all of the Lenders or the Pro Rata Percentage of the Revolving Exposure of a Lender to exceed such Lender’s Revolving Commitment, (ii) without the consent of all Lenders, (A) no Overadvance shall be outstanding for more than sixty (60) days and (B) after all Overadvances have been repaid, the Administrative Agent shall not make any additional Overadvance unless sixty (60) days or more have elapsed since the last date on which any Overadvance was outstanding and (iii) the Administrative Agent shall be entitled to recover such funds, on demand from Borrower together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Administrative Agent at the interest rate provided for in Section 2.06(c). Each Lender shall be obligated to pay the Administrative Agent the amount of its Pro Rata Percentage of any such Overadvance provided, that the Administrative Agent is acting in accordance with the terms of this Section 10.10. All Overadvances shall be secured by Collateral.
     SECTION 10.11 Special Agent Advances. Administrative Agent (after consultation with and consent of the Collateral Agent) may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the making of Loans hereunder, make such disbursements and advances (“Special Agent Advances”) which the Administrative Agent, in its sole discretion after such consultation with the Collateral Agent, deems necessary or desirable either (i) to preserve or protect the Collateral or any portion thereof or (ii) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement or any of the other Loan Documents consisting of costs, fees and expenses and payments to any Issuing Bank (provided, that in no event shall (i) Special Agent Advances for such purpose exceed the amount equal to $20.0 million in the aggregate outstanding at any time less the then outstanding Overadvances under Section 10.10 hereof and (ii) Special Agent Advances plus the Revolving Exposure exceed the Lenders’ Commitment at the time of such Event of Default or cause any Lender’s Revolving Exposure to exceed such Lender’s Revolving Loan Commitment at the time of such Event of Default). Special Agent Advances shall be repayable on demand and be secured by the Collateral. Special Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. Administrative Agent shall notify each Lender and Borrower in writing of each such Special Agent Advance, which notice shall include a description of the purpose of such Special Agent Advance. Each Lender agrees that it shall make available to Administrative Agent, upon Administrative Agent’s demand, in immediately available funds, the amount equal to such Lender’s Pro Rata Percentage of each such Special Agent Advance. If such funds are not made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Administrative Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Administrative Agent’s option based on the arithmetic mean determined by Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Administrative Agent) and if such amounts are not paid within three (3) days of Administrative Agent’s demand, at the highest interest rate provided for in Section 2.06(a).
     SECTION 10.12 Revolving Loan Advances; Payments and Settlements; Interest and Fee Payments. (a) If the Administrative Agent elects to require that each Revolving Lender make funds available to the Administrative Agent, prior to a disbursement by the Administrative Agent to Borrower, the Administrative Agent shall advise each Revolving Lender by facsimile of the amount of such Revolving Lender’s Pro Rata Percentage of the Revolving Loan requested by Borrower no later than 1:00 p.m., New York City time, on the date of funding of such Revolving Loan, and each such Revolving Lender shall pay the Administrative Agent on such date such Revolving Lender’s Pro Rata Percentage of such requested Revolving Loan in accordance with Section 2.03. Nothing in this Section 10.12 or elsewhere in this Agreement or the other Loan Documents shall be deemed to require the Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.
     (b) On a Business Day of each week as selected from time to time by the Administrative Agent, or more frequently (including daily), if the Administrative Agent so elects (each such day being a “Settlement Date”), the Administrative Agent will advise each Revolving Lender by facsimile of the amount of each such Revolving Lender’s Pro Rata Percentage of the Revolving Loan balance as of the close of business of the Business Day immediately preceding the Settlement Date.  In the event that payments are necessary to adjust the amount of such Revolving Lender’s actual Pro Rata Percentage of the Revolving Loan balance to such Lender’s required Pro Rata Percentage of the Revolving Loan balance as of any Settlement Date, the party from which such payment is due shall pay the Administrative Agent, without setoff or discount, to the Payment Account not later than 1:00 p.m., New York City time, on the Business Day following the Settlement Date the full amount necessary to make such adjustment.  Any obligation arising pursuant to the immediately preceding sentence shall be absolute and unconditional and shall not be affected by any circumstance whatsoever.  In the event settlement shall not have occurred by the date and time specified in the second preceding sentence, interest shall accrue on the unsettled amount at the Federal Funds Rate, for the first three (3) days following the scheduled date of settlement, and thereafter at the Alternate Base Rate plus the Applicable Margin applicable to ABR Borrowings.

     (c) On each Settlement Date, the Administrative Agent shall advise each Revolving Lender by facsimile of the amount of such Revolving Lender’s Pro Rata Percentage of principal, interest and fees paid for the benefit of Revolving Lenders with respect to each applicable Revolving Loan, to the extent of such Revolving Lender’s credit exposure with respect thereto, and shall make payment to such Revolving Lender not later than 1:00 p.m., New York City time, on the Business Day following the Settlement Date of such amounts in accordance with wire instructions delivered by such Revolving Lender to the Administrative Agent, as the same may be modified from time to time by written notice to the Administrative Agent.
     (d) The provisions of this Section 10.12 shall be deemed to be binding upon Administrative Agent and Lenders notwithstanding the occurrence of any Default or Event of Default, or any insolvency or bankruptcy proceeding pertaining to Borrower or any other Loan Party.
ARTICLE XI.
MISCELLANEOUS
     SECTION 11.01 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy (or, to the extent provided below, by electronic communication), as follows:
     (a) if to any Loan Party, to Borrower at:
General Cable Corporation
4 Tesseneer Drive
Highland Heights, , KY 41076
Attention: Chief Financial Officer
Telecopy No.: (859) 572-8440
with a copy to:
Blank Rome LLP
One Logan Square
Philadelphia, PA 19103
Attention: Matthew Siembieda, Esq.
                 Harvey I. Forman, Esq.
Telecopy No.: (215) 569-5555
     (b) if to the Administrative Agent or the Collateral Agent, to it at:

Merrill Lynch Capital, a division of Merrill Lynch
Business Financial Services Inc.
222 North LaSalle Street,
16th Floor,
Chicago, Illinois 60601
Attention: Mark Gertzof
Telecopy No.: (312) 499-3127
with a copy to the Administrative Agent as set
forth in Section 11.01(b) above and, except
with respect to communications under Sections 5.01 and 5.15, to:
Latham & Watkins, LLP
233 S. Wacker Drive, Suite 5800
Chicago, IL 60606
Attention: James W. Doran
Telecopy No.: (312) 993-9767
     (c) if to a Lender, to it at its address (or telecopy number) set forth on the applicable Lender Addendum or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.
All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or by certified or registered mail, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 11.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 11.01 and failure to deliver courtesy copies of notices and other communications shall in no event affect the validity or effectiveness of such notices and other communications.
Notices and other communications to the parties hereto may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved from time to time by the Administrative Agent, provided, that the foregoing shall not apply to notices sent directly to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices by electronic communication. The Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided, that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, provided, that if any such notice or other communication is not sent or posted during normal business hours, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day.
     SECTION 11.02 Waivers; Amendment; Releases of Collateral.  (a)  No failure or delay by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 11.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.
     (b) Except as provided in Section 2.20 with respect to a Commitment Increase, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent or Collateral Agent, as applicable, and the Loan Party or Loan Parties that are parties thereto, in each case with the written consent of the Required Lenders; provided, that no such agreement shall (i) increase the Dollar amount of the Commitment of any Lender without the written consent of such Lender or increase the commitments of all Lenders without the consent of each Lender, (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon or amend Annex I or the definition of “Applicable Margin” (other than to waive default interest under Section 2.06(c) to the extent a waiver of the underlying default giving rise to such default interest does not require a vote of all Lenders), or reduce or forgive any Fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment or postpone the scheduled date of expiration of any Letter of Credit beyond the Maturity Date, or postpone any prepayment or cash collateralization required under Section 2.10(b), without the written consent of each Lender affected thereby, (iv) change Section 2.14(b), (c) or Section 9.05 in a manner that would alter the pro rata sharing of payments or set-offs required thereby, without the written consent of each Lender, (v) change Section 2.02(a) or (f) or any other Section of this Agreement in a manner that would alter the pro rata allocation among the Lenders of Loan or L/C Disbursements without the written consent of each Lender, (vi) change the percentage set forth in the definition of “Required Lenders”, “Supermajority Lenders” or any other provision of any Loan Document (including this Section 11.02) specifying the number or percentage of Lenders (or Lenders of any

Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vii) release Holdings or any Guarantor from its Guarantee (except as expressly provided in Article VII), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (viii) release all or substantially all of the Collateral from the Liens of the Security Documents (including pursuant to any Permitted Fixed Asset Exchange or Permitted Asset Sale) or alter the relative priorities of the Obligations entitled to the Liens of the Security Documents (except in connection with securing additional Obligations equally and ratably with the other Obligations), in each case without the written consent of each Lender, or (ix) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class; provided, further, that (1) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be, and (2) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders may be effected by an agreement or agreements in writing entered into by Borrower and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 11.02(b) if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by Borrower, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Bank and the Swingline Lender) if (x) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (y) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.
     (c) If, in connection with any proposed change, waiver, discharge or termination of the provisions of this Agreement that requires unanimous approval of all Lenders as contemplated by Section 11.02(b) (other than clause (iii) of such Section), the consent of the Supermajority Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Borrower shall have the right to replace all, but not less than all, of such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more Persons pursuant to Section 2.16 so long as at the time of such replacement each such new Lender consents to the proposed change, waiver, discharge or termination; provided, however, that Borrower shall not have the right to replace a Lender solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to paragraph (iii) of Section 11.02(b); provided, further, that concurrently with the effectiveness of its replacement, each replaced Lender receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement as in effect immediately prior to such replacement.

     (d) Notwithstanding any other provision contained in this Agreement or any Loan Document, if a “secured creditor” (as that term is defined under the BIA) is determined by a court of competent jurisdiction not to include a Person to whom obligations are owed on a joint or joint and several basis, then the Canadian Loan Parties’ Obligations (and the Obligations of its Subsidiaries), to the extent such Obligations are secured, only shall be several obligations and not joint or joint and several obligations.
     (e) Without the consent of the Supermajority Lenders, the Collateral Agent shall not execute any releases of the Liens created by Security Documents with respect to Collateral having an aggregate Fair Market Value in excess of $15.0 million in any fiscal year of the Borrower except for releases in connection with Permitted Fixed Asset Exchanges, Permitted Asset Sales, or the disposition of any Property by Borrower or any Borrowing Base Guarantor (or by the Collateral Agent in connection with an enforcement of such Liens), as otherwise permitted under this Agreement.
     SECTION 11.03 Expenses; Indemnity.  (a)  Borrower and Holdings agree, jointly and severally, to pay all reasonable out-of-pocket expenses (including but not limited to expenses incurred in connection with due diligence and travel, courier, reproduction, printing and delivery expenses) incurred by the Administrative Agent, the Collateral Agent, the Swingline Lender and the Issuing Bank in connection with the syndication of the credit facilities provided for herein and the preparation, execution and delivery, and administration of this Agreement and the other Loan Documents, including any Inventory Appraisal, or in connection with any amendments, modifications, enforcement costs, work-out costs, documentary taxes or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the work-out enforcement or protection of its rights in connection with this Agreement (including pursuant to Section 9.02 of this Agreement) and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the fees, charges and disbursements of Latham & Watkins, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, or work-out, the fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Lender.
     (b) The Loan Parties agree, jointly and severally, to indemnify the Administrative Agent, the Collateral Agent, each Lender, the Issuing Bank and the Swingline Lender, each Affiliate of any of the foregoing Persons and each of their respective directors, officers, trustees, employees and agents (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, all reasonable out-of-pocket costs and any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges, expenses and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the Transactions, (ii) any actual or proposed use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iii) any actual or alleged presence or Release or threatened Release of Hazardous Materials, on, under or from any Property owned, leased or operated by any Company, or any Environmental Claim related in any way to any Company; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
     (c) The provisions of this Section 11.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender. All amounts due under this Section 11.03 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.
     (d) To the extent that Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section 11.03, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against any of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposure and unused Commitments at the time.
     SECTION 11.04 Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Affiliates of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     (b) Any Lender may assign to one or more banks, insurance companies, investment companies or funds or other institutions (other than Borrower, Holdings or any Affiliate or Subsidiary thereof) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, that (i) except in the case of an assignment to a Lender, an Affiliate of a Lender or a Lender Affiliate, Borrower (except (i) after the occurrence and during the continuation of a Default or Event of Default or (ii) prior to the completion of the primary syndication (as determined by Arrangers) of the Commitments and the Loans by the Arrangers) and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline

Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or a Lender Affiliate, any assignment made in connection with the primary syndication of the Commitment and Loans by the Arrangers or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than in the case of Revolving Commitments and Revolving Loans, $5.0 million unless each of Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided, further that any consent of Borrower otherwise required under this paragraph shall not be required if a Default or an Event of Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section 11.04(b), from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement (provided, that any liability of Borrower to such assignee under Section 2.12, 2.13 or 2.15 shall be limited to the amount, if any, that would have been payable thereunder by Borrower in the absence of such assignment, except to the extent any such amounts are attributable to a Change in Law occurring after the date of such assignment), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.15 and 11.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section 11.04.
     (c) The Administrative Agent, acting for this purpose as an agent of Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive in the absence of manifest error, and Borrower, the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, the Issuing Bank, the Collateral Agent, the Swingline Lender and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 11.04 and any written consent to such assignment required by paragraph (b) of this Section 11.04, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
     (e) Any Lender may, without the consent of Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, the Administrative Agent, the Collateral Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.02(b) that affects such Participant. Subject to paragraph (f) of this Section 11.04, Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 11.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided, that such Participant agrees to be subject to Section 2.14(c) as though it were a Lender. Each Lender shall, acting for this purpose as an agent of the Borrower, maintain at one of its offices a register for the recordation of the names and addresses of its Participants, and the amount and terms of its participations, provided, that no Lender shall be required to disclose or share the information contained in such register with the Borrower or any other party, except as required by applicable law.
     (f) A Participant shall not be entitled to receive any greater payment under Section 2.12, 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the prior written consent of Borrower (which consent shall not be unreasonably withheld or delayed). A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Sections 2.15(e) and (f) as though it were a Lender.
     (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 11.04 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of Borrower or the Administrative Agent, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities; provided, that the documentation governing or evidencing such collateral assignment or pledge shall provide that any foreclosure or similar action by such trustee or representative shall be subject to the provisions of this Section 11.04 concerning assignments and shall not be effective to transfer any rights under this Agreement or in any Loan, Note or other instrument evidencing its rights as a Lender under this Agreement unless the requirements of Section 11.04 concerning assignments are fully satisfied.
     SECTION 11.05 Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.13, 2.15 and 11.03 and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
     SECTION 11.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and the Fee Letter constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
     SECTION 11.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     SECTION 11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding trust and payroll accounts) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of Borrower against any of and all the obligations of Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
     SECTION 11.09 Governing Law; Jurisdiction; Consent to Service of Process.  (a)  This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.
     (b) Each Loan Party hereby irrevocably and unconditionally submits, for itself and its Property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.
     (c) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 11.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 11.10 Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 11.10.
     SECTION 11.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
     SECTION 11.12 Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates or its Lender Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations, (g) with the consent of Borrower or (h) to the extent such Information (i) is publicly available at the time of disclosure or becomes publicly available other than as a result of a breach of this Section 11.12 or (ii) becomes available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than Borrower or any Subsidiary. For the purposes of this Section 11.12, “Information” means all information received from Borrower or any Subsidiary relating to Borrower or any Subsidiary or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Borrower or any Subsidiary; provided, that, in the case of information received from Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the

Transactions (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulation Section 1.6011-4; provided, however, that each party recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to the Transaction, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Code, is not intended to be affected by the foregoing.
     SECTION 11.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 11.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
     SECTION 11.14 Lender Addendum. Each Lender a party to this Agreement on the Closing Date has delivered to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.
     SECTION 11.15 Dollar Equivalent Calculations. For purposes of this Agreement, all valuations or computations of monetary amounts set forth in this Agreement or the Loan Documents shall include as the context may require the Dollar Equivalent of amounts of Canadian Dollars and, in any event, valuation of assets included in the Borrowing Base which are in Canadian Dollars shall be converted to Dollar Equivalent of such amounts for the purpose of calculating the Borrowing Base on each date that a Borrowing Base Certificate is delivered hereunder and at such other times as designated by the Administrative Agent. Such Dollar Equivalent shall remain in effect until the same is recalculated by the Administrative Agent as provided above and notice of such recalculation is received by the Borrower, it being understood that until such notice of such recalculation is received, the Dollar Equivalent shall be that Dollar Equivalent as last reported to the Borrower by the Administrative Agent. The Administrative Agent shall promptly notify the Borrower and the Lenders of each such determination of the Dollar Equivalent.
     SECTION 11.16 Judgment Currency.  (a)  The Borrower’s obligation hereunder and under the other Loan Documents to make payments in Dollars (pursuant to such obligation, the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against the Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the Dollar Equivalent, and in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).
     (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.
     (c) For purposes of determining the Dollar Equivalent or any other rate of exchange for this Section 11.16, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.
     SECTION 11.17 Patriot Act. Each Lender and Agent (for itself and not on behalf of any other party) hereby notifies the Borrower that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or Agent, as applicable, to identify the Borrower in accordance with the Act.
ARTICLE XII.
AMENDMENT AND RESTATEMENT OF EXISTING CREDIT AGREEMENT
     SECTION 12. The parties hereto agree that, on the Closing Date, but subject to clause (i) below, the following transactions shall be deemed to occur automatically, without further action by any party hereto:
     (a) The Prior Credit Agreement shall be deemed to be amended and restated in its entirety in the form of this Agreement.
     (b) All Existing Obligations (including, without limitation, all Existing Eurodollar Revolving Borrowings and all Letters of Credit issued pursuant to the Original Credit

Agreement, the First Restated Credit Agreement or the Prior Credit Agreement) shall in all respects be continuing after the Closing Date and shall be deemed to be Obligations governed by this Agreement.
     (c) This Agreement shall not be deemed to evidence or result in a novation or repayment of the Existing ABR Borrowings and Existing Eurodollar Revolving Borrowings and reborrowing hereunder, but the Existing Obligations under the Original Credit Agreement, the First Restated Credit Agreement or the Prior Credit Agreement and the Liens securing payment and performance thereof shall in all respects be continuing as Obligations under this Agreement and as Liens securing payment and performance thereof.
     (d) All references in the Loan Documents executed in connection with the Original Credit Agreement, the First Restated Credit Agreement or the Prior Credit Agreement (collectively, the “Prior Other Loan Documents”) to (i) the Original Credit Agreement, the First Restated Credit Agreement or the Prior Credit Agreement or the “Credit Agreement” shall be deemed to include references to this Agreement, as amended, restated, supplemented or otherwise modified from time to time, and (ii) the “Lenders” or a “Lender”, the “Administrative Agent”, or the “Collateral Agent” shall mean such terms as defined in this Agreement (collectively, the “Prior Loan Documents”). The Prior Other Loan Documents that are not superseded by corresponding Loan Documents executed and delivered in connection with this Agreement shall remain in full force and effect.
     (e) Each Loan Party hereby acknowledges and agrees that each of the Prior Other Loan Documents to which such Loan Party is a party remains in full force and effect and hereby ratifies and reaffirms all of its respective payment and performance obligations, contingent or otherwise, under each of the Prior Other Loan Documents to which it is a party and, to the extent such Loan Party granted Liens on or security interests in any of its properties pursuant to any of the Prior Other Loan Documents as security for the Existing Obligations, such Loan Party, as the case may be, hereby ratifies and reaffirms such grant of security and confirms and agrees that such Liens and security interests secure all of the Obligations under this Agreement and remain in full force and effect after giving effect to this Agreement. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Collateral Agent or any Lender under the Prior Credit Agreement or any Prior Other Loan Document, nor constitute a waiver of any provision of the Prior Credit Agreement or any Prior Other Loan Document, except as specifically set forth therein.
     (f) The agency fee as set forth in the Fee Letter shall be due and payable on each anniversary of the Original Closing Date and shall continue to accrue under the Fee Letter.
     (g) Borrower and each other Loan Party acknowledges and agrees that as of close of business on October 30, 2007, the aggregate outstanding principal balance of the Existing ABR Borrowing and the Eurodollar Revolving Borrowings (excluding accrued interest thereon and fees and expenses (including professional fees and expenses) related thereto) under the Prior Credit Agreement was $[0] and that neither Borrower nor any other Loan Party or other Person has any defense, counterclaim or setoff with respect to the payment thereof.

     (h) Each Lender hereunder that was a party to the Prior Credit Agreement immediately prior to the Closing Date agrees that its “Commitments” (as defined in the Prior Credit Agreement) shall be replaced with the Commitments of such Lender hereunder.
     (i) Each of the undersigned designated on the signature pages hereof as “Exiting Lender” (each an “Exiting Lender” and collectively, the “Exiting Lenders”) hereby agrees to sell and assign, without recourse, at par, to one or more Lenders hereunder, and each of such Lenders hereunder purchases and assumes, without recourse, at par, from the Exiting Lenders, effective on the Closing Date, all of such Exiting Lender’s interest set forth opposite its name on Exhibit 12 attached hereto in rights and obligations under the Prior Credit Agreement and the other Loan Documents (as defined in the Prior Credit Agreement), including, without limitation, the Swingline Commitment, Revolving Commitment, Swingline Loans, Revolving Loans and participations held by such Exiting Lender in Letters of Credit (as each such term is defined in the Prior Credit Agreement) which are outstanding on the Closing Date (such interest being the “Exiting Lender Interest”). Each Lender hereunder shall pay to the Administrative Agent on October 30, 2007 (the “True-Up Date”) the amounts necessary to fund (i) its share of the purchase price owing to the Exiting Lenders described on Exhibit 12 and (ii) payments to other Lenders hereunder, such that, after giving effect to the funding of such purchase price and such payments, each Lender hereunder shall have funded its Pro Rata Percentage of the Loans held by such Lender. Each Lender hereunder hereby authorizes and directs the Administrative Agent to disburse on the same day such amounts to the Exiting Lenders and the Lenders hereunder as are necessary to effect the foregoing. Borrower shall pay on the True-Up Date all accrued but unpaid interest and fees owing under the Prior Credit Agreement prior to the True-Up Date to the Exiting Lenders, and the Exiting Lenders hereby authorize and direct Borrower to make such payments to the Administrative Agent, and the Administrative Agent agrees, upon receipt of such payment from Borrower, to disburse on the same day such amounts to the Exiting Lenders. In order to effectuate the foregoing settlement procedures, the parties hereto agree that (i) prior to the True-Up Date, interest and fees shall continue to accrue on the Existing Obligations at the rates set forth in the Prior Credit Agreement and each Lender’s and each Exiting Lender’s interest therein shall be based upon its Pro Rata Percentage (as defined in the Prior Credit Agreement) of the Existing Obligations prior to giving effect to this Agreement and (ii) Borrower shall not request any Credit Extension hereunder prior to the True-Up Date.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GENERAL CABLE INDUSTRIES, INC., as the Borrower
By:	/s/ Robert J. Siverd
	Name:	Robert J. Siverd
	Title:	Executive Vice President, General Counsel and Secretary

GENERAL CABLE COMPANY
GENERAL CABLE CORPORATION
GK TECHNOLOGIES, INCORPORATED,
GENERAL CABLE INDUSTRIES, LLC
GENERAL CABLE TECHNOLOGIES
      CORPORATION,
each as a Loan Party, Borrowing Base Guarantor and
Guarantor

By:	/s/ Robert J. Siverd
	Name:	Robert J. Siverd
	Title:	Executive Vice President, General Counsel and Secretary

GENERAL CABLE TEXAS OPERATIONS, L.P.,
as a Loan Party, Borrowing Base Guarantor and Guarantor

By: GENERAL CABLE INDUSTRIES, INC.,
its general partner

By:	/s/ Robert J. Siverd
Name:	Robert J. Siverd
Title:	Executive Vice President, General
Counsel and Secretary
[Signature Page to Third Amended and Restated Credit Agreement]

MARATHON MANUFACTURING HOLDINGS, INC.
GENERAL CABLE OVERSEAS HOLDINGS, LLC
GENERAL CABLE MANAGEMENT LLC
DIVERSIFIED CONTRACTORS, INC.
MLTC COMPANY
MARATHON STEEL COMPANY, each as a
PHELPS DODGE INTERNATIONAL CORPORATION
PHELPS DODGE ENFIELD CORPORATION
PD WIRE & CABLE SALES CORPORATION
GENCA CORPORATION
GENERAL CABLE CANADA LTD. GC GLOBAL HOLDINGS, INC.,
each as a Loan Party and Guarantor

By:	/s/ Brian J. Robinson
	Name:	Brian J. Robinson
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to Third Amended and Restated Credit Agreement]

PHELPS DODGE NATIONAL CABLES CORPORATION, as a Loan Party and Guarantor
By:	/s/ Robert J. Siverd
	Name:	Robert J. Siverd
	Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Third Amended and Restated Credit Agreement]

MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as a Lender, Swingline Lender, Administrative Agent and Collateral Agent
By:	/s/ Brian Boczkowski
	Name:	Brian Boczkowski
	Title:	Vice President

Payment Account:

Name of Bank: LaSalle Bank, NA City: Chicago,
Illinois ABA/Routing No: 071 000 505
Account Name: MLBFS — Corporate Finance
Account Number: 5800393182
Account Holder’s Address: 222 N LaSalle, Chicago,
IL 60601

[Signature Page to Third Amended and Restated Credit Agreement]

MERRILL LYNCH BANK USA, as Issuing Bank
By:	/s/ Brian Boczkowski
	Name:	Brian Boczkowski
	Title:	Vice President

[Signature Page to Third Amended and Restated Credit Agreement]

NATIONAL CITY BUSINESS CREDIT, INC., as a Lender
By:	/s/ Jeffrey W. Swartz
	Name:	Jeffrey W. Swartz
	Title:	Vice President

[Signature Page to Third Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as a Lender
By:	/s/ Sandra J. Evans
	Name:	Sandra J. Evans
	Title:	Senior Vice President

[Signature Page to Third Amended and Restated Credit Agreement]

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL), as a Lender
By:	/s/ Laura D. Wheeland
	Name:	Laura D. Wheeland
	Title:	Vice President

[Signature Page to Third Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender
By:	/s/ Matthew A. Brenner
	Name:	Matthew A. Brenner
	Title:	Assistant Vice President

[Signature Page to Third Amended and Restated Credit Agreement]

THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender
By:	/s/ Mark J. Long
	Name:	Mark J. Long
	Title:	Vice President

[Signature Page to Third Amended and Restated Credit Agreement]

GENERAL ELECTRICAL CAPITAL CORPORATION, as a Lender
By:	/s/ Dwayne L. Coker
	Name:	Dwayne L. Coker
	Title:	Duly Authorized Signatory

[Signature Page to Third Amended and Restated Credit Agreement]

PNC BANK, N.A., as a Lender
By:	/s/ Bruce A. Kintner
	Name:	Bruce A. Kintner
	Title:	Vice President

[Signature Page to Third Amended and Restated Credit Agreement]

UPS CAPITAL CORPORATION, as a Lender
By:	/s/ John P. Holloway
	Name:	John P. Holloway
	Title:	Director of Portfolio Management

[Signature Page to Third Amended and Restated Credit Agreement]

RZB FINANCE LLC, as a Lender
By:	/s/ Christoph Hoedl
	Name:	Christoph Hoedl
	Title:	Group Vice President

By:	/s/ Shirley Ritch
	Name:	Shirley Ritch
	Title:	Assistance Vice President

[Signature Page to Third Amended and Restated Credit Agreement]

STANDARD CHARTERED BANK, as a Lender
By:	/s/ David Foster
	Name:	David Foster
	Title:	Director Metals & Mining

[Signature Page to Third Amended and Restated Credit Agreement]

NORTH FORK BUSINESS CAPITAL CORPORATION, as a Lender
By:	/s/ Jack R. Hoekstra
	Name:	Jack R. Hoekstra
	Title:	Executive Vice President

[Signature Page to Third Amended and Restated Credit Agreement]

     The undersigned hereby (i) acknowledges the receipt of a copy of this Agreement and (ii) joins this Agreement solely for the purpose of evidencing its agreement (and the undersigned hereby agrees) to be bound by the terms and provisions of Section 12(i) of this Agreement as an Exiting Lender.

EXITING LENDER:	UBS LOAN FINANCE LLC

	BY:	/s/ David B. Julie

		Name:	David B. Julie
		Title:	Associate Director Banking Products and Services, US

	BY:	/s/ Mary E. Evans

		Name:	Mary E. Evans
		Title:	Associate Director Banking Products and Services, US
[Exiting Lender Signature Page to
Third Amended and Restated Credit Agreement]

     The undersigned hereby (i) acknowledges the receipt of a copy of this Agreement and (ii) joins this Agreement solely for the purpose of evidencing its agreement (and the undersigned hereby agrees) to be bound by the terms and provisions of Section 12(i) of this Agreement as an Exiting Lender.

EXITING LENDER:	LASALLE BUSINESS CREDIT, LLC

	BY:	/s/ Mitchell J. Tarvid

		Name:	Mitchell J. Tarvid
		Title:	First Vice President
[Exiting Lender Signature Page to
Third Amended and Restated Credit Agreement]

     The undersigned hereby (i) acknowledges the receipt of a copy of this Agreement and (ii) joins this Agreement solely for the purpose of evidencing its agreement (and the undersigned hereby agrees) to be bound by the terms and provisions of Section 12(i) of this Agreement as an Exiting Lender.

EXITING LENDER:	WELLS FARGO FOOTHILL, LLC

	BY:	/s/ Mark Bradford

		Name:	Mark Bradford
		Title:	Vice President
[Exiting Lender Signature Page to
Third Amended and Restated Credit Agreement]

     The undersigned hereby (i) acknowledges the receipt of a copy of this Agreement and (ii) joins this Agreement solely for the purpose of evidencing its agreement (and the undersigned hereby agrees) to be bound by the terms and provisions of Section 12(i) of this Agreement as an Exiting Lender.

EXITING LENDER:	WEBSTER BUSINESS CREDIT CORPORATION

	BY:	/s/ Julian Ulguer

		Name:	Julian Ulguer
		Title:	Assistant Vice President
[Exiting Lender Signature Page to
Third Amended and Restated Credit Agreement]

ANNEX I
Applicable Margin

	Revolving Loans
Excess Availability	Eurodollar	ABR
Level I: ≤ $50.0 million	1.875%	0.625%
Level II: > $50 million, but ≤ $100 million	1.625%	0.375%
Level III: > $100 million, but ≤ $150 million	1.50%	0.25%
Level IV: > $150 million, but ≤$175 million	1.375%	0.125%
Level V: > $175 million	1.125%	0.00%
     For the purposes of the above pricing grid, from the Closing Date through December 31, 2007, the Applicable Margin shall be set at Level III. Changes in the Applicable Margin resulting from changes in Excess Availability shall become effective on the first day of each quarter, commencing January 1, 2008, based upon average daily Excess Availability for the immediately preceding quarter, as calculated by the Administrative Agent. Notwithstanding the foregoing, Excess Availability shall be deemed to be in Level I for purposes of determining the Applicable Margin at any time during the existence of an Event of Default.

ANNEX II TO THIRD AMENDED AND RESTATED
CREDIT AGREEMENT
CLOSING CHECKLIST
for
$400,000,000
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
dated as of October 31, 2007,
among
GENERAL CABLE INDUSTRIES, INC.,
as Borrower,
GENERAL CABLE CORPORATION
and
THE OTHER GUARANTORS PARTY HERETO,
as Guarantors,
THE LENDERS PARTY HERETO,
MERRILL LYNCH CAPITAL, a division of
Merrill Lynch Business Financial Services Inc.,
as Collateral Agent,
NATIONAL CITY BUSINESS CREDIT, INC. and
WACHOVIA CAPITAL FINANCE,
as Co-Syndication Agents,
BANK OF AMERICA, N.A.,
as Documentation Agent,
MERRILL LYNCH CAPITAL, a division of
Merrill Lynch Business Financial Services Inc., as Sole Lead Arranger,
MERRILL LYNCH CAPITAL, a division of
Merrill Lynch Business Financial Services Inc.,
as Administrative Agent and Swingline Lender
UBS AG, STAMFORD BRANCH,
as Issuing Bank
and
MERRILL LYNCH BANK USA,
as Issuing Bank

1.	LOAN DOCUMENTS
1.1	Third Amended and Restated Credit Agreement

1.2	Annexes to Credit Agreement
(i)	Annex I — Applicable Margin

(ii)	Annex II — Closing Checklist
1.3	Schedules to Credit Agreement
(i)	Schedule 1.01(a) — Mortgaged Real Property

(ii)	Schedule 1.01(b) — Indebtedness To Be Repaid

(iii)	Schedule 1.01(c) — Guarantors

(iv)	Schedule 1.01(d) — Eligible Equipment; Eligible Real Property

(v)	Schedule 1.01(e) — Locations of Eligible Equipment

(vi)	Schedule 1.01(f) — Intercompany Agreements

(vii)	Schedule 3.03 — Governmental Approvals; Compliance with Laws

(viii)	Schedule 3.05(b) — Real Property

(ix)	Schedule 3.06(a) — Subsidiaries

(x)	Schedule 3.06(c) — Corporate Organizational Chart

(xi)	Schedule 3.08(c) — Material Agreements

(xii)	Schedule 3.16 — Canadian Pension Plans

(xiii)	Schedule 3.17 — Environmental Matters

(xiv)	Schedule 3.18 — Insurance

(xv)	Schedule 3.22 — Location of Material Inventory

(xvi)	Schedule 4.01(d)(A) — Existing Local Counsel and Foreign Counsel

(xvii)	Schedule 4.01(d)(B)— Closing Date Foreign Counsel

(xviii)	Schedule 5.14 — Post-Closing Matters

(xix)	Schedule 6.01(b) — Existing Indebtedness

(xx)	Schedule 6.01(c) — Existing Interest Rate Protection Agreements

(xxi)	Schedule 6.02(c) — Existing Liens

(xxii)	Schedule 6.04(a) — Existing Investments

(xxiii)	Schedule 6.19 — Holding Companies

(xxiv)	Schedule CDAT — Closing Date Acquisition Transactions

(xxv)	Schedule IC — Immaterial Companies

(xxvi)	Schedule IFTFS — Immaterial First-Tier Foreign Subsidiaries

(xxvii)	Schedule ML — Agent’s Representatives
1.4	Exhibits to Credit Agreement
(i)	Exhibit A-1 — Form of Administrative Questionnaire

(ii)	Exhibit A-2 — Form of Compliance Certificate

(iii)	Exhibit A-3 — Form of LC Request

(iv)	Exhibit A-4 — Form of Lender Addendum

(v)	Exhibit B — Form of Assignment and Acceptance

(vi)	Exhibit C — Form of Borrowing Request

(vii)	Exhibit D — Form of Interest Election Request

(viii)	Exhibit E — Form of Joinder Agreement

(ix)	Exhibit ECI — Form of Customer Agreement

(x)	Exhibit F — Form of Access Agreement

(xi)	Exhibit G — Form of Mortgage

(xii)	Exhibit H-1 — Form of Revolving Note

(xiii)	Exhibit H-2 — Form of Swingline Note

(xiv)	Exhibit I-1 — Form of Perfection Certificate

(xv)	Exhibit I-2 — Form of Perfection Certificate Supplement

(xvi)	Exhibit J-1 — Form of US Security Agreement

(xvii)	Exhibit J-2 — Form of Canadian Security Agreement

(xviii)	Exhibit K — Form of Opinion of Blank Rome LLP

(xix)	Exhibit L-1 — Form of Intercompany Note Among Loan Parties

(xxi)	Exhibit L-2 — Form of Intercompany Note Involving Non-Loan Parties

(xxii)	Exhibit M — Form of Borrowing Base Certificate

(xxiii)	Exhibit 12 -Exiting Lender Interest
1.5	US Perfection Certificate
2.	NOTES AND LENDER ADDENDA (on file with Administrative Agent)

3.	SECURITY DOCUMENTS
USA
3.1	Master Reaffirmation and Amendment to Security Documents

Schedule 3.4 to the Security Agreement

3.2	Joinder Agreements
(i)	Joinder Agreement PDIC
Updated Schedules to applicable Loan Documents
(ii)	Joinder Agreement for PD Enfield
Updated Schedules to applicable Loan Documents
(iii)	Joinder Agreement for PD Wire & Cable
Updated Schedules to applicable Loan Documents
(iv)	Joinder Agreement for PD National Cables
Updated Schedules to applicable Loan Documents
(v)	Joinder Agreement for GC Global
Updated Schedules to applicable Loan Documents
3.3	Securities Pledge Amendments
(i)	Securities Pledge Amendment — Overseas
a.	Pledge Securities

b.	Stock Certificates of GC Global

c.	Undated Stock Powers executed in blank
(ii)	Securities Pledge Amendment — Borrower
a.	Pledge Securities

b.	Stock Certificates of Phelps Dodge Africa Cable Corporation (65%)

c.	Stock Certificates of General Cable Canada Ltd. (65% and 35%)

d.	Stock Certificates of Phelps Dodge International Corporation (100%)

e.	Stock Certificates of Phelps Dodge Enfield Corporation (100%)

f.	Stock Certificates of Phelps Dodge National Corporation (100%)

g.	Undated Stock Powers executed in blank
(ii)	Securities Pledge Amendment — Intermediate Holdings
a.	Pledge Securities

b.	Stock Certificates of Cahosa, SA (65%)

c.	Undated Stock Powers executed in blank
(iii)	Securities Pledge Amendment — PDIC
a.	Pledge Securities

b.	Stock Certificates of PD Wire & Cable

c.	Undated Stock Powers executed in blank
3.4	Assignment of Representations, Warranties, Covenants and Indemnities
4.	UCC DOCUMENTATION
USA
4.1	UCC Searches

4.3	UCC-1 Financing Statements naming Merrill, as Collateral Agent, as Secured Party, and each of the following Persons as Debtors filed in the following jurisdictions:
(i)	PDIC (Delaware Secretary of State)

(ii)	PD Enfield (Delaware Secretary of State)

(iii)	PD Wire & Cable (Delaware Secretary of State)

(iv)	PD National Cables (Delaware Secretary of State)

(v)	GC Global (Delaware Secretary of State)

(v)	Overseas (Delaware Secretary of State)
5.	REAL ESTATE DOCUMENTS
5.1	Marion, IN — Manufacturing
(i)	Date Down Endorsement

(ii)	Fourth Amendment of Mortgage
5.2	Scottsville (Marshall), TX — Manufacturing
(i)	Date Down Endorsement

(ii)	Fourth Amendment of Deed of Trust
5.3	Willimantic, CT — Manufacturing
(i)	Date Down Endorsement

(ii)	Third Amendment of Mortgage
5.4	Manchester, NH — Manufacturing
(i)	Date Down Endorsement

(ii)	Third Amendment of Mortgage
5.5	Lawrenceburg, KY — Manufacturing
(i)	Date Down Endorsement

(ii)	Third Amendment of Mortgage
5.6	Lincoln, RI — Manufacturing
(i)	Date Down Endorsement

(ii)	Third Amendment of Mortgage
5.7	Jones Hill (Malvern), AR — Manufacturing

(i)	Date Down endorsement

(ii)	Third Amendment of Mortgage
5.8	DuQuoin, IL — Manufacturing
(i)	Date Down Endorsement

(ii)	Third Amendment of Mortgage
5.9	Altoona, PA — Manufacturing
(i)	Date Down endorsement

(ii)	Third Amendment of Mortgage
5.10	Jackson, TN — Manufacturing
(i)	Date Down Endorsement

(ii)	Third Amendment of Mortgage
5.11	Highland Heights, KY — Headquarters
(i)	Date Down Endorsement

(ii)	Third Amendment of Mortgage
5.12	Closing Instruction Letter regarding US Properties:
6.	CORPORATE AND ORGANIZATIONAL DOCUMENTS
6.1	General Cable Industries, Inc.
(i)	Secretary Certificate certifying as to the incumbency of authorized signatories and that there has been no change to the Certificate of Incorporation and By-laws

(ii)	Certificate of Long Form Good Standing from the Secretary of State in Delaware

(iii)	Certified copy of Resolutions authorizing the financing and related transactions
6.2	Holdings
(i)	Certification certifying as to the incumbency of authorized signatories and that there has been no change to the Certificate of Incorporation and By-laws

(ii)	Certificate of Long Form Good Standing from the Secretary of State in Delaware

(iii)	Certified copy of Resolutions authorizing the financing and related transactions
6.3	Intermediate Holdings
(i)	Certification certifying as to the incumbency of authorized signatories and that there has been no change to the Certificate of Incorporation and By-laws

(ii)	Certificate of Long Form Good Standing from the Secretary of State in New Jersey

(iii)	Certified copy of Resolutions authorizing the financing and related transactions
6.4	Marathon Holdings
(i)	Certification certifying as to the incumbency of authorized signatories and that there has been no change to the Certificate of Incorporation and By-laws

(ii)	Certificate of Long Form Good Standing from the Secretary of State in Delaware

(iii)	Certified copy of Resolutions authorizing the financing and related transactions
6.5	Diversified
(i)	Certification certifying as to the incumbency of authorized signatories and that there has been no change to the Certificate of Incorporation and By-laws

(ii)	Certificate of Long Form Good Standing from the Secretary of State in Delaware

(iii)	Certified copy of Resolutions authorizing the financing and related transactions
6.6	MLTC

(i)	Certification certifying as to the incumbency of authorized signatories and that there has been no change to the Certificate of Incorporation and By-laws

(ii)	Certificate of Long Form Good Standing from the Secretary of State in Delaware

(iii)	Certified copy of Resolutions authorizing the financing and related transactions
6.7	Marathon
(i)	Certification certifying as to the incumbency of authorized signatories and that there has been no change to the Certificate of Incorporation and By-laws

(ii)	Certificate of Long Form Good Standing from the Secretary of State in Arizona

(iii)	Certified copy of Resolutions authorizing the financing and related transactions
6.8	Texas Holdings
(i)	Certification certifying as to the incumbency of authorized signatories and that there has been no change to the Certificate of Formation and Operating Agreement

(ii)	Certificate of Long Form Good Standing from the Secretary of State in Delaware

(iii)	Certified copy of Resolutions authorizing the financing and related transactions
6.9	General Cable Texas LP
(i)	Certification certifying as to the incumbency of authorized signatories and that there has been no change to the Certificate of Formation and Partnership Agreement

(ii)	Certificate of Long Form Good Standing from the Secretary of State in Delaware

(iii)	Certified copy of Resolutions authorizing the financing and related transactions
6.10	GCC LLC
(i)	Certification certifying as to the incumbency of authorized signatories and that there has been no change to the Certificate of Formation and Operating Agreement

(ii)	Certificate of Long Form Good Standing from the Secretary of State in Delaware

(iii)	Certified copy of Resolutions authorizing the financing and related transactions
6.11	General Cable Technologies
(i)	Certification certifying as to the incumbency of authorized signatories and that there has been no change to the Certificate of Incorporation and By-laws

(ii)	Certificate of Long Form Good Standing from the Secretary of State in Delaware

(iii)	Certified copy of Resolutions authorizing the financing and related transactions
6.12	Genca
(i)	Certification certifying as to the incumbency of authorized signatories and that there has been no change to the Certificate of Incorporation and By-laws

(ii)	Certificate of Long Form Good Standing from the Secretary of State in Delaware

(iii)	Certified copy of Resolutions authorizing the financing and related transactions
6.13	Overseas
(i)	Certification certifying as to the incumbency of authorized signatories and that there has been no change to the Certificate of Incorporation and By-laws

(ii)	Certificate of Long Form Good Standing from the Secretary of State in Delaware

(iii)	Certified copy of Resolutions authorizing the financing and related transactions
6.14	GCC Canada (Canada)
(i)	Certificate of Status of General Cable Company from the province of Nova Scotia

(ii)	Officer’s Certificate, to include:

a.	Articles of Incorporation

b.	By-Laws

c.	Certified Copy of Resolutions authorizing the financing and related transactions

d.	Incumbency Certificate
6.15	GCC Ltd. (Canada)
(i)	Certificate of Status of GCC Ltd. from the province of Ontario

(ii)	Officer’s Certificate, to include:
a.	Articles of Incorporation

b.	By-Laws

c.	Certified Copy of Resolutions authorizing the financing and related transactions

d.	Incumbency Certificate
6.16	PDIC
(i)	Certified copy of Articles of Incorporation

(ii)	Certificate of Long Form Good Standing from the Secretary of State in Delaware

(iii)	Officer’s Certificate, to include:
a.	By-laws

b.	Certified copy of Resolutions authorizing the financing and related transactions

c.	Incumbency Certificate
6.17	PD Enfield
(i)	Certified copy of Articles of Incorporation

(ii)	Certificate of Long Form Good Standing from the Secretary of State in Delaware

(iii)	Officer’s Certificate, to include:
a.	By-laws

b.	Certified copy of Resolutions authorizing the financing and related transactions

c.	Incumbency Certificate
6.18	PD Wire & Cable
(i)	Certified copy of Articles of Incorporation

(ii)	Certificate of Long Form Good Standing from the Secretary of State in Delaware

(iii)	Officer’s Certificate, to include:
a.	By-laws

b.	Certified copy of Resolutions authorizing the financing and related transactions

c.	Incumbency Certificate
6.19	PD National Cables
(i)	Certified copy of Articles of Incorporation

(ii)	Certificate of Long Form Good Standing from the Secretary of State in Delaware

(iii)	Officer’s Certificate, to include:
a.	By-laws

b.	Certified copy of Resolutions authorizing the financing and related transactions

c.	Incumbency Certificate
7.	OPINIONS OF COUNSEL
7.1	Opinion of BR, counsel to Borrower
8.	INSURANCE INFORMATION

8.1	Certificate of Insurance with respect to all Insurance Policies retained by Borrower and the following Guarantors covering the Collateral designating Merrill Lynch Capital, as Collateral Agent, as loss payee and additional insured
9.	MISCELLANEOUS CLOSING DOCUMENTS
9.1	Closing Certificate pursuant to Section 4.01(c) of the Credit Agreement

9.2	Certified Copy of the Purchase & Sale Agreement, including all Schedules and Amendments

9.3	Certified Copy of the Indenture

9.4	Intercompany Note (Domestic Companies and Canadian Companies)

9.5	Intercompany Loan Agreement between GK Technologies, Incorporated and GCC Brasil Participacoes

9.6	Appointment of CT Corporation as agent for service of process in New York for General Cable Company and General Cable Canada Ltd.
10.	FOREIGN JURISDICTION DOCUMENTATION (OTHER THAN CANADA)
10.1	New Zealand
(i)	E-mail confirmation from Bell Gully, New Zealand counsel to Borrower

(ii)	Registration of an amendment to financing statement letters and verification

(iii)	Registration of a renewal financing statement letters and verification
10.2	Madeira
(i)	E-mail confirmation from Barrocas Sarmento Neves, Madeira counsel to Borrower

(ii)	Board minutes
10.3	Panama
(i)	Pledge Agreement by GK Technologies, Incorporated

(ii)	Opinion of Arias, Fabrega & Fabrega, Panama counsel to Borrower
10.4	Mexico
(i)	Amendment and Pledge Release Agreement

(ii)	Opinion of Kuri Breña, Sánchez Ugarte y Aznar, S.C., Mexico counsel to Borrower

SCHEDULE 1.01(a) TO CREDIT AGREEMENT
MORTGAGED REAL PROPERTY
1. United States Properties
Altoona, PA
3101 Pleasant Valley Blvd.
Altoona, PA 16603
DuQuoin, IL
1453 South Washington
DuQuoin, IL 62832
Highland Heights, KY
4 Tesseneer Drive
Highland Heights, KY 41076
Jackson, TN
19 Bobrick Drive
Jackson, TN 38305
Lawrenceburg, KY
1381 By-Pass North
Lawrenceburg, KY 40342
Lincoln, Rl
Three Carol Drive
Lincoln, Rl 02865
Malvern, AR
Highway 270 West
Jones Mill, AR 72105
Manchester, NH
345 McGregor St.
Manchester, NH 03102
Marion, IN
440 East 8th Street
Marion, IN 46953

Marshall, TX (Scottsville)
US Highway 80
Scottsville, TX 75688-0430
Willimantic, CT
1600 West Main St.
Willimantic, CT 06226
2. Canadian Properties
LaMalbaie, QC Canada
2600 Boul. de Comporté
La Malbaie, QC G5A 1N4
Canada
Moose Jaw, SK Canada
76 Lancaster Road
Moose Jaw, SK S6J 1M3
Canada
St. Jerome, QC Canada
1111 Boulevard International
St. Jerome Quebec J7Z 5V9
Canada

SCHEDULE 1.01 (b) TO THE CREDIT AGREEMENT
Refinancing Indebtedness to be Repaid
NONE

SCHEDULE 1.01 (c) TO THE CREDIT AGREEMENT
Domestic Guarantors other than Borrowing Base Guarantors
Marathon Manufacturing Holdings, Inc.
Genca Corporation
General Cable Overseas Holdings, LLC
Diversified Contractors, Inc.
MLTC Company
Marathon Steel Company
General Cable Management LLC
General Cable Technologies Corporation
GC Global Holdings, Inc.

SCHEDULE 1.01 (d) TO THE CREDIT AGREEMENT
APPRAISED NET ORDERLY LIQUIDATION VALUE OF ELIGIBLE EQUIPMENT AND
THE APPRAISED FAIR MARKET VALUE OF ELIGIBLE REAL PROPERTY
Eligible Equipment

Net Orderly Liquidation
Value (OLV)
Location	Address	$$Millions

Lawrenceburg, KY	1381 By-Pass North Lawrenceburg, KY 40342	$ xxx[1]

Marshall, TX	P.O. Box 430 U.S. Highway 80 Scottsville, TX 75688-0430	xxx[1]

Malvern, AR	P.O. Box 430 Malvern, AR 72104	xxx[1]

Jackson, TN	19 Bobrick Drive Jackson, TN 38305	xxx[1]

DuQuoin, IL	1453 South Washington DuQuoin, IL 62832	xxx[1]

Lincoln, Rl	Three Carol Drive Lincoln, Rl 02865	xxx[1]

Altoona, PA	3101 Pleasant Valley Road Altoona, PA 16603	xxx[1]

Franklin, MA	20 Forge Park Franklin, MA 02038	xxx[1]

Manchester, NH	345 McGregor Street Manchester, NH 03102	xxx[1]

Indianapolis, IN	7920 Rockville Road Indianapolis, IN 46214	xxx[1]

Marion, IN	440 East 8th Street Marion, IN 46953	xxx[1]

Willimantic, CT	1600 West main Street Willimantic, CT 06226	xxx[1]

St. Jerome, QC Canada	800 CH. De La Riviere du nord St. Jerome, Quebec J7Y 5G2 Canada	xxx[1]

La MalBaie, QC Canada	2600 Boul. De Comporte’ La MalBaie, Quebec G5A 1N4 Canada	xxx[1]

[1]	Omitted and filed separately with the Securities and Exchange Commission under a request for confidential treatment.

Eligible Real Property

Appraised Fair
Market Value
Location	Address	$$Millions

Altoona, PA	3101 Pleasant Valley Blvd Altoona, PA 16603	$ xxx[1]

DuQuion, IL	1453 South Washington DuQuoin, IL 62832	xxx[1]

Jackson, TN	19 Bobrick Drive Jackson, TN 38301-5604	xxx[1]

Highland Heights, KY	4 Tesseneer Drive Highland Heights, KY 41076	xxx[1]

Lawrenceburg, KY	1381 By-Pass North Lawrenceburg, KY 40342	xxx[1]

Lincoln, Rl	Three Carol Drive Lincoln, Rl 02865	xxx[1]

Malvern, AR	P.O. Box 430 Malvern, AR 72104	xxx[1]

Manchester, NH	345 McGregor Street Manchester, NH 03102-3222	xxx[1]

Marion, IN	440 E. 8th Street Marion, IN 46953-2088	xxx[1]

Marshall, TX	P.O. Box 430 U.S. Highway 80 Scottsville, TX 75688-0430	xxx[1]

Willimantic, CT	1600 West Main Street Willimantic, CT 06226-1128	xxx[1]

[1]	Omitted and filed separately with the Securities and Exchange Commission under a request for confidential treatment.

SCHEDULE 1.01 (e) TO THE CREDIT AGREEMENT
Business Locations in the United States and Canada of Borrower or any Borrowing
Base Guarantor where Equipment is located
UNITED STATES

Location	Address

Highland Heights	4 Tesseneer Drive Highland Heights, KY 41076

Altoona, PA	3101 Pleasant Valley Blvd Altoona, PA 16603

Chino, CA	13965 Pipeline Ave. Chino, CA 91710

DuQuoin, IL	1453 South Washington DuQuoin, IL 62832

Indianapolis, IN	7950 Rockville Rd. Indianapolis, IN 46214

Jackson, TN	19 Bobrick Dr. Jackson, TN 38301

Lawrenceburg, KY	1381 By-Pass North Lawrenceburg, KY 40342

Lebanon, IN	311 South Enterprise Blvd. Lebanon, IN 46052

Lincoln, Rl	Three Carol Dr. Lincoln, Rl 02865

Malvern, AR	1392 Remel Dam Road Malvern, AR 72104

Manchester, NH	345 McGregor St. Manchester, NH 03102

Marion, IN	P.O. Box 188 440 E. 8th St. Marion, IN 46952

Marshall, TX	P.O. Box 430 U.S. Highway 80 Scottsville, TX 75688-0430

Willimantic, CT	1600 West Main St. Willimantic, CT 06226

CANADA
LaMalbaie, QC	2600 Boul. de Comporte La Malbaie, QC G5A 1N4

Moose Jaw, SK	76 Lancaster Rd. Moose Jaw, SK S6J 1M3

St. Jerome, QC	800 CH. De La Riviere Dunord St. Jerome, QC J7Y 5G2

Toronto, ON	590 Barmac Dr. Weston, ON M9L 2X8

Schedule 1.01 (f) TO THE CREDIT AGREEMENT
Intercompany Agreements as of the Closing Date
(as amended, restated or supplemented)
     1998 RESTRUCTURING
Agreements involving the creation of General Cable LLC and other matters, all dated August 31, 1998 except as otherwise noted:
•	License Agreement Between General Cable Technologies and Holdings

•	Intellectual Property Development and Information Systems Services Agreement Between General Cable Technologies and Borrower

•	Assignment and Assumption of Tenant’s Interest Between Borrower and General Cable Technologies for Real Property Located at 4 Tesseneer Drive, Highland Heights, Kentucky

•	Sublease Agreement Between General Cable Technologies and Holdings for Real Property Located at 4 Tesseneer Drive, Highland Heights, Kentucky

•	Sublease Agreement Between General Cable Technologies and Borrower for Real Property Located at 4 Tesseneer Drive, Highland Heights, Kentucky

•	Employee Leasing Agreement Between Borrower and General Cable Technologies

•	Employee Leasing Agreement Between Borrower and Holdings

•	Intercorporate Funds Agreement and Joinder Agreement to Intercorporate Funds Agreement

•	Administrative Services Agreement Between Holdings and General Cable Technologies

•	Power of Attorney granted by General Cable Technologies to Holdings in connection with the Administrative Services Agreement Between Holdings and General Cable Technologies

•	Administrative Services Agreement Between Holdings and Borrower

•	Power of Attorney granted by Borrower to Holdings in connection with the Administrative Services Agreement Between Holdings and Borrower

•	Cash Management Agreement by and Among Holdings, Borrower, General Cable Technologies, and Intermediate Holdings

•	Operating Agreement of General Cable LLC dated December 31, 1998 Between Borrower and General Cable LLC

•	Contract Manufacturing Agreement dated December 31, 1998 between Borrower and General Cable LLC

•	Joinder Agreement dated January 1, 1999 by which General Cable LLC joins the August 31, 1998 Cash Management Agreement by and Among Holdings, Borrower, General Cable Technologies, and Intermediate Holdings
     2001 RESTRUCTURING
Agreements involving the creation of General Cable Texas and General Cable Management, LLC (“General Cable Management”), all dated December 1, 2001 except as otherwise noted:
•	Operating Agreement between Borrower and General Cable Management

•	Limited Partnership Agreement between Borrower and General Cable Management

•	Second Amendment to the Administrative Services Agreement between Holdings and Borrower

•	Power of Attorney granted by General Cable Management to Holdings in connection with the Second Amendment to the Administrative Services Agreement between Holdings and Borrower

•	Power of Attorney granted by General Cable Texas to Holdings in connection with the Second Amendment to the Administrative Services Agreement between Holdings and Borrower

•	Joinder Agreement by which General Cable Management and General Cable Texas become parties to the August 31, 1998 Cash Management Agreement among Holdings, Borrower, General Cable Technologies, Intermediate Holdings and General Cable LLC

•	Joinder Agreement by which General Cable Management and General Cable Texas become parties to the August 31, 1998 Intercorporate Funds Agreement among Holdings, Borrower, General Cable Technologies, Intermediate Holdings and General Cable LLC

•	Intellectual Property Development Agreement between General Cable Technologies and General Cable Texas

•	Contract Manufacturing Agreement dated January 2, 2002 between General Cable Texas and Borrower

•	License Agreement between GCTC & Borrower in 2006

SCHEDULE 3.03 TO THE CREDIT AGREEMENT
Governmental Approvals; Compliance with Laws
NONE

SCHEDULE 3.05 (b) TO CREDIT AGREEMENT
REAL PROPERTY
1. United States Properties

Location	Interest Held

Altoona, PA	Fee
3101 Pleasant Valley Blvd.
Altoona, PA 16603

Chino, TX	Leasehold
13965 Pipeline Ave.
Chino, CA 91710

DuQuoin, IL	Fee
1453 South Washington
DuQuoin, IL 62832

Eagle Pass, TX	Leasehold
1230 Thompson Road
Eagle Pass, TX

Franklin, MA	Leasehold
20 Forge Parkway
Franklin, MA

Highland Heights, KY	Leasehold
4 Tesseneer Drive
Highland Heights, KY 41076

Indianapolis, IN	Leasehold
7920 Rockville Road
Indianapolis, IN 46214

Indianapolis, IN	License
7950 Rockville Road
Indianapolis, IN 46214

Location	Interest Held

Jackson, TN	Fee
19 Bobrick Drive
Jackson, TN 38305

Kingman, AZ	Fee
4900 E. Industrial Boulevard
Kingman, AZ 86401

Lawrenceburg, KY	Fee
1381 By-Pass North
Lawrenceburg, KY 40342

Lebanon, IN	Leasehold
311 South Enterprise Boulevard
Lebanon, IN 46052

Lincoln, Rl	Fee
Three Carol Drive
Lincoln, Rl 02865

Malvern, AR	Fee
Highway 270 West
Jones Mill, AR 72105

Manchester, NH	Fee
345 McGregor St.
Manchester, NH 03102

Marion, IN	Fee
440 East 8th Street
Marion, IN 46953

Marshall, TX (Scottsville)	Fee
9975 US Highway 80
Scottsville, TX 75688-0430

Location	Interest Held

Muncie, IN	Fee
2200 E. Jackson Street
Muncie, IN 47303

New Brunswick, NJ	Fee
499 Jersey Avenue
New Brunswick, NJ 08901

Suffern, NY	Leasehold
4 Executive Boulevard
Suffern, NY 10901

Watkinsville, GA	Fee
111 Barnett Shoals Road
Watkinsville, GA 30677

Willimantic, CT	Fee
1600 West Main St.
Willimantic, CT 06226

2. Canadian Properties

La Malbaie, QC Canada	Fee
2600 Boul. de Comporté
La Malbaie, QC G5A 1N4
Canada

Moose Jaw, SK Canada	Fee
76 Lancaster Road
Moose Jaw, SK S6J 1M3
Canada

Montreal, QC Canada	Leasehold
3333 Cote-Vertu Boulevard
Suite 715
St. Laurent, QU H4R 2N1
Canada

St. Jerome, QC Canada	Fee
1111 Boulevard International
St. Jerome Quebec J7Z 5V9
Canada

Toronto, ON Canada	Leasehold
590 Barmac Drive
Weston, Ontario M9L 2X8
Canada

3. Mexican Properties

Puebla, Mexico	Leasehold
Edificio Corporativo
Valcob Piso 2A-1
Avenida 31 Poniente 4128
Colonia Ampliación Sur
Puebla, Mexico

SCHEDULE 3.06 (a) TO THE CREDIT AGREEMENT
Subsidiaries1

					Number of
		Jurisdiction of	%		Authorized	Number of
Owner	Subsidiary	Organization	Ownership	Class	Shares	Shares Issued

General Cable Corporation	GK Technologies Incorporated	NJ	100%	Common	1,027	1,027

General Cable Corporation	General Cable Company	Nova Scotia	99%	Common	1,000	1,000

GK Technologies, Incorporated	Genca Corporation	DE	100%	Common	1,000	1,000

GK Technologies, Incorporated	General Cable Industries, Inc.	DE	100%	Common	1,000	1,000

GK Technologies, Incorporated	General Cable Overseas Holdings, LLC	DE	100%	Common	Member	Shares
						Issued N/A —
						Certificate for
						100%
						membership
						interest

GK Technologies, Incorporated	Marathon Manufacturing Holdings, Inc.	DE	100%	Common	1,000	1,000

GK Technologies, Incorporated	General Cable Investments, SGPS, SA	Portugal	100%	Redeemable	600,000 Esc 1,000
				Non-Redeemable	875,000

GK Technologies, Incorporated	General Cable de Mexico del Norte S.A. de CV	Mexico	99.8%	Common	1,000	1,000

GK Technologies, Incorporated	General Cable Holdings New Zealand	New Zealand	99%	Common	97,711,539	97,711,539

GK Technologies, Incorporated	General Cable Holdings (Spain) SL	Spain	99%	N/A	10,000,000 pesetas	Uncertificated

GK Technologies, Incorporated	General Cable Caribbean, S.A.	Dominican Republic	99.9%	N/A	N/A	N/A

GK Technologies, Incorporated	General Cable Trading	Mauritius	100%	N/A	N/A	N/A

GK Technologies, Incorporated	GC Specialty & Automotive	Mauritius	100%	N/A	N/A	N/A

GK Technologies, Incorporated	General Cable Holdings Netherlands C.V.	Netherlands	99%	N/A	N/A	N/A

GK Technologies, Incorporated	General Cable Holdings (UK) Limited	U.K.	100%	N/A	N/A	N/A

GK Technologies, Incorporated	Phelps Dodge Suzhou Holdings, Inc.	Cayman Islands	100%	N/A	N/A	N/A

GK Technologies, Incorporated	Cahosa, S.A.	Panama	100%	Common	5,000	5,000

General Cable Industries, Inc.	General Cable Industries, LLC	DE	100%	Member	N/A	Shares
						Issued N/A—
						Certificate for
						100%
						membership
						interest

General Cable Industries, Inc.	General Cable Technologies Corporation	DE	100%	Common	1,000	1,000

General Cable Industries, Inc.	General Cable Texas Operations, L.P.	DE	99%	General Partnership	N/A	Shares
						Issued N/A —
						Certificate for
						99% General
						Partnership
						Interest

General Cable Industries, Inc.	General Cable Management LLC	DE	100%	Member	N/A	Shares
						Issued N/A —
						Certificate for
						99% General
						Partnership
						Interest

General Cable Industries, Inc.	General Cable Canada, Ltd.	Canada	100%	Common	Unlimited	100

General Cable Industries, Inc.	General Cable Holdings de Mexico SA de CV	Mexico	99.9%	Common	50,000	50,000

General Cable Industries, Inc.	General Cable Services Limited	England	100%	N/A	N/A	N/A

General Cable Industries, Inc.	General Cable Property Holdings Limited	Jersey	99%	N/A	N/A	N/A

General Cable Industries, Inc.	Phelps Dodge Africa Cable Corp.	Delaware	100%	Common	68,500	68,500

General Cable Industries, Inc.	Phelps Dodge National Cables Corporation	Delaware	100%	Common	1,000	1,000

General Cable Industries, Inc.	Phelps Dodge Enfield Corporation	Delaware	100%	Common	8,000	8,000

General Cable Industries, Inc.	Phelps Dodge International Corporation	Delaware	100%	Common	100	100

General Cable Industries, Inc.	Alambres y Cables de Panama, S.A.	Panama	78.08%	N/A	100	100

General Cable Management, LLC	General Cable Texas Operations L.P.	Delaware	1%	Limited Partnership	N/A	Shares Issued N/A — Certificate for 1% Limited Partnership interest

General Cable Overseas Holdings, LLC	GC Global Holdings, Inc.	Delaware	100%	Common	100	100

General Cable Overseas Holdings, LLC	General Cable Holdings (Spain) S.L.	Spain	1%	N/A	N/A	Uncertificated

GC Global Holdings, Inc.	General Cable Property Holdings Limited	Jersey	1%	N/A	N/A	N/A

GC Global Holdings, Inc.	General Cable Holdings New Zealand	New Zealand	1%	Common	97,711,539	96,734,424

GC Global Holdings, Inc.	General Cable Holdings Netherlands C.V.	Netherlands	1%	N/A	N/A	N/A

Marathon Manufacturing Holdings, Inc.	MLTC Company	DE	100%	Common	1,000	1,000

Marathon Manufacturing Holdings, Inc.	Marathon Steel Company	AZ	100%	Common	15,000,000	712,920

Marathon Manufacturing Holdings, Inc.	Diversified Contractors, Inc.	DE	100%	Common	1,000	1,000

Marathon Manufacturing Holdings, Inc.	General Cable Company	Nova Scotia	1%	Common	1,000	1,000

Phelps Dodge International Corporation	PD Wire and Cable Sales Corporation	Delaware	100%	Common	100	100

Phelps Dodge International Corporation	Phelps Dodge Thailand Limited	Thailand	75.47%	N/A	N/A	N/A

Phelps Dodge National Cable Corporation	National Cables (Pty) Ltd.	South Africa	60%	N/A	N/A	N/A

General Cable Company	YA Holdings Ltd.	Cayman Islands	100%	Common	100	100

General Cable Technologies Corp.	General Cable de Latinoamerica, S.A. de C.V.	Mexico	1%	N/A	N/A	N/A

General Cable Technologies Corp.	Servicios Latinoamericanos S.A. de C.V.	Mexico	1%	N/A	N/A	N/A

General Cable Holdings de Mexico, S.A. de C.V.	General Cable de Latinoamérica, S.A. de C.V.	Mexico	99%	N/A	N/A	N/A

General Cable Holdings de Mexico, S.A. de C.V.	Servicios Latinoamericanos, S.A. de C.V.	Mexico	99%	N/A	N/A	N/A

General Cable Holdings de Mexico, S.A. de C.V.	General Cable Automotriz, S.A. de C.V.	Mexico	99.9%	N/A	N/A	N/A

General Cable Holdings de Mexico, S.A. de C.V.	General Cable Trinidad Limited	Trinidad	100%	N/A	N/A	N/A

General Cable Holdings New Zealand	GCNZ India BW 1 Limited	New Zealand	100%	N/A	N/A	N/A

General Cable Holdings New Zealand	GCNZ India BW 2 Limited	New Zealand	100%	N/A	N/A	N/A

General Cable Holdings New Zealand	GCNZ India Cable 1 Limited	New Zealand	100%	N/A	N/A	N/A

General Cable Holdings New Zealand	GCNZ India Cable 2 Limited	New Zealand	100%	N/A	N/A	N/A

General Cable Holdings New Zealand	General Cable Australia Pty Ltd.	Australia	100%	N/A	N/A	N/A

General Cable Holdings New Zealand	General Cable New Zealand Limited	New Zealand	100%	N/A	N/A	N/A

General Cable Holdings New Zealand	General Cable (WA) Pty. Ltd.	Australia	100%	N/A	N/A	N/A

General Cable Holdings New Zealand	General Cable Asia Pacific Limited	New Zealand	100%	N/A	N/A	N/A

GCNZ India BW 1 Limited	Navratna Wires Private Limited	India	50%	N/A	N/A	N/A

GCNZ India BW 2 Limited	Navratna Wires Private Limited	India	50%	N/A	N/A	N/A

GCNZ India Cable 1 Limited	Navratna Energy Cable Private Limited	India	50%	N/A	N/A	N/A

GCNZ India Cable 2 Limited	Navratna Energy Cable Private Limited	India	50%	N/A	N/A	N/A

General Cable Trading	General Cable Commerce and Trading	China	100%	N/A	N/A	N/A
	(Shanghai) Co. Ltd.

GC Specialty & Automotive	General Cable (Jiangyin) Co. Ltd.	China	100%	N/A	N/A	N/A

General Cable Holdings Netherlands C.V.	Dominion Wire and Cables Ltd.	Fiji	51%	N/A	N/A	N/A

General Cable Holdings (Spain) S.L.	Grupo General Cable Sistemas, S.A.	Spain	100%	N/A	N/A	N/A

General Cable Holdings (Spain) S.L.	GC Latin America Holdings, S.L.	Spain	100%	N/A	N/A	N/A

General Cable Holdings (Spain) S.L.	GC Brasil Participacoes Ltda.	Brazil	100%	N/A	N/A	N/A

Grupo General Cable Sistemas, S.A.	NSW GmbH	Germany	100%	N/A	N/A	N/A

Grupo General Cable Sistemas, S.A.	E.C.N. Cable Group, SL	Spain	100%	N/A	N/A	N/A

Grupo General Cable Sistemas, S.A.	General Cable Sistemas, S.A.	Spain	100%	N/A	N/A	N/A

Grupo General Cable Sistemas, S.A.	General Cable Argentina, S.A.	Argentina	96.25%	N/A	N/A	N/A

Grupo General Cable Sistemas, S.A.	General Cable Norge A/S	Norway	85%	N/A	N/A	N/A

Grupo General Cable Sistemas, S.A.	General Cable do Brasil	Brazil	100%	N/A	N/A	N/A

Grupo General Cable Sistemas, S.A.	SILEC Cable SAS	France	100%	N/A	N/A	N/A

NSW GmbH	NSW Technology Limited	Scotland	100%	N/A	N/A	N/A

General Cable Investments, SGPS, S.A.	General Cable Celcat, Energia e	Portugal	100%	N/A	N/A	N/A
	Telecomunicacoes S.A.

General Cable Celcat, Energia e	Condel-Fabrica de Contudores Electricos de	Angola	100%	N/A	N/A	N/A
Telecomunicacoes S.A.	Angola, SARL

General Cable Holdings (UK) Limited	General Cable Prescot Property Limited	England	100%	N/A	N/A	N/A

General Cable Holdings (UK) Limited	General Cable Projects Limited	England	100%	N/A	N/A	N/A

General Cable Holdings (UK) Limited	General Cable Finance Co. Limited	England	100%	N/A	N/A	N/A

General Cable Holdings (UK) Limited	General Cable Services Europe Limited	England	100%	N/A	N/A	N/A

General Cable Holdings (UK) Limited	General Cable UK Pension Trustee Limited	England	100%	N/A	N/A	N/A

PDIC GROUP SUBSIDIARIES
Schedule 3.06 (a) to Credit Agreement

			Number of	Ownership of
			Outstanding Shares	Sellers and Others —
Member of	Classes of Stock	Number of	No Treasury Shares,	Percentage; Number
Company Group	and par value	Authorized Shares	except as noted	of Shares

Phelps Dodge Brazil Ltda. (BRAZIL)	N/A	N/A	N/A	GC Brasil Participacoes Ltda.: 99.99%

PDIC Peru	N/A	N/A	N/A	PD Brazil Ltda.:
S.A.C. (PERU)				99.99%

Cobre Cerrillos, S.A. (CHILE)	N/A	N/A	N/A	General Cable Holdings, Spain S.L.: 90.041%

Conducen, S.A. (COSTA RICA)	N/A	N/A	N/A	GC Latin America Holdings S.L.: 73.4263% Cahosa, S.A.:
26.48%

Alcap Comercial, S.A. (PANAMA)	N/A	N/A	N/A	Conducen: 100%; 1,000

Phelps Dodge Centro America — El Salvador, S.A. de C.V. (EL SALVADOR)	N/A	N/A	N/A	Conducen: 99.95%

			Number of	Ownership of
			Outstanding Shares	Sellers and Others —
Member of	Classes of Stock	Number of	No Treasury Shares,	Percentage; Number
Company Group	and par value	Authorized Shares	except as noted	of Shares

Proveedora de	N/A	N/A	N/A	Conducen:
Cables y Alambres PDCA Guatemala, S.A. (GUATEMALA)				99.9%

Phelps Dodge	N/A	N/A	N/A	Conducen:
Centro America Honduras, S.A. de C.V. (HONDURAS)				96%

Phelps Dodge	N/A	N/A	N/A	Conducen:
Centro America, S.A. (Nicaragua)				99.8%

PDIC Mexico,	N/A	N/A	N/A	Conducen:
S.A. de C.V. (MEXICO)				99%

PD Colombia,	N/A	N/A	N/A	Conducen:
S.A. (COLOMBIA)				94.83%; Alcap Comercial:
5.17%

Cables Electricos Ecuatorianos	N/A	N/A	N/A	General Cable Holdings (Spain) S.L.:
C.A.

			Number of	Ownership of
			Outstanding Shares	Sellers and Others —
Member of	Classes of Stock	Number of	No Treasury Shares,	Percentage; Number
Company Group	and par value	Authorized Shares	except as noted	of Shares

(ECUADOR)				67.08%

Electroconduct ores de Honduras, S.A. de C.V. (HONDURAS)	N/A	N/A	N/A	General Cable Holdings (Spain), S.L.: 59.39%; Cahosa,S.A.: 40.61%;

PD-Siam Rod Company Ltd. (THAILAND)	N/A	N/A	N/A	Phelps Dodge Thailand Ltd.: 65%

Alcave Trading (VENEZUELA)	N/A	N/A	N/A	Alcave: 100%

Metal Fabricators of Zambia Ltd. (ZAMBIA)	N/A	N/A	N/A	PD Africa Cables Corp.: 53%

Phelps Dodge Suzhou Holdings Inc. (CAYMAN)	N/A	N/A	N/A	GK Technologies, Inc.: 100

Phelps Dodge (Suzhou)	N/A	N/A	N/A	Phelps Dodge Suzhou Holdings, Inc.:
Magnet Wire Co., Ltd. (CHINA)				100%

			Number of	Ownership of
			Outstanding Shares	Sellers and Others —
Member of	Classes of Stock	Number of	No Treasury Shares,	Percentage; Number
Company Group	and par value	Authorized Shares	except as noted	of Shares

Phelps Dodge Yantai China Holdings Inc. (CAYMAN)	N/A	N/A	N/A	YA Holdings, Ltd. 66 2/3%

Phelps Dodge Yantai Cable	N/A	N/A	N/A	Phelps Dodge Yantai China Holdings Inc:
Company, Ltd. (CHINA)				60%

Conductores Electricos de Centro America S.A.	N/A	N/A	N/A	General Cable Holdings (Spain) S.L.: 72.391%; Cahosa, S.A.: 23.217%;
de C.V. (EL SALVADOR)

Alambres y Cables Venezolanos, C.A. (VENEZUELA)	N/A	N/A	N/A	GC Latin America Holdings S.L.: 100%

Cocesa Ingenieria y Construccion, S.A. (CHILE)	N/A	N/A	N/A	Cocesa: 100%;

Cocetel Ingenieria y Construccion, C.A. (CHILE)	N/A	N/A	N/A	Cocesa Ingenieria y Construccion, S.A: 99.99%

1).	Ownerships of less than 1% not included.
Share ownership of Immaterial First Tier Foreign Subsidiaries and all lower tier Foreign Subsidiaries, other than % ownership, is excluded.

SCHEDULE 3.06 (c) TO THIRD AMENDED AND RESTATED

CREDIT AGREEMENT
General Cable
Notes to Structure Chart
(1)	Holding company (no operations, owns stock of subsidiary)

(2)	Operating company in Canada — 3 plants and distribution

(3)	Operating company in Portugal —1 plant

(4)	Operating company in Angola — 1 plant

(5)	Limited partner in General Cable Texas Operations L.P. — no operations

(6)	Contract manufacturer for General Cable Industries, Inc. — 1 remaining plant — Marshall, TX

(7)	Spanish operating company acquired in 2006

(8)	Distribution company for Mexican manufactured products

(9)	Main US operating company

(10)	Trinidad & Tobago sales company

(11)	Inactive as of 1/1/02 — previously used for Foreign Sales Corporation

(12)	Mexican Maquiladora contract manufacturing operation

(13)	Contract manufacturer for General Cable Industries, Inc. — 1 remaining plant — Lincoln, Rl

(14)	40% joint venture manufacturing automotive products in Turkey — 1 plant

(15)	Holds US intellectual property

(16)	Operating company in Mexico

(17)	Owns majority of stock in three Mexican companies and Trinidad company shown on chart

(18)	Holds Mexican employees of General Cable de Latinoamerica SA de CV

(19)	Operating company in Australia — previously Brand Rex Pty. Ltd.

(20)	New Zealand operating company

(21)	Spanish operating company

(22)	Distribution companies for Spanish products

(23)	Fiji operating company

(24)	Management company for discontinued German operations

(25)	Sales company (one employee only) for Spanish manufactured products

(26)	UK company holding the pension fund established following the sale of the UK BICC operations

(27)	Mexican manufacturer of automotive products — 1 plant

(28)	French manufacturer of energy and industrial cable products — 1 plant

(29)	Companies formed to hold the India JV interests

(30)	Companies formed to hold the China companies

(31)	China operating companies

(32)	India JV operating companies

(33)	New Zealand management company

(34)	NSW acquired entities

FINAL STRUCTURE — LATIN AMERICA (WITHOUT I/C DEBT)
[INFORMATION ON THIS PAGE HAS BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION]

FINAL STRUCTURE — ASIA AND AFRICA (WITHOUT I/C DEBT)
[INFORMATION ON THIS PAGE HAS BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION]

General Cable structure chart as of April

SCHEDULE 3.08 (c) TO THE CREDIT AGREEMENT
Material Agreements
None

SCHEDULE 3.16 TO THE CREDIT AGREEMENT
Canadian Pension Plan
Registration is pending in respect of the Employees Pension Plan of General Cable Canada (the “Employees Plan”). The Employees Plan was established by General Cable Canada pursuant to a commitment made under an Asset Sale and Purchase Agreement dated April 6, 1999 (the “Agreement”) by which the energy cables operations of BICC Cables Canada Inc. (“BICC Cables”) were purchased. Under the Agreement, the Employees Plan was required to be mirrored after the pension plan provided for the salaried employees of BICC Cables (the “BICC Cables Plan”). Subsequent to the preparation and filing for registration of the Employees Plan as required under the Agreement, General Cable Company was advised by the BICC Cables that, contrary to representations made by BICC Cables under the Agreement, portions of the BICC Cables Plan were not acceptable for registration under the Income Tax Act (Canada). Accordingly, the mirrored provisions of the Employees Plan were not accepted for registration.
BlCC Cables and Balfour Beatty plc (the parent company of BICC Cables) and their actuarial and legal advisors have been working with the Canada Customs and Revenue Agency in an effort to remedy the registration issues. Since the Employees Plan is required to be mirrored after the BICC Cables Plan, the registration of the Employees Plan will be delayed until BlCC Cables can resolve the registration issues respecting the BICC Cables Plan. This may require some modification or other adjustments to the Employees Plan. General Cable Canada and its advisors are working in conjunction with BICC Cables and Balfour Beatth plc to resolve this matter. General Cable filed an amended and restated plan document with Canada Customs and Revenue in December, 2006 for review and approval.
Under the terms of the Agreement, General Cable Canada will be seeking indemnification from Balfour Beatty plc for any and all costs incurred due to the erroneous representations and the problems encountered as a result. On March 12, 2001, we submitted to Balfour Beatty plc a Notice of Claim pursuant to the Agreement and a Notice of Claim under Schedule 2 of the Settlement Agreement dated September 7, 2000. We could not at that time, nor can we yet, calculate the costs we have incurred and will incur because of their breach.
Under the terms of the Agreement, an amount approved by the applicable regulatory authorities is to be transferred from the pension fund of the BICC Cables Plan to the pension fund of the Employees Plan, upon receipt of regulatory approval. BICC Cables has applied to the applicable regulatory authorities for such approval.
Pending receipt of regulatory approval (which has not yet been received), BICC Cables has caused an amount to be held in a separate sub-account (the “Sub-Account”) within the pension fund of the BICC Cables Plan, based upon the parties’ expectation as to the likely amount to be transferred to the Employees Plan upon receipt of regulatory approval. This Sub-Account is administered and invested under the direction of

General Cable Canada. The Trustee of the Employees Plan and the BICC Cables Plan, RBC Dexia, has been reporting on this Sub-Account directly to General Cable Canada. In addition, General Cable Canada made current contributions for service since the Agreement closed on May 28, 1999 through October 2003 into the Sub-Account and benefits in respect of transferred salaried employees have been paid from the Sub Account.
The Sub-Account was established for administrative convenience and does not necessarily reflect the amount which will ultimately be transferred to the Employees Plan. Once regulatory approval is received, it will be necessary to reconcile the amount in the Sub-Account with the amount which is required to be transferred to the Employees Plan on the basis of the amount approved for transfer by the regulators.
On receipt of regulatory approval, the approved regulatory amount will be transferred from the pension fund of the BICC Cables Plan to the pension fund of the Employees Plan. General Cable entered into a trust agreement with RBC Dexia, effective May 28, 1999, to receive the amount to be transferred upon regulatory approval, plus future contributions required under the Employees Plan.

SCHEDULE 3.17 TO THE CREDIT AGREEMENT
ENVIRONMENTAL MATTERS
None

Schedule 3.18
General Cable Corporation Schedule of Insurance as of November 01, 2006

	LIMITS	RETAINED LMT	CARRIER	POLICY NO.	TERM	PREMIUM
Workers’ Compensation (All States) Deductible		[XXX][1]	St. Paul Travelers	TC2KUB-186K4I4-1-06	Nov. 1, 2006 - Nov 1, 2007	[XXX][1]
Employer’s Liability
Bodily Injury by Accident — Each Accident	[XXX][1]
Bodily Injury by Disease — Policy Limit	[XXX][1]
Bodily Injury by Disease — Each Employee	[XXX][1]					[XXX][1]

[XXX][1]
Foreign Reimbursement Coverage
Bodily Injury by Accident — Each Accident	[XXX][1]
Bodily Injury by Disease — Policy Limit	[XXX][1]
Bodily Injury by Disease — Each Employee	[XXX][1]

Workers’ Compensation (AZ, MA, OR,WI) Deductible		[XXX][1]	St. Paul Travelers	TRJUB-186K413-A-06	Nov. 1, 2006 - Nov. 1. 2007	[XXX][1]
Employer’s Liability:
Bodily Injury by Accident — Each Accident	[XXX][1]
Bodily Injury by Disease — Policy Limit	[XXX][1]
Bodily Injury by Disease — Each Employee	[XXX][1]

Worker’s Compensation Australia
Employer’s Liability		[XXX][1]	Allianz Australia	WWH0041814	June 30, 2006 - June 30, 2007	[XXX][1]
Bodily Injury by Accident — Each Accident	[XXX][1]
Bodily Injury by each Employee	[XXX][1]
Bodily Injury by Disease Aggregate	[XXX][1]

Worker’s Compensation Australia		[XXX][1]	Allianz Australia	LWL 0005231	June 30, 2006 - June 30, 2007	[XXX][1]
Employer’s Liability
Bodily Injury by Accident — Each Accident	[XXX][1]
Bodily Injury by each Employee	[XXX][1]
Bodily Injury by Disease Aggregate	[XXX][1]

Worker’s Compensation Australia		[XXX][1]	Allianz Australia	TWY 0006777	June 30, 2006 - June 30, 2007	[XXX][1]
Employer’s Liability
Bodily Injury by Accident — Each Accident	[XXX][1]
Bodily Injury by each Employee	[XXX][1]
Bodily Injury by Disease Aggregate	[XXX][1]

Worker’s Compensation Australia		[XXX][1]	Allianz Australia	CWT 0036288	June 30, 2006 - June 30, 2007	[XXX][1]
Employer’s Liability
Bodily Injury by Accident — Each Accident	[XXX][1]
Bodily Injury by each Employee	[XXX][1]
Bodily Injury by Disease Aggregate	[XXX][1]

Worker’s Compensation Portugal
Employer’s Liability		[XXX][1]	Global	94005711	Jan. 1, 2006 - Dec. 31, 2006	[XXX][1]
Bodily Injury by Accident — Each Accident	[XXX][1]
Bodily Injury by each Employee	[XXX][1]
Bodily Injury by Disease Aggregate	[XXX][1]

Automobile (All States)		[XXX][1]	St. Paul Travelers	TC2JCAP-186K2725-TIL-06	Nov. 1, 2006 - Nov. 1, 2007	[XXX][1]
Liability — “Any” Auto	[XXX][1]
Personal Injury Protection (No Fault)	[XXX][1]
Auto Medical Payments	[XXX][1]
UM/UIM	[XXX][1]

Automobile (Canada)		[XXX][1]	St. Paul Travelers	232D145D	Nov. 1, 2006 - Nov. 1, 2007	[XXX][1]
Liability — “Any” Auto	[XXX][1]

Automobile (Australia)			Vero Insurance	MSS 009057573	June 30, 2006 - June 30, 2007	[XXX][1]
Liability — Per Occurance	[XXX][1]
Auto Medical Payments each person	[XXX][1]
Auto Medical Payments aggregate	[XXX][1]

Automobile (Brazil)				233D754A	June 1, 2006 - June 1, 2007	[XXX][1]
Liability — Per Occurance	[XXX][1]		IMO Industries
Auto Medical Payments, each person	[XXX][1]
Auto Medical Payments, aggregate	[XXX][1]

Automobile (France)			Swiss Life	11 019 155	Nov. 1, 2006 - Oct 31, 2007	[XXX][1]
Liability — Per Occurance	[XXX][1]

[1]	Omitted and filed separately with the Securities and Exchange Commission under a request for confidential treatment.

Auto Medical Payments, each person	[XXX][1]
Auto Medical Payments, aggregate	[XXX][1]

Automobile (France)			Swiss Life	CA011025757	Nov 1, 2006 - Oct. 31, 2007	[XXX][1]
Liability — Per Occurance	[XXX][1]
Auto Medical Payments, each person	[XXX][1]
Auto Medical Payments, aggregate	[XXX][1]

Automobile (New Zealand)			Lumley General Insurance	394559	Nov 1, 2006 - Nov 1, 2007	[XXX][1]
Liability — Per Occurance	[XXX][1]
Auto Medical Payments, each person	[XXX][1]
Auto Medical Payments, aggregate	[XXX][1]

Automobile (Portugal)			Global	201056843	Jan 1, 2006 - Dec. 31, 2006	[XXX][1]
Liability — Per Occurance	[XXX][1]
Auto Medical Payments, each person	[XXX][1]
Auto Medical Payments, aggregate	[XXX][1]

Automobile (Portugal)			AXA	215023	Jan 1, 2006 - Dec. 31, 2006	[XXX][1]
Liability — Per Occurance	[XXX][1]
Auto Medical Payments, each person	[XXX][1]
Auto Medical Payments, aggregate	[XXX][1]

Automobile (Spain)			Seguros Bilbao	1953200165	Jan. 1, 2007 - Dec. 31, 2007	[XXX][1]
Liability — Per Occurance	[XXX][1]
Auto Medical Payments, each person	[XXX][1]
Auto Medical Payments, aggregate	[XXX][1]

Automobile Physical Damage (OH)	[XXX][1]		St. Paul Travelers	TJBAP-281D2587-TIL-06	Nov. 1, 2006 - Nov. 1, 2007	[XXX][1]

General Liability		[XXX][1]	St. Paul Travelers	TJEXGL-186K2713-TIL-05	Nov 1, 2006 - Nov 1, 2007	[XXX][1]
General Aggregate	[XXX][1]
(other than Products/Completed Operations)
Products/Completed Operations	[XXX][1]
Personal & Advertising Injury	[XXX][1]
Each Occurrence	[XXX][1]
Fire Damage	[XXX][1]

General Liability (Canada)		[XXX][1]	St. Paul Travelers	232D1461	Nov 1, 2006 - Nov. 1, 2007	[XXX][1]
General Aggregate	[XXX][1]
(other than Products/Completed Operations)
Products/Completed Operations	[XXX][1]
Personal & Advertising Injury	[XXX][1]
Each Occurrence	[XXX][1]
Fire Damage	[XXX][1]

General Liability (Australia)			St. Paul Travelers	AU AFB 0014662	Nov. 1, 2006 - Nov. 1, 2007
General Total Limits	[XXX][1]					[XXX][1]
Premises Medical Payments — Per accident/Per Person	[XXX][1]

General Liability (Brazil)		[XXX][1]	Bradesco Seguros & Previdencia	TBA	TBA	[XXX][1]
General Total Limits	[XXX][1]
Premises Medical Payments — Per accident/Per Person	[XXX][1]

General Liability (Dominican Republic)			Ping An Property & Casualty	1450000040206000000	June 1, 2000 - June 1, 2007
General Total Limits	[XXX][1]
Premises Medical Payments — Per accident/Per Person	[XXX][1]

General Liability (France)			Covca Risk	114.234.819	Dec. 22, 2005 - Nov. 1, 2006	[XXX][1]
General Total Limits
Premises Medical Payments — Per accident/Per Person

General Liability (Mexico)			Grupo National Provincial	41929183	Nov. 1, 2006 - Nov 1, 2007	[XXX][1]
General Total Limits	[XXX][1]
Premises Medical Payments — Per accident/Per Person	[XXX][1]

General Liability (New Zealand)			St. Paul Travelers	AU AFB 0014663	Nov. 1, 2006 - Nov. 1, 2007	[XXX][1]
General Total Limits	[XXX][1]
Premises Medical Payments — Per accident/Per Person	[XXX][1]

General Liability (Norway)			Gjensidige	77399450	Nov. 1, 2006 - Nov. 1, 2007	[XXX][1]
General Total Limits	[XXX][1]

[1]	Omitted and filed separately with the Securities and Exchange Commission under a request for confidential treatment.

	LIMITS	RETAINED LMT	CARRIER	POLICY NO.	TERM	PREMIUM
Premises Medical Payments — Per accident/Per Person	[XXX][1]

General Liability (Portugal)			Imperio Comercio e Industria	TBA	Nov. 1, 2005 – Nov. 1, 2006	[XXX][1]
General Total Limits	[XXX][1]
Premises Medical Payments — Per accident/Per Person	[XXX][1]

General Liability (Spain)			Catalana Occidente	803908313W	Nov. 1, 2006 – Nov. 1, 2007	[XXX][1]
General Total Limits	[XXX][1]
Premises Medical Payments — Per accident/Per Person	[XXX][1]

General Liability (Turkey)			Basak Sigorta	981996	Nov. 1, 2006 – Nov. 1, 2007	[XXX][1]
General Total Limits	[XXX][1]
Premises Medical Payments — Per accident/Per Person	[XXX][1]

Group Personal Accident (Australia)	[XXX][1]		ACE	02PO011874	June 30, 2006 – June 30. 2007	[XXX][1]

Aircraft Products Liability		[XXX][1]	AIG Aviation	AV 3396871-08	Nov. 1, 2006 – Nov. 1, 2007	[XXX][1]
Coverage A: Combined Single Limit for BI/PD any one occurrence/Aggregate (includes completed operations Aggregate)	[XXX][1]
Coverage B: Grounding any one Occurrence and in the Aggregate	[XXX][1]
Coverage A&B combined aggregate	[XXX][1]

Fiduciary Liability			Federal Insurance Company (“Chubb”)	8170-4119	Nov. 1, 2006 – Nov. 1, 2007	[XXX][1]
Each Loss (including Defense Costs)	[XXX][1]	[XXX][1]
Annual Aggregate	[XXX][1]	[XXX][1]

Special Contingency			Library Insurance Underwriters (“PIA/Liberty”)	203604-016	April 21, 2006 – April 21, 2009	[XXX][1]
Each Occurrence	[XXX][1]	[XXX][1]
AD&D (Non-War) Per Person/Aggregate	[XXX][1]

Loss of Earnings	[XXX][1]

Blanket Crime			Zurich American Insurance Company	FID 586031800	Nov. 1, 2004 – Nov. 1, 2007	[XXX][1]
Employee Dishonesty	[XXX][1]	[XXX][1]
Claims Expense	[XXX][1]	[XXX][1]
Forgery or Alteration	[XXX][1]	[XXX][1]
Credit Card Forgery	[XXX][1]	[XXX][1]
Theft, Disappearance & Destruction	[XXX][1]	[XXX][1]
Robery or Safe Burglary	[XXX][1]	[XXX][1]
Computer Fraud and Funds Transfer	[XXX][1]	[XXX][1]
Money Order & Counterfeit Currency	[XXX][1]	[XXX][1]

* Deductible does not apply to Employee Benefit Plans or Claims Expense

Primary Directors & Officers Liability (D & O)			St. Paul Mercury Insurance Co.	EC09000969	Nov. 1, 2006 – Nov. 1, 2007	[XXX][1]
Each Claim (including Defense Costs)	[XXX][1]	[XXX][1]
Aggregate Limit	[XXX][1]	[XXX][1]

Excess Directors & Officers Liability (D & O)			Twin City Fire Ins. Co.(“The Hartford”)	00DA023770706	Nov. 1, 2006 – Nov. 1, 2007	[XXX][1]
Each Claim (including Defense Costs)	[XXX][1]	[XXX][1]
Aggregate Limit	[XXX][1]	[XXX][1]

1st Excess Side A only Directors & Officers Liability / DIC Coverage			X.L Specialty Insurance Company(“ELU”)	ELU094823-06	Nov. 1, 2006 – Nov. 1, 2007	[XXX][1]
Each Claim (including Defense Costs)	[XXX][1]	[XXX][1]
Aggregate Limit	[XXX][1]	[XXX][1]

2nd Excess Side A only Directors & Officers Liability / DIC Coverage			Federal Insurance Co. (“Chubb”)	6803-6194	Nov. 1, 2006 – Nov. 1, 2007	[XXX][1]
Each Claim (including Defense Costs)	[XXX][1]	[XXX][1]
Aggregate Limit	[XXX][1]	[XXX][1]

France Directors & Officers Liability (“D&O“) — Locally Admitted			AIG Europe	7.913.090	June 1, 2007 – Nov. 1, 2008	[XXX][1]
Each Claim (including Defense Costs)	[XXX][1]	[XXX][1]
Aggregate Limit	[XXX][1]	[XXX][1]
Insured: Silec Cable SAS

China Directors & Officers Liability (“D&O”) — Locally Admitted			AIU Insurance Company Shanghai Brand	DOSH000055	January 26, 2007 – January 26, 2008	[XXX][1]
Each Claim (including Defense Costs)	[XXX][1]	[XXX][1]
Aggregate Limit	[XXX][1]	[XXX][1]
Insured: General Cable Commerce and Trading (Shanghai) Co. Ltd.

Employed Lawyers E&O			Philadelphia Indemnity Ins. Co.	PHSD220542	Nov. 1, 2006 – Nov. 1, 2007	[XXX][1]
Each Claim (including Defense Costs)	[XXX][1]	[XXX][1]
Aggregate Limit	[XXX][1]	[XXX][1]

[1]	Omitted and filed separately with the Securities and Exchange Commission under a request for confidential treatment.

Aggregate Limit	[XXX][1]
Political Risk			Chubb	3920-04-40	October 25, 2O05 — Nov 1, 2008	[XXX][1]
Policy Aggregate	[XXX][1]					[XXX][1]
Expropriation Insurance	[XXX][1]	[XXX][1]
Currency Inconvertibility Insurance	[XXX][1]	[XXX][1]
Brazil Sub-limit	[XXX][1]
Dominican Republic Sublimit	[XXX][1]
Fiji Sublimit	[XXX][1]
Mexico Sublimit	[XXX][1]

Contractor’s Pollution Policy			Chubb	37312289	Nov 1, 2O07 — March 1, 2009

Builder’s Risk			CAN Insurance	IM2090201978	Nov 1, 2007- Sept 1, 2O08

International General Liability & Products Liability Including Contingent Auto Liability Foreign Voluntary Workers Compensation and Employers Liability Policy
General Total Limit	[XXX][1]		St. Paul Travelers	GBO2901584	Nov 1, 2006 -Nov. 1, 2007	[XXX][1]
Products Liability Completed Operations / Aggregate	[XXX][1]					[XXX][1]
Personal Injury and Advertising Injury Liability/ Per occurrence/ Aggregate	[XXX][1]
Each Event Limit	[XXX][1]
Premises Legal Liability Per Occurrence	[XXX][1]
Premises Medical Payments-Per Person	[XXX][1]
Pure Financial Loss (Each Occurrence/ Aggregate) France, Spain, Portugal and New Zealand	[XXX][1]

Employee Benefit Plan Liability -Each claim (claims made)/ Aggregate	[XXX][1]

Deductibles:
Employers Benefits Liability (claims made form ) each claim	[XXX][1]
Pure Financial Loss per occurrence	[XXX][1]
Brazil GL per occurrence	[XXX][1]

Excess Difference In Conditions Auto Liability:
Auto Third Party Liability/Combined Single Limit per Occurrence	[XXX][1]
Automobile Medical Payment — Each Person	[XXX][1]
Automobile Medical Payments — Each Accident/ Aggregate	[XXX][1]

Auto Third Party Liability- Underlying requirements	[XXX][1]
[XXX][1]

Foreign Vol Workers Compensation & Employers Liability
Foreign Voluntary WC	[XXX][1]
Covers for US Nationals	[XXX][1]

Cover for Third Party Nationals	[XXX][1]
Cover for Local Nationals	[XXX][1]
Repatriation- occurrence/policy limit	[XXX][1]
Endemic Disease	[XXX][1]
24 hour trip coverage	[XXX][1]

Employers Liability
Each Bodily Injury Accident — each accident	[XXX][1]
Bodily Injury by Disease Aggregate — each employee	[XXX][1]
Bodily Injury by Disease Aggregate	[XXX][1]

Umbrella Liability			XL Insurance America	US00006132L106A	Nov 1, 2006 -Nov. 1, 2007	[XXX][1]
Each Occurrence	[XXX][1]	[XXX][1]				[XXX][1]
Products Completed Operations Aggregate	[XXX][1]
Other Aggregate (where applicable)	[XXX][1]

Excess Liability			Chubb	7975-64-22	Nov 1, 2006 -Nov 1, 2007	[XXX][1]
Each Occurrence	[XXX][1]	[XXX][1]				[XXX][1]
Aggregate (where applicable)	[XXX][1]

Excess Liability			St. Paul Travelers	QI05700123	Nov, 1, 2006 — Nov 1, 2007	[XXX][1]
Each Occurrence	[XXX][1]	[XXX][1]				[XXX][1]
Aggregate	[XXX][1]

[1]	Omitted and filed separately with the Securities and exchange Commission under a request for confidential treatment.

Excess Liability			Great American	EXC5664335-03	Nov. 1, 2006 - Nov. 1, 2007	[XXX][1]
Each Occurrence	[XXX][1]	[XXX][1]				[XXX][1]
Aggregate	[XXX][1]

Excess Liability			Zurich	AEC-9308712-04	Nov. 1, 2006- Nov. 1, 2007	[XXX][1]
Each Occurrence	[XXX][1]	[XXX][1]				[XXX][1]
Aggregate (where applicable)	[XXX][1]

Excess Liability			Liberty International	LQI-B71-198-483-025	Nov. 1, 2006 - Nov. 1, 2007	[XXX][1]
Each Occurance	[XXX][1]	[XXX][1]				[XXX][1]
Aggregate (where applicable)	[XXX][1]

Health, Death & Disability (France)			MV4PARUnion		Jan. 1, 2007 - Jan. 1, 2008	[XXX][1]

Repartriation (France)			AIG	4302.005	Nov. 27, 2006 - Jan. 1	[XXX][1]

Pollution Legal Liability (France)			AIG	7 200 089	Dec. 22, 2006 - Dec. 22, 2007	[XXX][1]

Business Travel Accident	[XXX][1]		AIG Life Insurance Company	GTP8042909	April 15, 2005 to April 15, 2008	[XXX][1]
[XXX][1]

Business Travel Australia			Accident & Health International	13364	June 30, 2006 - June 30, 2007	[XXX][1]

Business Travel New Zealand			ACE	WGRG605589	Nov. 1, 2006 - Nov. 1, 2007	[XXX][1]

NFIP Flood Coverage 1600 Main St. Willimantic, CT	[XXX][1]	[XXX][1]	The Hartford	9.90143E+13	9-Feb-10

DIC- California Quake	[XXX][1]	[XXX][1]	Endurance American Specialty	CPN10000266601	2-Dec-76

Mexico Property
General Cable de Latino America S.A. DE C.V.	[XXX][1]	[XXX][1]	Zurich		29-Nov-52
General Cable de Mexico del Norte	[XXX][1]	[XXX][1]	Zurich		22-Sep-28
General Cable de Automotriz SA DE CV	[XXX][1]	[XXX][1]	Zurich		4-Jan-26

Mexico Transit	[XXX][1]	[XXX][1]	AIG Mexico	18TRC1000044-1	1-Apr-47

Spain Cargo	[XXX][1]		Chubb	252772		[XXX][1]

Marine Cargo:				N5JC60214	10-Jan-42
Any One Conveyance	[XXX][1]	[XXX][1]	Norther Assurance Company of America
Any One Conveyance (Domestic Inland Transit), except a connecting conveyance	[XXX][1]	[XXX][1]
Any One Conveyance (Foreign Inland Transit), except as a connecting conveyance	[XXX][1]	[XXX][1]
Any one package by mail/ parcel post including express mail, FedEx and other record	[XXX][1]	[XXX][1]

Global Property
Per Occurrence Real & Personal Property, BI, B&M	[XXX][1]		FM Global	LD234		[XXX][1]
Accounts Receivable	[XXX][1]					[XXX][1]
Coinsurance Deficiency & Currency Devaluation	[XXX][1]					[XXX][1]
Contingent Time Element	[XXX][1]
Deferred Payments	[XXX][1]					[XXX][1]
Decontamination Costs	[XXX][1]					[XXX][1]
Earthmovement- Annual Aggregate	[XXX][1]					[XXX][1]
Earthmovement for Spain, Portugal, New Zealand & Canada	[XXX][1]					[XXX][1]
Earthquake for New Madrid	[XXX][1]					[XXX][1]
Earthquake for Pacifice Northwest	[XXX][1]					[XXX][1]
Earthmovement for CA, HI, AK, PR- Annual Aggregate	[XXX][1]					[XXX][1]
Earthmovement for, Domican Republic Brazil & Fiji	[XXX][1]					[XXX][1]
Errors and Omissions	[XXX][1]					[XXX][1]
Expediting Costs and Extra Expense	[XXX][1]					[XXX][1]
Fine Arts	[XXX][1]					[XXX][1]
Flood- annual aggregate	[XXX][1]					[XXX][1]
Land and Water Contamination or Pollutant Cleanup, Removal and Disposal	[XXX][1]					[XXX][1]
Leasehold Interest	[XXX][1]					[XXX][1]
Loss Adjustment Expense	[XXX][1]					[XXX][1]
Service Interruption PD & TE Combined	[XXX][1]
Non-Admitted Increased Tax Liability	[XXX][1]
Tax Treatment of Profits	[XXX][1]
Temporary Removal of Property	[XXX][1]
Tenants and Neighbors Liability	[XXX][1]
Transit	[XXX][1]

[1]	Omitted and filed separately with the Securities and Exchange Commission under a request for confidential treatment.

	LIMITS	RETAINED LMT	CARRIER	POLICY NO.	TERM	PREMIUM
Miscellaneous Unnamed Locations-excludes earth movement	[XXX][1]
Newly Acquired Locations- 90 Days-excludes earth movement	[XXX][1]
Valuable Papers & Records	[XXX][1]
Extended Period of Indemnity	[XXX][1]
Terrorism, except $1,000,000 for Unscheduled Locations, Temporary Removal of Prc	[XXX][1]
Ingress/Egress (30 days) but not to exceed	[XXX][1]

Deductibles:
Per Occurrence		[XXX][1]
Data, Program or Software (48 hour writing period)		[XXX][1]
Earthmovement in Alaska, Brazil, California, Hawaii, Puerto Rico, Domincan Republic, Fiji and in the Pacific North		[XXX][1]
Earthmovement in New Madrid Seismic Zone		[XXX][1]
Earthmovement in New Zealand		[XXX][1]
Wind (Tier I, Tier II, and Foreign Wind zones		[XXX][1]
Transportation- US, Canada, Puerto Rico		[XXX][1]
Transportation- Outside US, Canada, Puerto Rico		[XXX][1]
Service interruption Waiting Period		[XXX][1]

France Property: all values are Euros
SILEC CABLE. Principal Limit of Indemnity		[XXX][1]	GAN	17,370.308	15-Sep-50
Cargo Values are estimated at 60-70M Euros.
Natural Perits		[XXX][1]
All Risk Section including machinery breakdown	[XXX][1]
Neighbours’ and third parties recourse	[XXX][1]
Theft of goods (excluding cash and securities)		[XXX][1]
Various Costs and Expenses: includes below		[XXX][1]
Costs of Reconstiuting Moulds, Archives/Media		[XXX][1]
Costs of distruction or neutralization		[XXX][1]
Costs of complying with building regulations/authorities		[XXX][1]
Indirect losses with justification		[XXX][1]

Property and third parties (floating) in Europe only		[XXX][1]
New investments		[XXX][1]
Contingent business interruption in respect of named direct customer and suppliers excluding		[XXX][1]
Contingent business interruption in respect of unnamed direct customer and suppliers excluding
Contingent business interruption in respect of utilities (excluding natural perils)		[XXX][1]
Miscellaneous (New Zealand)			American Home Assurance	EL 5308	Nov 1, 2006 - Nov 1, 2007	[XXX][1]
Miscellaneous (New Zealand)			Chubb	93287399	Nov 1, 2006 - Nov 1, 2007	[XXX][1]
Miscellaneous (New Zealand)			American Home Assurance	SL 324207	Nov 1, 2006 - Nov 1, 2007	[XXX][1]

Property (New Zealand)			[ILLEGIBLE]	1022	Nov 1, 2006 - Nov 1, 2007	[XXX][1]

Electronic Equipment (Portugal)			[ILLEGIBLE]	201049547	Jan 1, 2006 - Dec 31, 2006	[XXX][1]
Boiler and Machinery (Portugal)			[ILLEGIBLE]	8700107	Jan 1, 2006 - Dec 31, 2006	[XXX][1]
Leased Equipment (Portugal)			[ILLEGIBLE]	5620581	May 6, 2006 - May 6, 2007	[XXX][1]
Leased Equipment (Portugal)			[ILLEGIBLE]	5620580	May 6, 2006 - May 6, 2007	[XXX][1]
Leased Equipment (Portugal)			[ILLEGIBLE]	5520579	Oct. 12, 2005 - Oct 12, 2006	[XXX][1]
Personal Accident Occupants (Portugal)			Global	201056786	Jan 1, 2006 - Dec. 31, 2006	[XXX][1]
Transit (Portugal)			Victoria	803498	Jan 1, 2006 - Dec. 31, 2006	[XXX][1]

EDP (Spain)			Groupama Plus Ultra	55.139.815	June 1, 2006 - May 30, 2007	[XXX][1]
CAR/EAR Insurance (Spain)			[ILLEGIBLE]	650552133R	May 3, 2006 - May 3, 2007	[XXX][1]

[ILLEGIBLE]						[XXX][1]
Material Damage & Br						[XXX][1]
Worker’s Compensation						[XXX][1]
[ILLEGIBLE] Open						[XXX][1]
Motor Vehicle						[XXX][1]
Travel						[XXX][1]
Public Liability						[XXX][1]
Money						[XXX][1]
Burglary						[XXX][1]
This schedule is a general description overview and should be used for reference purpose only. It is prepared as accurately as possible, however, it may not reflect all additions, deletions and endorsements to [ILLEGIBLE] ould be referred to do all questions regarding insurance terms and conditions.

[1]	Omitted and filed separately with the Securities and Exchange Commission under a request for confidential treatment.

SCHEDULE 3.22 TO THE CREDIT AGREEMENT
Material Inventory Locations in the United States and Canada where Inventory
Owned by Loan Parties is in excess of Dollar Equivalent of US $250,000
In addition to the business locations on Schedule 1.01 (e), above, the following:

Prysmian (customer consignment inventory) 425 St. Louis Street Saint-Jean-Sur-Richelieu, Quebec Canada J3B 1Y6 Inventory value as of Oct 24/2003	$[XXX][1]

TOTAL
INVENTORY
VALUE
CONSIGNMENT LOCATIONS
ARIZONA PUBLIC SERVICE 10001 N 23RD AVE PHOENIX, AZ 85021	$[XXX][1]

CONSOLIDATED EDISON — SAFEWAY
50 GREENPORT AVE BROOKLYN, NY 11221	$[XXX][1]

CONSOLIDATED EDISON
31-01 20TH AVENUE LONG ISLAND CITY, NY 11105	$[XXX][1]

CONSOLIDATED EDISON
4400 VICTORY BLVD STATEN ISLAND, NY 10314	$[XXX][1]

CONSOLIDATED EDISON
315 OLD SAWMILL RIVER ROAD EASTVIEW, NY 10595	$[XXX][1]

CONSOLIDATED EDISON
281 WEST 11TH AVENUE NEW YORK, NY 10001	$[XXX][1]

CONSOLIDATED EDISON
1689 BRONXDALE AVENUE BRONX, NY 10462	$[XXX][1]

[1]	Omitted and filed separately with the Securities and Exchange Commission under a request for confidential treatment.

CONSOLIDATED EDISON
222 FIRST STREET BROOKLYN, NY 11232	$[XXX][1]

CONSOLIDATED EDISON
124-15 31ST AVENUE FLUSHING, NY 11354	$[XXX][1]

TJR FABRICATION LLC (US Reel DEPOT)
2411 OLD LEWISVILLE ROAD HOPE,AR 71801	$[XXX][1]

FLORIDA POWER & LIGHT
2455 PORT WEST BLVD RIVIERA BEACH, FL 33407	$[XXX][1]

PROGRESS ENERGY CAROLINAS(CP&L)
1414 MECHANICAL BLVD GARNER, NC 27529	$[XXX][1]

VERIZON (EVERETT GTE SUPPLY
2600 WEST CASINO ROAD EVERETT, WA 98204	$[XXX][1]

VIRGINIA POWER
4113 CASTLEWOOD RD RICHMOND, VA	$[XXX][1]

QWEST
5950 N.E. 122NDAVE PORTLAND, OR 97230	$[XXX][1]

QWEST GCC CONSIGNMENT (NEW BRIGHTON)
100-9TH AVE. SW NEW BRIGHTON, MN 55112	$[XXX][1]

PLASTICOM — WIRE
1500 W. 47TH AVE DENVER, CO 80211	$[XXX][1]

QWEST
11780 E. 53RD AVENUE DENVER, CO 80239	$[XXX][1]

[1]	Omitted and filed separately with the Securities and Exchange Commission under a request for confidential treatment.

HONEYWELL CPG
1100 WORLDWIDE BLVD. HEBRON, KY 41048	$[XXX][1]

WINDY CITY — NEW JERSEY
117 INDUSTRIAL AVE. HASBROUK HEIGHTS, NJ 07604	$[XXX][1]

WINDY CITY — CHICAGO
4250 MADISON ST. HILLSIDE, IL 60162	$[XXX][1]

MANUFACTURING WAREHOUSE

THEA & SCHOEN
380 ALLWOOD ROAD CLIFTON, NJ 07013	$[XXX][1]

Agents
General Cable Midwest RDC 311 South Enterprise Blvd Lebanon, IN 46025	$[XXX][1]

General Cable Western RDC
13965 Pipeline Ave Chino, CA 91710	$[XXX][1]

[1]	Omitted and filed separately with the Securities and Exchange Commission under a request for confidential treatment.

SCHEDULE 4.01 (d)(A) TO THE CREDIT AGREEMENT
EXISTING LOCAL COUNSEL AND FOREIGN COUNSEL

Countries/States of
Law Firm	LegaI Entity	Representation

STEWART MCKELVEY STIRLING SCALES Suite 900, Purdy’s Wharf Tower One	General Cable Company [Canada — Ontario]	Canada — Nova Scotia
1959 Upper Water Street
P.O. Box 997
Halifax NS B3J 2X2
Attn: Charles S. Reagh

MCDOUGALL GAULEY LLP 1500-1881 Scarth Street	General Cable Company [Canada — Nova Scotia]	Canada -Saskatchewan
Regina SK S4P 4K9
Attn: Bob Millar

BARROCAS SARMENTO NEVES Amoreiras Torre 2	General Cable Investments, SGPS [Madeira]	Madeira
16th Floor
1070-274 Lisboa
Portugal
Attn : Joao Nuno Barrocas

KURI BRENA, SANCHEZ UGARTE, CORCUERA Y AZNAR Corporativo Punta Santa Fe Torre “B”	General Cable Holdings de Mexico SA de CV [Mexico]	Mexico
Prolongacion Paseo de la Reforma No.
1015, Piso 8
Col. Desarrollo Santa Fe
01109 Mexico
Attn: Daniel Kuri Brena Romero de Terreros

BELL GULLY	General Cable Holdings New	New Zealand
Wellington	Zealand [New Zealand]
HP Tower
171 Featherston Street
PO Box 1291
Wellington 6140
Attn: David Craig

GARRIGUES	General Cable Holdings (Spain)	Spain
Avenida Diagonal, 654	SRL [Spain]
Escalera B 1[a] planta	[Pledgor — GK Technologies, Inc.]
08034 Barcelona, Spain

Manuel Bueno
P: +34.93.253.37.00
F: +34.93.253.37.50
Email: manuel.bueno@garrigues.com

SCHEDULE 4.01 (d)(B) TO THE CREDIT AGREEMENT
CLOSING DATE FOREIGN COUNSEL

Countries/States of
Law Firm	Legal Entity	Representation

ARIAS, FABREGA & FABREGA	Cahosa, SA [Panama]	Panama
P.O. Box 0816-01098
Panama, R. of Panama
Attn: Rogelio de la Guardia

Schedule 5.14 to the Credit Agreement
Post-Closing Collateral Matters
On or before December 31, 2007 (as such date may be extended by the Collateral Agent in its sole discretion), Borrower shall deliver, or cause to be delivered, to the Collateral Agent (in each case in form and substance satisfactory to the Collateral Agent) all documents, agreements, certificates, intercompany loan documents and legal counsel opinions or confirmations and take such actions, or cause such actions to be taken, which the Collateral Agent deems to be necessary or desirable relating to the granting, the ratification and re-affirmation or the validity of the Collateral Agent’s first priority security interest in 65% of the Equity Interests in General Cable Spain Holdings (including of any additional Equity Interest issued by General Cable Spain Holdings as a result of the contemplated recapitalization of General Cable Spain Holdings being made as part of the Closing Date Acquisition Transactions), and in the intercompany loans and advances made by Intermediate Holdings to General Cable Spain Holdings as contemplated by the Closing Date Acquisition Transactions.
On or before November 20, 2007 (as such date may be extended by the Collateral Agent in its sole discretion), Borrower shall deliver, or cause to be delivered, to the Collateral Agent (in each case in form and substance satisfactory to the Collateral Agent) all documents, agreements, certificates and legal counsel opinions or confirmations and take such actions, or cause such actions to be taken, which the Collateral Agent deems to be necessary or desirable relating to the granting, the ratification and re-affirmation or the validity of the Collateral Agent’s first priority security interest in 65% of the Equity Interests in each of the following entities: (i) General Cable Investments, SGPS SA, (ii) General Cable Holdings de Mexico SA de CV and (iii) Cahosa, SA..
On or before November 30, 2007, Borrower shall deliver, or cause to be delivered, to the Collateral Agent (in each case in form and substance satisfactory to the Collateral Agent), Schedule 3.18 to the Credit Agreement regarding insurance referred to in Section 3.18 thereof with respect to the Domestic and Canadian Companies, the related certificates of insurance and the related loss payable endorsements and/or additional insured clauses or endorsements naming Collateral Agent as loss payee and additional insured.
On or before March 1, 2008, Borrower shall deliver, or cause to be delivered, to the Collateral Agent (in each case in form and substance satisfactory to the Collateral Agent), a supplement to Schedule 3.18 to the Credit Agreement regarding insurance referred to in Section 3.18 of the Credit Agreement with respect to the Foreign Companies.
On or before November 20, 2007, Borrower shall deliver, or cause to be delivered, to the Collateral Agent (in form and substance satisfactory to the Collateral Agent), an appointment of CT Corporation as agent for service of process in New York for each of

General Cable Canada, Ltd., an Ontario corporation and General Cable Company, a Nova Scotia corporation.

SCHEDULE 6.01(b) TO THE CREDIT AGREEMENT
Letters of Credit and Foreign Credit Lines
Standby Letters of Credit

			L/C	Expire	Evergreen
	L/C No.	Beneficiary	$ Amount	Date	Clause	Purpose of L/C

Chase Manhattan Bk	[XXX][1]	Ins Co of N. A. /CIGNA	[XXX][1]	6/10/2004	[XXX][1]	Insurance Program
Chase Manhattan Bk	[XXX][1]	National Union Fire Ins Co.	[XXX][1]	6/10/2004	[XXX][1]	Insurance Program
Chase Manhattan Bk	[XXX][1]	RI Dept. of Labor	[XXX][1]	6/10/2004	[XXX][1]	Insurance Program
Chase Manhattan Bk	[XXX][1]	Travelers Indemnity Company	[XXX][1]	6/10/2004	[XXX][1]	Insurance Program
Chase Manhattan Bk	[XXX][1]	PBGC	[XXX][1]	5/28/2004	[XXX][1]	DB Plan Termination
Chase Manhattan Bk	[XXX][1]	ABN-Amro Bank N.V.	[XXX][1]	12/31/2003	[XXX][1]	Credit Facilities — BICC Energy Cables
Chase Manhattan Bk	[XXX][1]	BNY Trust Co of Missouri	[XXX][1]	10/18/2004	[XXX][1]	Jackson [RB, Series 200]
Chase Manhattan Bk	[XXX][1]	Travelers Casualty	[XXX][1]	12/31/2004	[XXX][1]	Collateral for Bid and Supply Bonds
Chase Manhattan Bk	[XXX][1]	Taiwan Power Company	[XXX][1]	7/1/2005	[XXX][1]	Performance Bond
Chase Manhattan Bk	[XXX][1]	Taiwan Power Company	[XXX][1]	2/1/2004	[XXX][1]	Advance Payment Refund Bond
Chase Manhattan Bk	[XXX][1]	Pechiney World Trade	[XXX][1]	2/16/2004	[XXX][1]	Copper Hedge — increased 7/2/03
		Total	$36,125,353.00
Foreign Credit Lines
CREDIT LINES AT 21 NOVEMBER 2003
GENERAL CABLE SPAIN

BANK	CREDIT FACILITY LIMIT
SABADELL	[XXX][1]
BCP (PORTUGAL)	[XXX][1]
TOTAL	3.050 Mil €

BANK	BANK GUARANTEES LIMIT
SABADELL	[XXX][1]
ATLANTICO	[XXX][1]
TOTAL	4.800 Mil €
ACCOUNTS RECEIVABLE DISCOUNTING

BANK (WITHOUT RESO LIMIT)
BANKINTER	22.200 Mil €
TOTAL	22.200 Mil €
ACCOUNTS RECEIVABLE DISCOUNTING

BANK (WITH RESOURC LIMIT)
SCH	[XXX][1]
VALENCIA	[XXX][1]
TOTAL	9.000 Mil €

BANK	CONFIRMING LIMIT
SCH	[XXX][1]
VALENCIA	[XXX][1]
BANKINTER	[XXX][1]
SABADELL	[XXX][1]
BBVA	[XXX][1]
ATLANTICO	[XXX][1]
TOTAL	81.700 Mil €

Bank	Entity	Limit
ANZ Banking Group (NZ) L	General Cable New Zealand Limited	NZ$	[XXX][1]
Banorte, S.A.	General Cable de Launoamerica. S.A.	$	[XXX][1]

[1]	Omitted and filed separately with the Securities and Exchange Commission under a request for confidential treatment.

SCHEDULE 6.01(b) TO THE CREDIT AGREEMENT
INTERCOMPANY NOTES
(each Intercompany Note dated as of November 24, 2003)

US PAYEE
Payee/Holder	Payer/Debtor	Balance
General Cable Corporation	BICC Portugal SGPS SA	[xxx][1]
General Cable Corporation	General Cable Capital Funding, Inc.	[xxx][1]
General Cable Corporation	General Cable Holdings (Spain) SRL	[xxx][1]
General Cable Corporation	General Cable Holdings (UK) Limited	[xxx][1]
General Cable Corporation	General Cable Holdings de Mexico	[xxx][1]
General Cable Corporation	General Cable Industries Inc.	[xxx][1]
General Cable Corporation	General Cable Resources Corp	[xxx][1]
General Cable Corporation	Marathon Manufacturing Holdings, Inc.	[xxx][1]
General Cable Corporation	GK Technologies, Inc.	[xxx][1]
General Cable Holdings, Inc.	General Cable Company	[xxx][1]
General Cable Holdings, Inc.	General Cable Industries Inc.	[xxx][1]
General Cable Holdings, Inc.	General Cable Corporation	[xxx][1]
General Cable Holdings, Inc.	GK Technologies, Inc.	[xxx][1]
General Cable Industries, Inc.	General Cable Canada Ltd.	[xxx][1]
General Cable Industries, Inc.	General Cable Holdings de Mexico	[xxx][1]
General Cable Industries, Inc.	General Cable Resources Corporation	[xxx][1]
General Cable Industries, Inc.	General Cable Capital Funding	[xxx][1]
General Cable Industries, Inc.	General Cable Texas Operations LP	[xxx][1]
General Cable Industries, Inc.	General Cable Export Sales Corporation	[xxx][1]
General Cable Industries, Inc.	General Cable Industries LLC	[xxx][1]
General Cable Industries, Inc.	General Cable Holdings (Spain) SRL	[xxx][1]
General Cable Resources Corp	General Cable Technologies Corp.	[xxx][1]
General Cable Technologies	General Cable Industries, Inc.	[xxx][1]
General Cable Technologies	General Cable Corporation	[xxx][1]
GK Technologies, Inc.	General Cable Industries Inc.	[xxx][1]
GK Technologies, Inc.	General Cable Property Holdings Limited	[xxx][1]
GK Technologies, Inc.	General Cable Corporation	[xxx][1]
GK Technologies, Inc.	General Cable Overseas Holding	[xxx][1]
General Corporation	General Cable Industries, Inc.	[xxx][1]
General Cable Technologies Corporation	General Cable Texas Operations LP	[xxx][1]

FOREIGN PAYEE
General Cable Holdings de Mexico SA de CV	GK Technologies	[xxx][1]
General Cable Holdings New Zealand	General Cable Industries, Inc.	[xxx][1]
General Cable Holdings (Spain) SRL	General Cable Industries, Inc.	[xxx][1]
General Cable Holdings (Spain) SRL	General Cable Holdings, Inc.	[xxx][1]
Genca Cable Services Limited (England)	General Cable Industries, Inc.	[xxx][1]
General Cable Holdings (UK) Limited	General Cable Corporation	[xxx][1]

				Loan			Maturity
Third Party Indebtedness				Date	Balance		Date
The Industrial Development Board of the City of Jackson (TN)	General Cable Holdings, Inc.	$	[xxx][1]	10/18/1991			4/1/2024
Altoona Enterprises, Inc	General Cable Industries Inc.	$	[xxx][1]	10/19/1992	$	[xxx][1]	N/A
The Provident Bank, N.A.	General Cable Industries Inc. and NextGen	Investment Agreement		9/26/2002			N/A

[1]	Omitted and filed separately with the Securities and Exchange Commission under a request for confidential treatment.

SCHEDULE 6.01 (c) TO THE CREDIT AGREEMENT
Interest Rate Protection Agreements
November 5, 2001 Master Agreement between Holdings and PNC Bank, N.A.
Specified Foreign Currency Hedging Agreement

SCHEDULE 6.02 (c) TO THE CREDIT AGREEMENT
EXISTING LIENS
A. Altoona, Pennsylvania
1.	$650,000 Mortgage ($40,000 outstanding) from General Cable Industries, Inc. in favor of Altoona Enterprises, Inc., as Agent for the City of Altoona, dated October 19, 1989 and recorded May 7, 1999 in Book 1399, Volume 788.
B. Bonham, Texas
1.	Financing Statement Number 9800242585 executed by GENERAL CABLE INDUSTRIES, INC. to THE CIT GROUP/EQUIPMENT FINANCING, INC. recorded December 4, 1998.

2.	Financing Statement Number 9800258321 executed by GENERAL CABLE CORPORATION to SAFECO CREDIT CO. INC. DBA SAFELINE LEASING recorded December 31, 1998.

6.	Financing Statement Number 990000225 executed by GENERAL CABLE to MELLON US LEASING, A DIVISION OF MELLON LEASING CO. recorded January 5, 1999.

7.	Financing Statement Number 9900047433 executed by GENERAL CABLE CORPORATION to SAFECO CREDIT CO. INC. DBA SAFELINE LEASING recorded March 9, 1999.

8.	Financing Statement Number 9900048112 executed by GENERAL CABLE CORPORATION to SAFECO CREDIT CO. INC. DBA SAFELINE LEASING recorded March 10, 1999.

9.	Financing Statement Number 9900048113 executed by GENERAL CABLE CORPORATION to SAFECO CREDIT CO. INC. DBA SAFELINE LEASING recorded March 10, 1999.

10.	Financing Statement Number 9900048114 executed by GENERAL CABLE CORPORATION to SAFECO CREDIT CO. INC. DBA SAFELINE LEASING recorded March 10, 1999.

11.	Financing Statement Number 9900048115 executed by GENERAL CABLE CORPORATION to SAFECO CREDIT CO. INC. DBA SAFELINE LEASING recorded March 10, 1999.

12.	Financing Statement Number 9900048151 executed by GENERAL CABLE CORPORATION to SAFECO CREDIT CO. INC. DBA SAFELINE LEASING recorded March 10, 1999.

13.	Financing Statement Number 9900048206 executed by GENERAL CABLE CORPORATION to SAFECO CREDIT CO. INC. DBA SAFELINE LEASING recorded March 10, 1999.

14.	Financing Statement Number 9900095186 executed by GENERAL CABLE CORPORATION to SAFECO CREDIT CO. INC. DBA SAFELINE LEASING recorded May 11, 1999.

15.	Financing Statement Number 9900117820 executed by GENERAL CABLE CORPORATION to SAFECO CREDIT CO. INC. DBA SAFELINE LEASING recorded June 10, 1999.

16.	Financing Statement Number 9900178706 executed by GENERAL CABLE CORPORATION to SAFECO CREDIT CO. INC. DBA SAFELINE LEASING recorded August 31, 1999.

17.	Financing Statement Number 9900197766 executed by GENERAL CABLE CORPORATION to SAFECO CREDIT CO. INC. DBA SAFELINE LEASING recorded September 29, 1999.

18.	Financing Statement Number 9900197771 executed by GENERAL CABLE CORPORATION to SAFECO CREDIT CO. INC. DBA SAFELINE LEASING recorded September 29, 1999.

19.	Financing Statement Number 9900228283 executed by GENERAL CABLE to DARR EQUIPMENT OPERATING CO., L.P. DBA DARR EQUIPMENT recorded November 12, 1999.

20.	Financing Statement Number 9900228284 executed by GENERAL CABLE to DARR EQUIPMENT OPERATING CO., L.P. DBA DARR EQUIPMENT recorded November 12, 1999.

21.	Financing Statement Number 0000401654 executed by GENERAL CABLE CORPORATION to SAFECO CREDIT CO. INC. DBA SAFELINE LEASING recorded January 4, 2000.

22.	Financing Statement Number 0000415160 executed by GENERAL CABLE CORPORATION to THE VAUGHN GROUP, INC. (AS LESSOR) AND NATIONAL LEASING CORPORATION recorded January 21, 2000.

23.	Financing Statement Number 0000478725 executed by GENERAL CABLE CORPORATION to THE VAUGHN GROUP, INC. (AS LESSOR) AND NATIONAL CITY LEASING CORPORATION recorded April 20, 2000.

24.	Financing Statement Number 0100017141 executed by GENERAL CABLE INDUSTRIES, INC. to FIRSTAR BANK EQUIPMENT FINANCE recorded on January 25, 2001.

25.	Financing Statement Number 0100126086 executed by GENERAL CABLE INDUSTRIES, INC. dba BICC GENERAL CABLE to SAFECO CREDIT CO. INC. dba SAFELINE LEASING recorded on June 28, 2001.

26.	Financing Statement Number 0300119322897 executed by GENERAL CABLE INDUSTRIES, INC. to PECHINEY WORLD TRADE (U.S.A.), INC. recorded on December 23, 2002.
C. Malvern, Arkansas
1.	UCC naming General Cable Corporation as debtor in favor of the Vaughn Group, Inc. filed for record 01/25/00 as No. 47941.
D. Manchester, NH
1.	UCC naming General Cable Corporation as debtor in favor of Vaugn Group, Inc. filed 2/15/00 in Volume 6209, Page 244.
Also see attached UCC/Judgment Lien/Lien Chart

SCHEDULE 6.02 (c) TO THE CREDIT AGREEMENT

		SEARCH	SECURED	SCOPE	FILE	FILE	AMEND/	CONT/
DEBTOR NAME	JURISDICTION	THRU	PARTY	OF LIEN	NUMBER	DATE	ASSIGN	PARTIAL

General Cable Corporation	Campbell County, Kentucky	10/23/2003	Yale Financial Services, Inc.	Specific Equipment	960704	08/20/1996		Continuation: 960704, 5/02/01

General Cable Corporation	Campbell County, Kentucky	10/23/2003	Associates Leasing	Specific Equipment	981101	12/08/1998

General Cable Corporation	Campbell County, Kentucky	10/23/2003	Associates Leasing	Specific Equipment	981102	12/08/1998

General Cable Corporation	Campbell County, Kentucky	10/23/2003	Associates Leasing	Specific Equipment	981131	12/21/1998

General Cable Corporation	Campbell County, Kentucky	10/23/2003	Associates Leasing	Specific Equipment	981134	12/21/1998

General Cable Corporation	Campbell County, Kentucky	10/23/2003	Mellon US Leasing, a Division of Mellon Leasing Corporation	Specific Equipment	990008	09/05/1999

General Cable Corporation	Campbell County, Kentucky	10/23/2003	Safeco Credit Co., Inc., DBA Safeline Leasing	Specific Equipment	990247	03/22/1999

General Cable Corporation	Campbell County, Kentucky	10/23/2003	Safeco Credit Co., Inc., DBA Safeline Leasing	Specific Equipment	990252	03/22/1999

General Cable Corporation	Campbell County, Kentucky	10/23/2003	Safeco Credit Co., Inc., DBA Safeline Leasing	Specific leased equipment	990515	06/15/1999

General Cable Corporation	Campbell County, Kentucky	10/23/2003	Safeco Credit Co., Inc., DBA Safeline Leasing	Specific leased equipment	990518	06/15/1999

General Cable Corporation	Campbell County, Kentucky	10/23/2003	Safeco Credit Co., Inc., DBA Safeline Leasing	Specific leased equipment	990519	06/15/1999

General Cable Industries, Inc.	Delaware	10/22/2003	General Cable Capital Funding, Inc.	Blanket	10417910	05/11/2001	10440060; 05/17/2001; Assignment

General Cable Corporation	Campbell County, Kentucky	10/23/2003	Safeco Credit Co., Inc., DBA Safeline Leasing	Specific leased equipment	990520	06/15/1999

General Cable Industries, Inc.	Delaware	10/22/2003	Toyota Financial Services	Specific Equipment	10713821	07/16/2001

		SEARCH	SECURED	SCOPE	FILE	FILE	AMEND/	CONT/
DEBTOR NAME	JURISDICTION	THRU	PARTY	OF LIEN	NUMBER	DATE	ASSIGN	PARTIAL

General Cable Corporation	Campbell County, Kentucky	10/23/2003	Safeco Credit Co., Inc., DBA Safeline Leasing	Specific leased equipment	990522	06/15/1999

General Cable Industries, Inc.	Delaware	10/22/2003	GE Capital —Vendor Financial Services	Specific Equipment	11169239	09/17/2001

General Cable Corporation	Campbell County, Kentucky	10/23/2003	Safeco Credit Co., Inc., DBA Safeline Leasing	Specific leased equipment	990521	06/15/1999

General Cable Industries, Inc.	Delaware	10/22/2003	De Lage Landen Financial Services	Specific Equipment	20529473	02/04/2002

General Cable Corporation	Campbell County, Kentucky	10/23/2003	Safeco Credit Co., Inc., DBA Safeline Leasing	Specific lease equipment	990681	08/2000

General Cable Corporation	Campbell County, Kentucky	10/23/2003	Associates Leasing	Specific equipment	990718	08/16/1999

General Cable Corporation	Campbell County, Kentucky	10/23/2003	Associates Leasing	Specific Equipment	990765	08/27/1999

General Cable Corporation	Campbell County, Kentucky	10/23/2003	Safeco Credit Co., Inc., DBA Safeline Leasing	Specific equipment	990810	09/13/1999

General Cable Corporation	Campbell County, Kentucky	10/23/2003	Safeco Credit Co., Inc., DBA Safeline Leasing	Specific equipment	990891	10/14/1999

General Cable Corporation	Campbell County, Kentucky	10/23/2003	Safeco Credit Co., Inc., DBA Safeline Leasing	Specific equipment	990916	11/01/1999

General Cable Corporation	Campbell County, Kentucky	10/23/2003	The Vaughn Group, Inc. as Lessor	Specific equipment	990944	11/12/1999	Assignment to National City Leasing Corporation:
							990944, 3/16/00

General Cable Industries, Inc.	Delaware	10/22/2003	Crown Credit Company	Specific Equipment	20749139	03/04/2002

General Cable Industries, Inc.	Delaware	10/22/2003	Crown Credit Company	Specific Equipment	20749311	03/04/2002

General Cable Industries, Inc.	Delaware	10/22/2003	Carlson Systems Corp	Specific Equipment	20753289	03/05/2002

		SEARCH	SECURED	SCOPE	FILE	FILE	AMEND/	CONT/
DEBTOR NAME	JURISDICTION	THRU	PARTY	OF LIEN	NUMBER	DATE	ASSIGN	PARTIAL

General Cable Industries, Inc.	Delaware	10/22/2003	Raymond Leasing Corporation	Specific Equipment	21038904	04/04/2002

General Cable Corporation	Campbell County, Kentucky	10/23/2003	Safeco Credit Co., Inc., DBA Safeline Leasing	Specific equipment	200015	01/06/2000

General Cable Industries, Inc.	Delaware	10/22/2003	The Huntington National Bank	Specific Lease Equipment	21163694	04/22/2002

General Cable Corporation	Campbell County, Kentucky	10/23/2003	Mellon US Leasing, a Division of Mellon Leasing Corporation	Specific equipment	200024	01/11/2000

General Cable Industries, Inc.	Delaware	10/22/2003	The Huntington National Bank	Specific Leased Equipment	21163835	04/22/2002

General Cable Industries, Inc.	Delaware	10/22/2003	Crown Credit Company	Specific Equipment	21293111	05/02/2002

General Cable Corporation	Campbell County, Kentucky	10/23/2003	National City Leasing Corporation	Specific leased equipment	200051	01/24/2000	Amendment: 200051, 04/06/00

General Cable Corporation	Campbell County, Kentucky	10/23/2003	National City Leasing Corporation	Specific leased equipment	200051	01/24/2000	Amendment: 200051, 05/09/00

General Cable Industries, Inc.	Delaware	10/22/2003	Crown Credit Company	Specific Equipment	21596844	05/29/2002

General Cable Industries, Inc.	Delaware	10/22/2003	Carris Reels, Inc.	Specific equipment	21872278	07/02/2002	22019333; 08/12/2002; Assignment

General Cable Industries, Inc.	Delaware	10/22/2003	Carris Reels of Connecticut, Inc.	Specific equipment	21872294	07/02/2002	22019424; 08/12/2002; Assignment

General Cable Corporation	Campbell County, Kentucky	10/23/2003	Citicorp Del Lease, Inc.	Specific Equipment	200100	02/14/2000

General Cable Corporation	Campbell County, Kentucky	10/23/2003	National City Leasing Corporation	Specific Equipment	200305	05/08/2000	Amendment: 200305, 07/14/00

General Cable Industries, Inc.	Delaware	10/22/2003	Pechiney World Trade (U.S.A.), Inc.	Specific Equipment	30109333	12/23/2002

		SEARCH	SECURED	SCOPE	FILE	FILE	AMEND/	CONT/
DEBTOR NAME	JURISDICTION	THRU	PARTY	OF LIEN	NUMBER	DATE	ASSIGN	PARTIAL

General Cable Industries, Inc.	Delaware	10/22/2003	Lexington Rubber Group, Inc.	Inventory pursuant to Agreement	30151319	01/17/2003

General Cable Industries, Inc.	Delaware	10/22/2003	Polyone Corporation	Specific Equipment	30592009	03/11/2003

General Cable Industries, Inc.	Delaware	10/22/2003	Leasenet Group, Inc.	Specific Lease Equipment	32424466	09/18/2003

General Cable Corporation	Campbell County, Kentucky	10/23/2003	Associates Leasing	Specific Equipment	200466	07/11/2000

General Cable Corporation	Campbell County, Kentucky	10/23/2003	National City Leasing Corporation	Specific equipment	200479	07/14/2000

General Cable Corporation	Campbell County, Kentucky	10/23/2003	National City Leasing Corporation	Specific Equipment	200556	08/04/2000	Amendment; 200556, 11/06/00

General Cable Corporation	Campbell County, Kentucky	10/23/2003	Mellon US Leasing, a Division of Mellon Leasing Corporation	Specific equipment	200616	08/31/2000

General Cable Corporation	Campbell County, Kentucky	10/23/2003	Associates Leasing	Specific equipment	200659	09/19/2000

General Cable Corporation	Campbell County, Kentucky	10/23/2003	National City Leasing Corporation	Specific Equipment	200737	10/16/2000	Amendment: 200737, 01/29/01

General Cable Corporation	Campbell County, Kentucky	10/23/2003	CFC Investment Company	Specific equipment	201010	01/08/2001

General Cable Corporation	Blair County, Pennsylvania	10/28/2003	Mellon U.S. Leasing	Specific Equipment	99GN106	01/05/1999

General Cable Corporation	Campbell County, Kentucky	10/23/2003	National City Leasing Corporation	Specific Equipment	901065	01/29/2001	Amendment: 201065, 05/02/01

General Cable Corporation	Blair County, Pennsylvania	10/28/2003	National City Leasing Corporation	Specific Leased Equipment	2000GN4300	08/10/2000

General Cable Industries, Inc.	Blair County, Pennsylvania	10/28/2003	Toyota Motor Credit Corporation	Specific Equipment	2001GN1787	03/22/2001

		SEARCH	SECURED	SCOPE	FILE	FILE	AMEND/	CONT/
DEBTOR NAME	JURISDICTION	THRU	PARTY	OF LIEN	NUMBER	DATE	ASSIGN	PARTIAL

General Cable Industries, Inc.	Blair County, Pennsylvania	10/28/2003	Toyota Motor Credit Corporation	Specific Equipment	2001GN3771	06/21/2001

General Cable Corporation	Campbell County, Kentucky	10/23/2003	CFC Investment Company	Specific equipment	201170	03/16/2001

General Cable Corporation	Campbell County, Kentucky	10/23/2003	Safeco Credit, Inc., DBA Safeline Leasing	Specific equipment	201399	06/08/2001

General Cable Corporation	Campbell County, Kentucky	10/23/2003	Safeco Credit Co., Inc., DBA Safeline Leasing	Specific Equipment	201398	06/08/2001

General Cable Corporation	Campbell County, Kentucky	10/23/2003	Safeco Credit, Co., Inc., DBA Safeline Leasing	Specific Equipment	201400	06/08/2001

General Cable Corporation	Campbell County, Kentucky	10/23/2003	The Vaughn Group, Inc. as Lessor	Specific Lease Equipment	201427	06/15/2001

General Cable Corporation	New Hampshire	10/24/2003	Carris Reels, Inc.	Specific Inventory	494415	08/29/1997		Continuation: 4944150-01, 06/04/02

General Cable Corporation	New Hampshire	10/24/2003	Copelco Capital, Inc.	All Equipment	526684	12/14/1998

General Cable Corporation	New Hampshire	10/24/2003	Mellon US Leasing, a Division of Mellon Leasing Corporation	Specific equipment	527870	01/05/1999

General Cable Corporation	New Hampshire	10/24/2003	The Vaughn Group, Inc.	Specific equipment	553254	01/24/2000

General Cable Corporation	Hillsborough County, New Hampshire	10/23/2003	The Vaughn Group, Inc.	Specific Equipment	BK6209, PG0244	02/15/2000

General Cable Corporation	Marion County, Indiana	10/20/2003	TMCC	Lease transaction	000942	02/20/2001

BICC General Cable Industries, Inc.	Connecticut	09/26/2003	Toyota Motor Credit Corp	Specific equipment	0002012759	07/31/2000

BICC General Cable Industries, Inc.	Connecticut	09/26/2003	Toyota Motor Credit Corporation	Specific Equipment	0002019262	08/29/2000

		SEARCH	SECURED	SCOPE	FILE	FILE	AMEND/	CONT/
DEBTOR NAME	JURISDICTION	THRU	PARTY	OF LIEN	NUMBER	DATE	ASSIGN	PARTIAL

BICC General Cable Industries, Inc.	Connecticut	09/26/2003	Toyota Motor Credit Corp	Specific Equipment	0002023043	09/20/2000

BICC General Cable Industries, Inc.	Connecticut	09/26/2003	Toyota Motor Credit Corp	Specific equipment	0002029806	10/23/2000

BICC General Cable Industries, Inc.	Connecticut	09/26/2003	Toyota Motor Credit Corp	Specific Equipment	0002031550	10/31/2000

BICC General Cable Industries, Inc.	Connecticut	09/26/2003	Toyota Motor Credit Corp	Specific Equipment	0002063124	04/17/2001

General Cable Corporation	Delaware	10/22/2003	The Vaughn Group, Inc.	Specific Equipment	10561006	06/15/2001

General Cable Industries, Inc.	Delaware	10/22/2003	Fifth Third Bank	Specific Equipment	10641238	07/05/2001

General Cable Corporation	Delaware	10/22/2003	Fifth Third Bank	Specific Equipment	10641238	07/05/2001	Amendment: 20261499, 01/04/02

General Cable Industries, Inc.	Delaware	10/22/2003	Fifth Third Bank	Specific equipment	10641238	07/05/2001	Amendment: 21107436, 05/03/02

General Cable Industries, Inc.	Delaware	10/22/2003	General Cable Capital Funding, Inc.	Accounts and Intangibles per Receivables Sale Agreement date May 9, 2001	1041791	05/11/2001	1044006; 05/17/2001; Assignment

General Cable Industries, Inc.	Delaware	10/22/2003	Toyota Financial Services	Specific Equipment	1071382	07/16/2001

General Cable Industries, Inc.	Delaware	10/22/2003	GE Capital —Vendor Financial Services	Specific Equipment	11169239	09/17/2001

General Cable Industries, Inc.	Delaware	10/22/2003	De Lage Landen Financial Services	Specific Equipment	20529473	02/04/2002

		SEARCH	SECURED	SCOPE	FILE	FILE	AMEND/	CONT/
DEBTOR NAME	JURISDICTION	THRU	PARTY	OF LIEN	NUMBER	DATE	ASSIGN	PARTIAL

General Cable Industries, Inc.	Delaware	10/22/2003	Crown Credit Company	Specific Equipment	20749139	03/04/2002

General Cable Industries, Inc.	Delaware	10/22/2003	Crown Credit Company	Specific Equipment	20749311	03/04/2002

General Cable Industries, Inc.	Delaware	10/22/2003	Carison Systems Corp	Specific Equipment	20753289	03/05/2002

General Cable Industries, Inc.	Delaware	10/22/2003	Raymond Leasing Corporation	Specific Equipment	21038904	04/04/2002

General Cable Industries, Inc.	Delaware	10/22/2003	The Huntington National Bank	Specific Leased Equipment	21163694	04/22/2002

General Cable Industries, Inc.	Delaware	10/22/2003	The Huntington National Bank	Specific Leased Equipment	21163835	04/22/2002

General Cable Industries, Inc.	Delaware	10/22/2003	Crown Credit Company	Specific Equipment	21293111	05/02/2002

General Cable Industries, Inc.	Delaware	10/22/2003	Crown Credit Company	Specific Equipment	21596844	05/29/2002

General Cable Industries, Inc.	Delaware	10/22/2003	Fifth Third Bank	Specific equipment	10776877	07/24/2001	Amendment: 11031306, 08/27/01

General Cable Industries, Inc.	Delaware	10/22/2003	Carris Reels	Specific Inventory	21872278	07/02/2002

General Cable Industries, Inc.	Delaware	10/22/2003	Carris Reels	Specific Inventory	21872278	07/02/2002	22019333; 08/12/2002; Assignment

General Cable Industries, Inc.	Delaware	10/22/2003	Carris Reels of Connecticut, Inc.	Specific Inventory	21872294	07/02/2002

General Cable Industries, Inc.	Delaware	10/22/2003	Fifth Third Bank	Specific equipment	10776877	07/24/2001	Assignment: 11040851, 08/28/01

		SEARCH	SECURED	SCOPE	FILE	FILE	AMEND/	CONT/
DEBTOR NAME	JURISDICTION	THRU	PARTY	OF LIEN	NUMBER	DATE	ASSIGN	PARTIAL

General Cable Industries, Inc.	Delaware	10/22/2003	Fifth Third Bank	Specific equipment	10776877	07/24/2001	Assignment: 21107386, 05/03/02

General Cable Industries, Inc.	Delaware	10/22/2003	Fifth Third Bank	Specific Equipment	10903984	08/13/2001	Assignment: 21107345, 05/03/02

General Cable Industries, Inc.	Delaware	10/22/2003	NMHG Financial Services, Inc.	Specific Equipment	11704076	11/14/2001	Amendment: 20507313, 02/04/02

General Cable Industries, Inc.	Delaware	10/22/2003	NMHG Financial Services, Inc.	Specific Equipment	11704067	11/14/2001	Amendment; 20514277, 02/04/02

General Cable Industries, Inc.	Delaware	10/22/2003	Carris Reels of Connecticut, Inc.	Specific Inventory	21872294	07/02/2002	22019424; 08/12/2002

General Cable Corporation	Delaware	10/22/2003	The Vaughn Group, Inc.	Specific Leased Equipment	20473367	02/22/2002	Amendment: 20809909, 04/01/02

General Cable Corporation	Delaware	10/22/2003	The Vaughn Group, Inc.	Specific leased equipment	20808604	04/01/2002

General Cable Industries, Inc.	Delaware	10/22/2003	Pechiney World Trade (U.S.A.), Inc.	Specific Equipment	30109333	12/23/2002

General Cable Industries, Inc.	Delaware	10/22/2003	Lexington Rubber Group, Inc.	Specific Inventory per supplier management inventory agreement dated January 1, 2002	30151319	01/17/2003

General Cable Industries, Inc.	Delaware	10/22/2003	Polyone Corporation	Specific Equipment	30592009	03/11/2003

General Cable Industries, Inc.	Delaware	10/22/2003	Leasenet Group, Inc.	Leased Equipment per Agreement dated November 9, 1995	32424466	09/18/2003

General Cable Corporation	Delaware	10/22/2003	Fifth Third Bank	Specific leased equipment	21417827	06/10/2002

		SEARCH	SECURED	SCOPE	FILE	FILE	AMEND/	CONT/
DEBTOR NAME	JURISDICTION	THRU	PARTY	OF LIEN	NUMBER	DATE	ASSIGN	PARTIAL

General Cable Corporation	Delaware	10/22/2003	SAMP USA, Inc.	Specific Equipment	21893688	07/31/2002

General Cable Corporation	Delaware	10/22/2003	Raymond Leasing Corporation	Specific Equipment	21951106	07/17/2002

General Cable Corporation	Delaware	10/22/2003	Advance Acceptance Corporation	Specific equipment	21978646	07/24/2002

General Cable Corporation	Delaware	10/22/2003	Xerox Capital Services LLC	Specific equipment	30309388	02/04/2003

General Cable Corporation	Delaware	10/22/2003	Polyone Canada, Inc.	Specific Equipment	30592009	03/11/2003

General Cable Corporation	Delaware	10/22/2003	Raymond Leasing Corporation	Specific equipment	31631657	05/27/2003

General Cable Corporation	Delaware	10/22/2003	Raymond Leasing Corporation	Specific Equipment	31759862	06/03/2003

General Cable Corporation	Indiana	11/04/2003	CFC Investment Company	Specific Equipment	17200010000925827	03/16/2001

General Cable Corporation	Indiana	11/04/2003	National City Leasing Corporation and (Additional Secured Party) the Vaughn Group	Specific Leased Equipment	200100004375123	07/27/2001

General Cable Corporation	Indiana	11/04/2003	Mellon US Leasing, a Division of Mellon Leasing Corporation	Specific Leased Equipment	2231966	01/05/1999

General Cable Corporation	Indiana	11/04/2003	The Vaughn Group, Inc.	Specific Lease Equipment	2304093	02/04/2000

General Cable Corporation	Indiana	11/04/2003	The Vaughn Group, Inc.	Specific Leased Equipment	2335972	07/12/2000

General Cable Corporation	Indiana	11/04/2003	CFC Investment Company	Specific Equipment	2367652	01/08/2001

General Cable Corporation	Marion County, Indiana	10/24/2003	Pro-Lift Industrial Equipment Co., LLC	Specific Leased Equipment	000942	02/20/2001

		SEARCH	SECURED	SCOPE	FILE	FILE	AMEND/	CONT/
DEBTOR NAME	JURISDICTION	THRU	PARTY	OF LIEN	NUMBER	DATE	ASSIGN	PARTIAL

General Cable Industries, Inc.	Indiana	11/04/2003	Leasenet, Inc.	Specific Leased Equipment	200100002678905	01/25/2001

BICC General Cable Corp.	Kentucky	11/03/2003	Toyota Motor Credit Corp.	Specific Equipment	2001-1725077-22	10/09/2001

BICC General Cable Corp.	Kentucky	11/03/2003	Toyota Motor Credit Corp.	Specific Equipment	2001-1737899-17	12/03/2001

BICC General Cable Corp.	Kentucky	11/03/2003	Toyota Motor Credit Corp.	Specific Equipment	2001-1737900-50	12/03/2001

BICC General Cable Corp.	Kentucky	11/03/2003	Toyota Motor Credit Corp.	Specific Equipment	2002-1801612-53	01/09/2002

BICC General Cable Corp.	Kentucky	11/03/2003	Toyota Motor Credit Corp.	Specific Equipment	2002-1801615-86	01/09/2002

BICC General Cable Corp.	Kentucky	11/03/2003	Toyota Motor Credit Corp.	Specific Equipment	2002-1801616-97	01/09/2002

BICC General Cable Corp.	Campbell County, Kentucky	10/31/2003	NMHG Financial Services, Inc.	Specific Leased Equipment	990983	11/30/1999

BICC General Cable Corp.	Campbell County, Kentucky	10/31/2003	NMHG Financial Services, Inc.	Specific Leased Equipment	990998	12/03/1999

BICC General Cable Corp.	Campbell County, Kentucky	10/31/2003	NMHG Financial Services, Inc.	Specific leased equipment	990999	12/03/1999

BICC General Cable Corp.	Campbell County, Kentucky	10/31/2003	NMHG Financial Services, Inc.	Specific leased equipment	991000	12/03/1999

BICC General Cable Corp.	Campbell County, Kentucky	10/31/2003	NMHG Financial Services, Inc.	Specific Leased Equipment	200508	07/24/2000

General Cable Industries	Kentucky	10/30/2003	General Cable Capital Funding, Inc.	Blanket	1607874	05/11/2001	1607874; 05/21/04; Assignment to The Chase Manhattan Bank, as Trustee

General Cable Industries	Kentucky	10/30/200	NMHG Financial Services	Specific Leased Equipment	1608019	05/17/2001

General Cable Industries	Kentucky	10/30/2003	Citicorp Vendor Finance	Specific Lease Equipment	2002-1806492-94	01/29/2002

		SEARCH	SECURED	SCOPE	FILE	FILE	AMEND/	CONT/
DEBTOR NAME	JURISDICTION	THRU	PARTY	OF LIEN	NUMBER	DATE	ASSIGN	PARTIAL

General Cable Industries	Kentucky	10/30/2003	Xerox Capital Services, LLC	Specific leased equipment	2003-1891843-59	01/02/2003

BICC General Cable Industries, Inc.	Kentucky	10/30/2003	The CIT Group/Equipment Financing, Inc.	Specific Equipment	1604242	08/03/2000

BICC General Cable Industries, Inc.	Kentucky	10/30/2003	Toyota Motor Credit Corporation	Specific Equipment	1604316	08/09/2000

Camrose Pipe Corporation	Delaware Secretary of State	10/22/2003	Portland Tube Facility, L.L.C. c/o BCC Equipment Leasing Corporation	Specific Lease Equipment	32554866	10/01/2003

General Cable Corporation	Hot Springs County, Arkansas	10/22/2003	The Vaughn Group, Inc.	Specific Lease Equipment	46198	01/25/2001	Assignee: National City Leasing Corporation

General Cable Corporation	Kentucky Secretary of State	10/28/2003	Associates Leasing, Inc.	Specific Equipment	1604709	09/18/2000

General Cable Corp.	Kentucky Secretary of State	10/28/2003	W.D. Matthews Machinery Co.	Specific Equipment	2001-1742684-35	12/20/2001

General Cable Corporation	Kentucky Secretary of State	10/28/2003	The CIT Group/Equipment Financing, Inc.	Specific Equipment	2003-1961550-02	10/17/2003

General Cable Industries, Inc.	California	10/10/2003	Yale/Cahse	Specific Leased	9629161193	10/11/1996	Assignee; Yale	Continuation:
	Secretary of State		Materials Handing, Inc.	Equipment			Financial Services, Inc.	01134C0177, 5/10/01

General Cable Industries, Inc.	Illinois Secretary of State	10/23/2003	NMHG Financial Services	Specific Equipment lease	4382067 AS	05/09/2001

General Cable Industries, Inc.	Pennsylvania Secretary of the Commonwealth	03/04/2003	Beckwith Machinery Company	Specific Equipment	33730094	03/19/2001	Assignee: Toyota Motor Credit Corporation

General Cable Industries, Inc.	Pennsylvania Secretary of the Commonwealth	03/04/2003	Beckwith Machinery Company	Specific Equipment	34071183	06/20/2001	Assignee: Toyota Motor Credit Corporation

General Cable Industries, Inc.	Tennessee Secretary of State	10/27/2003	The Industries Development Board of The City of Jackson	Blanket	101-028284	05/08/2001	Assignee: BNY Trust Company of Missouri as Trustee

		SEARCH	SECURED	SCOPE	FILE	FILE	AMEND/	CONT/
DEBTOR NAME	JURISDICTION	THRU	PARTY	OF LIEN	NUMBER	DATE	ASSIGN	PARTIAL

General Cable Industries, Inc.	Tennessee Secretary of State	10/27/2003	General Electric Cable Corporation	Specific Leased Equipment	101-029370	05/14/2001

General Cable Industries, Inc.	Texas Secretary of State	10/28/2003	The CIT Group/Equipment Financing, Inc.	Specific Equipment	98-242585	12/04/1998

General Cable Industries, Inc.	Texas Secretary of State	10/28/2003	The CIT Group/Equipment Financing, Inc.	Specific Equipment	99-202728	10/06/1999

General Cable Industries, Inc.	Texas Secretary of State	10/28/2003	Firstar Bank Equipment Finance, 8th Floor	Specific Equipment Lease	99-212122	10/20/1999

General Cable Industries, Inc.	Texas Secretary of State	10/28/2003	Toyota Motor Credit Corporation	Specific Equipment	99-243955	12/09/1999

General Cable Industries, Inc.	Texas Secretary of State	10/28/2003	Firstar Bank Equipment Finance, 8th Floor	Specific Leased Equipment	01-017141	01/25/2001

General Cable Industries, Inc.	Texas Secretary of State	10/28/2003	Safeco Credit Co., Inc. DBA Safeline Leasing	Specific Leased Equipment	01-126086	06/28/2001

General Cable Industries, Inc.	Texas Secretary of State	10/28/2003	Pechiney World Trade (U.S.A.), Inc.	Specific Equipment	03-0011932897	12/23/2002

BICC General Cable Industries, Inc.	California Secretary of State	10/10/2003	J.M. Equipment Company, Inc.	Specific Equipment	9927360336	09/22/1999

BICC General Cable Industries, Inc.	Illinois Secretary of State	10/23/2003	Lease Corporation of America	Specific Equipment	4160181 FS	02/18/2000

BICC General Cable Industries, Inc.	Illinois Secretary of State	10/23/2003	CIT Lending Services Corporation	Specific Equipment	4262175 FS	09/05/2000

BICC General Cable Industries, Inc.	Illinois Secretary of State	10/23/2003	Hyster Credit Company	Specific Equipment	4276598 FS	10/05/2000

		SEARCH	SECURED	SCOPE	FILE	FILE	AMEND/	CONT/
DEBTOR NAME	JURISDICTION	THRU	PARTY	OF LIEN	NUMBER	DATE	ASSIGN	PARTIAL

BICC General Cable Industries, Inc.	Illinois Secretary of State	10/23/2003	Hyster Credit Company	Specific Equipment	4276599 FS	10/05/2000

BICC General Cable Industries, Inc.	Pennsylvania Secretary of State	03/04/2003	Beckwith Machinery Company	Specific Equipment	31841230	07/12/2000	Assignee: Toyota Motor Credit Corporation

BICC General Cable Industries, Inc.	Texas Secretary of State	10/28/2003	Greatamerica Leasing Corporation	Specific Leased Equipment	99-224107	11/08/1999

BICC General Cable Industries, Inc.	Texas Secretary of State	10/28/2003	The CIT Group/Equipment Financing, Inc.	Specific Equipment	00-557254	08/03/2000

BICC General Cable Industries, Inc.	Texas Secretary of State	10/28/2003	Safeco Credit Co., Inc., DBA Safeline Leasing	Specific Leased Equipment	01-126086	06/28/2001

General	Campbell	10/23/2003	National City	Specific	201065	01/29/2001	Amendment:
Cable Corporation	County, Kentucky		Leasing Corporation	Equipment			201065, 05/02/01

SCHEDULE 6.04(A) TO CREDIT AGREEMENT
EXISTING INVESTMENTS
Notes from Seller Financing

					Maturity
Holder	Maker/Debtor	Note Amount	Date	Balance	Date

General Cable Corporation	Schuler Industries/Magnolia	$1,325,000	8/3/1993	$621,382.22	N/A
General Cable Industries, Inc.	GenStone Acquisition Company LLC	$10,200,000	4/26/2002	$10,200,000.00	4/26/2004
Employee Relocation Loans

					Maturity
Holder	Maker/Debtor	Note Amount	Date	Balance	Date

General Cable Industries, Inc.	[XXX][1]	$77,400.00	12/12/1997	$55,538.00	N/A
General Cable Industries, Inc.	[XXX][1]	$60,000.00	12/12/1997	$49,167.00	N/A
General Cable Industries, Inc.	[XXX][1]	$762,000.00	12/12/1997	$51,681.00	N/A
General Cable Industries, Inc.	[XXX][1]	$21,100.00	12/12/1997	$11,908.00	N/A
General Cable Industries, Inc.	[XXX][1]	$57,300.00	5/19/1997	$44,159.00	N/A
General Cable Industries, Inc.	[XXX][1]	$30,000.00	12/12/1997	$28,333.00	N/A
Promissory Notes from Current and Former Employees under Holdings’ SLIP Plan

					Maturity
	Maker/Debtor	Amount	Date	Balance	Date

General Cable Corporation	[XXX][1]	$100,000.80		$100,000.80	11/3/2006
General Cable Corporation	[XXX][1]	$235,853.55		$235,853.55	11/4/2006
General Cable Corporation	[XXX][1]	$117,917.22		$117,917.22	11/5/2006
General Cable Corporation	[XXX][1]	$235,853.55		$235,853.55	11/6/2006
General Cable Corporation	[XXX][1]	$200,001.60		$200,001.60	11/7/2006
General Cable Corporation	[XXX][1]	$100,000.80		$100,000.80	11/8/2006
General Cable Corporation	[XXX][1]	$49,990.49		$49,990.49	11/9/2006
General Cable Corporation	[XXX][1]	$1,179,189.92		$1,179,189.92	11/10/2006
General Cable Corporation	[XXX][1]	$100,000.80		$100,000.80	11/11/2006

[1]	Omitted and filed separately with the Securities and Exchange Commission under a request for confidential treatment.

					Maturity
	Maker/Debtor	Amount	Date	Balance	Date
General Cable Corporation	[XXX][1]	$100,000.80		$100,000.80	11/12/2006
General Cable Corporation	[XXX][1]	$200,001.60		$200,001.60	11/13/2006
General Cable Corporation	[XXX][1]	$117,917.22		$117,917.22	11/14/2006
INTERCOMPANY NOTES LISTED ON SCHEDULE 6.01(b)

[1]	Omitted and filed separately with the Securities and Exchange Commission under a request for confidential treatment.

SCHEDULE 6.19 TO THE CREDIT AGREEMENT
REAL ESTATE OWNED BY HOLDING COMPANIES
1.	GENERAL CABLE CORPORATION (“HOLDINGS”):

None

2.	GK TECHNOLOGIES, INCORPORATED (“INTERMEDIATE HOLDINGS”):
(i).	Lawrenceburg, Anderson County, KY.

(ii).	Highland Heights, Campbell County, KY.
3.	GENERAL CABLE OVERSEAS HOLDINGS, LLC (“GENERAL CABLE OVERSEAS HOLDINGS”)

None.

4.	GC GLOBAL HOLDINGS, INC. (“GC GLOBAL HOLDINGS”)

None

\

General Cable	SCHEDULE CDAT — CLOSING DATE ACQUISITION TRANSACTION
Acquisition of the Phelps Dodge
International Wire and Cable Business
October 29, 2007
[XXX]1

1	Omitted and filed separately with the Securities and Exchange Commission under a request for confidential treatment.

SCHEDULE IC TO THE CREDIT AGREEMENT
IMMATERIAL COMPANIES
Diversified Contractors, Inc.
GC Global Holdings, Inc.
Genca Corporation
General Cable Management LLC
General Cable Overseas Holdings, LLC
Marathon Manufacturing Holdings, Inc.
Marathon Steel Company
MLTC Company
PD Wire and Cable Sales Corporation
Phelps Dodge Africa Cable Corp.
Phelps Dodge National Cables Corporation
Phelps Dodge Enfield Corporation
Phelps Dodge International Corporation
General Cable Canada, Ltd.
General Cable Investments, SGPS, SA
General Cable de Mexico del Norte S.A. de CV
General Cable Holdings New Zealand
General Cable Holdings (Spain) SL
General Cable Caribbean, S.A.
General Cable Trading
GC Specialty & Automotive
General Cable Holdings Netherlands C.V.
General Cable Holdings (UK) Limited

Phelps Dodge Suzhou Holdings, Inc.
Cahosa, S.A.
General Cable Holdings de Mexico SA de CV
General Cable Services Limited
General Cable Property Holdings Limited
Alambres y Cables de Panama, S.A.
National Cables (Pty) Ltd.
YA Holdings Ltd.
Servicios Latinoamericanos, S.A. de C.V.
General Cable Automotriz, S.A. de C.V.
General Cable Trinidad Limited
GCNZ India BW 1 Limited
GCNZ India BW 2 Limited
GCNZ India Cable 1 Limited
GCNZ India Cable 2 Limited
General Cable Australia Pty Ltd.
General Cable (WA) Pty. Ltd.
General Cable Asia Pacific Limited
Navratna Wires Private Limited
Navratna Energy Cable Private Limited
General Cable Commerce and Trading (Shanghai) Co. Ltd.
General Cable (Jiangyin) Co. Ltd.
Dominion Wire and Cables Ltd.
GC Latin America Holdings, S.L.
GC Brasil Participacoes Ltda.

General Cable Argentina, S.A.
General Cable Norge A/S
NSW Technology Limited
Condel-Fabrica de Contudores Electricos de Angola, SARL
General Cable Prescot Property Limited
General Cable Projects Limited
General Cable Finance Co. Limited
General Cable Services Europe Limited
General Cable UK Pension Trustee Limited
PDIC Peru S.A.C.
Alcap Comercial, S.A. (AKA ALCOMER)
Phelps Dodge Centro America — El Salvador, S.A. de C.V.
Proveedora de Cables y Alambres PDCA Guatemala, S.A.
Phelps Dodge Centro America Honduras, S.A. de C.V.
Phelps Dodge Centro America, S.A.
PDIC Mexico, S.A. de C.V.
PD Colombia, S.A.
Cables Electricos Ecuatorianos C.A.
PD-Siam Rod Company Ltd.
Alcave Trading

Phelps Dodge Suzhou Holdings Inc.
Phelps Dodge Yantai China Holdings Inc. (CAYMAN)
Phelps Dodge Yantai Cable Company, Ltd. (CHINA)
Conductores Electricos de Centro America S.A. de C.V. (EL SALVADOR)
Cocesa Ingenieria y Construccion, S.A. (CHILE)
Cocetel Ingenieria y Construccion, C.A. (CHILE)

SCHEDULE IFTFS TO CREDIT AGREEMENT
IMMATERIAL FIRST-TIER FOREIGN SUBSIDIARIES
YA Holdings Ltd.
Phelps Dodge Suzhou Holdings, Inc.
General Cable Caribbean
General Cable Property Holdings Limited
General Cable Trading
GC Specialty & Automotive
General Cable Holdings Netherlands CV
Alambres y Cables de Panama S.A. {AKA “ALCAP”}
General Cable Holdings (UK) Limited
General Cable Services Limited
General Cable de Mexico del Norte SA de CV

Schedule ML to the Credit Agreement
Agent’s Representatives
1.	Preet Singh: preet_singh@ml.com

2.	Arlene Sroka: arlene_sroka@ml.com

3.	MLC_Ops_CF@ml.com

EXHIBIT A-1
[Form of]
ADMINISTRATIVE QUESTIONNAIRE

Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc.
ADMINISTRATIVE DETAILS QUESTIONNAIRE — LENDER

Borrower Name:	General Cable Industries, Inc.
(legal name for loan documentation)

Lender Name:
(legal name for loan documentation)

     The following questionnaire for the referenced account MUST be completed and signed by the Lender’s Account Manager(s) in order for Merrill Lynch Capital to process. You may return the completed form to the initial funding contact by fax or email. Thank you for your cooperation.

I.	Lender’s Contact Information

	Credit Contact - Primary	Credit - Backup	Legal Counsel
Name:

Title:

Company:

Address:

A-1-1

	Credit Contact - Primary	Credit - Backup	Legal Counsel
Telephone:

Fax:

E Mail:

	Operations Contact - Primary	Operations - Backup	Initial Funding Contact
Name:

Title:

Company:

Address:

Telephone:

Fax:

E Mail:

II.	Lender’s Wire Instructions:

Bank Name
Bank Address:

Bank Address:
ABA #
Acct Name:

Acct Holder’s Address:

Acct Holder’s Address:

Account Number:

Reference:

Reference:

For Further Credit:

III.	Tax ID Numbers

A-1-2

	Lender	Borrower	Merrill Lynch Capital
13-3399559

IV.	Legal Name of Lending Entity for Signature Page

Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc.

IV.	Merrill Lynch Capital’s Contact Information

	Operations - Primary	Operations - Backup	Initial Funding
Name:	Preet Singh	Arlene Sroka	Janet Lauter-Klinger
Title:	Portfolio Analyst	Portfolio Analyst	AVP & Team Manager
Company:	Merrill Lynch Capital	Merrill Lynch Capital	Merrill Lynch Capital
Address:	222 N LaSalle; 16th Floor Chicago, IL 60601	222 N LaSalle; 16th Floor Chicago, IL 60601	222 N LaSalle; 16th Floor Chicago, IL 60601
Telephone:	312-750-6128	312-750-6229	312-269-4442
Fax:	312-499-3336	312-499-3336	312-499-3336
E Mail:	preet_singh@ml.com	asroka@exchange.ml.com	j_lauter-klinger@ml.com

	Credit - Primary	Credit - Backup	Legal Counsel
Name:	Ashley Medio	Brian Boczkowski	Mishel Keta
Title:	AVP	Vice President	Attorney
Company:	Merrill Lynch Capital	Merrill Lynch Capital	LATHAM & WATKINS LLP
Address:	222 N LaSalle; 16th Floor Chicago, IL 60601	222 N LaSalle; 16th Floor Chicago, IL 60601	233 South Wacker Drive, Suite 5800 Chicago, IL 60606-6401
Telephone:	312-499-3249	312-750-6179	(312) 876-7689
Fax:	312-499-3127	312-499-3127	(312) 993-9767
E Mail:	ashley_medio@ml.com	brian_boczkowski@ml.com	mishel.keta@lw.com

A-1-3

V.	Merrill Lynch Capital’s Wire Instructions:

Bank:	LaSalle Bank, NA
City:	Chicago, IL
ABA:	071000505
Acct Name:	MLBFS — Corporate Finance
Acct No:	5800393182
222 N LaSalle, Chicago, IL
Acct Holder’s Address:	60601
Reference:	General Cable Industries, Inc.

BY:	Date:

A-1-4

EXHIBIT A-2
[Form of]
COMPLIANCE CERTIFICATE
     I, [           ], the [           ] of [           ] (in such capacity and not in my individual capacity), hereby certify that, with respect to that certain Third Amended and Restated Credit Agreement dated as of October 31, 2007 (as it may be amended, modified, extended or restated from time to time, the “Credit Agreement”; all of the defined terms in the Credit Agreement are incorporated herein by reference) among GENERAL CABLE INDUSTRIES, INC., a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, the Issuing Banks from time to time party thereto and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Swingline Lender, Administrative Agent and Collateral Agent for the Secured Parties:
          (a) [If applicable] Attached hereto as Schedule 1 are detailed calculations1 demonstrating compliance by the Borrower with the financial covenants contained in Section 6.08 of the Credit Agreement. Holdings and its Consolidated Subsidiaries are in compliance with such covenants as of the date hereof.
          (b) [If applicable] Holdings and its Consolidated Subsidiaries were in compliance with each of the covenants set forth in Section 6.08 of the Credit Agreement at all times during and since [                ].
          (c) No Default has occurred under the Credit Agreement which has not been previously disclosed, in writing, to the Administrative Agent pursuant to a Compliance Certificate.2
     Dated this [      ] day of [       ], 200[   ].

[ ]
By:
Name:
Title:

[1]	Which calculations shall be in reasonable detail satisfactory to the Administrative Agent and shall include, among other things, an explanation of the methodology used in such calculations and a breakdown of the components of such calculations.

[2]	If a Default shall have occurred, an explanation specifying the nature and extent of such Default shall be provided on a separate page together with an explanation of the corrective action taken or proposed to be taken with respect thereto (include, as applicable, information regarding actions, if any, taken since prior certificate).

A-2-1

SCHEDULE 1
Financial Covenants

(A)	Consolidated EBITDA calculation:

Consolidated Net Income for the four quarter period ended [ ], 20[ ]

plus any provision for (or less any benefit from) income and franchise taxes included in the determination of net income for such period plus Consolidated Interest Expense

plus amortization expense

plus depreciation expense

plus debt discount and deferred financing costs, capitalized interest and interest paid in kind plus losses (or less gains) from Asset Dispositions included in the determination of net income for such period (excluding sales expenses or losses related to current assets) losses (or less gains) from Asset Dispositions included in the determination of net income for such period (excluding sales expenses or losses related to current assets)

plus other non-cash losses (or less gains) included in the determination of net income for such period and for which no cash outlay (or cash receipt) is foreseeable plus, with the consent of the Collateral Agent and the Administrative Agent, which may be withheld in their collective reasonable credit judgment, extraordinary losses (or less gains) included in the determination of net income during such period, net of related tax effects

Consolidated EBITDA

(B)	Consolidated Net Income calculation for Holdings and its Consolidated Subsidiaries:

consolidated net income of Holdings and its Consolidated Subsidiaries determined in accordance with GAAP minus, with the consent of Collateral Agent and Administrative Agent, which may be withheld in their collective reasonable credit judgment, after-tax extraordinary gains (or plus extraordinary losses)

minus after-tax gains (or plus losses) realized from (i) the acquisition of any securities, or the extinguishment or conversion of any Indebtedness or Equity Interest, of Holdings or any of its Subsidiaries or (ii) any sales of assets (other than Inventory in the ordinary course of business)

minus net earnings (or plus net losses) of any other Person (other than a Subsidiary of Holdings) in which Holdings or any Consolidated Subsidiary has an ownership interest, except (in the case of any such net earnings) to

A-2-2

the extent such net earnings shall have actually been received by Holdings or such Consolidated Subsidiary (subject to the limitation in clause (d) below) in the form of cash dividends or distributions minus the net income of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Subsidiary of its net income is not at the time of determination permitted without approval under applicable law or regulation or under such Consolidated Subsidiary’s organizational documents or any agreement or instrument applicable to such Consolidated Subsidiary or its stockholders minus gains or losses from the cumulative effect of any change in accounting principles minus earnings resulting from any reappraisal, revaluation or write-up of assets minus the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or any Consolidated Subsidiary or is merged into or consolidated with Holdings or any Consolidated Subsidiary or that Person’s assets are acquired by Holdings or such Consolidated Subsidiary

Consolidated Net Income

(C)	Consolidated Interest Expense of Holdings and its Consolidated Subsidiaries calculation:
total consolidated interest expense under GAAP

plus the portion of Capital Lease Obligations of Holdings and its Consolidated Subsidiaries representing the interest factor plus imputed interest on Attributable Indebtedness

plus cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Borrower or a Wholly Owned Subsidiary) in connection with Indebtedness incurred by such plan or trust plus interest paid or payable with respect to discontinued operations plus the product of (i) all dividend payments on any series of any Preferred Stock of any Subsidiary of Holdings (other than any Preferred Stock held by Holding or a Wholly Owned Subsidiary)

plus all interest on any Indebtedness of the type described in clause (f) or (k) of the definition of “Indebtedness” with respect to Holdings or any of its Subsidiaries

Consolidated Interest Expense

(D)	Minimum Consolidated Fixed Charge Ratio: Consolidated EBITDA to Consolidated Fixed Charges

A-2-3

Consolidated EBITDA for the four quarter period ended [ ], 20[ ].

Consolidated Fixed Charges Calculation:

Consolidated Interest Expense

plus the scheduled principal amount of all amortization payments on all Indebtedness (including the principal component of all Capital Lease Obligations) of Holdings and its Subsidiaries for such period (as determined on the first day of the respective period)

plus the product of (i) all dividend payments on any series of Disqualified Capital Stock of Holdings plus the product of (i) all accrued dividends on any Preferred Stock (other than Disqualified Capital Stock) of Holdings, including the Convertible Preferred Stock (including dividends payable through the issuance of Equity Interests to the extent Holdings has not irrevocably declared such dividends to be payable through the issuance of Equity Interests)

Consolidated Fixed Charges

Consolidated EBITDA to Consolidated Fixed Charges	[ ]:1.00

Covenant Requirement	Greater than or
equal to 1.00:1.00

A-2-4

EXHIBIT A-3
[Form of]
LC REQUEST [AMENDMENT]
Dated (1)
     MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent under the Third Amended and Restated Credit Agreement dated as of October 31, 2007 (as it may be amended, modified, extended or restated from time to time, the “Credit Agreement”) among GENERAL CABLE INDUSTRIES, INC., a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, the Issuing Banks from time to time party thereto and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Swingline Lender, Administrative Agent and Collateral Agent for the Secured Parties.
222 North LaSalle Street,
16th Floor,
Chicago, Illinois 60601
Attention: [                    ]
Ladies and Gentlemen:
     We hereby request that MERRILL LYNCH BANK USA, as Issuing Bank under the Credit Agreement, [issue] [amend] [renew] [extend] [a] [an existing] [Standby] [Commercial] Letter of Credit for the account of the undersigned on (2) (the “Date of Issuance [Amendment] [Renewal] [Extension]”) in the aggregate stated amount of (3). [The Letter of Credit was originally issued on [date].] The requested Letter of Credit [shall be] [is] denominated in Dollars.
     For purposes of this LC Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.
     The beneficiary of the requested Letter of Credit [will be] [is] (4), and such Letter of Credit [will be] [is] in support of (5) and [will have] [has] a stated expiration date of (6). [Describe the nature of the amendment, renewal or extension.]

1	Date of LC Request.

2	Date of Issuance [Amendment] [Renewal] [Extension] which shall be at least three Business Days after the date of this LC Request (or such shorter period as is acceptable to the Issuing Bank).

3	Aggregate initial stated amount of Letter of Credit.

4	Insert name and address of beneficiary.

5	Insert description of the obligation to which it relates in the case of Standby Letters of Credit and a description of the commercial transaction which is being supported in the case of Commercial Letters of Credit.

6	Insert last date upon which drafts may be presented which may not be later than (i) in the case of a Standby Letter of Credit, (x) the date which is one year after the date of the issuance of such Standby Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (y) the Letter of Credit Expiration Date and (ii) in the case of a Commercial Letter of Credit, (x) the date that is 180 days

A-3-1

     We hereby certify that:
     (1) Each of Borrower and each other Loan Party is in compliance in all material respects with all the terms and provisions set forth in each Loan Document on its part to be observed or performed, and, as of today and at the time of and immediately after giving effect to the [issuance] [amendment] [renewal] [extension] of the Letter of Credit requested herein, no Default has or will have occurred and be continuing.
     (2) Each of the representations and warranties made by any Loan Party set forth in any Loan Document are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) on and as of today’s date and with the same effect as though made on and as of today’s date, except to the extent such representations and warranties expressly relate to an earlier date.
     (3) There has been no event, condition and/or contingency that has had or is reasonable likely to have a Material Adverse Effect.
     (4) To the best of our knowledge, no order, judgment or decree of any Governmental Authority purports to restrain any Lender from taking any actions to be made hereunder or from making any Loans to be made by it or Issuing Bank from issuing Letters of Credit. No injunction or other restraining order has been issued, is pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this LC Request, the Credit Agreement or the making of Loans thereunder.
     (5) After giving effect to the request herein, the LC Exposure will not exceed $[ ] million and the Revolving Exposures will not exceed the lesser of (A) the Revolving Commitments and (B) the Revolving Commitments multiplied by the Borrowing Base then in effect.
     Copies of all relevant documentation with respect to the supported transaction are attached hereto.

GENERAL CABLE INDUSTRIES, INC.
By:
Name:
Title:

after the date of issuance of such Commercial Letter of Credit (or, in the case of any renewal or extension thereof, 180 days after such renewal or extension) and (y) the Letter of Credit Expiration Date.

A-3-2

EXHIBIT A-4
[Form of]
LENDER ADDENDUM
     Reference is made to the Third Amended and Restated Credit Agreement dated as of October 31, 2007 (as it may be amended, modified, extended or restated from time to time, the “Credit Agreement”) among GENERAL CABLE INDUSTRIES, INC., a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, the Issuing Banks from time to time party thereto and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Swingline Lender, Administrative Agent and Collateral Agent for the Secured Parties.
     Upon execution and delivery of this Lender Addendum by the parties hereto as provided in Section 11.14 of the Credit Agreement, the undersigned hereby becomes a Lender thereunder having the Commitment set forth in Schedule 1 hereto, effective as of the Closing Date.
     THIS LENDER ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
     IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of this 31st day of October, 2007.
,
as a Lender
[Please type legal name of Lender above]
By:
Name:
Title:

[If second signature is necessary:]
By:
Name:
Title:

A-4-1

Accepted and agreed: GENERAL CABLE INDUSTRIES, INC.
By:
Name:
Title:

MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent
By:
Name:
Title:

A-4-2

Schedule 1
COMMITMENTS AND NOTICE ADDRESS

1.	Name of Lender:
Notice Address:
Attention:
Telephone:
Facsimile:

2.	Commitment:

A-4-3

EXHIBIT B
[Form of]
ASSIGNMENT AND ACCEPTANCE
     Reference is made to the Third Amended and Restated Credit Agreement dated as of October 31, 2007 (as it may be amended, modified, extended or restated from time to time, the “Credit Agreement”; all of the defined terms in the Credit Agreement are incorporated herein by reference) among GENERAL CABLE INDUSTRIES, INC., a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, the Issuing Banks from time to time party thereto and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Swingline Lender, Administrative Agent and Collateral Agent for the Secured Parties.
     1.                      (the “Assignor”) hereby sells and assigns, without recourse, to                      (the “Assignee”), and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Closing Date set forth below (but not prior to the registration of the information contained herein in the Register pursuant to Section 11.04(d) of the Credit Agreement), the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the Swingline Commitment, Revolving Commitment, Swingline Loans, Revolving Loans and participations held by the Assignor in Letters of Credit which are outstanding on the Closing Date. From and after the Closing Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.
     2. The Assignor (i) warrants that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Revolving Loans, without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in (i) above, the Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, or the financial condition of Borrower or any Subsidiary or the performance or observance by Borrower or any Subsidiary of any of its obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto
     3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent, the Collateral Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
     4. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender (as defined in the Credit Agreement), the forms specified in Section 2.15(e) of the Credit Agreement, duly completed and executed by such Assignee; (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form of Exhibit A-1 to the Credit Agreement; and (iii) a processing and recordation fee of $3,500.
     5. This Assignment and Acceptance shall be construed in accordance with and governed by the law of the State of New York.
     6. Date of Assignment:
     7. Legal Name of Assignor:
     8. Legal Name of Assignee:
     9. Assignee’s Address for Notices:
     10. Closing Date of Assignment (may not be fewer than 5 Business Days after the Date of Assignment unless the Administrative Agent shall otherwise agree):
     11. Percentage Assigned of Applicable Loan/Commitment:

Percentage Assigned of
Applicable Loan/Commitment
(set forth, to at least 8 decimals,
as a percentage of the Loan and
	Principal Amount	the aggregate Commitments of
Loan/Commitment	Assigned	all Lenders thereunder)
Revolving Loans		%
Letters of Credit		%
Swingline Loans		%
[Signature Page Follows]

The terms set forth above are hereby agreed to: [ ], as Assignor
By:
Name:
Title:

[ ], as Assignee
By:
Name:
Title:

 Accepted:*

GENERAL CABLE INDUSTRIES, INC.
By:
Name:
Title:

MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent
By:
Name:
Title:

*	To be completed to the extent consent is required under Section 11.04(b) of the Credit Agreement.

EXHIBIT C
[Form of]
BORROWING REQUEST
Merrill Lynch Capital, a division of Merrill Lynch
Business Financial Services Inc.
222 North LaSalle Street,
16th Floor,
Chicago, Illinois 60601
Attention: [               ]
Re: General Cable Industries, Inc.
[Date]
Ladies and Gentlemen:
     Reference is made to the Third Amended and Restated Credit Agreement dated as of October 31, 2007 (as it may be amended, modified, extended or restated from time to time, the “Credit Agreement”; all of the defined terms in the Credit Agreement are incorporated herein by reference) among GENERAL CABLE INDUSTRIES, INC., a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, the Issuing Banks from time to time party thereto and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Swingline Lender, Administrative Agent and Collateral Agent for the Secured Parties. Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)	Class of Borrowing	[Revolver][Swingline]

(B)	Date of Borrowing (which is a Business Day)

(C)	Principal amount of Borrowing[1]

(D)	Type of Borrowing[2]	[ABR] [Eurodollar]

(E)	Interest Period and the last day thereof[3]

(F)	Funds are requested to be disbursed to Borrower’s account pursuant to Section 2.02(c) of the Credit Agreement
     Borrower hereby represents and warrants that the conditions to lending specified in Section 4.01 of the Credit Agreement have been satisfied.
[Signature Page Follows]

[1]	ABR and Eurodollar Loans must be in an amount that is at least $5,000,000 and an integral multiple of $1,000,000 or equal to the remaining available balance of the applicable Commitments.

2	Specify Eurodollar Borrowing or ABR Borrowing.

3	Shall be subject to the definition of “Interest Period” in the Credit Agreement.

C-1

GENERAL CABLE INDUSTRIES, INC.
By:
Name:
Title:

C-2

EXHIBIT D
[Form of]
INTEREST ELECTION REQUEST
Merrill Lynch Capital, a division of Merrill Lynch
Business Financial Services Inc.
222 North LaSalle Street,
16th Floor,
Chicago, Illinois 60601
Attention: [                     ]
[Date]
Re: General Cable Industries, Inc.
     Ladies and Gentlemen:
     This Interest Election Request is delivered to you pursuant to Section 2.08 of the Third Amended and Restated Credit Agreement dated as of October 31, 2007 (as it may be amended, modified, extended or restated from time to time, the “Credit Agreement”; all of the defined terms in the Credit Agreement are incorporated herein by reference) among GENERAL CABLE INDUSTRIES, INC., a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, the Issuing Banks from time to time party thereto and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Swingline Lender, Administrative Agent and Collateral Agent for the Secured Parties.
     Borrower hereby requests that on [                    ]1 (the “Interest Election Date”),
     1. $[                    ] of the presently outstanding principal amount of the Loans originally made on [                    ],
     2. and all presently being maintained as [ABR Loans] [Eurodollar Loans],
     3. be [converted into] [continued as],
     4. [Eurodollar Loans having an Interest Period of [one/two/three/six months]] [ABR Loans].
     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Interest Election Date, both before and after giving effect thereto and to the application of the proceeds therefrom:

[1]	Shall be a Business Day that is (a) at least one Business Day prior to the date hereof in the case of an interest election/continuation of ABR Loans to the extent this Interest Election Request is delivered to the Administrative Agent prior to 10:00 a.m. New York City time and (b) at least three Business Days prior to the date hereof in the case of a conversion into/continuation of Eurodollar Loans to the extent this Interest Election Request is delivered to the Administrative Agent prior to 11:00 a.m. New York City time on such initial Business Day.

     (a) the foregoing [interest election] [continuation] complies with the terms and conditions of the Credit Agreement (including, without limitation, Section 2.08 of the Credit Agreement);
     (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed [interest election] [continuation].
[Signature Page Follows]

     Borrower has caused this Interest Election Request to be executed and delivered by its duly authorized officer as of the date first written above.

GENERAL CABLE INDUSTRIES, INC.
By:
Name:
Title:

EXHIBIT E
[Form of]
JOINDER AGREEMENT
     Reference is made to the Third Amended and Second Restated Credit Agreement dated as of October 31, 2007 (as it may be amended, modified, extended or restated from time to time, the “Credit Agreement”; all of the defined terms in the Credit Agreement are incorporated herein by reference) among GENERAL CABLE INDUSTRIES, INC., a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, Issuing Banks party thereto and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Swingline Lender, Administrative Agent and Collateral Agent for the Secured Parties.
W I T N E S S E T H:
     WHEREAS, the Guarantors have entered into the Credit Agreement and the Security Agreement in order to induce the Lenders to make the Loans to or for the benefit of Borrower;
     WHEREAS, pursuant to Section 5.11 of the Credit Agreement and Section 3.5 of the Security Agreement, each Subsidiary (other than any Foreign Subsidiary or Non-Guarantor Subsidiary) that was not in existence on the date of the Credit Agreement is required to become a Guarantor under the Credit Agreement and a Guarantor and Pledgor under the Security Agreement by executing a Joinder Agreement. The undersigned Subsidiary (the “New Guarantor”) is executing this joinder agreement (“Joinder Agreement”) to the Credit Agreement and the Security Agreement in order to induce the Lenders to make additional Revolving Loans and as consideration for the Loans previously made.
     NOW, THEREFORE, the Administrative Agent, Collateral Agent and the New Guarantor hereby agree as follows:
     1. Guarantee. In accordance with Section 5.11 of the Credit Agreement and 3.5 of the Security Agreement, the New Guarantor by its signature below becomes a Guarantor under the Credit Agreement and a Guarantor and Pledgor under the Security Agreement with the same force and effect as if originally named therein as a Guarantor and a Guarantor and Pledgor.
     2. Representations and Warranties. The New Guarantor hereby (a) agrees to all the terms and provisions of the Credit Agreement and the Security Agreement applicable to it as a Guarantor and a Guarantor and Pledgor, respectively, thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor and a Guarantor and Pledgor, respectively, thereunder are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof. Each reference to a Guarantor in the Credit Agreement shall be deemed to include the New Guarantor.
     3. Severability. Any provision of this Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     4. Counterparts. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Joinder Agreement.
     5. No Waiver. Except as expressly supplemented hereby, the Credit Agreement and the Security Agreement shall remain in full force and effect.
     6. Notices. All notices, requests and demands to or upon the New Guarantor, any Agent or any Lender shall be governed by the terms of Section 11.01 of the Credit Agreement.
     7. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
[Signature Pages Follow]

     IN WITNESS WHEREOF, I have hereunto set my hand this            day of                     , 200     .

[NEW GUARANTOR]
By:
Name:
Title:

Address for Notices: MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent and Collateral Agent
By:
Name:
Title:

EXHIBIT ECI
(attached)

General Cable Industries, Inc.
4 Tesseneer Drive
Highland Heights, Kentucky 40176-9753
                               , 200
[Customer]
[Address]

Attn:
Fax:
Re:      [locations of consigned inventory]
Ladies and Gentlemen:
     We are pleased to inform you that General Cable Industries, Inc. (the “Company”) has entered into certain financing arrangements with Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as the Administrative Agent and the Collateral Agent (the “Agent”) and various financial institutions, as lenders (collectively, “Lenders”) pursuant to which Lenders have agreed to extend up to $400.0 million in loans and other financial information to the Company, on terms and conditions of such financial arrangement set forth in the credit agreement among the Agent, Lenders, the Company and various affiliates as the guarantors, and the related agreements, documents and instruments (collectively, the “Financing Agreements”). Company’s obligations under the Financing Agreements are secured by liens it has granted in favor of the Agent, for the benefit of itself, Lenders and other secured parties, in all of the tangible and intangible personal property of the Company, including, without limitation, the Consigned Goods referred to below.
     As you know, the Company has from to time delivered and will continue to deliver inventory or other goods owned by the Company (the “Consigned Goods”) to you pursuant to the Consignment Agreement dated as of                      between the Company and you (the “Consignment Agreement”), which inventory and goods are to be maintained by you at your facilities at the following addresses: (1)                    ; (2)                    ; and (3)                     .
     In order to get the Lenders to consider giving the Company credit for the value of the Consigned Goods in its borrowing base, the Lenders have requested that the Company, and the Company hereby agrees to (1) notify you of the Agent’s security interests in the Consigned Goods and of the fact that the Company has assigned its rights in its accounts, including the proceeds of Consigned Goods, to the Agent and (2) obtain your acknowledgement of the Agent’s liens and security interests in the Consigned Goods and such proceeds. The Lenders have also asked that you agree to provide the Agent, upon the Agent’s reasonable written request, with copies of the monthly report of the Consigned Goods at your facilities as provided to the Company under the Consignment Agreement. This letter agreement will also confirm that pursuant to the Consignment Agreement you will maintain insurance on the Consigned Goods and that the Company has not waived that requirement.
[Remainder of This Page Left Intentionally Blank]

Very truly yours,

GENERAL CABLE INDUSTRIES, INC.

By:
Title:

ACKNOWLEDGED AND AGREED
this ___day of                     , 200_:
[Consignee]

By:
Title:

MERRILL LYNCH CAPITAL, a division of
Merrill Lynch Business Financial Services Inc.,
as Administrative Agent and Collateral Agent

By:
Title:

EXHIBIT F
[Form of]
LANDLORD ACCESS AGREEMENT
THIS LANDLORD’S AGREEMENT (this “Agreement”), is made as of this ___day of                                         , 20___by                                          (“Landlord”), in favor of                                          (“Lender”).
W I T N E S S E T H:
WHEREAS, Lender and                                         , a                                          (“Company”), are entering into various agreements, instruments and documents (collectively, the “Loan Documents”) providing for Lender to make a loan to Company; and
WHEREAS, to secure payment and performance of all of Company’s obligations and liabilities to Lender under the Loan Documents (the “Company’s Liabilities”), Lender has required that Company grant to Lender a first priority perfected security interest in all of Company’s inventory, equipment and other personal property, and all products and proceeds of the foregoing (“Collateral”); and
WHEREAS, all or some of the Collateral is now or hereafter may be located at the premises known as                                         (the “Premises”), which Premises Landlord owns and leases to Company pursuant to a lease agreement dated                                          between Landlord and Company or any renewals, extensions, amendments, modifications, substitutions or replacements thereof (collectively, the “Lease”);
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord hereby covenants and agrees with Lender as follows:
1. Consent. Landlord waives each right that Landlord now has or hereafter may have, under the laws of the State of                                         , or by virtue of the Lease, or by virtue of Company’s occupation of the Premises, to levy or distrain upon, for rent or for any monetary obligation arising by reason of default under the Lease, or to claim or assert any lien, right, claim or title to any or all of the Collateral that now or hereafter may be, or may be installed, on the Premises. Nothing herein shall limit Landlord’s right to sue Company for nonpayment of rent.
2. Subordination. Landlord agrees that Lender’s security interest in the Collateral pursuant to the Loan Documents is superior to any lien, right or claim of title of any nature that Landlord now has or hereafter may have or assert in or to the Collateral by statute, the Lease, any other agreement or otherwise.
3. Nature of the Collateral. Landlord agrees that the Collateral (i) is and shall remain personal property, notwithstanding the attachment of any item of Collateral to the Premises, and (ii) is not and shall not become or be deemed to be fixtures.
4. Cooperation with Lender’s Remedies. In the event of default by Company in the payment or performance of any of Company’s Liabilities in favor of Lender, Landlord will (i) cooperate with Lender in its efforts to assemble all of the Collateral located on the Premises, (ii) permit Lender to remove the Collateral from the Premises and (iii) not hinder Lender’s actions in enforcing its security interest in the Collateral. Landlord will also in such event, at Lender’s sole option, permit Lender to

F-1

remain on the Premises for up to 60 days after Lender declares the default and takes possession of the Premises, provided Lender pays rent on a per diem basis for the period of time Lender remains on the Premises only, based on the amount of rent set forth in the Lease.
5. Notice of Company Default. Landlord will notify Lender if Company defaults on its obligations to Landlord under the Lease and will allow Lender 30 days from its receipt of notice in which to cure or cause Company to cure any such default.
6. Lender Access. Lender may, at any time or times hereafter, without any fee or charge for rent, enter upon the Premises to inspect Company’s assets located on the Premises.
7. About the Lease. Landlord represents and warrants to Lender that, to Landlord’s knowledge: (a) the Lease is in full force and effect; (b) Company is current in the payment of all rent obligations under the lease; and (c) there is no default or event of default on the part of Company under the Lease that entitles or, with the giving of notice and/or the lapse of time would entitle, Landlord to cancel, terminate, annul or modify the Lease or dispossess or evict Company from the Premises.
8. Future Parties. Landlord agrees to notify any purchaser of the Premises, any assignee of any interest of Landlord in the Premises and any subsequent mortgagee or any other holder of any encumbrance upon the Premises of the existence of this Agreement, and this Agreement shall be binding upon Landlord and the landlord’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender, its successors and assigns.
9. Term of this Agreement. This Agreement shall continue in force until all of Company’s obligations and liabilities to Lender are paid and satisfied in full and the Loan Documents between Lender and Company have been terminated.
IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year specified at the beginning hereof.

LANDLORD:

ATTEST:

By:

Its:	Name:

Title:

LENDER:

By:

Name:

Title:

F-2

EXHIBIT G
[Form of]
MORTGAGE
Prepared Out of State,
When Recorded, Mail to:
                                                            , Esq.
Latham & Watkins LLP

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FINANCING STATEMENT
from
[                                                                                ],
Mortgagor,
to
MERRILL LYNCH CAPITAL, a division of
Merrill Lynch Business Financial Services Inc.,
as Collateral Agent,
Mortgagee

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND
FINANCING STATEMENT
     THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT is dated as of                                         , 200___(this “Mortgage”), by                                                             , a                                          having an address at                                                              (the “Mortgagor”), to MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., a Delaware corporation, with an office at 222 North LaSalle Street, 16th Floor, Chicago, Illinois 60601 (“Merrill Lynch”), as collateral agent (in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties (as defined below) (the “Mortgagee”);
WITNESSETH THAT:
     A. Reference is made to the Third Amended and Restated Credit Agreement dated as of October 31, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Mortgagor, General Cable Corporation (the “Company”) and certain guarantors party thereto (the “Guarantors”), the lenders from time to time party thereto (the “Lenders”), the Issuing Banks from time to time party thereto and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Swingline Lender, Administrative Agent and Collateral Agent for the Secured Parties (the “Agent”). Each capitalized term used herein but not defined herein shall have the meaning assigned to such term in the Credit Agreement. As used herein, the term “Secured Parties” shall mean (a) the Lenders, (b) the Agent, (c) the Issuing Banks, (d) each counterparty to a Hedging Agreement entered into with the Company if such counterparty was a Lender (or an Affiliate thereof) at the time the Hedging Agreement was entered into to hedge or limit interest rate risk, (e) the beneficiaries of each indemnification obligation undertaken by the Company or any Guarantor under any Loan Document and (f) the successors and assigns of each of the foregoing.
     B. Pursuant to the Credit Agreement, the Lenders have agreed to lend to the Mortgagor Revolving Loans and Letters of Credit in Dollars and Dollar Equivalents in an aggregate principal or stated amount up to $400,000,000, in each case on the terms and subject to the conditions of the Credit Agreement.
     C. The obligations of the Lenders to make Loans under the Credit Agreement are conditioned upon, among other things, the execution and delivery by Mortgagor of this Mortgage in the form hereof, to secure (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Mortgagor, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Mortgagor under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Mortgagor to the Lenders under the Credit Agreement, this Mortgage, or any other Loan Document, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Mortgagor under or pursuant to the Credit Agreement, this Mortgage, or any other Loan Document, (c) the due and punctual payment and performance of all obligations of the Mortgagor (monetary or otherwise) under each Hedging Agreement entered into with any counterparty that was a Lender (or an Affiliate thereof) at the time such Hedging Agreement was entered into to hedge or limit interest rate risk and (d) all obligations of the Guarantors under Article VII of the Credit Agreement (all the monetary and other obligations described in the preceding clauses (a), (b), (c) and (d) being collectively called the “Obligations”).
     E. Pursuant to the requirements of the Credit Agreement, the Mortgagor is entering into this Mortgage to create a security interest in the Mortgaged Property (as defined herein) to secure the performance and payment by the Mortgagor of the Obligations. The Credit Agreement also requires the granting by other Loan Parties of Mortgages or Deeds of Trust (the “Other Mortgages”) that create security interests in certain Mortgaged Properties other than the Mortgaged Property to secure the performance of the Obligations.
Granting Clauses
     NOW, THEREFORE, IN CONSIDERATION OF the foregoing and in order to secure (A) the due and punctual payment and performance of the Obligations, (B) the due and punctual payment by Mortgagor of all taxes and insurance premiums relating to the Mortgaged Property (hereinafter defined), and (C) all disbursements made by Mortgagee for the payment of taxes, common area charges, if any, or insurance premiums, all fees, expenses or advances in connection with or relating to the Mortgaged Property, and interest on such disbursements and other amounts not timely paid in accordance with the terms of the Credit Agreement, this Mortgage and the other Loan Documents, Mortgagor hereby grants, bargains, sells, conveys, mortgages, assigns, transfers and pledges to Mortgagee (for the ratable benefit of the Secured Parties), all the following described property (the “Mortgaged Property”) whether now owned or held or hereafter acquired:
     (1) all Mortgagor’s right, title and interest in all the fee estate in the land more particularly described on Exhibit A hereto (the “Land”), together with and subject to any and all rights appurtenant thereto, including any easements over certain other adjoining land granted by any easement agreements, covenant or restrictive agreements and all air rights, mineral rights, water rights, oil and gas rights and development rights, if any, relating thereto, and also together with all of the other easements, rights, privileges, interests, hereditaments and appurtenances thereunto belonging or in any way appertaining and all of the estate, right, title, interest, claim or demand whatsoever of Mortgagor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired (the “Premises”);
     (2) all Mortgagor’s right, title and interest in all buildings, improvements, structures, paving, parking areas, walkways and landscaping now or hereafter erected or located upon the Land, and all fixtures of every kind and type affixed to the Premises or attached to or forming part of any structures, buildings or improvements and replacements thereof now or hereafter erected or located upon the Land (the “Improvements”);
     (3) all Mortgagor’s right, title and interest in all apparatus, movable appliances, building materials, equipment, fittings, furnishings, furniture, machinery and other articles of tangible personal property of every kind and nature, and replacements thereof, now or at any time hereafter placed upon or used in any way in connection with the use, enjoyment, occupancy or operation of the Improvements or the Premises, including all of Mortgagor’s books and records relating thereto and including all of the following, to the extent such exist on the Premises: pumps, tanks, goods, machinery, tools, equipment (including fire sprinklers and alarm systems, fire prevention or control systems, cleaning rigs, heating, ventilation and air conditioning system(s), boilers, refrigeration equipment, electronic monitoring equipment, water equipment, loading equipment, unloading equipment, lighting equipment, power equipment, sanitation equipment, waste removal equipment, communications equipment, computer systems and equipment, recreational equipment, windows, maintenance equipment, truck or car repair equipment and all other equipment of every kind), lifts, restaurant, bar and all other indoor or outdoor furniture (including tables, chairs, booths, serving stands, planters, desks, sofas, racks, shelves, lockers and cabinets), furnishings, appliances, supplies, inventory, rugs, carpets and other floor coverings, draperies, drapery rods and brackets, awnings, venetian blinds, partitions, chandeliers and other lighting fixtures, freezers, refrigerators, walk-in coolers, signs (indoor and outdoor), cash registers and inventory control systems, and all other equipment, furniture and furnishings used in connection with the use or operation of the Improvements or the Premises, it being understood that the enumeration of any specific articles of property shall in no way result in or be held to exclude any items of property not specifically mentioned (the property referred to in this subparagraph (3), the “Personal Property”);
     (4) all Mortgagor’s right, title and interest in all general intangibles relating exclusively to design, development, operation, management and use of the Premises or the Improvements, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any governmental agency in connection with the development, use, operation or management of the Premises and Improvements, all construction, service, engineering, consulting, leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Premises and Improvements, all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the Premises and Improvements, and all payment and performance bonds or warranties or guarantees relating to the Premises or the Improvements, all to the extent assignable (the “Permits, Plans and Warranties”);
     (5) Mortgagor’s interest in and rights under any and all now or hereafter existing leases or licenses (under which Mortgagor is landlord or licensor) and subleases (under which Mortgagor is sublandlord), concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of the Premises or the Improvements for any purpose in return for any payment, or the extraction or taking of any gas, oil, water or other minerals from the Premises in return for payment of any fee, rent or royalty (collectively, “Leases”), and all agreements or contracts for the sale or other disposition of all or any part of the Premises or the Improvements, now or hereafter entered into by Mortgagor, together with all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable thereunder (“Rents”);
     (6) all Mortgagor’s right, title and interest in and to all real estate tax refunds and all proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property into cash or liquidated claims (“Proceeds”), including Proceeds of insurance maintained by Mortgagor and condemnation awards, any awards that may become due by reason of the taking by eminent domain or any transfer in lieu thereof of the whole or any part of the Premises or Improvements or any rights appurtenant thereto, and any awards for change of grade of streets, together with any and all moneys now or hereafter on deposit for the payment of real estate taxes, assessments or common area charges levied against the Mortgaged Property, unearned premiums on policies of fire and other insurance maintained by Mortgagor covering any interest in the Mortgaged Property or required by the Credit Agreement; and
     (7) all Mortgagor’s right, title and interest in and to all extensions, improvements, betterments, renewals, substitutes and replacements of and all additions and appurtenances to, the Land, the Premises, the Improvements, the Personal Property, the Permits, Plans and Warranties and the Leases, hereinafter acquired by or released to the Mortgagor or constructed, assembled or placed by the Mortgagor on the Land, the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, Mortgage, conveyance, assignment or other act by the Mortgagor, all of which shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Mortgagor and specifically described herein.
     TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee, its successors and assigns, for the ratable benefit of the Secured Parties, forever, subject only to Permitted Liens and to satisfaction and cancellation as provided in Section 3.04.
ARTICLE I
Representations, Warranties and Covenants of Mortgagor
     Mortgagor agrees, covenants, represents and/or warrants as follows:
     SECTION 1.01. Title, Mortgage Lien. (a) Mortgagor has good fee simple title to the Mortgaged Property, subject only to Permitted Liens.
     (b) The execution and delivery of this Mortgage is within Mortgagor’s corporate powers and has been duly authorized by all necessary corporate and, if required, stockholder action. This Mortgage has been duly executed and delivered by Mortgagor and constitutes a legal, valid and binding obligation of Mortgagor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     (c) The execution, delivery and recordation of this Mortgage (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect the lien of this Mortgage, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Mortgagor or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon Mortgagor or its assets, or give rise to a right thereunder to require any payment to be made by Mortgagor, and (iv) will not result in the creation or imposition of any Lien on any asset of Mortgagor, except the lien of this Mortgage.
     (d) This Mortgage and the Uniform Commercial Code Financing Statements described in Section 1.10 of this Mortgage, when duly recorded in the public records identified in the Perfection Certificate will create a valid, perfected and enforceable lien upon and security interest in all of the Mortgaged Property.
     (e) Mortgagor will forever warrant and defend its title to the Mortgaged Property, the rights of Mortgagee therein under this Mortgage and the validity and priority of the lien of this Mortgage thereon against the claims of all persons and parties except those having rights under Permitted Liens to the extent of those rights.
     SECTION 1.02. Credit Agreement. This Mortgage is given pursuant to the Credit Agreement. Mortgagor expressly covenants and agrees to pay when due, and to timely perform, and to cause the other Loan Parties to pay when due, and to timely perform, the Obligations in accordance with the terms of the Loan Documents.
     SECTION 1.03. Payment of Taxes, Liens and Charges. (a) Except as may be permitted by the Credit Agreement, Mortgagor will pay and discharge from time to time prior to the time when the same shall become delinquent, and before any interest or penalty accrues thereon or attaches thereto, all taxes of every kind and nature, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents, all vault charges, and all other public charges, and all service charges, common area charges, private maintenance charges, utility charges and all other private charges, whether of a like or different nature, imposed upon or assessed against the Mortgaged Property or any part thereof or upon the Rents from the Mortgaged Property or arising in respect of the occupancy, use or possession thereof.
     (b) In the event of the passage of any state, Federal, municipal or other governmental law, order, rule or regulation subsequent to the date hereof (i) deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or in any manner changing or modifying the laws now in force governing the taxation of this Mortgage or debts secured by mortgages or deeds of trust (other than laws governing income, franchise and similar taxes generally) or the manner of collecting taxes thereon and (ii) imposing a tax to be paid by Mortgagee, either directly or indirectly, on this Mortgage or any of the Loan Documents or to require an amount of taxes to be withheld or deducted therefrom, Mortgagor will (x) promptly notify Mortgagee of such event, (xi) enter into such further instruments as the Mortgagee may determine are reasonably necessary or desirable to obligate Mortgagor to make any additional payments necessary to place the Lenders and Secured Parties in the same financial position they would have been in if such law, order, rule or regulation had not been passed, and (xii) make such additional payments.
     SECTION 1.04. Payment of Closing Costs. Mortgagor shall pay all reasonable costs in connection with, relating to or arising out of the preparation, execution and recording of this Mortgage, including title company administrative charges, recording fees and taxes, reasonable attorneys’ fees and disbursements and all other similar reasonable expenses.

     SECTION 1.05. Maintenance of the Mortgaged Property. Mortgagor will maintain the Improvements and the Personal Property in the manner required by the Credit Agreement.
     SECTION 1.06. Insurance. Mortgagor will keep or cause to be kept the Improvements and Personal Property insured against such risks, and in the manner described in Schedule 3.18 of the Credit Agreement and shall purchase such additional insurance as may be required from time to time pursuant to Section 5.04 of the Credit Agreement.
     SECTION 1.07. Casualty and Condemnation/Eminent Domain. Mortgagor shall give Mortgagee prompt written notice of any casualty or other damage to the Mortgaged Property or any proceeding for the taking of the Mortgaged Property or any portion thereof or interest therein under power of eminent domain or by condemnation or any similar proceeding in accordance with, and to the extent required by, Section 5.02 of the Credit Agreement. Any Net Cash Proceeds received by or on behalf of the Mortgagor in respect of any such casualty, damage or taking shall constitute trust funds held by the Mortgagor for the benefit of the Secured Parties to be applied to repair, restore or replace the Mortgaged Property or, if an optional or mandatory prepayment event under the Credit Agreement shall occur with respect to any such Net Cash Proceeds, to be applied in accordance with Section 2.10(f) of the Credit Agreement.
     SECTION 1.08. Assignment of Leases and Rents. (a) Mortgagor hereby irrevocably and absolutely grants, transfers and assigns to the Mortgagee all of its right, title and interest in all Leases, together with any and all extensions and renewals thereof for purposes of securing and discharging the performance by Mortgagor of the Obligations. Mortgagor has not assigned or executed any assignment of, and will not assign or execute any assignment of, any Leases or the Rents payable thereunder to anyone other than to the Mortgagee.
     (b) Mortgagor will not enter into, modify or amend any Lease if such Lease, as entered into, modified or amended, will not be subordinate to the lien of this Mortgage.
     (c) Subject to Section 1.08(d), Mortgagor has assigned and transferred to Mortgagee all of Mortgagor’s right, title and interest in and to the Rents now or hereafter arising from each Lease heretofore or hereafter made or agreed to by Mortgagor, it being intended that this assignment establish, subject to Section 1.08(d), an absolute transfer and assignment of all Rents and all Leases to Mortgagee and not merely to grant a security interest therein. Subject to Section 1.08(d), Mortgagee may in Mortgagor’s name and stead (with or without first taking possession of any of the Mortgaged Property personally or by receiver as provided herein) operate the Mortgaged Property and rent, lease or let all or any portion of any of the Mortgaged Property to any party or parties at such rental and upon such terms as Mortgagee shall, in its sole discretion, determine, and may collect and have the benefit of all of said Rents arising from or accruing at any time thereafter or that may thereafter become due under any Lease.
     (d) So long as an Event of Default shall not have occurred and be continuing, Mortgagee will not exercise any of its rights under Section 1.08(c), and Mortgagor shall receive and collect the Rents accruing under any Lease; but after the happening and during the continuance of any Event of Default, Mortgagee may, at its option, receive and collect all Rents and enter upon the Premises and Improvements through its officers, agents, employees or attorneys for such purpose and for the operation and maintenance thereof. Mortgagor hereby irrevocably authorizes and directs each tenant, if any, and each successor, if any, to the interest of any tenant under any Lease, respectively, to rely upon any notice of a claimed Event of Default sent by Mortgagee to any such tenant or any of such tenant’s successors in interest, and thereafter to pay Rents to Mortgagee without any obligation or right to inquire as to whether an Event of Default actually exists and even if some notice to the contrary is received from the Mortgagor, who shall have no right or claim against any such tenant or successor in interest for any such Rents so paid to Mortgagee. Each tenant or any of such tenant’s successors in interest from whom Mortgagee or any officer, agent, attorney or employee of Mortgagee shall have collected any Rents, shall be authorized to pay Rents to Mortgagor only after such tenant or any of their successors in interest shall have received written notice from Mortgagee that the Event of Default is no longer continuing, unless and until a further notice of an Event of Default is given by Mortgagee to such tenant or any of its successors in interest.
     (e) Mortgagee will not become a mortgagee in possession so long as it does not enter or take actual possession of the Mortgaged Property. In addition, Mortgagee shall not be responsible or liable for performing any of the obligations of the landlord under any Lease, for any waste by any tenant, or others, for any dangerous or defective conditions of any of the Mortgaged Property, for negligence in the management, upkeep, repair or control of any of the Mortgaged Property or any other act or omission by any other person, unless such is caused by the gross negligence or willful misconduct of Mortgagee.
     (f) Mortgagor shall furnish to Mortgagee, within 30 days after a request by Mortgagee to do so, a written statement containing the names of all tenants, subtenants and licensees of the Premises or Improvements, the terms of any Lease, the space occupied and the rentals and/or other amounts payable thereunder.
     SECTION 1.09. Restrictions on Transfers and Encumbrances. Mortgagor shall not directly or indirectly sell, convey, alienate, assign, lease, sublease, license, mortgage, pledge, encumber or otherwise transfer, create, consent to or suffer the creation of any lien, charge or other form of encumbrance upon any interest in or any part of the Mortgaged Property, or be divested of its title to the Mortgaged Property or any interest therein in any manner or way, whether voluntarily or involuntarily (other than resulting from a condemnation), or engage in any common, cooperative, joint, time-sharing or other congregate ownership of all or part thereof, except in each case in accordance with and to the extent permitted by the Credit Agreement; provided that Mortgagor may in the ordinary course of business and in accordance with reasonable commercial standards, enter into easement or covenant agreements that relate to and/or benefit the operation of the Mortgaged Property and that do not materially and adversely affect the value, use or operation of the Mortgaged Property. If any of the foregoing transfers or encumbrances results in an optional or mandatory prepayment event under the Credit Agreement, any Net Cash Proceeds received by or on behalf of the Mortgagor in respect thereof shall constitute trust funds to be held by Mortgagor for the benefit of the Secured Parties and applied in accordance with Section 2.10 of the Credit Agreement.
     SECTION 1.10. Security Agreement. This Mortgage is both a mortgage of real property and a grant of a security interest in the Mortgaged Property that is not real property, and shall constitute and serve as a “Security Agreement” within the meaning of the uniform commercial code as adopted in the state wherein the Premises are located (the “UCC”). Mortgagor has hereby granted unto Mortgagee a security interest in and to all the Mortgaged Property that is not real property, and simultaneously with the recording of this Mortgage, Mortgagor has filed or will file UCC financing statements, and will file continuation statements prior to the lapse thereof, at the appropriate offices in the state in which the Premises are located and the state of Mortgagor’s organization to perfect the security interest granted by this Mortgage in all the Mortgaged Property that is not real property. Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to execute any document and to file the same in the appropriate offices (to the extent it may lawfully do so), and to perform each and every act and thing reasonably requisite and necessary to be done, solely with respect to perfecting the security interest contemplated by the preceding sentence. Mortgagee shall have all rights with respect to the part of the Mortgaged Property that is the subject of a security interest afforded by the UCC in addition to, but not in limitation of, the other rights afforded Mortgagee hereunder and under the Security Agreement.
     SECTION 1.11. Filing and Recording. Mortgagor will cause this Mortgage, any other security instrument creating a security interest in or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the security interest of Mortgagee in, the Mortgaged Property. Mortgagor will pay all filing, registration or recording fees, and all reasonable expenses incidental to the execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Personal Property, and any instrument of further assurance and all Federal, state, county and municipal recording, documentary or intangible taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery and recording of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Personal Property or any instrument of further assurance.
     SECTION 1.12. Further Assurances. Upon demand by Mortgagee, Mortgagor will, at the cost of Mortgagor and without expense to Mortgagee, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall from time to time reasonably require for better assuring, conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage, and upon the occurrence and during the continuance of an Event of Default, Mortgagor will also execute and deliver and hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to execute and file to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments reasonably requested by Mortgagee to evidence more effectively the lien hereof upon the Personal Property and to perform each and every act and thing requisite and necessary to be done to accomplish the same.
     SECTION 1.13. Additions to Mortgaged Property. All right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor upon the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien and security interest of this Mortgage as fully and completely and with the same effect as though now owned by Mortgagor and specifically described in the grant of the Mortgaged Property above, but at any and all times Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien and security interest of this Mortgage.
     SECTION 1.14. No Claims Against Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, nor as giving Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Mortgagee in respect thereof.
     SECTION 1.15. Fixture Filing. Certain of the Mortgaged Property is or will become “fixtures” (as that term is defined in the UCC) on the Land, and this Mortgage upon being filed for record in the real estate records of the county wherein such fixtures are situated shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said UCC upon such of the Mortgaged Property that is or may become fixtures.
ARTICLE II
Defaults and Remedies
     SECTION 2.01. Events of Default. Any Event of Default under the Credit Agreement (as such term is defined therein) shall constitute an Event of Default under this Mortgage.
     SECTION 2.02. Demand for Payment. If an Event of Default shall occur and be continuing, then, upon written demand of Mortgagee, Mortgagor will pay to Mortgagee all amounts due hereunder and such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable attorneys’ fees, disbursements and expenses incurred by Mortgagee and Mortgagee shall be entitled and empowered to institute an action or proceedings at law or in equity for the collection of the sums so due and unpaid, to prosecute any such action or proceedings to judgment or final decree, to enforce any such judgment or final decree against Mortgagor and to collect, in any manner provided by law, all moneys adjudged or decreed to be payable.
     SECTION 2.03. Rights To Take Possession, Operate and Apply Revenues. (a) If an Event of Default shall occur and be continuing, Mortgagor shall, upon demand of Mortgagee, forthwith surrender to Mortgagee actual possession of the Mortgaged Property and, if and to the extent not prohibited by applicable law, Mortgagee itself, or by such officers or agents as it may appoint, may then enter and take possession of all the Mortgaged Property without the appointment of a receiver or an application therefor, exclude Mortgagor and its agents and employees wholly therefrom, and have access to the books, papers and accounts of Mortgagor.
     (b) If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after such demand by Mortgagee, upon the occurrence and continuation of an Event of Default, then Mortgagee may to the extent not prohibited by applicable law, obtain a judgment or decree conferring upon Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of the Mortgaged Property to Mortgagee, to the entry of which judgment or decree Mortgagor hereby specifically consents. Mortgagor will pay to Mortgagee, upon demand, all reasonable expenses of obtaining such judgment or decree, including reasonable compensation to Mortgagee’s attorneys and agents with interest thereon at the rate set forth in Section 2.06 of the Credit Agreement; and all such expenses and compensation shall, until paid, be secured by this Mortgage.
     (c) Upon every such entry or taking of possession after the occurrence and continuance of an Event of Default, Mortgagee may, to the extent not prohibited by applicable law, hold, store, use, operate, manage and control the Mortgaged Property, conduct the business thereof and, from time to time: (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon, (ii) purchase or otherwise acquire additional fixtures, personalty and other property, (iii) insure or keep the Mortgaged Property insured, (iv) manage and operate the Mortgaged Property and exercise all the rights and powers of Mortgagor to the same extent as Mortgagor could in its own name or otherwise with respect to the same, or (v) enter into any and all reasonable agreements with respect to the exercise by others of any of the powers herein granted Mortgagee, all as may from time to time be directed or determined by Mortgagee to be in its best interest and Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to perform any of the foregoing acts. Mortgagee may collect and receive all the Rents, issues, profits and revenues from the Mortgaged Property, including those past due as well as those accruing thereafter, and, after deducting (i) all expenses of taking, holding, managing and operating the Mortgaged Property (including compensation for the services of all persons employed for such purposes), (ii) the costs of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions, (iii) the costs of insurance, (iv) such taxes, assessments and other similar charges as Mortgagee may at its option pay, (v) other proper charges upon the Mortgaged Property or any part thereof, and (vi) the reasonable compensation, expenses and disbursements of the attorneys and agents of Mortgagee, Mortgagee shall apply the remainder of the moneys and proceeds so received first to the payment of the Mortgagee for the satisfaction of the Obligations, and second, if there is any surplus, to Mortgagor, subject to the entitlement of others thereto under applicable law.
     (d) If before any sale of the Mortgaged Property under Section 2.06 all Obligations that are then due shall have been paid and all Events of Default fully cured, Mortgagee will surrender possession of the Mortgaged Property back to Mortgagor, its successors or assigns. The same right of taking possession shall, however, arise again if any subsequent Event of Default shall occur and be continuing.

     SECTION 2.04. Right To Cure Mortgagor’s Failure to Perform. Should Mortgagor fail in the payment, performance or observance of any term, covenant or condition required by this Mortgage or the Credit Agreement (with respect to the Mortgaged Property), Mortgagee may pay, perform or observe the same, and all payments made or costs or expenses incurred by Mortgagee in connection therewith shall be secured hereby and shall be, within thirty (30) days after demand therefor, repaid by Mortgagor to Mortgagee with interest thereon at the rate set forth in Section 2.06 of the Credit Agreement. Mortgagee is hereby empowered from time to time upon notice to Mortgagor (except during the occurrence and continuance of an Event of Default) to enter and to authorize others to enter upon the Premises or the Improvements or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without having any obligation to so perform or observe and without thereby becoming liable to Mortgagor, to any person in possession holding under Mortgagor or to any other person.
     SECTION 2.05. Right to a Receiver. If an Event of Default shall occur and be continuing, Mortgagee, upon application to a court of competent jurisdiction, shall be entitled as a matter of right to the appointment of a receiver to take possession of and to operate the Mortgaged Property and to collect and apply the Rents. The receiver shall have all of the rights and powers permitted under the laws of the state wherein the Mortgaged Property is located. Mortgagor shall pay to Mortgagee upon demand all reasonable expenses, including receiver’s fees, reasonable attorneys’ fees and disbursements, costs and agent’s compensation incurred pursuant to the provisions of this Section 2.05; and all such expenses shall be secured by this Mortgage and shall, upon demand, be immediately repaid by Mortgagor to Mortgagee with interest thereon at the rate set forth in Section 2.06 of the Credit Agreement.
     SECTION 2.06. Foreclosure and Sale. (a) If an Event of Default shall occur and be continuing, Mortgagee may elect to sell the Mortgaged Property or any part of the Mortgaged Property by exercise of the power of foreclosure or of sale granted to Mortgagee by applicable law or this Mortgage. In such case, Mortgagee may commence a civil action to foreclose this Mortgage, or it may proceed to sell the Mortgaged Property in accordance with applicable laws to satisfy any Obligation. Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property, may sell all or such parts of the Mortgaged Property as may be chosen by Mortgagee at the time and place of sale fixed by it in a notice of sale, either as a whole or in separate lots, parcels or items as Mortgagee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder. Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property may postpone any foreclosure or other sale of all or any portion of the Mortgaged Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale. Without further notice, Mortgagee or an officer appointed to sell the Mortgaged Property may make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale. Any person, including Mortgagor or Mortgagee or any designee or affiliate thereof, may purchase at such sale.
     (b) The Mortgaged Property may be sold subject to unpaid taxes and Permitted Liens, and, after deducting all costs, fees and expenses of Mortgagee (including costs of evidence of title in connection with the sale), Mortgagee or an officer that makes any sale shall apply the proceeds of sale in the manner set forth in Section 2.08 herein.

     (c) Any foreclosure or other sale of less than the whole of the Mortgaged Property or any defective or irregular sale made hereunder shall not exhaust the power of foreclosure or of sale provided for herein; and subsequent sales may be made hereunder until the Obligations have been satisfied in full or the entirety of the Mortgaged Property has been sold.
     (d) If Mortgagor remains in possession of any of the Mortgaged Property after any foreclosure sale by Mortgagee, at Mortgagee’s election Mortgagor shall be deemed a tenant holding over and shall forthwith surrender possession to the purchaser or purchasers at such sale or be summarily dispossessed or evicted according to provisions of law applicable to tenants holding over.
     (e) If an Event of Default shall occur and be continuing, Mortgagee may instead of, or in addition to, exercising the rights described in Section 2.06(a) above and either with or without entry or taking possession as herein permitted, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to specifically enforce payment of some or all of the Obligations, or the performance of any term, covenant, condition or agreement of this Mortgage or any other Loan Document or any other right, or (ii) to pursue any other remedy available to Mortgagee, all as Mortgagee shall determine most effectual for such purposes.
     SECTION 2.07. Other Remedies. (a) In case an Event of Default shall occur and be continuing, Mortgagee may also exercise, to the extent not prohibited by law, any or all of the remedies available to a secured party under the uniform commercial code of the state wherein the Mortgaged Property is located.
     (b) In connection with a sale of the Mortgaged Property or any Personal Property and the application of the proceeds of sale as provided in Section 2.08, Mortgagee shall be entitled to enforce payment of and to receive up to the principal amount of the Obligations, plus all other charges, payments and costs due under this Mortgage, and to recover a deficiency judgment for any portion of the aggregate principal amount of the Obligations remaining unpaid, with interest.
     SECTION 2.08. Application of Sale Proceeds and Rents. After any foreclosure sale of all or any of the Mortgaged Property, Mortgagee shall receive the proceeds of sale, no purchaser shall be required to see to the application of the proceeds and Mortgagee shall apply the proceeds of the sale together with any Rents that may have been collected and any other sums that then may be held by Mortgagee under this Mortgage as follows:
     FIRST, to the payment of the costs and expenses of such sale, including reasonable compensation to Mortgagee’s attorneys and agents, and of any judicial proceedings wherein the same may be made, and of all reasonable expenses, liabilities and advances made or incurred by Mortgagee under this Mortgage, together with interest at the rate set forth in Section 2.06 of the Credit Agreement on all advances made by Mortgagee, including all taxes or assessments (except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold) and the cost of removing any Permitted Encumbrance (except any Permitted Encumbrance subject to which the Mortgaged Property was sold);
     SECOND, to the Mortgagee for the distribution to the Secured Parties for the satisfaction of the Obligations owed to the Secured Parties; and

THIRD, to the Mortgagor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.
The Mortgagee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Mortgage. Upon any sale of the Mortgaged Property by the Mortgagee (including pursuant to a power of sale granted herein or by statute or under a judicial proceeding), the receipt of the Mortgagee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Mortgaged Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Mortgagee or such officer or be answerable in any way for the misapplication thereof.
     SECTION 2.09. Intentionally Omitted.
     SECTION 2.10. Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Mortgagor waives, to the extent not prohibited by law: (i) the benefit of all laws now existing or that hereafter may be enacted providing for any appraisement of any portion of the Mortgaged Property, (ii) the benefit of all laws now existing or that may be hereafter enacted in any way extending the time for the enforcement or the collection of amounts due under any of the Obligations or creating or extending a period of redemption from any sale made in collecting said debt or any other amounts due Mortgagee, (iii) any right to at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, homestead exemption, valuation, stay, statute of limitations, extension or redemption, or sale of the Mortgaged Property as separate tracts, units or estates or as a single parcel in the event of foreclosure or notice of deficiency, and (iv) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of or each of the Obligations and marshaling in the event of foreclosure of this Mortgage.
     SECTION 2.11. Discontinuance of Proceedings. In case Mortgagee shall proceed to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall be discontinued or abandoned for any reason, or shall be determined adversely to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had been taken.
     SECTION 2.12. Suits To Protect the Mortgaged Property. Mortgagee shall have power (a) to institute and maintain suits and proceedings to prevent any impairment of the Mortgaged Property by any acts that may be unlawful or in violation of this Mortgage, (b) to preserve or protect its interest in the Mortgaged Property and in the Rents arising therefrom and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with such enactment, rule or order would impair the security or be prejudicial to the interest of Mortgagee hereunder.
     SECTION 2.13. Filing Proofs of Claim. In case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor, Mortgagee shall, to the extent permitted by law, be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the Obligations secured by this Mortgage at the date of the institution of such proceedings and for any interest accrued, late charges and additional interest or other amounts due or that may become due and payable hereunder after such date.
     SECTION 2.14. Possession by Mortgagee. Notwithstanding the appointment of any receiver, liquidator or trustee of Mortgagor, any of its property or the Mortgaged Property, Mortgagee shall be entitled, to the extent not prohibited by law, to remain in possession and control of all parts of the Mortgaged Property now or hereafter granted under this Mortgage to Mortgagee in accordance with the terms hereof and applicable law.
     SECTION 2.15. Waiver. (a) No delay or failure by Mortgagee to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or be construed to be a waiver of any such breach or Event of Default or acquiescence therein; and every right, power and remedy given by this Mortgage to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee. No consent or waiver by Mortgagee to or of any breach or default by Mortgagor in the performance of the Obligations shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or any other Obligations by Mortgagor hereunder. No failure on the part of Mortgagee to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall constitute a waiver by Mortgagee of its rights hereunder or impair any rights, powers or remedies consequent on any future Event of Default by Mortgagor.
     (b) Even if Mortgagee (i) grants some forbearance or an extension of time for the payment of any sums secured hereby, (ii) takes other or additional security for the payment of any sums secured hereby, (iii) waives or does not exercise some right granted herein or under the Loan Documents, (iv) releases a part of the Mortgaged Property from this Mortgage, (v) agrees to change some of the terms, covenants, conditions or agreements of any of the Loan Documents, (vi) consents to the filing of a map, plat or replat affecting the Premises, (vii) consents to the granting of an easement or other right affecting the Premises or (viii) makes or consents to an agreement subordinating Mortgagee’s lien on the Mortgaged Property hereunder, no such act or omission shall preclude Mortgagee from exercising any other right, power or privilege herein granted or intended to be granted in the event of any breach or Event of Default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument executed by Mortgagee, shall this Mortgage be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or part of the Mortgaged Property, Mortgagee is hereby authorized and empowered to deal with any vendee or transferee with reference to the Mortgaged Property secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.
     SECTION 2.16. Remedies Cumulative. No right, power or remedy conferred upon or reserved to Mortgagee by this Mortgage is intended to be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

ARTICLE III
Miscellaneous
     SECTION 3.01. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of Mortgagee, not affect any other provision of this Mortgage, and this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.
     SECTION 3.02. Notices. All notices and communications hereunder shall be in writing and given to Mortgagor in accordance with the terms of the Credit Agreement at the address set forth on the first page of this Mortgage, with a copy to it at its notice address provided in the Credit Agreement (if different) and all copies provided for therein, and to the Agent or any Lender as provided in the Credit Agreement.
     SECTION 3.03. Successors and Assigns. All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises and the Improvements and shall apply to, bind and inure to, the benefit of the permitted successors and assigns of Mortgagor and the successors and assigns of Mortgagee.
     SECTION 3.04. Satisfaction and Cancellation. (a) The conveyance to Mortgagee of the Mortgaged Property as security, created and consummated by this Mortgage shall be null and void when all the Obligations have been indefeasibly paid in full in accordance with the terms of the Loan Documents and the Lenders have no further commitment to make Loans under the Credit Agreement.
     (b) Upon a sale or financing by Mortgagor of all or any portion of the Mortgaged Property that is permitted under the Credit Agreement and the application of the Net Cash Proceeds of such sale or financing in accordance with the Credit Agreement, the lien of this Mortgage shall be released from the applicable portion of the Mortgaged Property. Mortgagor shall give Mortgagee reasonable written notice of any sale or financing of the Mortgaged Property prior to the closing of such sale or financing.
     (c) In connection with any termination, release or sale pursuant to paragraphs (a) and (b), this Mortgage shall be marked “satisfied” by the Mortgagee, and this Mortgage and any related UCC-1 financing statements (if applicable) shall be canceled of record at the request and at the expense of the Mortgagor. Mortgagee shall execute any documents reasonably requested by Mortgagor to accomplish the foregoing or to accomplish any release contemplated in paragraphs (a) and (b) and Mortgagor will pay all costs and expenses, including reasonable attorneys’ fees, disbursements and other charges, incurred by Mortgagee in connection with the preparation and execution of such documents.
     SECTION 3.05. Definitions. As used in this Mortgage, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) “including” shall mean “including but not limited to”; (b) “provisions” shall mean “provisions, terms, covenants and/or conditions”; (c) “lien” shall mean “lien, charge, encumbrance, security interest, mortgage or Mortgage”; (d) “obligation” shall mean “obligation, duty, covenant and/or condition”; and (e) “any of the Mortgaged Property” shall mean “the Mortgaged Property or any part thereof or interest therein”. Any act that Mortgagee is permitted to perform hereunder may be performed at any time and from time to time by Mortgagee or any person or entity designated by Mortgagee. Any act that is prohibited to Mortgagor hereunder is also prohibited to all lessees of any of the Mortgaged Property. Each appointment of Mortgagee as attorney-in-fact for Mortgagor under the Mortgage is irrevocable, with power of substitution and coupled with an interest.
     SECTION 3.06. Multisite Real Estate Transaction. Mortgagor acknowledges that this Mortgage is one of a number of Other Mortgages and Security Documents that secure the Obligations. Mortgagor agrees that the lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by the Mortgagee of any security for or guarantees of any of the Obligations hereby secured, or by any failure, neglect or omission on the part of Mortgagee to realize upon or protect any Obligation or indebtedness hereby secured or any collateral security therefor including the Other Mortgages and other Security Documents. The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Obligations secured or of any of the collateral security thereof, including the Other Mortgages and other Security Documents or of any guarantee thereof, and Mortgagee may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Other Mortgages and other Security Documents without first exercising or enforcing any of its rights and remedies hereunder. Such exercise of Mortgagee’s rights and remedies under any or all of the Other Mortgages and other Security Documents shall not in any manner impair the indebtedness hereby secured or the lien of this Mortgage and any exercise of the rights or remedies of Mortgagee hereunder shall not impair the lien of any of the Other Mortgages and other Security Documents or any of Mortgagee’s rights and remedies thereunder. Mortgagor specifically consents and agrees that Mortgagee may exercise its rights and remedies hereunder and under the Other Mortgages and other Security Documents separately or concurrently and in any order that it may deem appropriate and waives any rights of subrogation.
     SECTION 3.07. No Oral Modification. This Mortgage may not be changed or terminated orally. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate Mortgage, mortgage, lien or encumbrance.
     SECTION 3.08. Waiver of Trial by Jury. To the fullest extent permitted by applicable law, Mortgagor and Mortgagee each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Mortgage and for any counterclaim brought therein. Mortgagor hereby waives all rights to interpose any counterclaim in any suit brought by Mortgagee hereunder and all rights to have any such suit consolidated with any separate suit, action or proceeding.
ARTICLE IV

Particular Provisions
     This Mortgage is subject to the following provisions relating to the particular laws of the state wherein the Premises are located:
     SECTION 4.01. Applicable Law; Certain Particular Provisions. This Mortgage shall be governed by and construed in accordance with the internal law of the State of New York; provided, however, that the provisions of this Mortgage relating to the creation, perfection and enforcement of the lien and security interest created by this Mortgage in respect of the Mortgaged Property and the exercise of each remedy provided hereby, including the power of foreclosure or power of sale procedures set forth in this Mortgage, shall be governed by and construed in accordance with the internal law of the state where the Mortgaged Property is located, and Mortgagor and Mortgagee agree to submit to jurisdiction and the laying of venue for any suit on this Mortgage in such state. The terms and provisions set forth in Appendix A attached hereto are hereby incorporated by reference as though fully set forth herein. In the event of any conflict between the terms and provisions contained in the body of this Mortgage and the terms and provisions set forth in Appendix A, the terms and provisions set forth in Appendix A shall govern and control.

     IN WITNESS WHEREOF, this Mortgage has been duly executed and delivered to Mortgagee by Mortgagor on the date of the acknowledgment attached hereto.
                                                            ,
a

By:
Name:
Title:

STATE OF )
) ss.:

COUNTY OF )	, 200_
     Personally appeared the above-named                                         , the                                           of                                                              and acknowledged the foregoing instrument to be his free act and deed on behalf of such corporation and the free act and deed of                                         , before me

Print name:
Notary Public
My Commission expires:
[affix notarial seal]

EXHIBIT H-1
[Form of]
REVOLVING NOTE

$	New York, New York
[Date]
     FOR VALUE RECEIVED, the undersigned, GENERAL CABLE INDUSTRIES, INC., a Delaware corporation (“Borrower”), hereby promises to pay to the order of                      (the “Lender”) on the Maturity Date (as defined in the Credit Agreement referred to below) at the offices of MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as administrative agent for the lenders (the “Administrative Agent”), at its address at 222 North LaSalle Street, 16th Floor, Chicago, Illinois 60601, or at such other place as the Administrative Agent may designate from time to time in writing, in lawful money of the United States and in immediately available funds, the principal amount of the lesser of (a)                      DOLLARS ($                    ) and (b) the aggregate unpaid principal amount of all Revolving Loans of the Lender outstanding under the Credit Agreement. Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, specified in Section 2.06 of such Credit Agreement.
     The holder of this Revolving Note (“Note”) may endorse and attach a schedule to reflect the date, Type and amount of each Revolving Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.08 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.
     This Note is one of the Revolving Credit Notes referred to in the Third Amended and Restated Credit Agreement dated as of October 31, 2007 (as it may be amended, modified, extended or restated from time to time, the “Credit Agreement”) among Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, the Issuing Banks from time to time party thereto and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Swingline Lender, Administrative Agent and Collateral Agent for the Secured Parties, is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.
     This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.
     Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

H-1-1

     All parties now and hereafter liable with respect to this Restated Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.
     [This Note is issued in full substitution for and replacement of, but not in payment of, the Note of Borrower payable to the order of                      in the original principal amount of the lesser of (a)                      DOLLARS ($                    ) and (b) the aggregate unpaid principal amount of all Revolving Loans of the Lender outstanding under that certain Second Amended and Restated Credit Agreement dated as of November 23, 2005, among Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent and Collateral Agent for the Secured Parties]
     THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.
     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

GENERAL CABLE INDUSTRIES, INC.
By:
Name:
Title:

H-1-2

EXHIBIT H-2
[Form of]
SWINGLINE NOTE

$20,000,000	New York, New York
[Date]
     FOR VALUE RECEIVED, the undersigned, GENERAL CABLE INDUSTRIES, INC., a Delaware corporation (“Borrower”), hereby promises to pay to the order of MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc. (the “Lender”) on the Maturity Date (as defined in the Credit Agreement referred to below) at the offices of the Lender at its address at 222 North LaSalle Street, 16th Floor, Chicago, Illinois 60601, or at such other place as the Lender may designate from time to time in writing, in lawful money of the United States and in immediately available funds, the principal amount of the lesser of (a) TWENTY MILLION DOLLARS ($20,000,000) and (b) the aggregate unpaid principal amount of all Swingline Loans made by Lender to the undersigned pursuant to Section 2.17 of the Credit Agreement defined below. Borrower further agrees to pay interest on the unpaid principal amount hereof in like money from time to time from the date hereof at the rates and on the dates specified in Section 2.06 of the Credit Agreement.
     The holder of this Third Amended and Restated Swingline Note (“Note”) may endorse and attach a schedule to reflect the date, the amount of each Swingline Loan and the date and amount of each payment or prepayment of principal thereof; provided that the failure of Lender to make such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.
     This Note is the Swingline Note referred to in the Third Amended and Restated Credit Agreement dated as of October 31, 2007 (as it may be amended, modified, extended or restated from time to time, the “Credit Agreement”) among Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, the Issuing Banks from time to time party thereto and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Swingline Lender, Administrative Agent and Collateral Agent for the Secured Parties, is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.
     This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.
     Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Amended and Restated Note may become, or may be declared to be, immediately due and payable as provided in the Credit Agreement.
     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

H-2-1

     This Note is issued in full substitution for and replacement of, but not in payment of, the Second Amended and Restated Swingline Note of Borrower payable to the order of UBS LOAN FINANCE LLC, as Swingline Lender, in the original principal amount of the lesser of (a) TWENTY MILLION DOLLARS ($20,000,000) and (b) the aggregate unpaid principal amount of all Swingline Loans made by Lender to the undersigned pursuant to Section 2.17 of that certain Second Amended and Restated Credit Agreement dated as of November 23, 2005, among Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent and Collateral Agent for the Secured Parties.
     THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.
     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

GENERAL CABLE INDUSTRIES, INC.
By:
Name:
Title:

H-2-2

EXHIBIT I-1
[Form of]
PERFECTION CERTIFICATE
     Each of the undersigned, with reference to that certain Third Amended and Restated Credit Agreement dated as of October 31, 2007 (as it may be amended, modified, extended or restated from time to time, the “Credit Agreement”; all of the defined terms in the Credit Agreement are incorporated herein by reference) among GENERAL CABLE INDUSTRIES, INC., a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, the Issuing Banks from time to time party thereto and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Swingline Lender, Administrative Agent and Collateral Agent for the Secured Parties, hereby certifies to the Collateral Agent and each other Secured Party as follows:
     (1) Names.
          (a) Schedule 1 attached hereto and made a part hereof sets forth the exact legal name of each Loan Party, as such names appear in their organizational documents, the states (or equivalent thereof) and type of organizations (together with the organizational identification numbers (or equivalent thereof), if any, issued with respect to each Loan Party) of each Loan Party, and the federal employer identification number (or equivalent thereof) of each Loan Party.
          (b) In addition, Schedule 1 attached hereto and made a part hereof sets forth a list of all other names (including trade names or similar appellations) used by of each Loan Party in connection with the conduct of their businesses or ownership of their properties at any time during the past five years.
          (c) Except as set forth in Schedule 1 hereto, no Loan Party has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.
     (2) Current Locations.
     Schedule 2 attached hereto and made a part hereof sets forth the chief executive office and all other places of business and all other locations in which any Loan Party maintains any Collateral or any books, records or documents relating to any of the Collateral.
     (3) Prior Locations.
     Schedule 3 attached hereto and made a part hereof sets forth all the information required by Section 2 with respect to (a) each location or place of business previously maintained by any Loan Party at any time during the past five years and (b) each other location at which any Loan Party maintained any of the Collateral at any time during the past twelve months.
     (4) Unusual Transactions.

I-1-1

     Except for those purchases, acquisitions and other transactions described on Schedule 4 attached hereto, all of the Accounts have been originated by the Loan Parties and all Collateral has been acquired by the Loan Parties in the ordinary course of business.
     (5) Stock Ownership and Other Equity Interests.
     Attached hereto as Schedule 5 is a true and correct list of all the issued Equity Interests owned or held by the Loan Parties.
     (6) File Search Reports.
     As of the Closing Date, file search reports have been obtained from each Uniform Commercial Code filing office, personal property security registry or equivalent thereof identified with respect to the Loan Parties in Sections 1 and 2 hereof, and such search reports reflect no liens against any of the Collateral other than those permitted under the Credit Agreement with respect to the Collateral.
     (7) Schedule of Filings.
     Schedule 7 attached hereto sets forth, with respect to the filings described in the Security Agreements, each filing and the filing office in which such filing is to be made. All such filings have been delivered to the Collateral Agent for filing, or have been filed contemporaneously with the delivery of this Perfection Certificate or shall be filed immediately after the date hereof.
     (8) Real Property Locations.
     Attached hereto as Schedule 8 is a schedule setting forth, with respect to each owned and leased Real Property, the name of the person that owns such property.
     (9) Debt Instruments.
     Attached hereto as Schedule 9 is a true and correct list of all promissory notes and other evidence of indebtedness held by the Loan Parties as of the Closing Date, including all intercompany notes between any of the Loan Parties.
     (10) Advances.
     Attached hereto as Schedule 10 is (a) a true and correct list of all advances made by any Loan Party to any of its Subsidiaries or any Subsidiary of any Loan Party to such Loan Party or any Subsidiary of such Loan Party as of the Closing Date (other than those identified on Schedule 9), which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Collateral Agent under the Security Agreements and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to the Loan Parties as of the Closing Date.
     (11) Intellectual Property.
     Attached hereto as Schedule 11(a) in proper form for filing with the United States Patent and Trademark Office, Canadian Intellectual Property Office or equivalent thereof is a schedule setting forth all of each Loan Party’s Patents, Patent Licenses, Trademarks and Trademark Licenses, including the name of the registered owner, the registration number and the expiration date of each Patent, Patent License, Trademark and Trademark License owned by such Loan Party. Attached hereto as Schedule 11(b) in proper form for filing with the United States Copyright Office, Canadian Intellectual

I-1-2

Property Office or equivalent thereof is a schedule setting forth all of each Loan Party’s Copyrights and Copyright Licenses, including the name of the registered owner, the registration number and the expiration date of each Copyright or Copyright License owned by such Loan Party.
     (12) Deposit, Securities and Commodities Accounts.
     Attached hereto as Schedule 12 is a true and correct list of each deposit account, securities account and commodities account held by the Loan Parties.
     (13) Commercial Tort Claims.
     Attached hereto as Schedule 13 is a true and correct list of commercial tort claims held by the Loan Parties, including a brief description thereof.
     (14) Instruments and Tangible Chattel Paper.
     Attached hereto as Schedule 14 is a true and correct list of all instruments and tangible chattel paper held by the Loan Parties.
     IN WITNESS WHEREOF, we have hereunto signed this Certificate on October 31, 2007.

[insert signature block for each Loan Party]
By:
Name:
Title:

I-1-3

SCHEDULE 1

Corporate	Jurisdiction of	Organizational	Federal Employer	Other Names of	Changes of Identity or
Name	Organization	Identification Number	Identification Number	Loan Parties	Corporate Structure

I-1-4

SCHEDULE 2

Name	Other Locations

I-1-5

SCHEDULE 3

	Address(es) Where Collateral	Previously Maintained
Name	Was Previously Located	Place(s) of Business

I-1-6

SCHEDULE 4
Unusual Transactions

I-1-7

SCHEDULE 5
Stock Ownership and Other Equity Interests

PERCENTAGE OF
ALL ISSUED
			NUMBER	CAPITAL OR OTHER
	TYPE OF	CERTIFICATE	OF SHARES/	EQUITY INTERESTS
ISSUER	INTEREST	NO(S).	INTERESTS	OF ISSUER

I-1-8

SCHEDULE 7
UCC-1 Filings

Debtor	Jurisdiction

Intellectual Property Filings
a.	United States Patent and Trademark Office

b.	United States Copyright Office
Other Filings

I-1-9

SCHEDULE 8
Real Property Locations
Owned Real Property

Address	County	Record Owner	Tenants

Leased Real Property

Address	County	Record Owner	Loan Party Tenants

I-1-10

SCHEDULE 9
Debt Instruments

	Principal	Date of
Entity	Amount	Issuance	Interest Rate	Maturity Date

I-1-11

SCHEDULE 10
Advances

Description and Date
of Unpaid
Description and			Intercompany
Date of Advance	From	To	Transfer of Goods	From	To

I-1-12

SCHEDULE 11(a)
Patents, Patent Licenses, Trademarks and Trademark Licenses
PATENTS:
Registrations:

	REGISTRATION	REGISTRATION
OWNER	NUMBER	DATE	COUNTRY	DESCRIPTION

Applications:

	APPLICATION	APPLICATION
OWNER	NUMBER	DATE	COUNTRY	DESCRIPTION

TRADEMARKS:
Registrations:

	REGISTRATION	REGISTRATION
OWNER	NUMBER	DATE	COUNTRY	DESCRIPTION

Applications:

	APPLICATION	APPLICATION
OWNER	NUMBER	DATE	COUNTRY	DESCRIPTION

I-1-13

SCHEDULE 11(b)
Copyrights and Copyright Licenses

OWNER	DATE	COUNTRY	DESCRIPTION

I-1-14

SCHEDULE 12
Deposit Accounts, Securities Accounts and Commodities Accounts

I-1-15

SCHEDULE 13
Commercial Tort Claims

I-1-16

SCHEDULE 14
Instruments and Tangible Chattel Paper

I-1-17

EXHIBIT I-2
[Form of]
PERFECTION CERTIFICATE SUPPLEMENT
     This Perfection Certificate Supplement, dated as of [ ], 20[ ] is delivered pursuant to Section 5.11 of that certain Third Amended and Restated Credit Agreement dated as of October 31, 2007 (as it may be amended, modified, extended or restated from time to time, the “Credit Agreement”; all of the defined terms in the Credit Agreement are incorporated herein by reference) among GENERAL CABLE INDUSTRIES, INC., a Delaware corporation, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, the Issuing Banks from time to time party thereto and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Swingline Lender, Administrative Agent and Collateral Agent for the Secured Parties, and Section 3.6 of the Security Agreement
     Each of the undersigned hereby certifies to the Collateral Agent and each other Secured Party that, as of the date hereof, there has been no change in the information described in the Perfection Certificate delivered on the Closing Date [as supplemented on []1 the “Prior Perfection Certificate”) [.][other than as follow:]
     (1) Names.
          (a) Except as listed on Schedule 1 attached hereto and made a part hereof, Schedule 1 to the Prior Perfection Certificate sets forth the exact legal name of each Loan Party, as such names appear in their organizational documents, the states (or equivalent thereof) and type of organizations (together with the organizational identification numbers (or equivalent thereof), if any, issued with respect to each Loan Party) of each Loan Party, and the federal employer identification number (or equivalent thereof) of each Loan Party.
          (b) In addition, except as listed on Schedule 1 attached hereto and made a part hereof, Schedule 1 to the Prior Perfection Certificate sets forth a list of all other names (including trade names or similar appellations) used by of each Loan Party in connection with the conduct of their businesses or ownership of their properties at any time during the past five years.
          (c) Except as listed on Schedule 1 attached hereto and made a part hereof, no Loan Party has changed its identity or corporate structure in any way since the Closing Date. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.
     (2) Current Locations.
     Except as listed on Schedule 2 attached hereto and made a part hereof, Schedule 2 to the Prior Perfection Certificate sets forth the chief executive office and all other places of business and all other locations in which any Loan Party maintains any Collateral or any books, records or documents relating to any of the Collateral.

[1]	Insert date of each Perfection Certificate Supplement.

I-2-1

     (3) [Reserved].
     (4) Unusual Transactions.
     Other than the Acquisition and except for those purchases, acquisitions and other transactions described on Schedule 4 attached hereto, all of the Accounts have been originated by the Loan Parties and all Collateral has been acquired by the Loan Parties in the ordinary course of business.
     (5) Stock Ownership and other Equity Interests.
     Except as listed on Schedule 5 attached hereto and made a part hereof, Schedule 5 to the Prior Perfection Certificate sets forth all the issued Equity Interests owned or held by the Loan Parties.
     (6) [Reserved].
     (7) Schedule of Filings.
     Except as listed on Schedule 7 attached hereto and made a part hereof, Schedule 7 to the Prior Perfection Certificate sets forth, with respect to the filings described in Section 7 to the Prior Perfection Certificate, each filing and the filing office in which such filing is to be made. All such additional filings have been delivered to the Collateral Agent for filing, or have been filed contemporaneously with the delivery of this Perfection Certificate Supplement or shall be filed immediately after the date hereof.
     (8) Real Property Locations.
     Except as listed on Schedule 8 attached hereto and made a part hereof, Schedule 8 to the Prior Perfection Certificate sets forth, with respect to each owned and leased Real Property, the name of the person that owns such property.
     (9) Debt Instruments.
     Except as listed on Schedule 9 attached hereto and made a part hereof, Schedule 9 to the Prior Perfection Certificate sets forth a true and correct list of all promissory notes and other evidence of indebtedness held by any Loan Party as of the date hereof, including all intercompany notes between any of the Loan Parties.
     (10) [Reserved].
     (11) Intellectual Property.
     Attached hereto as Schedule 11(a) in proper form for filing with the United States Patent and Trademark Office, Canadian Intellectual Property Office or equivalent thereof is a schedule setting forth all of each Loan Party’s Patents, Patent Licenses, Trademarks and Trademark Licenses acquired since the date of the Prior Perfection Certificate, including the name of the registered owner, the registration number and the expiration date of each Patent, Patent License, Trademark and Trademark License owned by such Loan Party. Attached hereto as Schedule 11(b) in proper form for filing with the United States Copyright Office, Canadian Intellectual Property Office or equivalent thereof is a schedule setting forth all of each Loan

I-2-2

Party’s Copyrights and Copyright Licenses acquired since the date of the Prior Perfection Certificate, including the name of the registered owner, the registration number and the expiration date of each Copyright or Copyright License owned by such Loan Party.
     (12) Deposit Accounts, Securities Accounts and Commodities Accounts.
     Except as listed on Schedule 12 attached hereto and made a part hereof, Schedule 12 to the Prior Perfection Certificate sets forth a true and correct list of the deposit accounts, securities accounts and commodities accounts held by the Loan Parties.
     (13) Commercial Tort Claims.
     Except as listed on Schedule 13 attached hereto and made a part hereof, Schedule 13 to the Prior Perfection Certificate sets forth a true and correct list of commercial tort claims held by the Loan Parties, including a brief description thereof.
     (14) Instruments and Tangible Chattel Paper.
     Except as listed on Schedule 14 attached hereto and made a part hereof, Schedule 14 to the Prior Perfection Certificate sets forth a true and correct list of all instruments and tangible chattel paper held by the Loan Parties.
[Signature Page Follows]

I-2-3

     IN WITNESS WHEREOF, we have hereunto signed this Certificate on                      ___, 200__.

[insert signature block for each Loan Party]
By:
Name:
Title:

I-2-4

SCHEDULE 1

Corporate	Jurisdiction of	Organizational	Federal Employer	Other Names of	Changes of Identity or
Name	Organization	Identification Number	Identification Number	Loan Parties	Corporate Structure

I-2-5

SCHEDULE 2

Name	Other Locations

I-2-1

SCHEDULE 4
Unusual Transactions

I-2-2

SCHEDULE 5
Stock Ownership and Other Equity Interests

PERCENTAGE
OF ALL ISSUED
CAPITAL OR
			NUMBER OF	OTHER EQUITY
	TYPE OF	CERTIFICATE	SHARES/	INTERESTS OF
ISSUER	INTEREST	NO(S).	INTERESTS	ISSUER

I-2-3

SCHEDULE 7
UCC-1 Filings

Debtor	Jurisdiction

Intellectual Property Filings
a.	United States Patent and Trademark Office

b.	United States Copyright Office
Other Filings

I-2-4

SCHEDULE 8
Real Property Locations
Owned Real Property

Address	County	Record Owner	Tenants

Leased Real Property

Address	County	Record Owner	Loan Party Tenants

I-2-5

SCHEDULE 9
Debt Instruments

Entity	Principal Amount	Date of Issuance	Interest Rate	Maturity Date

I-2-6

SCHEDULE 11(a)
Patents, Patent Licenses, Trademarks and Trademark Licenses
PATENTS:
Registrations:

	REGISTRATION	REGISTRATION
OWNER	NUMBER	DATE	COUNTRY	DESCRIPTION

Applications:

	APPLICATION	APPLICATION
OWNER	NUMBER	DATE	COUNTRY	DESCRIPTION

TRADEMARKS:
Registrations:

	REGISTRATION	REGISTRATION
OWNER	NUMBER	DATE	COUNTRY	DESCRIPTION

Applications:

	APPLICATION	APPLICATION
OWNER	NUMBER	DATE	COUNTRY	DESCRIPTION

I-2-7

SCHEDULE 11(b)
Copyrights and Copyright Licenses

OWNER	DATE	COUNTRY	DESCRIPTION

I-2-8

SCHEDULE 12
Deposit Accounts, Securities Account and Commodities Accounts

I-2-9

SCHEDULE 13
Commercial Tort Claims

I-2-10

SCHEDULE 14
Instruments and Tangible Chattel Paper

I-2-11

Exhibit J-1

SECURITY AGREEMENT
By
GENERAL CABLE INDUSTRIES, INC.,
as Borrower
and
THE GUARANTORS PARTY HERETO
and
MERRILL LYNCH CAPITAL,
a division of Merrill Lynch Business Financial Services Inc.
as Collateral Agent

Dated as of November 24, 2003

i

ii

SIGNATURES

SCHEDULE 1.1	Prior Liens
SCHEDULE 3.4	Locations for Landlord Lien Waivers/Bailee Letters
SCHEDULE 4.9	Required Consents

EXHIBIT 1	Form of Issuers Acknowledgment
EXHIBIT 2	Form of Securities Pledge Amendment
EXHIBIT 3	Form of Joinder Agreement
EXHIBIT 4	Form of Deposit Account Control Agreement
EXHIBIT 5	Form of Securities Account Control Agreement

iii

SECURITY AGREEMENT
          SECURITY AGREEMENT dated as of November 24, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, the “Agreement”) made by GENERAL CABLE INDUSTRIES, INC., a Delaware corporation having an office at 4 Tesseneer Drive, Highland Heights, KY 41076 (the “Borrower”) and THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO (the “Original Guarantors”) OR FROM TIME TO TIME PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (the “Additional Guarantors,” and together with the “Original Guarantors,” the “Guarantors”), as pledgors, assignors and debtors (the Borrower, together with the Guarantors, in such capacities and together with any successors in such capacities, the “Pledgors,” and each, a “Pledgor”), in favor of MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., having an office at 222 North LaSalle Street Chicago, Illinois 60601, in its capacity as collateral agent pursuant to the Credit Agreement (as hereinafter defined), as pledgee, assignee and secured party (in such capacities and together with any successors, assignees or designated agents in such capacities, the “Collateral Agent”).
R E C I T A L S:
          A. The Borrower, the Guarantors party thereto, the Collateral Agent, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services, Inc., as Syndication Agent, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc. and UBS Securities, LLC, as Co-Arrangers, General Electric Capital Corporation, Fleet Capital Corporation, GMAC Commercial Finance LLC, each as a co-Documentation Agent, UBS AG, Stamford Branch, as Issuing Bank and Administrative Agent, UBS AG, Cayman Islands Branch, as Swingline Lender and the lending institutions listed therein (together with the Collateral Agent in its capacity as a lender, the “Lenders”) have, in connection with the execution and delivery of this Agreement, entered into that certain Credit Agreement, dated as of November 24, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
          B. Each Original Guarantor has, pursuant to the Credit Agreement, among other things, unconditionally guaranteed the obligations of the Borrower under the Credit Agreement and the other Loan Documents (as hereinafter defined).
          C. The Borrower and each Original Guarantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Credit Agreement and the other Loan Documents and each is, therefore, willing to enter into this Agreement.
          D. It is contemplated that one or more of the Pledgors may enter (or may have entered) into one or more Interest Rate Protection Agreements or other Specified Hedging Agreements with one or more of the Lenders or their respective Affiliates.

          D. Each Pledgor is or, as to Pledged Collateral (as hereinafter defined) acquired by such Pledgor after the date hereof will be, the legal and/or beneficial owner of the Pledged Collateral pledged by it hereunder.
          E. This Agreement is given by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties (as hereinafter defined) to secure the payment and performance of all of the Secured Obligations (as hereinafter defined).
          F. It is a condition to the obligations of the Lenders to make the Loans under the Credit Agreement and a condition to any Lender issuing Letters of Credit under the Credit Agreement or entering into any Specified Hedging Agreement that each Pledgor execute and deliver the applicable Loan Documents, including this Agreement.
A G R E E M E N T:
          NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Collateral Agent hereby agree as follows:
ARTICLE I.
DEFINITIONS AND INTERPRETATION
          Section 1.1 Definitions.
          (a) Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC.
          (b) Capitalized terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.
          (c) The following terms shall have the following meanings:
          “Additional Guarantors” shall have the meaning assigned to such term in the Preamble hereof.
          “Additional Pledged Interests” shall mean, collectively, with respect to each Pledgor, (i) all options, warrants, rights, agreements, additional membership, partnership or other Equity Interests of whatever class of any issuer of Initial Pledged Interests or any interest in any such issuer, together with all rights, privileges, authority and powers of such Pledgor relating to such interests in each such issuer or under the Operative Agreement of any such issuer, and the certificates, instruments and agreements representing such membership, partnership or other interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other Equity Interests from time to time acquired by such Pledgor in any manner and (ii) all membership, partnership or other Equity Interests, as applicable, of each limited liability company, partnership or other entity (other than a corporation) hereafter acquired or formed by such Pledgor and all options, warrants, rights, agreements, additional membership, partnership or other Equity Interests of whatever

2

class of such limited liability company, partnership or other entity together with all rights, privileges, authority and powers of such Pledgor relating to such interests or under the Operative Agreement of any such issuer, and the certificates, instruments and agreements representing such membership, partnership or other Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other interests, from time to time acquired by such Pledgor in any manner.
          “Additional Pledged Shares” shall mean, collectively, with respect to each Pledgor, (i) all options, warrants, rights, agreements, additional shares of capital stock of whatever class of any issuer of the Initial Pledged Shares or any other Equity Interest in any such issuer, together with all rights, privileges, authority and powers of such Pledgor relating to such interests issued by any such issuer under the Operative Agreement of any such issuer, and the certificates, instruments and agreements representing such interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such interests, from time to time acquired by such Pledgor in any manner and (ii) all the issued and outstanding shares of capital stock of each corporation hereafter acquired or formed by such Pledgor and all options, warrants, rights, agreements or additional shares of capital stock of whatever class of such corporation together with all rights, privileges, authority and powers of such Pledgor relating to such shares or under the Operative Agreement of such corporation and the certificates, instruments and agreements representing such shares and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such shares, from time to time acquired by such Pledgor in any manner.
          “Agreement” shall have the meaning assigned to such in the Preamble hereof.
          “Bailee Letter” shall have the meaning assigned to such term in Section 3.4(g) hereof.
          “Borrower” shall have the meaning assigned to such term in the Preamble hereof.
          “Claims” shall mean any and all property taxes and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and all claims (including, without limitation, landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law) against, all or any portion of the Pledged Collateral.
          “Collateral Account” shall mean a cash collateral account or sub-account established and maintained by the Collateral Agent (or a Lender that agrees to be an administrative sub-agent for the Collateral Agent) in its name as Collateral Agent for the Secured Parties in accordance with the provisions of Section 9.04 of the Credit Agreement and all funds from time to time on deposit in the Collateral Account including, without limitation, all Cash Equivalents and all certificates and instruments from time to time representing or evidencing such investments; all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Collateral Agent for or on behalf of any Pledgor in substitution for, or in addition to, any or all of the Pledged Collateral; and all interest, dividends, cash, instruments and other property from time to time received, receivable or

3

otherwise distributed in respect of or in exchange for any or all of the items constituting Pledged Collateral.
          “Collateral Agent” shall have the meaning assigned to such term in the Preamble hereof.
          “Commodity Account” shall mean an account maintained by a Commodity Intermediary in which a Commodity Contract is carried out for a Commodity Customer.
          “Commodity Contract” shall mean a commodity futures contract, an option on a commodity futures contract, a commodity option or any other contract that, in each case, is (a) traded on or subject to the rules of board of trade that has been designated as a contract market for such contract pursuant to the federal commodities laws or (b) traded on a foreign commodity board of trade, exchange or market, and is carried on the books of a Commodity Intermediary for a Commodity Customer.
          “Commodity Customer” shall mean a Person for whom a Commodity Intermediary carries a Commodity on its books.
          “Commodity Intermediary” shall mean (a) a Person who is registered as a future commission merchant under the federal commodities laws or (b) a Person who in ordinary course of its business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities laws.
          “Contested Liens” shall mean, collectively, any Liens incurred in respect of any Claims to the extent that the amounts owing in respect thereof are not yet delinquent or are being contested and comply with the provisions of Section 4.12 hereof and satisfy the Contested Collateral Lien Conditions.
          “Contracts” shall mean, collectively, with respect to each Pledgor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Pledgor and third parties, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.
          “Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC, (ii) in the case of any security entitlement, “control,” as such term is defined in Section 8-106 of the UCC and (iii) in the case of any Commodity Contract, “control,” as such term is defined in Section 9-106 of the UCC.
          “Control Agreements” shall mean, collectively, the Deposit Account Control Agreements and the Securities Account Control Agreements.
          “Copyrights” shall mean, collectively, with respect to each Pledgor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Pledgor, in each case, whether now owned or hereafter created or acquired by or assigned to such Pledgor,

4

including, without limitation, the copyrights, registrations and applications listed in Schedule 11(b) annexed to the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.
          “Credit Agreement” shall have the meaning assigned to such term in Recital A hereof.
          “Deposit Account Control Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit 4.
          “Deposit Accounts” shall mean, collectively, with respect to each Pledgor, (i) all “deposit accounts” as such term is defined in the UCC and in any event shall include, without limitation, the LC Collateral Account and all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.
          “Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.
          “Entitlement Holder” shall mean a Person identified in the records of a Securities Intermediary as the Person having a Security Entitlement against the Securities Intermediary. If a Person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the UCC, such Person is an Entitlement Holder.
          “Excluded Property” shall mean Special Property other than the following:
          (a) the right to receive any payment of money (including, without limitation, Accounts, General Intangibles and Payment Intangibles) or any other rights referred to in Sections 9-406(f), 9-407(a) or 9-408(a) of the UCC; and
          (b) any Proceeds, substitutions or replacements of any Special Property (unless such Proceeds, substitutions or replacements would constitute Special Property).
          “Financial Asset” shall mean (a) a Security, (b) an obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, which is, or is of a type, dealt with in or traded on financial markets or which is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Securities Intermediary for another Person in a Securities Account if the Securities Intermediary

5

has expressly agreed with the other Person that the property is to be treated as a Financial Asset under Article 8 of the UCC. As the context requires, the term “Financial Asset” shall mean either the interest itself or the means by which a Person’s claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.
          “General Intangibles” shall mean, collectively, with respect to each Pledgor, all “general intangibles,” as such term is defined in the UCC, of such Pledgor and, in any event, shall include, without limitation, (i) all of such Pledgor’s rights, title and interest in, to and under all insurance policies and Contracts, (ii) all know-how and warranties relating to any of the Pledged Collateral or the Mortgaged Property, (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other Person and the benefits of any and all collateral or other security given by any other Person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Pledged Collateral or any of the Mortgaged Property, (v) all lists, books, records, correspondence, ledgers, print-outs, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Pledged Collateral or any of the Mortgaged Property, including, without limitation, all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Pledgor’s operations or any of the Pledged Collateral or any of the Mortgaged Property and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, of any Governmental Authority (or any Person acting on behalf of a Governmental Authority) now or hereafter acquired or held by such Pledgor pertaining to operations now or hereafter conducted by such Pledgor or any of the Pledged Collateral or any of the Mortgaged Property including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation and (vii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims to the extent the foregoing relate to any Pledged Collateral or Mortgaged Property and claims for tax or other refunds against any Governmental Authority relating to any Pledged Collateral or any of the Mortgaged Property.
          “Goodwill” shall mean, collectively, with respect to each Pledgor, the goodwill connected with such Pledgor’s business including, without limitation, (i) all goodwill connected with the use of and symbolized by any of the Intellectual Property Collateral in which such Pledgor has any interest, (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any Person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (iii) all product lines of such Pledgor’s business.

6

          “Governmental Authority” shall mean any Federal, state, local, foreign or other governmental, quasi-governmental or administrative (including self-regulatory) body, instrumentality, department, agency, authority, board, bureau, commission, office of any nature whatsoever or other subdivision thereof, or any court, tribunal, administrative hearing body, arbitration panel or other similar dispute-resolving body, whether now or hereafter in existence, or any officer or official thereof, having jurisdiction over any Pledgor or the Pledged Collateral or the Mortgaged Property or any portion thereof.
          “Guarantors” shall have the meaning assigned to such term in the Preamble hereof.
          “Indemnitees” shall have the meaning assigned to such term in Section 11.3(a) hereof.
          “Initial Pledged Interests” shall mean, with respect to each Pledgor, all membership, partnership or other Equity Interests (other than in a corporation), as applicable, of each issuer described in Schedule 5 annexed to the Perfection Certificate, together with all rights, privileges, authority and powers of such Pledgor in and to each such issuer or under the Operative Agreement of each such issuer, and the certificates, instruments and agreements representing such membership, partnership or other interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other interests.
          “Initial Pledged Shares” shall mean, collectively, with respect to each Pledgor, the issued and outstanding shares of capital stock of each issuer described in Schedule 5 annexed to the Perfection Certificate together with all rights, privileges, authority and powers of such Pledgor relating to such interests in each such issuer or under the Operative Agreement of each such issuer, and the certificates, instruments and agreements representing such shares of capital stock and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to the Initial Pledged Shares.
          “Instruments” shall mean, collectively, with respect to each Pledgor, all “instruments,” as such term is defined in Article 9 of the UCC and shall include, without limitation, all promissory notes, drafts, bills of exchange or acceptances.
          “Intellectual Property Collateral” shall mean, collectively, the Patents, Trademarks, Copyrights, Licenses and Goodwill.
          “Intercompany Notes” shall mean, with respect to each Pledgor, all intercompany notes described in Schedule 9 annexed to the Perfection Certificate, each intercompany note executed and delivered in accordance with Section 6.04(d) of the Credit Agreement, and each intercompany note hereafter acquired by such Pledgor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.
          “Investment Election Notice” shall have the meaning assigned to such term in Section 10.1 hereof.

7

          “Investment Property” shall mean a Security, whether certificated or uncertificated, Financial Assets, Security Entitlement, Securities Account, Commodity Contract or Commodity Account, excluding, however, the Securities Collateral.
          “Joinder Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit 3.
          “Lenders” shall have the meaning assigned to such term in Recital A hereof.
          “Licenses” shall mean, collectively, with respect to each Pledgor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark or Copyright or any other patent, trademark or copyright, whether such Pledgor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, including, without limitation, the license and distribution agreements listed in Schedule 11(a) and 11(b) annexed to the Perfection Certificate, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights or any other patent, trademark or copyright.
          “Mortgaged Property” shall have the meaning assigned to such term in the Mortgages.
          “Operative Agreement” shall mean (i) in the case of any limited liability company or partnership or other non-corporate entity, any membership or partnership agreement or other organizational agreement or document thereof and (ii) in the case of any corporation, any charter or certificate of incorporation and by-laws thereof.
          “Patents” shall mean, collectively, with respect to each Pledgor, all patents issued or assigned to and all patent applications and registrations made by such Pledgor (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), including, without limitation, those listed in Schedule 11(a) annexed to the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.
          “Perfection Certificate” shall mean that certain perfection certificate dated as of the date hereof, executed and delivered by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties, and each other Perfection Certificate (which shall be in form and substance reasonably acceptable to the Collateral Agent) executed and delivered by the

8

applicable Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 3.5 hereof, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the Credit Agreement.
          “Permitted Collateral Liens” shall have the meaning assigned to such term in Section 4.2 hereof.
          “Pledge Amendment” shall have the meaning assigned to such term in Section 5.1 hereof.
          “Pledged Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.
          “Pledged Interests” shall mean, collectively, the Initial Pledged Interests and the Additional Pledged Interests; provided, however, that to the extent applicable, Pledged Interests shall not include any interest possessing more than 65% of the voting power or control of all classes of interests entitled to vote of any foreign Subsidiary which is a first-tier controlled foreign corporation (as defined in Section 957(a) of the Code) to the extent such pledge would result in an incrementally adverse tax consequence to the Pledgor and, in any event, shall not include the interests of any Subsidiary otherwise required to be pledged pursuant to this Agreement to the extent that such pledge would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Code, to the extent such pledge would trigger a material increase in the gross income of a United States shareholder of such Subsidiary pursuant to Section 951 (or a successor provision) of the Code (it being understood that the Pledged Interest shall include 100% of the non-voting of Equity Interests of any such Person).
          “Pledged Securities” shall mean, collectively, the Pledged Interests, the Pledged Shares and the Successor Interests.
          “Pledged Shares” shall mean, collectively, the Initial Pledged Shares and the Additional Pledged Shares; provided, however, that Pledged Shares shall not include shares possessing more than 65% of the voting power of all classes of capital stock entitled to vote of any Subsidiary which is a first tier controlled foreign corporation (as defined in Section 957(a) of the Code) to the extent such pledge would result in an incrementally adverse tax consequence to the Pledgor and, in any event, shall not include the shares of stock of any foreign Subsidiary otherwise required to be pledged pursuant to this Agreement to the extent that such pledge would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Code, to the extent such pledge would trigger a material increase in the gross income of a United States shareholder of such Subsidiary pursuant to Section 951 (or a successor provision) of the Code (or a successor provision) of the Code (it being understood that the Pledged Shares shall include 100% of the non-voting of Equity Interests of any such Person).
          “Pledgor” shall have the meaning assigned to such term in the Preamble hereof.

9

          “Prior Liens” shall mean, collectively, the Liens identified in Schedule 1.1 annexed hereto relating to the items of Pledged Collateral identified in such Schedule.
          “Requirements of Law” shall mean, collectively, any and all requirements of any Governmental Authority including, without limitation, any and all laws, ordinances, rules, regulations or similar statutes or case law.
          “Secured Obligations” shall mean (i) all obligations of the Borrower or any Guarantor arising from time to time pursuant to any intercompany loan or advance among or between the Borrower and any Guarantor or among or between the Guarantors (including, without limitation, the Borrowing Base Guarantor Intercompany Loan Account) and (ii) all obligations (whether or not constituting future advances, obligatory or otherwise) of the Borrower and any and all of the Guarantors from time to time arising under or in respect of this Agreement, the Credit Agreement and the other Loan Documents (including, without limitation, the obligations to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Agreement, the Credit Agreement and the other Loan Documents), in each case whether (A) such obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, reduced to judgment or not, liquidated or unliquidated, disputed or undisputed, legal or equitable, due or to become due whether at stated maturity, by acceleration or otherwise, (B) arising in the ordinary course of business or otherwise, (C) for payment or performance and/or (D) now existing or hereafter arising (including, without limitation, interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Pledgor or any other Person, or which would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim therefor is not enforceable or allowable in such proceeding).
          “Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Bank, the beneficiaries of each indemnification obligation undertaken by any Pledgor under any Loan Document, and each party to a Specified Hedging Agreement if such Person is a Lender or an Affiliate of a Lender and, if an Affiliate, such Affiliate executes and delivers to the Administrative Agent a letter agreement in form and substance reasonably acceptable to the Administrative Agent pursuant to which such Person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Section 9.05 of the Credit Agreement, and any successor and assign of each of the foregoing.
          “Securities” shall mean any obligations or an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in a bearer or registered form, or the transfer of which may be registered upon books maintained for the purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (c)(i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the UCC.

10

          “Securities Account” shall mean an account to which a Financial Asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.
          “Securities Account Control Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit 5.
          “Securities Collateral” shall mean, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.
          “Securities Entitlement” shall mean the rights and property interests of an Entitlement Holder with respect to a Financial Asset.
          “Securities Intermediary” shall mean (a) a clearing corporation or (b) a Person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.
          “Special Property” shall mean:
     (a) any permit, lease or license held by any Pledgor that validly prohibits the creation by such Pledgor of a security interest therein;
     (b) any permit, lease or license held by any Pledgor to the extent that any Requirement of Law applicable thereto prohibits the creation of a security interest therein;
     (c) any promissory note described in Schedule 6.04(a) to the Credit Agreement as “Employee Relocation Loans” or “Promissory Notes from Current and Former Employees under Holdings’ SLIP Plan”;
     (d) Equipment owned by any Pledgor on the date hereof or hereafter acquired that is subject to a Lien securing a Purchase Money Obligation or Capital Lease Obligation permitted to be incurred pursuant to the provisions of the Credit Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such Purchase Money Obligation or Capital Lease Obligation) validly prohibits the creation of any other Lien on such Equipment;
     (e) any Pledged Interest or Pledged Shares in excess of 65% of the voting power or control of all classes of interest of any Foreign Subsidiary which are excluded from the definitions of the terms “Pledged Interests” or “Pledged Shares” in accordance therewith; and
     (f) any Intercompany Note where the payee is a Foreign Subsidiary;
provided, however, that in each case described in clauses (a), (b) and (c) of this definition, such property shall constitute “Special Property” only to the extent and for so long as such permit, lease, license, contract or other agreement or Requirement of Law applicable thereto, validly

11

prohibits the creation of a Lien on such property in favor of the Collateral Agent and, upon the termination of such prohibition (howsoever occurring), such property shall cease to constitute “Special Property.”
          “Successor Interests” shall mean, collectively, with respect to each Pledgor, all shares of each class of the capital stock of the successor corporation or interests or certificates of the successor limited liability company, partnership or other entity owned by such Pledgor (unless such successor is such Pledgor itself) formed by or resulting from any consolidation or merger in which any Person listed in Schedule 1 annexed to the Perfection Certificate is not the surviving entity; provided, however, that Successor Interests shall not include shares or interests possessing more than 65% of the voting power or control of all classes of capital stock or interests entitled to vote of any Subsidiary which is a first-tier controlled foreign corporation (as defined in Section 957(a) of the Code) to the extent such pledge would result in an incrementally adverse tax consequence to the Pledgor and, in any event, shall not include shares of stock or interests of any foreign Subsidiary otherwise required to be pledged pursuant to this Agreement to the extent that such pledge would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Code, to the extent such pledge would trigger a material increase in the gross income of a United States shareholder of such Pledgor pursuant to Section 951 (or a successor provision) of the Code (or a successor provision) of the Code (it being understood that the Successor Interest shall include 100% of the non-voting of Equity Interests of any such Person).
          “Trademarks” shall mean, collectively, with respect to each Pledgor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locations (URL’s), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Pledgor and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof), including, without limitation, the registrations and applications listed in Schedule 11(a) annexed to the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.
          “UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, that if by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions.

12

          Section 1.2 Interpretation. The rules of interpretation specified in the Credit Agreement shall be applicable to this Agreement. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern.
          Section 1.3 Resolution of Drafting Ambiguities. Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Collateral Agent) shall not be employed in the interpretation hereof.
          Section 1.4 Perfection Certificate. The Collateral Agent and each Secured Party agree that the Perfection Certificate and all descriptions of Pledged Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.

13

ARTICLE II.
GRANT OF SECURITY AND SECURED OBLIGATIONS
          Section 2.1 Pledge. As collateral security for the payment and performance in full of all the Secured Obligations, each Pledgor hereby pledges and grants to the Collateral Agent for its benefit and for the benefit of the Secured Parties, a lien on and security interest in and to all of the right, title and interest of such Pledgor in, to and under all personal property and interests in property, wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”), including, without limitation:
(i)	all Accounts;

(ii)	all Equipment, Goods, Inventory and Fixtures;

(iii)	all Documents, Instruments and Chattel Paper;

(iv)	all Letters of Credit and Letter-of-Credit Rights;

(v)	all Securities Collateral;

(vi)	all Collateral Accounts;

(vii)	all Investment Property;

(viii)	all Intellectual Property Collateral;

(ix)	the Commercial Tort Claims described on Schedule 13 to the Perfection Certificate;

(x)	all General Intangibles;

(xi)	all Deposit Accounts;

(xii)	all Supporting Obligations;

(xiii)	all books and records relating to the Pledged Collateral; and

(xiv)	to the extent not covered by clauses (i) through (xiii) of this sentence, all other personal property of such Pledgor, whether tangible or intangible and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.
          Notwithstanding anything to the contrary contained in clauses (i) through (xiii) above, the security interest created by this Agreement shall not extend to, and the term “Pledged Collateral” shall not include, any Excluded Property and (i) the Pledgors shall from time to time

14

at the request of the Collateral Agent give written notice to the Collateral Agent identifying in reasonable detail the Special Property (and stating in such notice that such Special Property constitutes “Excluded Property”) and shall provide to the Collateral Agent such other information regarding the Special Property as the Collateral Agent may reasonably request and (ii) from and after the Loans, no Pledgor shall permit to become effective in any document creating, governing or providing for any permit, lease or license, a provision that would prohibit the creation of a Lien on such permit, lease or license in favor of the Collateral Agent unless such Pledgor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.
          Section 2.2 Secured Obligations. This Agreement secures, and the Pledged Collateral is collateral security for, the payment and performance in full when due of the Secured Obligations.
          Section 2.3 Security Interest.  (a)  Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to authenticate and file in any relevant jurisdiction any initial financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including, without limitation, (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by law, including, without limitation, the filing of a financing statement describing the Pledged Collateral as “all assets in which the Pledgor now owns or hereafter acquires rights” and (iii) in the case of a financing statement filed as a fixture filing or covering Pledged Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Pledged Collateral relates. Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon request.
          (b) Each Pledgor hereby ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto relating to the Pledged Collateral if filed prior to the date hereof.
          (c) Each Pledgor hereby further authorizes the Collateral Agent to file filings with the United States Patent and Trademark Office and United States Copyright Office (or any successor office) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Pledgor hereunder (except Licenses with respect to which Liens and security interests are granted hereunder), without the signature of such Pledgor, and naming such Pledgor, as debtor, and the Collateral Agent, as secured party.
          Section 2.4 No Assumption of Liability. Liens and security interests granted under this Agreement are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way, alter or modify, any obligations or liability of any Pledgor with respect to or arising out of the Pledged Collateral.

15

ARTICLE III.
PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF PLEDGED COLLATERAL
          Section 3.1 Delivery of Certificated Securities Collateral. Each Pledgor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Collateral Agent has a perfected first priority security interest therein. Each Pledgor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Pledgor after the date hereof, shall immediately upon receipt thereof by such Pledgor be delivered to and held by or on behalf of the Collateral Agent pursuant hereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, the Collateral Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.
          Section 3.2 Perfection of Uncertificated Securities Collateral. Each Pledgor represents and warrants that the Collateral Agent has a perfected first priority security interest in all uncertificated Pledged Securities pledged by it hereunder that is in existence on the date hereof and that the applicable partnership agreement, operating agreement or other organizational documents do not require the consent of the other shareholders, members, partners or other Person to permit the Collateral Agent or its designee to be substituted for the applicable Pledgor as a shareholder, member, partner or other equity owner, as applicable, thereto. Each Pledgor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by applicable law, cause such pledge to be recorded on the equityholder register or the books of the issuer, cause the issuer to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 annexed hereto, execute customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Securities under the terms hereof and provide to the Collateral Agent an opinion of counsel, in form and substance satisfactory to the Collateral Agent, confirming such pledge and perfection thereof.
          Section 3.3 Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Pledgor represents and warrants that the only filings, registrations and recordings necessary and appropriate to create, preserve, protect, publish notice of and perfect the security interest granted by each Pledgor to the Collateral Agent (for the benefit of the Secured Parties) pursuant to this Agreement in respect of the Pledged Collateral are listed in Schedule 7 annexed to the Perfection Certificate. Each Pledgor represents and warrants that all

16

such filings, registrations and recordings have been delivered to the Collateral Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule 7 annexed to the Perfection Certificate and shall be filed, registered and recorded immediately after the date thereof. Each Pledgor agrees that at the sole cost and expense of the Pledgors, (i) such Pledgor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected first priority security interest and shall defend such security interest against the claims and demands of all Persons, (ii) such Pledgor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as the Collateral Agent may deem reasonably necessary, all in reasonable detail and (iii) at any time and from time to time, upon the written request of the Collateral Agent, such Pledgor shall promptly and duly execute and deliver, and file and have recorded, such further instruments and documents and take such further action as the Collateral Agent may deem reasonably necessary for the purpose of obtaining or preserving the full benefits of this Agreement and the rights and powers herein granted, including the filing of any financing statements, continuation statements and other documents (including the Agreement) under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Control Agreements, all in form reasonably satisfactory to the Collateral Agent and in such offices (including, without limitation, the United States Patent and Trademark Office) wherever required by law to perfect, continue and maintain a valid, enforceable, first priority security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to the Pledged Collateral. Each Pledgor hereby authorizes the Collateral Agent to file any such financing or continuation statement or other document without the signature of such Pledgor where permitted by law, including, without limitation, the filing of a financing statement describing the Pledged Collateral as “all assets in which the Pledgor now owns or hereafter acquires rights.”
          Section 3.4 Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Pledged Collateral, each Pledgor represents, warrants and agrees, in each case at such Pledgor’s own expense, with respect to the following Pledged Collateral that:
          (a) Instruments and Tangible Chattel Paper. As of the date hereof (i) no amount individually or in the aggregate in excess of $100,000 payable under or in connection with any of the Pledged Collateral is evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in Schedule 9 annexed to the Perfection Certificate and (ii) each Instrument and each item of Tangible Chattel Paper listed in Schedule 13 annexed to the Perfection Certificate has been properly endorsed, assigned and delivered to the Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank. If any amount individually or in the aggregate in excess of $100,000 payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.

17

          (b) Deposit Accounts. As of the date hereof (i) it has neither opened nor maintains any Deposit Accounts other than the accounts listed in Schedule 12 annexed to the Perfection Certificate and (ii) the Collateral Agent has a perfected first priority security interest in each Deposit Account listed in Schedule 12 annexed to the Perfection Certificate by Control. No Pledgor shall hereafter establish and maintain any Deposit Account unless (1) the applicable Pledgor shall have given the Collateral Agent 30 days’ prior written notice of its intention to establish such new Deposit Account with a Bank, (2) such Bank shall be reasonably acceptable to the Collateral Agent and (3) such Bank and such Pledgor shall have duly executed and delivered to the Collateral Agent a Deposit Account Control Agreement with respect to such Deposit Account substantially in the form of Exhibit 4 annexed hereto (except to the extent not required by Section 9.01(e)(iii) of the Credit Agreement). Each Pledgor agrees that at the time it establishes any additional Deposit Accounts it shall enter into a duly authorized, executed and delivered Deposit Account Control Agreement with respect to such Deposit Account substantially in the form of Exhibit 4 annexed hereto. No Pledgor shall grant Control of any Deposit Account to any Person other than the Collateral Agent.
          (c) Investment Property.  (i)  As of the date hereof (1) it has no Securities Accounts or Commodity Accounts other than those listed in Schedule 12 annexed to the Perfection Certificate and the Collateral Agent has a perfected first priority security interest in such Securities Accounts and Commodity Accounts by Control, (2) it does not hold, own or have any interest in any certificated securities or uncertificated securities other than those constituting Pledged Securities and those maintained in Securities Accounts or Commodity Accounts listed in Schedule 12 annexed to the Perfection Certificate and (3) it has entered into a duly authorized, executed and delivered Securities Account Control Agreement, substantially in the form of Exhibit 5 annexed hereto with respect to each Securities Account listed in Schedule 12 annexed to the Perfection Certificate, as applicable.
               (ii) If any Pledgor shall at any time hold or acquire any certificated securities constituting Investment Property, other than any securities of Foreign Subsidiaries not required to be pledged hereunder, such Pledgor shall (a) immediately endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent or (b) deliver such securities into a Securities Account with respect to which a Securities Account Control Agreement is in effect in favor of the Collateral Agent. If any securities now or hereafter acquired by any Pledgor constituting Investment Property, other than any securities of Foreign Subsidiaries not required to be pledged hereunder, are uncertificated and are issued to such Pledgor or its nominee directly by the issuer thereof, such Pledgor shall immediately notify the Collateral Agent thereof and pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (a) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Pledgor or such nominee, (b) cause a security entitlement with respect to such uncertificated security to be held in a Securities Account with respect to which the Collateral Agent has Control or (c) arrange for the Collateral Agent to become the registered owner of the securities. Pledgor shall not hereafter establish and maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary unless (1) the applicable Pledgor shall have given the Collateral Agent 30 days’ prior written notice of its intention to establish such new Securities Account or Commodity Account with such Securities Intermediary or Commodity Intermediary,

18

(2) such Securities Intermediary or Commodity Intermediary shall be reasonably acceptable to the Collateral Agent and (3) such Securities Intermediary or Commodity Intermediary, as the case may be, and such Pledgor shall have duly executed and delivered a Control Agreement with respect to such Securities Account or Commodity Account, as the case may be. Unless otherwise expressly provided in the Credit Agreement, each Pledgor shall accept any cash and Investment Property which are proceeds of the Pledged Interests in trust for the benefit of the Collateral Agent and within one (1) Business Day of actual receipt thereof, deposit any cash or Investment Property and any new securities, instruments, documents or other property by reason of ownership of the Investment Property received by it into an account in which the Collateral Agent has Control. The Collateral Agent agrees with each Pledgor that the Collateral Agent shall not give any entitlement orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Pledgor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights would occur. The provisions of this Section 3.4(c) shall not apply to any Financial Assets credited to a Securities Account for which the Collateral Agent is the Securities Intermediary. No Pledgor shall grant control over any Investment Property to any Person other than the Collateral Agent.
               (iii) As between the Collateral Agent and the Pledgors, the Pledgors shall bear the investment risk with respect to the Investment Property and Pledged Securities, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Securities, whether in the possession of, or maintained as a security entitlement or deposit by, or subject to the control of, the Collateral Agent, a Securities Intermediary, Commodity Intermediary, any Pledgor or any other Person; provided, however, that nothing contained in this Section 3.4(c) shall release or relieve any Securities Intermediary or Commodity Intermediary of its duties and obligations to the Pledgors or any other Person under any Control Agreement or under applicable law. Each Pledgor shall promptly pay all Claims and fees of whatever kind or nature with respect to the Investment Property and Pledged Securities pledged by it under this Agreement. In the event any Pledgor shall fail to make such payment contemplated in the immediately preceding sentence, the Collateral Agent may do so for the account of such Pledgor and the Pledgors shall promptly reimburse and indemnify the Collateral Agent for all costs and expenses incurred by the Collateral Agent under this Section 3.4(c) in accordance with Section 11.3 hereof.
          (d) Electronic Chattel Paper and Transferable Records. As of the date hereof no amount individually or in the aggregate in excess of $100,000 payable under or in connection with any of the Pledged Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) other than such Electronic Chattel Paper and transferable records listed in Schedule 14 annexed to the Perfection Certificate. If any amount individually or in the aggregate in excess of $100,000 payable under or in connection with any of the Pledged Collateral shall be evidenced by any Electronic Chattel Paper or any transferable record, the Pledgor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Collateral Agent thereof and shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under UCC Section 9-105 of such

19

Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Pledgor that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Pledgor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act of Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Pledgor with respect to such Electronic Chattel Paper or transferable record.
          (e) Letter-of-Credit Rights. If such Pledgor is at any time a beneficiary under a Letter of Credit now or hereafter issued in favor of such Pledgor, other than a Letter of Credit issued pursuant to the Credit Agreement, in an amount individually or in the aggregate in excess of $50,000, such Pledgor shall promptly notify the Collateral Agent thereof and such Pledgor shall, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Credit Agreement.
          (f) Commercial Tort Claims. As of the date hereof it holds no Commercial Tort Claims other than those listed in Schedule 13 annexed to the Perfection Certificate. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim having a value individually or in the aggregate in excess of $100,000, such Pledgor shall immediately notify the Collateral Agent in writing signed by such Pledgor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Collateral Agent.
          (g) Landlord Lien Waivers/Bailee Letters. Such Pledgor shall use its commercially reasonable efforts to obtain as soon as practicable after the date hereof with respect to each location set forth in Schedule 3.4 annexed hereto, where such Pledgor maintains Pledged Collateral, a waiver of bailee’s and/or landlord’s lien, as applicable, and use commercially reasonable efforts to obtain a bailee letter and/or landlord lien waiver, as applicable, from all such bailees and landlords, as applicable, who from time to time have possession of Pledged Collateral in the ordinary course of such Pledgor’s business.
          (h) Motor Vehicles. Such Pledgor shall deliver to the Collateral Agent originals of the certificates of title or ownership for the motor vehicles (and any other Equipment covered by Certificates of Title or ownership owned by it) with the Collateral Agent listed as lienholder therein.

20

          Section 3.5 Joinder of Additional Guarantors. The Pledgors shall cause each Domestic Subsidiary of the Borrower which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to the provisions of the Credit Agreement, to execute and deliver to the Collateral Agent (i) a Joinder Agreement substantially in the form of Exhibit 3 annexed hereto within five (5) Business Days on which it was acquired or created and (ii) a Perfection Certificate, in each case, within ten (10) Business Days of the date on which it was acquired or created and, upon such execution and delivery, such Subsidiary shall constitute a “Guarantor” and a “Pledgor” for all purposes hereunder with the same force and effect as if originally named as a Guarantor and Pledgor herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Pledgor as a party to this Agreement.
          Section 3.6 Supplements; Further Assurances. Each Pledgor shall take such further actions, and execute and deliver to the Collateral Agent such additional assignments, agreements, supplements, powers and instruments, as the Collateral Agent may in its reasonable judgment deem necessary or appropriate, wherever required by law, in order to perfect, preserve and protect the security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm unto the Collateral Agent or permit the Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Collateral Agent from time to time upon reasonable request such lists, descriptions and designations of the Pledged Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments. If an Event of Default has occurred and is continuing, the Collateral Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Collateral Agent may be advised by counsel shall be reasonably necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors. The Pledgors and the Collateral Agent acknowledge that this Agreement is intended to grant to the Collateral Agent for the benefit of the Secured Parties a security interest in and Lien upon the Pledged Collateral and shall not constitute or create a present assignment of any of the Pledged Collateral.
ARTICLE IV.
REPRESENTATIONS, WARRANTIES AND COVENANTS
          Each Pledgor represents, warrants and covenants as follows:
          Section 4.1 Title. No financing statement or other public notice with respect to all or any part of the Pledged Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement or as are permitted

21

by the Credit Agreement. No Person other than the Collateral Agent has control or possession of all or any part of the Pledged Collateral, except as permitted by the Credit Agreement.
          Section 4.2 Limitation on Liens; Defense of Claims; Transferability of Pledged Collateral. Each Pledgor is as of the date hereof, and, as to Pledged Collateral acquired by it from time to time after the date hereof, such Pledgor will be, the sole direct and beneficial owner of all Pledged Collateral pledged by it hereunder free from any Lien or other right, title or interest of any Person other than (i) Prior Liens, (ii) the Liens and security interest created by this Agreement, (iii) Contested Liens and (iv) the Liens described in Section 6.02 of the Credit Agreement (the Liens described in clauses (i) through (iv) of this sentence, collectively, “Permitted Collateral Liens”). Each Pledgor shall, at its own cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all claims and demands of all Persons, at its own cost and expense, at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party other than Permitted Collateral Liens (other than Contested Liens). There is no agreement, and no Pledgor shall enter into any agreement or take any other action, that would restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict with such Pledgors’ obligations or the rights of the Collateral Agent hereunder.
          Section 4.3 Chief Executive Office; Change of Name; Jurisdiction of Organization.  (a)  The exact legal name, type of organization, jurisdiction of organization, Federal Taxpayer Identification Number, organizational identification number and chief executive office of such Pledgor is indicated next to its name in Schedules 1 and 2 annexed to the Perfection Certificate. Such Pledgor shall not change (i) its corporate name, (ii) the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Pledged Collateral owned by it or any office or facility at which Pledged Collateral owned by it is located (including the establishment of any such new office or facility), (iii) its identity or type of organization or corporate structure, (iv) its Federal Taxpayer Identification Number or organizational identification number or (v) its jurisdiction of organization (in each case, including, without limitation, by merging with or into any other entity, reorganizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction) until (A) it shall have given the Collateral Agent not less than 30 days’ prior written notice (in the form of an Officers’ Certificate) of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Collateral Agent may reasonably request and (B) with respect to such change, such Pledgor shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Pledged Collateral intended to be granted hereunder, including, without limitation, using commercially reasonable efforts to obtain waivers of landlord’s or warehousemen’s liens with respect to such new location, if applicable. Each Pledgor agrees to promptly provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the preceding sentence.
          (b) All UCC financing statements of the Pledgors need to be amended as a result of any of the changes described in Section 4.3(a). If any Pledgor fails to provide information to the Collateral Agent about such changes on a timely basis, the Collateral Agent

22

shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor’s property constituting Pledged Collateral, for which the Collateral Agent needed to have information relating to such changes. The Collateral Agent shall have no duty to inquire about such changes if any Pledgor does not inform the Collateral Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Collateral Agent to search for information on such changes if such information is not provided by any Pledgor.
          Section 4.4 Location of Inventory and Equipment.. All Equipment and Inventory of such Pledgor is located at the chief executive office or such other location listed in Schedule 2 annexed to the Perfection Certificate. Such Pledgor shall not move any Equipment or Inventory to any location other than one within the Continental United States that is listed in such Schedules of the Perfection Certificate with respect to such Pledgor until (i) it shall have given the Collateral Agent not less than 30 days’ prior written notice (in the form of an Officers’ Certificate) of its intention so to do, clearly describing such new location within the Continental United States and providing such other information in connection therewith as the Collateral Agent may request and (ii) with respect to such new location, such Pledgor shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Pledged Collateral intended to be granted hereby, including, without limitation, using commercially reasonable efforts to obtain waivers of landlord’s or warehousemen’s and/or bailee’s liens with respect to such new location, if applicable.
          Section 4.5 Condition and Maintenance of Equipment. The Equipment of such Pledgor is in good repair, working order and condition, reasonable wear and tear excepted. Each Pledgor shall cause the Equipment to be maintained and preserved in good repair, working order and condition, reasonable wear and tear excepted, and shall as quickly as commercially practicable make or cause to be made all repairs, replacements and other improvements which are necessary or appropriate in the conduct of such Pledgor’s business.
          Section 4.6 Corporate Names; Prior Transactions. Such Pledgor has not, during the past five years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in Schedules 1 and 4 annexed to the Perfection Certificate.
          Section 4.7 Due Authorization and Issuance. All of the Initial Pledged Shares have been, and to the extent any Pledged Shares are hereafter issued, such shares will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable. All of the Initial Pledged Interests have been fully paid for, and there is no amount or other obligation owing by any Pledgor to any issuer of the Initial Pledged Interests in exchange for or in connection with the issuance of the Initial Pledged Interests or any Pledgor’s status as a partner or a member of any issuer of the Initial Pledged Interests.
          Section 4.8 No Claims. Such Pledgor owns or has rights to use all of the Pledged Collateral pledged by it hereunder and all rights with respect to any of the foregoing used in, necessary for or material to such Pledgor’s business as currently conducted. The use by

23

such Pledgor of such Pledged Collateral and all such rights with respect to the foregoing do not infringe on the rights of any Person other than such infringement which would not, individually or in the aggregate, result in a Material Adverse Effect. No claim has been made and remains outstanding that such Pledgor’s use of any Pledged Collateral does or may violate the rights of any third Person that would individually, or in the aggregate, have a Material Adverse Effect.
          Section 4.9 No Conflicts, Consents, etc. Except as set forth in Schedule 4.9 annexed hereto, no consent of any party (including, without limitation, equity holders or creditors of such Pledgor) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required (A) for the pledge by such Pledgor of the Pledged Collateral pledged by it pursuant to this Agreement or for the execution, delivery or performance hereof by such Pledgor, (B) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or (C) for the exercise by the Collateral Agent of the remedies in respect of the Pledged Collateral pursuant to this Agreement. In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Collateral Agent, such Pledgor agrees to use its best efforts to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.
          Section 4.10 Pledged Collateral. All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects. The Pledged Collateral described on the schedules annexed hereto constitutes all of the property of such type of Pledged Collateral owned or held by the Pledgors. Pledgors shall provide prompt notice of any changes to the information disclosed on all schedules to this Agreement (specifying the specific schedule that is being revised).
          Section 4.11 Insurance. In the event that the proceeds of any insurance claim are paid after the Collateral Agent has exercised its right to foreclose after an Event of Default such Net Cash Proceeds shall be paid to the Collateral Agent to be applied in accordance with the provisions of Section 9.05 of the Credit Agreement. The Collateral Agent shall retain its interest in the insurance policies required to be maintained pursuant to the Credit Agreement during any redemption period.
          Section 4.12 Payment of Taxes; Compliance with Laws; Contested Liens; Claims. Each Pledgor represents and warrants that all Claims imposed upon or assessed against the Pledged Collateral have been paid and discharged except to the extent such Claims constitute a Lien not yet due and payable or a Permitted Collateral Lien. Each Pledgor shall comply with all Requirements of Law applicable to the Pledged Collateral the failure to comply with which would, individually or in the aggregate, have a Material Adverse Effect. Each Pledgor may at its own expense contest the validity, amount or applicability of any Claims so long as the contest thereof shall be conducted in accordance with, and permitted pursuant to the provisions of, the Credit Agreement. Notwithstanding the foregoing provisions of this Section 4.12, no contest of

24

any such obligation may be pursued by such Pledgor if such contest would expose the Collateral Agent or any other Secured Party to (i) any possible criminal liability or (ii) any additional civil liability for failure to comply with such obligations unless such Pledgor shall have furnished a bond or other security therefor satisfactory to the Collateral Agent, or such Secured Party, as the case may be. Any contest of any such obligation shall satisfy the Contested Collateral Lien Conditions.
          Section 4.13 Access to Pledged Collateral, Books and Records; Other Information. Upon reasonable request to each Pledgor, the Collateral Agent, its agents, accountants and attorneys shall have full and free access to visit and inspect, as applicable, during normal business hours and such other reasonable times as may be requested by the Collateral Agent, all of the Pledged Collateral and Mortgaged Property including, without limitation, all of the books, correspondence and records of such Pledgor relating thereto. The Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and such Pledgor agrees to render to the Collateral Agent, at such Pledgor’s cost and expense, such clerical and other assistance as may be reasonably requested by the Collateral Agent with regard thereto. Such Pledgor shall, at any and all times, within a reasonable time after written request by the Collateral Agent, furnish or cause to be furnished to the Collateral Agent, in such manner and in such detail as may be reasonably requested by the Collateral Agent, additional information with respect to the Pledged Collateral.
          Section 4.14 Third Party Consents. Each Pledgor shall use reasonable commercial efforts to obtain the consent of third parties to the extent such consent is necessary or desirable to create a valid, perfected security interest in favor of the Collateral Agent in any Intellectual Property Collateral, including, without limitation, intent-to-use trademark applications.
ARTICLE V.
CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL
          Section 5.1 Pledge of Additional Securities Collateral. Each Pledgor shall, upon obtaining any Pledged Securities or Intercompany Notes of any Person required to be pledged hereunder, accept the same in trust for the benefit of the Collateral Agent and forthwith deliver to the Collateral Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 2 annexed hereto (each, a “Pledge Amendment”), and the certificates and other documents required under Section 3.1 and Section 3.2 hereof in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes. Each Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.
          Section 5.2 Voting Rights; Distributions; etc.
          (a) So long as no Event of Default shall have occurred and be continuing:

25

               (i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Credit Agreement or any other document evidencing the Secured Obligations.
               (ii) Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).
               (iii) The Collateral Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof.
          (b) Upon the occurrence and during the continuance of any Event of Default:
               (i) All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(a)(i) hereof without any action, other than, in the case of any Securities Collateral, or the giving of any notice shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights; provided, however, that a Pledgor may exercise its voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 5.2(a)(i) if (A) it notifies the Collateral Agent by a written notice of its intent to vote, specifying therein in reasonable detail the substance of such vote, no later than ten (10) Business Days prior to such vote and (B) the Collateral Agent, after the receipt of such notice, notifies such Pledgor that the Collateral Agent does not object thereto.
               (ii) All rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.
               (iii) Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(a)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(a)(ii) hereof.

26

               (iv) All Distributions which are received by any Pledgor contrary to the provisions of Section 5.2(a)(ii) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall immediately be paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).
          Section 5.3 Operative Agreements. Each Pledgor has delivered to the Collateral Agent true, correct and complete copies of the Operative Agreements. The Operative Agreements are in full force and effect, have not as of the date hereof been amended or modified except as disclosed to the Collateral Agent, and there is no existing default by any party thereunder or any event which, with the giving of notice of passage of time or both, would constitute a default by any party thereunder. Each Pledgor shall deliver to the Collateral Agent a copy of any notice of default given or received by it under any Operative Agreement within ten (10) days after such Pledgor gives or receives such notice. No Pledgor will terminate or agree to terminate any Operative Agreement or make any amendment or modification to any Operative Agreement which may have a Material Adverse Effect including electing to treat any Pledged Interests of such Pledgor as a security under Section 8-103 of the UCC.
          Section 5.4 Defaults, etc. Such Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Pledged Securities pledged by it, and such Pledgor is not in violation of any other provisions of any such agreement to which such Pledgor is a party, or otherwise in default or violation thereunder. No Securities Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any Person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Operative Agreements and certificates, if any, delivered to the Collateral Agent) which evidence any Pledged Securities of such Pledgor.
          Section 5.5 Certain Agreements of Pledgors As Issuers and Holders of Equity Interests.
               (i) In the case of each Pledgor which is an issuer of Securities Collateral, such Pledgor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.
               (ii) In the case of each Pledgor which is a partner in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent required by the applicable Operative Agreement to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Interests in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Interests to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner or a limited partner or member, as the case may be.

27

ARTICLE VI.
CERTAIN PROVISIONS CONCERNING INTELLECTUAL
PROPERTY COLLATERAL
          Section 6.1 Grant of License. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article IX hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Pledgor) to use, assign, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Pledgor, wherever the same may be located, including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.
          Section 6.2 Registrations. Except pursuant to licenses and other user agreements entered into by any Pledgor in the ordinary course of business that are listed in Schedules 11(a) and 11(b) annexed to the Perfection Certificate, on and as of the date hereof (i) each Pledgor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark listed in Schedules 11(a) and 11(b) annexed to the Perfection Certificate, and (ii) all registrations listed in Schedules 11(a) and 11(b) annexed to the Perfection Certificate are valid and in full force and effect.
          Section 6.3 No Violations or Proceedings. To each Pledgor’s knowledge, on and as of the date hereof, there is no material violation by others of any right of such Pledgor with respect to any Copyright, Patent or Trademark listed in Schedules 11(a) and 11(b) annexed to the Perfection Certificate, respectively, pledged by it under the name of such Pledgor.
          Section 6.4 Protection of Collateral Agent’s Security. On a continuing basis, each Pledgor shall, at its sole cost and expense, (a) promptly following its becoming aware thereof, notify the Collateral Agent of (i) any materially adverse determination in any proceeding in the United States Patent and Trademark Office or the United States Copyright Office with respect to any material Patent, Trademark or Copyright or (ii) the institution of any proceeding or any adverse determination in any Federal, state or local court or administrative body regarding such Pledgor’s claim of ownership in or right to use any of the Intellectual Property Collateral material to the use and operation of the Pledged Collateral or Mortgaged Property, its right to register such Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect, (b) maintain and protect the Intellectual Property Collateral material to the use and operation of the Pledged Collateral or Mortgaged Property as presently used and operated and as contemplated by the Credit Agreement, (c) not permit to lapse or become abandoned any Intellectual Property Collateral material to the use and operation of the Pledged Collateral or Mortgaged Property as presently used and operated and as contemplated by the Credit Agreement, and not settle or compromise any pending or future litigation or administrative proceeding with respect to such Intellectual Property Collateral, in each case except as shall be consistent with commercially reasonable business judgment, (d) upon such Pledgor obtaining knowledge thereof, promptly notify the Collateral Agent in writing of any

28

event which may be reasonably expected to materially and adversely affect the value or utility of the Intellectual Property Collateral or any portion thereof material to the use and operation of the Pledged Collateral or Mortgaged Property, the ability of such Pledgor or the Collateral Agent to dispose of the Intellectual Property Collateral or any portion thereof or the rights and remedies of the Collateral Agent in relation thereto including, without limitation, a levy or threat of levy or any legal process against the Intellectual Property Collateral or any portion thereof, (e) not license the Intellectual Property Collateral other than licenses entered into by such Pledgor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of the Intellectual Property Collateral or the Lien on and security interest in the Intellectual Property Collateral intended to be granted to the Collateral Agent for the benefit of the Secured Parties, without the consent of the Collateral Agent, (f) until the Collateral Agent exercises its rights to make collection, diligently keep adequate records respecting the Intellectual Property Collateral and (g) furnish to the Collateral Agent from time to time upon the Collateral Agent’s reasonable request therefor detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to the Intellectual Property Collateral as the Collateral Agent may from time to time request. Notwithstanding the foregoing nothing herein shall prevent any Pledgor from selling, disposing of or otherwise using any Intellectual Property Collateral as permitted under the Credit Agreement.
          Section 6.5 After-Acquired Property. If any Pledgor shall, at any time before the Secured Obligations have been paid in full in cash (other than contingent indemnification obligations which, pursuant to the provisions of the Credit Agreement or the Security Documents, survive the termination thereof), (a) obtain any rights to any additional Intellectual Property Collateral or (b) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (a) or (b) of this Section 6.5 with respect to such Pledgor shall automatically constitute Intellectual Property Collateral if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Pledgor shall promptly (i) provide to the Collateral Agent written notice of any of the foregoing and (ii) confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) of the immediately preceding sentence of this Section 6.5 by execution of an instrument in form reasonably acceptable to the Collateral Agent.
          Section 6.6 Modifications. Each Pledgor authorizes the Collateral Agent to modify this Agreement by amending Schedules 11(a) and 11(b) annexed to the Perfection Certificate to include any Intellectual Property Collateral acquired or arising after the date hereof of such Pledgor including, without limitation, any of the items listed in Section 6.5 hereof.
          Section 6.7 Litigation. Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other

29

actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Collateral Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Pledgor shall, at the reasonable request of the Collateral Agent, do any and all lawful acts and execute any and all documents requested by the Collateral Agent in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify the Collateral Agent, as the case may be, for all costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 6.7 in accordance with Section 11.3 hereof. In the event that the Collateral Agent shall elect not to bring suit to enforce the Intellectual Property Collateral, each Pledgor agrees, at the reasonable request of the Collateral Agent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by others and for that purpose agrees to diligently maintain any suit, proceeding or other action against any Person so infringing necessary to prevent such infringement.
ARTICLE VII.
CERTAIN PROVISIONS CONCERNING ACCOUNTS
          Section 7.1 Special Representations and Warranties. As of the time when each of its Accounts arises, each Pledgor shall be deemed to have represented and warranted that such Account and all records, papers and documents relating thereto (a) are genuine and correct and in all material respects what they purport to be, (b) represent the legal, valid and binding obligation of the account debtor, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, evidencing indebtedness unpaid and owed by such account debtor, arising out of the performance of labor or services or the sale, lease, license, assignment or other disposition and delivery of the goods or other property listed therein or out of an advance or a loan, (c) in all material respects in compliance and conform with all applicable Federal, state and local laws and applicable laws of any relevant foreign jurisdiction.
          Section 7.2 Maintenance of Records. Each Pledgor shall keep and maintain at its own cost and expense complete records of each Account, in a manner consistent with prudent business practice, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Pledgor shall, at such Pledgor’s sole cost and expense, upon the Collateral Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Accounts, including, without limitation, all documents evidencing Accounts and any books and records relating thereto to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may transfer a full and complete copy of any Pledgor’s books, records, credit information, reports, memoranda and all other writings relating to the Accounts to and for the use by any person that

30

has acquired or is contemplating acquisition of an interest in the Accounts or the Collateral Agent’s security interest therein without the consent of any Pledgor.
          Section 7.3 Legend. Each Pledgor shall legend, at the request of the Collateral Agent made at any time after the occurrence of any Event of Default and in form and manner satisfactory to the Collateral Agent, the Accounts and the other books, records and documents of such Pledgor evidencing or pertaining to the Accounts with an appropriate reference to the fact that the Accounts have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.
          Section 7.4 Modification of Terms, etc. No Pledgor shall rescind or cancel any indebtedness evidenced by any Account or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business consistent with prudent business practice, or extend or renew any such indebtedness except in the ordinary course of business consistent with prudent business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Account or interest therein except in the ordinary course of business consistent with prudent business practice without the prior written consent of the Collateral Agent. Each Pledgor shall timely fulfill all obligations on its part to be fulfilled under or in connection with the Accounts.
          Section 7.5 Collection. Each Pledgor shall cause to be collected from the account debtor of each of the Accounts, as and when due in the ordinary course of business consistent with prudent business practice (including, without limitation, Accounts that are delinquent, such Accounts to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Account, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account, except that any Pledgor may, with respect to an Account, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Accounts and such other modifications of payment terms or settlements in respect of Accounts as shall be commercially reasonable in the circumstances, all in accordance with such Pledgor’s ordinary course of business consistent with its collection practices as in effect from time to time. The costs and expenses (including, without limitation, attorneys’ fees) of collection, in any case, whether incurred by any Pledgor, the Collateral Agent or any Secured Party, shall be paid by the Pledgors.
ARTICLE VIII.
TRANSFERS AND OTHER LIENS
          Section 8.1 Transfers of and other Liens on Pledged Collateral. No Pledgor shall sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder except as permitted by the Credit Agreement.

31

ARTICLE IX.
REMEDIES
          Section 9.1 Remedies. (a) Upon the occurrence and during the continuance of any Event of Default the Collateral Agent may from time to time in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it:
               (i) Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor’s premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;
               (ii) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including, without limitation, instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly (but in no event later than one (1) Business Day after receipt thereof) pay such amounts to the Collateral Agent;
               (iii) Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;
               (iv) Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at any place or places so designated by the Collateral Agent, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and there delivered to the Collateral Agent, (B) store and keep any Pledged Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor’s obligation to deliver the Pledged Collateral as contemplated in this Section 9.1(a)(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

32

               (v) Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Pledged Collateral for application to the Secured Obligations as provided in Article X hereof;
               (vi) Retain and apply the Distributions to the Secured Obligations as provided in Article X hereof;
               (vii) Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including, without limitation, perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral; and
               (viii) Exercise all the rights and remedies of a secured party under the UCC, and the Collateral Agent may also in its sole discretion, without notice except as specified in Section 9.2 hereof, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Pledged Collateral payable by such Person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.
          Section 9.2 Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of Pledged Collateral shall be required by law, ten (10) days’ prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying (as permitted under law) any right to notification of sale or other intended disposition.

33

          Section 9.3 Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent’s taking possession or the Collateral Agent’s disposition of any of the Pledged Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (a) all damages occasioned by such taking of possession, (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder and (c) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article IX in the absence of gross negligence or willful misconduct. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all Persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.
          Section 9.4 Certain Sales of Pledged Collateral.
          (a) Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Collateral Agent shall have no obligation to engage in public sales.
          (b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to Persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

34

          (c) If the Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Pledgor shall from time to time furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.
          (d) Each Pledgor further agrees that a breach of any of the covenants contained in this Section 9.4 will cause irreparable injury to the Collateral Agent and other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9.4 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.
          Section 9.5 No Waiver; Cumulative Remedies.
          (a) No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.
          (b) In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Pledgors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.
          Section 9.6 Certain Additional Actions Regarding Intellectual Property. If any Event of Default shall have occurred and be continuing, upon the written demand of Collateral Agent, each Pledgor shall execute and deliver to Collateral Agent an assignment or assignments of the registered Patents, Trademarks and/or Copyrights and such other documents as are necessary or appropriate to carry out the intent and purposes hereof. Within five (5) Business Days of written notice thereafter from Collateral Agent, each Pledgor shall make available to Collateral Agent, to the extent within such Pledgor’s power and authority, such personnel in such Pledgor’s employ on the date of the Event of Default as Collateral Agent may reasonably designate to permit such Pledgor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Pledgor under the registered Patents, Trademarks and/or Copyrights, and such Persons shall be available to perform their prior functions on Collateral Agent’s behalf.

35

ARTICLE X.
PROCEEDS OF CASUALTY EVENTS AND COLLATERAL
DISPOSITIONS/APPLICATION OF PROCEEDS
          Section 10.1 Proceeds of Casualty Events and Collateral Dispositions. The Pledgors shall take all actions required by the Credit Agreement with respect to any Net Cash Proceeds of any Casualty Event or from the sale or disposition of any Pledged Collateral.
          Section 10.2 Application of Proceeds. The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, in accordance with and as set forth in Section 9.05 of the Credit Agreement.
ARTICLE XI.
MISCELLANEOUS
          Section 11.1 Concerning Collateral Agent.
          (a) The Collateral Agent has been appointed as collateral agent pursuant to the Credit Agreement. The actions of the Collateral Agent hereunder are subject to the provisions of the Credit Agreement. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Credit Agreement. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.
          (b) The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters

36

or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.
          (c) The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.
          (d) If any item of Pledged Collateral also constitutes collateral granted to Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, Collateral Agent, in its sole discretion, shall select which provision or provisions shall control.
          Section 11.2 Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If any Pledgor shall fail to perform any covenants contained in this Agreement or in the Credit Agreement (including, without limitation, such Pledgor’s covenants to (a) pay the premiums in respect of all required insurance policies hereunder, (b) pay Claims, (c) make repairs, (d) discharge Liens or (e) pay or perform any obligations of such Pledgor under any Pledged Collateral) or if any warranty on the part of any Pledgor contained herein shall be breached, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that Collateral Agent shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of Section 4.12 hereof. Any and all amounts so expended by the Collateral Agent shall be paid by the Pledgors in accordance with the provisions of Section 11.3 hereof. Neither the provisions of this Section 11.2 nor any action taken by Collateral Agent pursuant to the provisions of this Section 11.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of warranty form constituting an Event of Default. Each Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Credit Agreement and the other Security Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.
          Section 11.3 Expenses; Indemnity.
          (a) Each Pledgor will upon demand pay to the Collateral Agent the amount of any and all costs and expenses, including the fees and expenses of its counsel and the fees and expenses of any experts and agents which the Collateral Agent may incur in connection with (i) any action, suit or other proceeding affecting the Pledged Collateral or any part thereof

37

commenced, in which action, suit or proceeding the Collateral Agent is made a party or participates or in which the right to use the Pledged Collateral or any part thereof is threatened, or in which it becomes necessary in the judgment of the Collateral Agent to defend or uphold the Lien hereof (including, without limitation, any action, suit or proceeding to establish or uphold the compliance of the Pledged Collateral with any requirements of any Governmental Authority or law), (ii) the collection of the Secured Obligations, (iii) the enforcement and administration hereof, (iv) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (v) the exercise or enforcement of any of the rights of the Collateral Agent or any Secured Party hereunder or (vi) the failure by any Pledgor to perform or observe any of the provisions hereof. All amounts expended by the Collateral Agent and payable by any Pledgor under this Section 11.3 shall be due upon demand therefor (together with interest thereon accruing at the highest rate then in effect under the Credit Agreement during the period from and including the date on which such funds were so expended to the date of repayment) and shall be part of the Secured Obligations.
          (b) The Pledgors agree, jointly and severally, to indemnify the Collateral Agent, the Administrative Agent, each Lender, the Issuing Bank and the Swingline Lender, each Affiliate of any of the foregoing Persons and each of their respective directors, officers, trustees, employees and agents (each such Person being called an “Indemnitee”), against, and to hold each Indemnitee harmless from, all reasonable out-of-pocket costs and any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges, expenses and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of this Agreement, the Credit Agreement, any other Loan Document or any other document evidencing the Secured Obligations (including, without limitation, any misrepresentation by any Pledgor in this Agreement, the Credit Agreement, other Loan Document or any other document evidencing the Secured Obligations); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct or bad faith of such Indemnitee.
          (c) The provisions of this Section 11.3 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agents, the Issuing Bank or any Lender. All amounts due under this Section 11.3 shall be payable promptly (but in any event no more than 10 days following) upon written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.
          Section 11.4 Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) be binding upon the Pledgors, their respective successors and assigns and (b) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their permitted respective successors, transferees and assigns. No other Persons (including, without limitation, any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the

38

foregoing clause (b), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Credit Agreement and any Specified Hedging Agreement.
          Section 11.5 Termination; Release. The Pledged Collateral shall be released from the Lien of this Agreement in accordance with the provisions of the Credit Agreement. Upon termination hereof or any release of Pledged Collateral in accordance with the provisions of the Credit Agreement, the Collateral Agent shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Collateral Agent except as to the fact that the Collateral Agent has not encumbered the released assets, such of the Pledged Collateral to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be.
          Section 11.6 Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Collateral Agent. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.
          Section 11.7 Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to any Pledgor, addressed to it at the address of the Borrower set forth in the Credit Agreement and as to the Collateral Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.7.
          Section 11.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          Section 11.9 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PLEDGOR OR SECURED PARTY WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN

39

NEW YORK COUNTY, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS OF ANY THEREOF, AND BY EXECUTION AND DELIVERY HEREOF, EACH PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH PLEDGOR AGREES THAT SERVICE OF PROCESS IN ANY PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH IN THE CREDIT AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE COLLATERAL AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. IF ANY AGENT APPOINTED BY ANY PLEDGOR REFUSES TO ACCEPT SERVICE, SUCH PLEDGOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE COLLATERAL AGENT TO BRING PROCEEDINGS AGAINST ANY PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION. THE PLEDGORS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
          Section 11.10 Severability of Provisions. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
          Section 11.11 Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.
          Section 11.12 Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.
          Section 11.13 Waiver of Stay. Each Pledgor agrees that in the event that such Pledgor or any property or assets of such Pledgor shall hereafter become the subject of a voluntary or involuntary proceeding under the Code or such Pledgor shall otherwise be a party to any Federal or state bankruptcy, insolvency, moratorium or similar proceeding to which the provisions relating to the automatic stay under Section 362 of the Code or any similar provision in any such law is applicable, then, in any such case, whether or not the Collateral Agent has commenced foreclosure proceedings under this Agreement, the Collateral Agent shall be entitled

40

to relief from any such automatic stay as it relates to the exercise of any of the rights and remedies (including, without limitation, any foreclosure proceedings) available to the Collateral Agent as provided in this Agreement, in any other Collateral Document or any other document evidencing the Secured Obligations.
          Section 11.14 No Credit for Payment of Taxes or Imposition. Such Pledgor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Pledged Collateral or any part thereof.
          Section 11.15 No Claims Against Collateral Agent. Nothing contained in this Agreement shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.
          Section 11.16 No Release. Nothing set forth in this Agreement shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any Person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. The obligations of each Pledgor contained in this Section 11.16 shall survive the termination hereof and the discharge of such Pledgor’s other obligations under this Agreement, the Credit Agreement and the other Loan Documents.
          Section 11.17 Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:
          (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Pledgor;
          (ii) any lack of validity or enforceability of the Credit Agreement, any Specified Hedging Agreement or any other Loan Document, or any other agreement or instrument relating thereto;
          (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of

41

or any consent to any departure from the Credit Agreement, any Specified Hedging Agreement or any other Loan Document or any other agreement or instrument relating thereto;
          (iv) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;
          (v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement, any Specified Hedging Agreement or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 11.6 hereof; or
          (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

42

          IN WITNESS WHEREOF, the Pledgors and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

GENERAL CABLE INDUSTRIES, INC., as a Pledgor

By:

Name:
Title:

GENERAL CABLE CORPORATION, as a Pledgor

By:

Name:
Title:

GK TECHNOLOGIES, INCORPORATED, as a Pledgor

By:

Name:
Title:

GENERAL CABLE INDUSTRIES, LLC, as a Pledgor

By:

Name:
Title:

GENERAL CABLE TECHNOLOGIES CORPORATION, as a Pledgor

By:

Name:
Title:
[Signature Page to Security Agreement]

GENERAL CABLE TEXAS OPERATIONS, L.P., as a Pledgor

By: GENERAL CABLE INDUSTRIES, INC., its general partner

By:

Name:
Title:

GENERAL CABLE RESOURCES CORPORATION, as a Pledgor

By:

Name:
Title:

GENERAL CABLE HOLDINGS, INC., as a Pledgor

By:

Name:
Title:

GENERAL CABLE OVERSEAS HOLDINGS, INC., as a Pledgor

By:

Name:
Title:

GENERAL CABLE MANAGEMENT LLC, as a Pledgor

By:

Name:
Title:

DIVERSIFIED CONTRACTORS, INC., as a Pledgor

By:

Name:
Title:
[Signature Page to Security Agreement]

MLTC COMPANY, as a Pledgor

By:

Name:
Title:

MARATHON STEEL COMPANY, as a Pledgor

By:

Name:
Title:

GENCA CORPORATION, as Pledgor

By:

Name:
Title:

MARATHON MANUFACTURING HOLDINGS, INC., as a Pledgor

By:

Name:
Title:

GENERAL CABLE CANADA, LTD., as a Pledgor

By:

Name:
Title:
[Signature Page to Security Agreement]

MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Collateral Agent

By:

Name:
Title:
[Signature Page to Security Agreement]

SCHEDULE 1.1
Prior Liens

FILE
DEBTOR	JURISDICTION	SECURED PARTY	NUMBER/DATE	COLLATERAL

SCHEDULE 3.4
Locations for Landlord Lien Waivers/Bailee Letters

SCHEDULE 4.9
Required Consents

EXHIBIT 1
[Form of]
ISSUERS ACKNOWLEDGMENT
          The undersigned hereby (i) acknowledges receipt of a copy of that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of November 24, 2003, made by General Cable Industries, Inc., a Delaware corporation (the “Borrower”), and the Guarantors party thereto in favor of Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”), (ii) agrees promptly to note on its books the security interests granted to the Collateral Agent and confirmed under the Security Agreement, (iii) agrees that it will comply with instructions of the Collateral Agent with respect to the applicable Securities Collateral without further consent by the applicable Pledgor, (iv) agrees to notify the Collateral Agent upon obtaining knowledge of any interest in favor of any Person in the applicable Securities Collateral that is adverse to the interest of the Collateral Agent therein and (v) waives any right or requirement at any time hereafter to receive a copy of the Security Agreement in connection with the registration of any Securities Collateral thereunder in the name of the Collateral Agent or its nominee or the exercise of voting rights by the Collateral Agent or its nominee.
          [Foreign local counsel to suggest here language whereby Foreign Subsidiaries who are issuers consent to the jurisdiction of New York courts and to the service of process effected by a service to Borrower]

[ ]

By:

Name:
Title:

EXHIBIT 2
[Form of]
SECURITIES PLEDGE AMENDMENT
          This Security Pledge Amendment, dated as of [ ], is delivered pursuant to Section 5.1 of that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of November 24, 2003, made by General Cable Industries, Inc., a Delaware corporation (the “Borrower”), and the Guarantors party thereto in favor of Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”). The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement and that the Pledged Securities and/or Intercompany Notes listed on this Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Secured Obligations.
PLEDGED SECURITIES

PERCENTAGE OF
				NUMBER	ALL ISSUED
	CLASS OF			OF SHARES	CAPITAL OR OTHER
	STOCK OR	PAR	CERTIFICATE	OR	EQUITY INTERESTS
ISSUER	INTERESTS	VALUE	NO(S).	INTERESTS	OF ISSUER

INTERCOMPANY NOTES

	PRINCIPAL	DATE OF
ISSUER	AMOUNT	ISSUANCE	INTEREST RATE	MATURITY DATE

[ ],
as Pledgor

By:

Name:
Title:
AGREED TO AND ACCEPTED:
MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Collateral Agent

By:
Name:
Title:

EXHIBIT 3
[Form of]
JOINDER AGREEMENT
[Name of New Pledgor]
[Address of New Pledgor]
[Date]

Ladies and Gentlemen:
          Reference is made to that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of November 24, 2003, made by General Cable Industries, Inc., a Delaware corporation (the “Borrower”), and the Guarantors party thereto in favor of Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”).
          This letter supplements the Security Agreement and is delivered by the undersigned, [           ] (the “New Pledgor”), pursuant to Section 3.5 of the Security Agreement. The New Pledgor hereby agrees to be bound as a Guarantor and as a Pledgor by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the execution date of the Security Agreement. The New Pledgor also hereby agrees to be bound as a party by all of the terms, covenants and conditions set forth in the Credit Agreement to the same extent that it would have been bound if it had been a signatory to the Credit Agreement on the execution date of the Credit Agreement. Without limiting the generality of the foregoing, the New Pledgor hereby grants and pledges to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral and expressly assumes all obligations and liabilities of a Guarantor and Pledgor thereunder. The New Pledgor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Pledgors contained in the Security Agreement and the Credit Agreement.
          Annexed hereto are supplements to each of the schedules to the Security Agreement and the Credit Agreement, as applicable, with respect to the New Pledgor. Such supplements shall be deemed to be part of the Security Agreement or the Credit Agreement, as applicable.
          This agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.
          THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the New Pledgor has caused this letter agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW PLEDGOR]

By:

Name:
Title:
AGREED TO AND ACCEPTED:
MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Collateral Agent

By:

Name:
Title:
[Schedules to be attached]

EXHIBIT 4
[Form of]
CONTROL AGREEMENT CONCERNING DEPOSIT ACCOUNTS
[To Come]

EXHIBIT 5
[Form of]
CONTROL AGREEMENT CONCERNING SECURITIES ACCOUNTS
          This Control Agreement Concerning Securities Accounts (this “Control Agreement”), dated as of [          ], by and among                      (the “Company”), Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as collateral agent for the Secured Parties (the “Collateral Agent”) and [          ] (the “Securities Intermediary”), is delivered pursuant to Section 3.4(c) of that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), dated as of November 24, 2003, made by and among [General Cable Industries, Inc. (the “Borrower”)] [the Company]1, each of the Guarantors listed on the signature pages thereto (together with [the Borrower] [the Company], the Collateral Agent for the benefit of the Lenders and the Agents. This Control Agreement is for the purpose of perfecting the security interests of the Secured Parties granted by the Company in the Designated Securities Accounts described below. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Security Agreement.
          Section 1. Confirmation of Establishment and Maintenance of Designated Accounts. The Securities Intermediary hereby confirms that (i) the Securities Intermediary has established for the Company and maintains the securities account(s) listed in Schedule 1 annexed hereto (such account(s), together with each such other securities account maintained by the Company with the Securities Intermediary collectively, the “Designated Accounts” and each a “Designated Account”), (ii) each of the Designated Accounts is a “securities account” as such term is defined in Section 8-501(a) of the UCC, (iii) the Securities Intermediary shall, subject to the terms of this Control Agreement and the Security Agreement, treat the Collateral Agent as entitled to exercise the rights that comprise any Financial Asset which is Investment Property and which is credited to a Designated Account and (iv) all Securities or other property underlying any Financial Assets which constitute Investment Property and which are credited to any Designated Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any Designated Account be registered in the name of the Company, payable to the order of the Company or specially endorsed to the Company, except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank. For avoidance of doubt, it is noted that the term “Designated Accounts” as used in any security agreement or collateral agreement means both the Designated Accounts hereunder and the “Designated Accounts” in the comparable agreement entered into with respect to any other Pledgor.

[1]	Use “the Company” if Borrower owns the Designated Account(s). If a Guarantor owns the Designated Account(s), use “General Cable Industries, Inc. (the “Borrower”)”.

          Section 2. “Financial Assets” Election. The Securities Intermediary hereby agrees that each item of Investment Property (whether investment property, Financial Asset, Security, instrument or cash) credited to any Designated Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.
          Section 3. Entitlement Order. If at any time the Securities Intermediary shall receive an “entitlement order” (within the meaning of Section 8-102(a)(8) of the UCC) issued by the Collateral Agent and relating to Investment Collateral or other Investment Property maintained in one or more of the Designated Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Company or any other Person.
          Section 4. Subordination of Lien; Waiver of Set-Off. In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in any Designated Account or any Investment Property, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agent. The Financial Assets and other items deposited to any Designated Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Secured Parties (except that the Securities Intermediary may set off (i) all amounts due to the Securities Intermediary in respect of its customary fees and expenses for the routine maintenance and operation of the Designated Accounts, including overdraft fees and amounts advanced to settle authorized transactions, and (ii) the face amount of any checks or other items which have been credited to any Designated Account but are subsequently returned unpaid because of uncollected or insufficient funds).
          Section 5. Choice of Law. Both this Control Agreement and the Designated Accounts shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s location and the Designated Accounts (as well as the security entitlements related thereto) shall be governed by the laws of the State of New York.
          Section 6. Conflict with Other Agreements; Amendments. As of the date hereof, there are no other agreements entered into between the Securities Intermediary and the Company with respect to any Designated Account or any Security Entitlements or other financial assets credited thereto (other than standard and customary documentation with respect to the establishment and maintenance of such Designated Accounts). The Securities Intermediary and the Company will not enter into any other agreement with respect to any Designated Account unless the Collateral Agent shall have received prior written notice thereof. The Securities Intermediary and the Company will not enter into any other agreement with respect to creation or perfection of any security interest in, or control of security entitlements maintained in any of the Designated Accounts without the prior written consent of the Collateral Agent acting in its sole discretion. In the event of any conflict with respect to “control” over any Designated Account between this Control Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Control Agreement shall prevail. No amendment or modification of this Control Agreement or waiver of any rights hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

          Section 7. Certain Agreements.
          (i) The Securities Intermediary acknowledges receipt of a copy of the Security Agreement.
          (ii) The Securities Intermediary has furnished to the Collateral Agent and the Company the most recent account statement issued by the Securities Intermediary with respect to each of the Designated Accounts and the Financial Assets and cash balances held therein. The account statement for each Designated Account identifies the Investment Collateral held therein in the manner set forth on Exhibit B annexed hereto. The Securities Intermediary represents and warrants to the Collateral Agent that each such statement accurately reflects the assets held in such Designated Account as of the date thereof.
          (iii) The Securities Intermediary will, upon its receipt of each supplement to the Security Agreement signed by the Company and identifying one or more Security Entitlements or other Financial Assets as “Investment Collateral,” enter into its records, including computer records, with respect to each Designated Account a notation with respect to Investment collateral so that such records and reports generated with respect thereto identify the Investment Collateral as “Pledged.”
          (iv) The Collateral Agent has delivered to the Securities Intermediary a list, signed by an authorized representative (the “Authorized Representative”), of the officers of the Collateral Agent authorized to give approvals or instructions under this Control Agreement (including notices and other instructions under Section 9 hereof) and the Securities Intermediary shall be entitled to rely on communications from such authorized officers until the earlier of (A) the termination of this Control Agreement in accordance with the terms hereof, (B) notification by the Authorized Representative of a change in the officers authorized to give approvals or instructions and (C) the assignment of the rights of the Secured Parties in accordance with Section 11 hereof.
          Section 8. Notice of Adverse Claims. Except for the claims and interest of the Collateral Agent and of the Company in the Investment Collateral and other Investment Property, the Securities Intermediary on the date hereof does not know of any claim to, or security interest in, any Designated Account or in any “financial asset” (as defined in Section 8-102(a) of the UCC) credited thereto and does not know of any claim that any Person other than the Collateral Agent has been given “control” of any Designated Account or any such Financial Asset. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process and any claim of “control”) against any of the Investment Collateral or in any Financial Asset carried in any Designated Account constituting Investment Property, the Securities Intermediary will promptly notify the Collateral Agent and the Company thereof.
          Section 9. Maintenance of Designated Accounts. In addition to, and not in lieu of, the obligation of the Securities Intermediary to honor entitlement orders as agreed in Section 3 hereof, the Securities Intermediary agrees to maintain the Designated Accounts as follows:

     (i) Notice of Sole Control. If at any time the Collateral Agent delivers to the Securities Intermediary a notice of sole control in substantially the form set forth in Exhibit A attached hereto (the “Notice of Sole Control”) with respect to any Designated Account, the Securities Intermediary agrees that, after receipt of such notice, it will take all instructions with respect to such Designated Account solely from the Collateral Agent. Permitting settlement of trades pending at the time of receipt of such notice shall not constitute a violation of the immediately preceding sentence. Without limiting the generality of the first sentence of this paragraph, upon receipt of a Notice of Sole Control, the Securities Intermediary shall (x) no longer permit any trading with respect to the applicable Investment Collateral to be initiated by the Company or any representative of, or investment manager appointed by, the Company and the Securities Intermediary shall follow all instructions given by an authorized officer of the Collateral Agent, including without limitation instructions for distribution or transfer of any Investment Collateral or other Investment Property in any Designated Account to be made to the Collateral Agent and (y) follow all instructions given by an authorized officer of the Collateral Agent, including, without limitation, instructions for distribution or transfer of any funds in any Designated Account to be made to the Collateral Agent.
     (ii) Voting Rights. Until such time as the Securities Intermediary receives a Notice of Sole Control pursuant to clause (i) of this Section 9, the Company, or an investment manager on behalf of the Company, shall direct the Securities Intermediary with respect to the voting of any Investment Collateral or other Financial Assets constituting Investment Property credited to any Designated Account.
     (iii) Permitted Dispositions. Until such time as the Securities Intermediary receives either a Notice of Sole Control signed by the Collateral Agent with respect to some or all of the Investment Collateral and other Investment Property or a notice signed by the Collateral Agent that a proposed sale, exchange or transfer of certain Investment Collateral by or on behalf of the Company will violate the Security Agreement, the Company, or any representative of, or investment manager appointed by, the Company shall direct the Securities Intermediary with respect to the sale, exchange or transfer of such Investment Collateral held in a Designated Account.
     (iv) Statements and Confirmations. The Securities Intermediary will send copies of all statements and other correspondence (excluding routine confirmations) concerning any Designated Account or any Financial Assets constituting Investment Property credited thereto simultaneously to the Company and the Collateral Agent at the address set forth in Section 12 hereof. The Securities Intermediary will provide to the Collateral Agent and to the Company, upon the Collateral Agent’s request therefor from time to time (which may be as frequent as daily and is expected to be at least as frequent as weekly) and, in any event as of the last business day of each calendar month, a statement of the market value of each item of the Investment Collateral in each Designated Account.
     (v) Bailee for Perfection. The Securities Intermediary acknowledges that, in the event that it should come into possession of any certificate representing any security or other assets held as Investment Collateral in any of the Designated Accounts, the

Securities Intermediary shall retain possession of the same for the benefit of the Collateral Agent (and such act shall cause the Securities Intermediary to be deemed a bailee for the Collateral Agent, if necessary) to perfect the Collateral Agent’s security interest in such securities or assets. The Securities Intermediary hereby acknowledges its receipt of a copy of the Security Agreement as notice to the Securities Intermediary regarding notice of a security interest in collateral held by a bailee.
     (vi) Certain Matters Relating to Interest, Dividends, etc. The Securities Intermediary shall furnish reports to the Collateral Agent with respect to, or to segregate or otherwise account to the Collateral Agent for, dividends, interest or other amounts received in Designated Accounts with respect to Investment Collateral.
          Section 10. Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary hereby makes the following representations, warranties and covenants:
     (i) The Designated Accounts have been established as set forth in Section 1 hereof and each Designated Account will be maintained in the manner set forth herein until termination of this Control Agreement. The Securities Intermediary shall not change the name or account number of any Designated Account without the prior written consent of the Collateral Agent.
     (ii) No Financial Asset constituting Investment Collateral is or will be registered in the name of the Company, payable to its order or specially indorsed to it, except to the extent such Financial Asset has been indorsed to the Securities Intermediary or in blank.
     (iii) This Control Agreement is the valid and legally binding obligation of the Securities Intermediary.
     (iv) The Securities Intermediary has not entered into any agreement with any other Person pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) with respect to Financial Assets credited to any Designated Account. Until the termination of this Control Agreement the Securities Intermediary will not, without the written approval of the Collateral Agent, enter into any agreement with any Person pursuant to which it agrees to comply with entitlement orders with respect to Investment Collateral. Until the termination of this Control Agreement, the Securities Intermediary will not, without the written approval of the Collateral Agent (which shall not be unreasonably withheld), enter into any agreement with any Person relating to any Designated Account or any Financial Assets credited thereto pursuant to which it agrees to comply with entitlement orders of such Person.
     (v) The Securities Intermediary is a “securities intermediary” as defined in Article 8-102(a)(14) of the UCC.
     (vi) The Securities Intermediary has not entered into any other agreement with the Company or Collateral Agent purporting to limit or condition the obligation of the

Securities Intermediary to comply with entitlement orders with respect to Financial Assets credited to any Designated Account as set forth in Section 3 hereof.
          Section 11. Successors; Assignment. The terms of this Control Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors and permitted assignees.
          Section 12. Notices. Any notice, request or other communication required or permitted to be given under this Control Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Pledgors:	[ ]
[Address]
Attention:
Telecopy:
Telephone:

with copy to:

[ ]
[Address]
Attention:
Telecopy:
Telephone:

Securities Intermediary:	[ ]
[Address]
Attention:
Telecopy:
Telephone:

Collateral Agent:	Merrill Lynch Capital
[Address]
Attention:
Telecopy:
Telephone:

with a copy to:

Latham & Watkins, LLP
233 S. Wacker Drive, Suite 5800

Chicago, IL 60606
Attention: Donald L. Schwartz Telecopy.: (312) 993-9767
          Any party may change its address for notices in the manner set forth above.
          Section 13. Termination. The rights and powers granted herein to the Collateral Agent have been granted in order to perfect the security interests of the Secured Parties in the Investment Collateral and other Investment Property maintained in the Designated Accounts, are powers coupled with an interest and will be affected neither by the bankruptcy of the Company nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the security interests of the Secured Parties (including, without limitation, by virtue of the notice pursuant to Section 11 hereof) with respect to the Investment Collateral and other Investment Property have been terminated and an Authorized Representative has notified the Securities Intermediary of such termination in writing.
          Section 14. Definitions. The following terms shall have the following meanings:
          “Investment Collateral” shall mean, all “investment property,” as such term is used in the UCC, of the Company and, in any event, shall include, without limitation, (i) the Designated Account, (ii) all Financial Assets, cash, checks, drafts, Securities and instruments deposited or held or required to be deposited or held in the Designated Account and all Security Entitlements relating thereto, (iii) all investments and all certificates and instruments, if any, from time to time representing or evidencing any other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing items listed in clauses (i) and (ii) of this definition and (iv) each consent, control or other agreement, including, without limitation, this Control Agreement, entered into by the Company with the Securities Intermediary and all rights, if any, and interests of the Company in, to and under each such consent, control or other agreement; provided, however, that Investment Collateral shall in no event include the Investment Property.
          “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.
          Section 15. Severability. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, other than those provisions held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.
          Section 16. Counterparts. This Control Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Control Agreement by signing and delivering one or more counterparts.
[Signature Page Follows]

[ ],
as Pledgor

By:

Name:
Title:

MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Collateral Agent

By:

Name:
Title:

[ ],
as Securities Intermediary

By:

Name:
Title:

SCHEDULE I
Designated Account(s)

EXHIBIT A
[Letterhead of Merrill Lynch Capital]
[Date]
[Securities Intermediary]
[Address]
Attention:

Re:	Notice of Sole Control
Ladies and Gentlemen:
          As referenced in Section 9(i) of the Control Agreement Securities Accounts dated as of [          ], by and among [          ], us and you (the “Control Agreement;” capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Control Agreement) (a copy of which is attached) we hereby give you notice of our sole control over the Investment Collateral and other financial assets constituting Investment Property maintained in the securities accounts, account numbers                      (the “Specified Designated Accounts”). You are hereby instructed not to accept any direction, instruction or entitlement order with respect to Investment Collateral maintained in the Specified Designated Accounts or the financial assets constituting Investment Property credited thereto from any Person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.
          You are instructed to deliver a copy of this notice by facsimile transmission to [Borrower].

Very truly yours,

MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Collateral Agent

By:

Name:
Title:

By:

Name:
Title:
cc: [Borrower]

Exhibit J-2
GENERAL CABLE COMPANY
as Obligor
and
MERRILL LYNCH CAPITAL,
a division of Merrill Lynch Business Financial Services Inc.
as Collateral Agent

SECURITY AGREEMENT
October 31, 2007

Stikeman Elliott LLP

( i )

( ii )

SCHEDULES

EXHIBIT 1	FORM OF DEPOSIT ACCOUNT CONTROL AGREEMENT
SCHEDULE 3.5(5)	LOCATIONS
SCHEDULE 4.2	PRIOR LIENS
SCHEDULE 4.9	CONSENTS

( iii )

SECURITY AGREEMENT
     Security agreement dated as of October 31, 2007, made by GENERAL CABLE COMPANY, an unlimited company incorporated and existing under the laws of the Province of Nova Scotia, to and in favour of MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc. as agent for the benefit of the Secured Creditors.
     WHEREAS:
A. the Obligor, General Cable Industries, Inc., as borrower, the Lenders, as lenders, the Guarantors (as defined in the Credit Agreement), as guarantors, and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as collateral agent, security trustee and administrative agent have entered into the Credit Agreement providing for the making of credit facilities available to General Cable Industries, Inc.;
B. it is a condition to the continued extensions of credit to General Cable Industries, Inc. under the Credit Agreement that the Obligor execute and deliver this security agreement in favour of the Collateral Agent as security for the payment and performance of the Obligor’s obligations under the Credit Agreement, the Guarantee and the other Loan Documents to which it is a party; and
C. General Cable Industries, Inc. is an affiliate (as construed in accordance with the Business Corporations Act (Ontario)) of the Obligor, and the Obligor has determined that it is in the best interests of the Obligor to enter into this security agreement.
     NOW THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Obligor agrees as follows:
ARTICLE 1EXHIBIT 1
INTERPRETATION
Section 1.1 Defined Terms.
     As used in this security agreement and the recitals hereto, the following terms have the following meanings:
     “Claims” means any and all property taxes and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed, upon or, assessed against, and, all claims (including, without limitation, landlords’, carriers’, mechanics’, workmens’, repairmens’, labourers’, materialmens’, suppliers’ and warehousemens’ Liens and other Claims arising by operation of law) against, all or any portion of the Collateral.
     “Collateral” has the meaning ascribed thereto in Section 2.1.
     “Collateral Agent” means Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., acting as collateral agent for the Secured Creditors and any successor agent appointed pursuant to the Credit Agreement, and its successors and permitted assigns.
     “Credit Agreement” means the third amended and restated credit agreement dated as of the date hereof, among General Cable Industries, Inc., as borrower, the Guarantors (as defined in the Credit Agreement), including the Oligor, as guarantors, the Lenders, as lenders, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as collateral agent, security trustee and administrative agent (in such capacity, together with any other administrative agent appointed pursuant to the Credit Agreement, the “Administrative Agent”), as the same may be further amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time and including any agreement extending the maturity of, refinancing or restructuring (including the inclusion of additional borrowers thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreements, whether or not with the same agent or lenders.
     “Deposit Account Control Agreement” has the meaning ascribed thereto in the Credit Agreement.
     “Distributions” means, collectively, with respect to the Obligor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Securities, from time to time received, receivable or otherwise distributed to the Obligor in respect of or in exchange for any or all of the Securities or Instruments.
     “Excluded Collateral” means:
(a)	any promissory note described in Schedule 6.04(a) to the Credit Agreement as “Employee Relocation Loans” or “Promissory Notes from Current and Former Employees under Holdings’ SLIP Plan”;

(b)	any Equity Interest of the Obigor in excess of 65% of the voting power or control of all classes of interest of any Foreign Subsidiary;

(c)	any Equity Interest of the Obligor in any Joint Venture;

(d)	subject to Section 5.11(c) of the Credit Agreement, any Equity Interest of the Obligor in any Immaterial First-Tier Foreign Subsidiary; and

(e)	any Equity Interest in any Foreign Subsidiary if the local laws of the jurisdiction where such Foreign Subsidiary is formed or incorporated would prohibit the pledge of the Equity Interests of such Foreign Subsidiary or the granting of a guarantee or Liens by such Foreign Subsidiary to secure Obligations or would impose any materially adverse or materially onerous restrictions or requirements on such Foreign Subsidiary, Borrower or any other Loan Party as a result of such pledge or the granting of such guarantees or liens (as determined at the reasonable judgment of the Administrative Agent after consultation with Borrower), provided that, if any time the circumstances and/or laws of the applicable foreign jurisdiction change such that such a pledge and/or guarantee and/or granting of Liens would no longer be subject to such a prohibition or restrictions or requirements, then, subject to all the other provisions of and exceptions to Section 5.11(b) of the Credit Agreement, the Obligor shall and shall cause such Foreign Subsidiary to promptly (and in any event within thirty (30) days after Borrower and Administrative Agent become aware of such change in circumstances or applicable foreign laws) comply with Section 5.11(b) of the Credit Agreement;
but Excluded Collateral shall not include the right to receive any payment of money and any proceeds, substitutions or replacements of the Excluded Collateral described in paragraphs (a) through (e) above unless such proceeds, substitutions or replacements are property of a type described in paragraphs (a) through (e) above.
     “Expenses” has the meaning ascribed thereto in Section 2.2(b).
     “Event of Default” has the meaning ascribed thereto in the Guarantee.
     “General Cable Industries” means General Cable Industries, Inc. and its successors and assigns.
     “Governmental Authority” has the meaning ascribed thereto in the Credit Agreement.
     “Guarantee” means the guarantee dated the date hereof made by the Obligor in favour of the Collateral Agent and the Secured Creditors, as amended, supplemented, restated or replaced at any time and from time to time.
     “Hedging Agreement” has the meaning ascribed thereto in the Credit Agreement.

     “Instruments” means (i) a bill, note or cheque within the meaning of the Bills of Exchange Act (Canada) or any other writing that evidences a right to the payment of money and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment, or (ii) a letter of credit and an advice of credit if the letter or advice states that it must be surrendered upon claiming payment thereunder, or (iii) chattel paper or any other writing that evidences both a monetary obligation and a security interest in or a lease of specific goods, or (iv) documents of title or any other writing that purports to be issued by or addressed to a bailee and purports to cover such goods in the bailee’s possession as are identified or fungible portions of an identified mass, and that in the ordinary course of business is treated as establishing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers, or (v) any document or writing commonly known as an instrument.
     “Intellectual Property” has the meaning ascribed thereto in Section 2.1(h).
     “Lenders” means, collectively, the financial institutions set forth on the signature pages of the Credit Agreement, any Person who may become a Lender pursuant to the Credit Agreement, and their respective successors and permitted assigns.
     “Lien” has the meaning ascribed thereto in the Credit Agreement.
     “Loan Documents” means, collectively, the Guarantee, this security agreement, the Credit Agreement and each other Loan Document, as such term is defined in the Credit Agreement.
     “Material Adverse Effect” has the meaning ascribed thereto in the Credit Agreement.
     “Obligor” means General Cable Company, an unlimited company incorporated and existing under the laws of the Province of Nova Scotia, and its successors and permitted assigns.
     “Officer’s Certificate” has the meaning ascribed thereto in the Credit Agreement.
     “Operative Agreements” has the meaning ascribed thereto in Section 5.3.
     “Perfection Certificate” means the perfection certificate dated as of the date hereof, executed and delivered, inter alia, by the Obligor in favour of the Collateral Agent for the benefit of the Secured Creditors, as the same may be amended, supplemented, restated or replaced from time to time in accordance with the Credit Agreement.

     “Permitted Collateral Liens” has the meaning ascribed thereto in Section 4.2.
     “Person” has the meaning ascribed thereto in the Credit Agreement.
     “PPSA” means the Personal Property Security Act (or similar law) of a province or other relevant jurisdiction.
     “Prior Liens” means, collectively, the Liens identified in Schedule 4.2 relating to the items of Collateral identified in such schedule.
     “Restricted Asset” has the meaning ascribed thereto in Section 2.4(1).
     “Secured Creditors” means the Lenders, the Issuing Bank, the Administrative Agent, the Collateral Agent, the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and each party to a Specified Hedge Agreement if at the date of entering into such Specified Hedging Agreement such Person was a Lender or an Affiliate of a Lender and such Affiliate executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such Person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents, (ii) agrees to be bound by the provisions of Section 9.05 of the Credit Agreement, and (iii) ratifies the constitution of the Collateral Agent as the holder of an irrevocable power of attorney (fondé de pouvoir) as provided in Section 10.01(b) of the Credit Agreement.
     “Secured Obligations” has the meaning ascribed thereto in Section 2.2(a).
     “Securities” means:
(f)	a document that is (vi) issued in bearer, order or registered form, (vii) of a type commonly dealt in upon securities exchanges or markets or commonly recognized in any area in which it is issued or dealt in as a medium for investment, (viii) one of a class or series or by its terms is divisible into a class or series of documents, and (ix) evidence of a share, participation or other interest in property or in an enterprise or is evidence of an obligation of the issuer; and includes an uncertificated security, a certificated security and a securities entitlement; and

(g)	a share, participation or other interest in a Person;
but excludes
(h)	any ULC Shares.

     “Securities Account Control Agreement” has the meaning ascribed thereto in the Credit Agreement.
     “Security Documents” has the meaning ascribed thereto in the Credit Agreement.
     “Security Interest” has the meaning ascribed thereto in Section 2.2.
     “ULC Shares” means shares in any unlimited company at any time owned or otherwise held by the Obligor.
     “U.S. Security Agreement” means the security agreement dated as of November 24, 2003 between General Cable Industries and the other Pledgors (as defined therein) and the Collateral Agent.
Section 1.2 Terms Incorporated by Reference.
     Terms defined in the Personal Property Security Act (Ontario) and used but not otherwise defined in this security agreement shall have the same meanings. Capitalized terms used but not defined in this security agreement shall have the meaning given to them in the Credit Agreement.
Section 1.3 Certain Phrases, etc.
     In this security agreement the words “including” and “includes” mean “including (or includes) without limitation”.
Section 1.4 Gender and Number.
     Any reference in this security agreement to gender shall include all genders and words importing the singular number only shall include the plural and vice versa.
Section 1.5 Headings, etc.
     The division of this security agreement into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect its interpretation.
Section 1.6 Resolution of Drafting Ambiguities
     The Obligor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e. the Collateral Agent) shall not be employed in the interpretation hereof.

Section 1.7 Perfection Certificate and Schedules.
     The Perfection Certificate and all descriptions of Collateral, schedules, amendments and supplements thereto, and all schedules attached to this security agreement, shall, for all purposes of this security agreement, form an integral part of it.
ARTICLE 2
SECURITY
Section 2.1 Grant of Security.
     Subject to Section 2.4, the Obligor grants to the Collateral Agent, for the benefit of the Secured Creditors, a security interest in, and assigns, mortgages, charges, hypothecates and pledges to the Collateral Agent, for the benefit of the Secured Creditors, all of the property and undertaking of the Obligor now owned or hereafter acquired and any other property in which the Obligor now has or hereafter acquires any interest (collectively, the “Collateral”) including all of the Obligor’s right, title and interest in and to such property and undertaking and any and all of the Obligor’s:
(a)	inventory including goods held for sale, lease or resale, goods furnished or to be furnished to third parties under contracts of lease, consignment or service, goods which are raw materials or work in process, goods used in or procured for packing and materials used or consumed in the business of the Obligor;

(b)	equipment, machinery, furniture, fixtures, plant, vehicles and other goods of every kind and description and all licences and other rights and all records, files, charts, plans, drawings, specifications, manuals and documents relating thereto;

(c)	accounts due or accruing and all agreements, books, accounts, invoices, letters, documents and papers recording, evidencing or relating thereto;

(d)	money, documents of title and chattel paper;

(e)	Instruments and Securities, including the Instruments and Securities listed in Schedules 5 and 9 of the Perfection Certificate with respect to the Obligor;

(f)	investment property;

(g)	intangibles including all security interests, goodwill, choses in action, contracts, contract rights, software and other contractual benefits;

(h)	intellectual property, including (i) business names, trade names, registered and unregistered trade-marks, service marks, certification marks, distinguishing guises, trade dress, get-up, logos, domain names and other indications of origin; (ii) patents, inventions, discoveries and processes that may be patentable and all applications for them; (iii) registered and unregistered writings and other copyrightable works of authorship whether published or unpublished, including all computer software whether in source code or object code format and all firmware, developmental tools, files, records, data and documentation related to it; (iv) integrated circuit topographies and mask works; (v) plant breeder’s rights; (vi) proprietary and non-public business information and trade secrets; and (vii) all applications to register any of the above and registrations for them, and all renewals or extensions of such applications and registrations (collectively, the “Intellectual Property”);

(i)	all substitutions and replacements of and increases, additions and, where applicable, accessions to the property described in Section 2.1(a) through Section 2.1(h) inclusive; and

(j)	all proceeds in any form derived directly or indirectly from any dealing with all or any part of the property described in Section 2.1(a) through Section 2.1(i) inclusive or the proceeds of such proceeds.
Notwithstanding anything to the contrary contained in paragraphs (a) through (j) above, the Security Interest shall not extend to, and the term “Collateral” shall not include, any Excluded Collateral and the Obligor shall from time to time at the request of the Collateral Agent give written notice to the Collateral Agent identifying in reasonable detail the Excluded Collateral (and stating in such notice that such Excluded Collateral constitutes “Excluded Collateral”) and shall provide to the Collateral Agent such other information regarding the Excluded Collateral as the Collateral Agent may reasonably request.
Section 2.2 Secured Obligations.
     The security interest, assignment, mortgage, charge, hypothecation and pledge granted hereby (collectively, the “Security Interest”) secures the payment and performance of:
(a)	all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by the Obligor to the Collateral Agent and the other Secured Creditors, or any of them, in any currency, incurred by the Obligor under, in connection with or pursuant to the Guarantee, the Credit Agreement and any other Loan Document to which the Obligor is a party (collectively, and together with the Expenses, the “Secured Obligations”); and

(b)	all expenses, costs and charges incurred by or on behalf of the Collateral Agent and the other Secured Creditors in connection with this security agreement, the Security Interest or the Collateral, including all legal fees, court costs, receiver’s or agent’s remuneration and other expenses of taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment for the Collateral, and of taking, defending or participating in any action or proceeding in connection with any of the foregoing matters or otherwise in connection with the Secured Creditors’ interest in any Collateral, whether or not directly relating to the enforcement of this security agreement or any other Loan Document (collectively, the “Expenses”).
Section 2.3 Attachment.
(1)	The Obligor acknowledges that (i) value has been given, (ii) it has rights in the Collateral (other than after-acquired Collateral), (iii) it has not agreed to postpone the time of attachment of the Security Interest, and (iv) it has received a duplicate original copy of this security agreement.
(2)	The Obligor will promptly inform the Collateral Agent in writing of the acquisition by the Obligor of any ULC Shares.
Section 2.4 Scope of Security Interest.
(1)	To the extent that an assignment of amounts payable and other proceeds arising under or in connection with, or the grant of a security interest, in any agreement, licence, permit or quota of the Obligor (each, a “Restricted Asset”) would result in the termination or breach of such agreement, licence, permit or quota, the Security Interest created hereunder will constitute a trust created in favour of the Collateral Agent, for the benefit of the Secured Creditors, pursuant to which the Obligor shall hold as trustee all proceeds arising under or in connection with the Restricted Asset in trust for the Collateral Agent, for the benefit of the Secured Creditors, on the following basis:

(a)	until the Security Interest has become enforceable, the Obligor shall be entitled to receive all such proceeds; and

(b)	whenever the Security Interest has become enforceable, all rights of the Obligor to receive such proceeds shall cease, the Obligor shall at the request of the Collateral Agent take all such actions to collect and enforce payment and other rights arising under the Restricted Asset in accordance with the instructions of the Collateral Agent and all such proceeds arising under or in connection with the Restricted Asset shall be immediately paid over to the Collateral Agent for the benefit of the Secured Creditors.
The Obligor shall use all commercially reasonable efforts to obtain the consent of each other party to the Restricted Asset to the assignment of the Restricted Asset to the Collateral Agent in accordance with this security agreement and shall use all commercially reasonable efforts to ensure that all agreements entered into on and after the date hereof expressly permit assignments of the benefits of such agreements as collateral security to the Collateral Agent in accordance with the terms of this security agreement.

(2)	Until the Security Interest shall have become enforceable, the grant of the Security Interest in the Intellectual Property shall not affect in any way the Obligor’s rights to commercially exploit the Intellectual Property, defend it, enforce the Obligor’s rights in it or with respect to it against third parties in any court or claim and be entitled to receive any damages with respect to any infringement of it.

(3)	The Security Interest shall not extend to consumer goods or ULC Shares.

(4)	The Security Interest shall not extend or apply to the last day of the term of any lease or sublease or any agreement for a lease or sublease, now held or hereafter acquired by the Obligor in respect of real property, but the Obligor shall stand possessed of any such last day upon trust to assign and dispose of it as the Collateral Agent may reasonably direct.
Section 2.5 Care and Custody of Collateral.
(1)	The Collateral Agent and the other Secured Creditors shall have no obligation to keep Collateral in their possession identifiable.
(2)	The Collateral Agent may, both before and after the occurrence of an Event of Default, (i) notify any Person obligated on an account or on chattel paper or any obligor on an instrument to make payments to the Collateral Agent, whether or not the Obligor was previously making collections on such accounts, chattel paper, instruments, and (ii) assume control of any proceeds arising from the Collateral.

(3)	The Collateral Agent need not see to the collection of dividends on, or exercise any option or right in connection with, the Securities and Instruments and need not protect or preserve them from depreciating in value or becoming worthless and is released from all responsibility for any loss of value.
Section 2.6 Expenses.
     The Obligor shall be liable for and pay on demand by the Collateral Agent, and in any event, no more than 10 days following such demand, any and all Expenses.
ARTICLE 3
PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES; USE OF COLLATERAL
Section 3.1 Delivery of Certificated Securities.
     The Obligor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities in existence on the date hereof have been delivered to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Collateral Agent has a perfected first priority security interest therein. The Obligor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities acquired by the Obligor after the date hereof, shall immediately upon receipt thereof by the Obligor be delivered to and held by or on behalf of the Collateral Agent pursuant hereto. All certificated Securities shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities, without any indication that such Securities are subject to the security interest hereunder. In addition, the Collateral Agent shall have the right at any time to exchange certificates representing or evidencing Securities for certificates of smaller or larger denominations.
Section 3.2 Perfection of Uncertificated Securities and Securities Entitlements.
     The Obligor represents and warrants that the Collateral Agent has a perfected first priority security interest in all uncertificated Securities and securities entitlements pledged by it, and in which it has granted a security interest, hereunder that are in existence on the date hereof and that the applicable partnership agreement, operating agreement or other constating or organizational documents do not require the consent of the other shareholders, members, partners or other Person to permit the Collateral Agent or its designee to be substituted for the Obligor as a shareholder, member, partner or other equity owner, as applicable, thereto. The Obligor hereby agrees that if any of the Securities are at any time not evidenced by certificates of ownership, then the Obligor shall, to the extent permitted by applicable law, cause such pledge to be recorded on the equityholder register or the books of the issuer, cause the issuer to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Securities in a form satisfactory to the Collateral Agent, execute customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Securities under the terms hereof, take such other actions as are necessary or desirable to grant the Collateral Agent control with respect to such uncertificated Securities, and provide to the Collateral Agent an opinion of counsel, in form and substance satisfactory to the Collateral Agent, confirming such pledge and perfection thereof.
Section 3.3 Financing Statements and Other Filings; Maintenance of Perfected Security Interest.
     The Obligor represents and warrants that the only filings, registrations and recordings necessary and appropriate to create, preserve, protect, publish notice of and perfect the security interest granted by the Obligor to the Collateral Agent (for the benefit of the Secured Creditors) pursuant to this security agreement in respect of the Collateral are listed in Schedule 7 annexed to the Perfection Certificate. The Obligor represents and warrants that all such filings, registrations and recordings have been delivered to the Collateral Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule 7 annexed to the Perfection Certificate and, with the exception of the filings in the Canadian Intellectual Property Office, have been filed, registered and recorded. The Obligor agrees that at the sole cost and expense of the Obligor, (i) the Obligor will maintain the security interest created by this security agreement in the Collateral as a perfected first priority security interest and shall defend such security interest against the claims and demands of all Persons, (ii) the Obligor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may deem reasonably necessary, all in reasonable detail and (iii) at any time and from time to time, upon the written request of the Collateral Agent, the Obligor shall promptly and duly execute and deliver, and file and have recorded, such further instruments and documents and take such further action as the Collateral Agent may deem reasonably necessary for the purpose of obtaining or preserving the full benefits of this security agreement and the rights and powers herein granted, including the filing of any financing statements, continuation statements and other documents (including the security agreement) under the PPSA in effect in any jurisdiction with respect to the security interest created hereby and, to the extent required by the Collateral Agent, the execution and delivery of Deposit Account Control Agreements and Securities Account Control Agreements, all in form reasonably satisfactory to the Collateral Agent and in such offices (including, without limitation, the Canadian Intellectual Property Office) wherever required by law to perfect, continue and maintain a valid, enforceable, first priority security interest in the Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to the Collateral. The Obligor hereby authorizes the Collateral Agent to file any such financing or financing change statement or other document without the signature of the Obligor where permitted by law, including the filing of a financing statement describing the Collateral as “all personal property in which the Obligor now owns or hereafter acquires rights.”
Section 3.4 Securities and Instruments.
(1)	No Person has or will have any written or oral option, warrant, right, call, commitment, conversion right, right of exchange or other agreement or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an option, warrant, right, call, commitment, conversion right, right of exchange or other agreement to acquire any right or interest in any of the Securities and Instruments that are Collateral.
(2)	Each of the Securities and Instruments that are Collateral constitutes, where applicable, the legal, valid and binding obligation of the obligor thereof, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights severally, and general equitable principles (whether considered in a proceeding in equity or at law).
Section 3.5 Other Actions.
     In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Collateral, each Obligor represents, warrants and agrees, in each case at the Obligor’s own expense, with respect to the following Collateral that:
(1)	Instruments. As of the date hereof (i) no amount individually or in the aggregate in excess of $100,000 payable under or in connection with any of the Collateral is evidenced by any Instrument other than such Instruments listed in Schedule 9 annexed to the Perfection Certificate. If any amount individually or in the aggregate in excess of $100,000 payable under or in connection with any of the Collateral shall be evidenced by any Instrument, the Obligor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify. None of the account debtors in respect of any accounts, chattel paper or general intangibles and none of the obligors in respect of any Instruments included in the Collateral is a Governmental Authority.

(2)	Deposit Accounts. As of the date hereof (i) it has neither opened nor maintains any deposit accounts other than the accounts listed in Schedule 12 annexed to the Perfection Certificate, (ii) the Collateral Agent has a perfected first priority security interest in each such deposit account. Hereafter the Obligor shall not establish or maintain any deposit account unless (1) the Obligor shall have given the Collateral Agent 30 days’ prior written notice of its intention to establish such new deposit account with a bank, (2) such bank shall be reasonably acceptable to the Collateral Agent and (3) such bank and the Obligor shall have duly executed and delivered to the Collateral Agent a Deposit Account Control Agreement with respect to such deposit account substantially in the form of Exhibit 1 (except to the extent not required by Section 9.01(e)(iii) of the Credit Agreement). The Obligor agrees that at the time it establishes any additional deposit accounts it shall enter into a duly authorized, executed and delivered Deposit Account Control Agreement with respect to such deposit account substantially in the form of Exhibit 1. The Obligor shall not grant an interest in any deposit account to any Person other than the Collateral Agent.

(3)	Investment Property.
(a)	As of the date hereof (1) it has no securities accounts or commodity accounts other than those listed in Schedule 12 annexed to the Perfection Certificate and the Collateral Agent has a perfected first priority security interest in such securities accounts and commodity accounts, (2) it does not hold, own or have any interest in any certificated securities or uncertificated securities other than those constituting Collateral and those maintained in securities accounts or commodity accounts listed in Schedule 12 annexed to the Perfection Certificate and (3) at the request of the Collateral Agent, it will enter into a duly authorized, executed and delivered Securities Account Control Agreement, substantially in the form acceptable to the Collateral Agent and substantially similar to the form annexed to the U.S. Security Agreement with respect to each securities account listed in Schedule 12 annexed to the Perfection Certificate, as applicable.

(b)	As between the Collateral Agent and the Obligor, the Obligor shall bear the investment risk with respect to the securities accounts,

commodities accounts and Securities, and the risk of loss of, damage to, or the destruction of such Collateral, whether in the possession of, or maintained as a deposit by, or subject to the control of, the Collateral Agent, the Obligor or any other Person. The Obligor shall promptly pay all claims and fees of whatever kind or nature with respect to the securities accounts, commodities accounts and Securities pledged by it under this security agreement. In the event the Obligor shall fail to make such payment contemplated in the immediately preceding sentence, the Collateral Agent may do so for the account of the Obligor and the Obligor shall promptly reimburse and indemnify the Collateral Agent for all costs and expenses incurred by the Collateral Agent under this Section 3.5(3)(b) in accordance with Section 2.6 hereof.
(4)	Letter-of-Credit Rights. If the Obligor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of the Obligor, other than a letter of credit issued pursuant to the Credit Agreement, in an amount individually or in the aggregate in excess of $50,000, the Obligor shall promptly notify the Collateral Agent thereof and the Obligor shall, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in the Credit Agreement.
(5)	Landlord Lien Waivers/Bailee Letters. The Obligor shall use its commercially reasonable efforts to obtain as soon as practicable after the date hereof with respect to each location set forth in Schedule 3.5(5) annexed hereto, where the Obligor maintains Collateral, a waiver of bailee’s and/or landlord’s lien, as applicable, and use commercially reasonable efforts to obtain a bailee letter and/or landlord lien waiver, as applicable, from all such bailees and landlords, as applicable, who from time to time have possession of Collateral in the ordinary course of the Obligor’s business.
(6)	Motor Vehicles. The Obligor shall deliver to the Collateral Agent the vehicle identification numbers or serial numbers, as the case may be, for all motor vehicles and serial numbered goods that are equipment of the Obligor.
Section 3.6 Supplements; Further Assurances.
     The Obligor shall take such further actions, and execute and deliver to the Collateral Agent such additional assignments, agreements, supplements, powers and instruments, as the Collateral Agent may in its reasonable judgment deem necessary or appropriate, wherever required by law, in order to perfect, preserve and protect the security interest in the Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm unto the Collateral Agent or permit the Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Obligor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Collateral Agent from time to time upon reasonable request such lists, descriptions and designations of the Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments. If an Event of Default has occurred and is continuing, the Collateral Agent may institute and maintain, in its own name or in the name of the Obligor, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Collateral. All of the foregoing shall be at the sole cost and expense of the Obligor. The Obligor and the Collateral Agent acknowledge that this security agreement is intended to grant to the Collateral Agent for the benefit of the Secured Creditors a security interest in and Lien upon the Collateral and shall not constitute or create a present assignment of any of the Collateral.
ARTICLE 4
REPRESENTATIONS, WARRANTIES AND COVENANTS
     The Obligor represents, warrants and covenants as follows:
Section 4.1 Title.
     No financing statement or other public notice with respect to all or any part of the Collateral is on file or on record in any public office, except such as have been filed in favor of the Collateral Agent pursuant to this security agreement or as are permitted by the Credit Agreement. No Person other than the Collateral Agent has control or possession of all or any part of the Collateral, except as permitted by the Credit Agreement.
Section 4.2 Limitation on Liens; Defense of Claims; Transferability of Collateral.Schedule 4.2
     The Obligor is as of the date hereof, and, as to Collateral acquired by it from time to time after the date hereof, the Obligor will be, the sole direct and beneficial owner of all Collateral pledged by it hereunder free from any Lien or other right, title or interest of any Person other than (i) Prior Liens, (ii) the Liens and security interest created by this security agreement, (iii) Contested Liens (as defined in the U.S. Security Agreement) and (iv) the Liens described in Section 6.02 of the Credit Agreement (the Liens described in clauses (i) through (iv) of this sentence, collectively, “Permitted Collateral Liens”). The Obligor shall, at its own cost and expense, defend title to the Collateral pledged by it hereunder and the Security Interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all claims and demands of all Persons, at its own cost and expense, at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party other than Permitted Collateral Liens (other than Contested Liens). There is no agreement, and the Obligor shall not enter into any agreement or take any other action, that would restrict the transferability of any of the Collateral or otherwise impair or conflict with the Obligors’ obligations or the rights of the Collateral Agent hereunder.
Section 4.3 Chief Executive Office; Change of Name; Jurisdiction of Organization.
(1)	The exact legal name, type of organization, jurisdiction of organization and chief executive office of the Obligor is indicated next to its name in Schedules 1 and 2 annexed to the Perfection Certificate. The Obligor shall not change (i) its corporate name, (ii) the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) its identity or type of organization or corporate structure, (iv) its jurisdiction of organization (in each case, including, without limitation, by merging with or into any other entity, reorganizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction) until (A) it shall have given the Collateral Agent not less than 30 days’ prior written notice (in the form of an Officers’ Certificate) of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Collateral Agent may reasonably request and (B) with respect to such change, the Obligor shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Creditors in the Collateral intended to be granted hereunder, including, without limitation, using commercially reasonable efforts to obtain waivers of landlord’s or warehousemen’s liens with respect to such new location, if applicable. Each Obligor agrees to promptly provide the Collateral Agent with certified organizational or constating documents reflecting any of the changes described in the preceding sentence.
(2)	All PPSA financing statements of the Obligor will need to be amended as a result of any of the changes described in Section 4.3(1) and Section 4.4. If the

Obligor fails to provide information to the Collateral Agent about such changes on a timely basis, the Collateral Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in the Obligor’s property constituting Collateral, for which the Collateral Agent needed to have information relating to such changes. The Collateral Agent shall have no duty to inquire about such changes if the Obligor does not inform the Collateral Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Collateral Agent to search for information on such changes if such information is not provided by the Obligor.
Section 4.4 Location of Inventory and Equipment.
     All equipment and inventory of the Obligor is located at the chief executive office or such other location listed in Schedule 2 annexed to the Perfection Certificate. The Obligor shall not move any equipment or inventory to any location other than one within Canada in a jurisdiction that is listed in such Schedule of the Perfection Certificate with respect to the Obligor until (i) it shall have given the Collateral Agent not less than 30 days’ prior written notice (in the form of an Officers’ Certificate) of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may request and (ii) with respect to such new location, the Obligor shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Creditors in the Collateral intended to be granted hereby, including, without limitation, using commercially reasonable efforts to obtain waivers of landlord’s or warehousemen’s and/or bailee’s liens with respect to such new location, if applicable.
Section 4.5 Condition and Maintenance of Equipment.
     The equipment of the Obligor is in good repair, working order and condition, reasonable wear and tear excepted. The Obligor shall cause the equipment to be maintained and preserved in good repair, working order and condition, reasonable wear and tear excepted, and shall as quickly as commercially practicable make or cause to be made all repairs, replacements and other improvements which are necessary or appropriate in the conduct of the Obligor’s business.
Section 4.6 Corporate Names; Prior Transactions.
     The Obligor has not, during the past five years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in Schedules 1 and 4 annexed to the Perfection Certificate.

Section 4.7 Due Authorization and Issuance.
     All of the shares pledged hereunder have been, and to the extent any shares are hereafter issued to the Obligor, such shares will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable. All of the Securities have been fully paid for, and there is no amount or other obligation owing by any Obligor to any issuer of the Securities in exchange for or in connection with the issuance of the Securities or the Obligor’s status as a shareholder, partner or a member of any issuer of the Securities.
Section 4.8 No Claims.
     The Obligor owns or has rights to use all of the Collateral pledged by it hereunder and all rights with respect to any of the foregoing used in, necessary for or material to the Obligor’s business as currently conducted. The use by the Obligor of such Collateral and all such rights with respect to the foregoing do not infringe on the rights of any Person other than such infringement which would not, individually or in the aggregate, result in a Material Adverse Effect. No claim has been made and remains outstanding that the Obligor’s use of any Collateral does or may violate the rights of any third Person that would individually, or in the aggregate, have a Material Adverse Effect.
Section 4.9 No Conflicts, Consents, etc.Schedule 4.9
     Except as set forth in Schedule 4.9 annexed hereto, no consent of any party (including, without limitation, equity holders or creditors of the Obligor) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required (A) for the pledge and grant of security interest by the Obligor of the Collateral or for the execution, delivery or performance hereof by the Obligor, (B) for the exercise by the Collateral Agent of the voting or other rights provided for in this security agreement or (C) for the exercise by the Collateral Agent of the remedies in respect of the Collateral pursuant to this security agreement. In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this security agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Collateral Agent, the Obligor agrees to use its best efforts to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.
Section 4.10 Collateral.
     All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party in connection with this security agreement, in each case, relating to the Collateral, is accurate and complete in all material respects. The

Collateral described on the schedules annexed hereto constitutes all of the property of such type of Collateral owned or held by the Obligor. The Obligor shall provide prompt notice of any changes to the information disclosed on all schedules to this security agreement (specifying the specific schedule that is being revised).
Section 4.11 Insurance.
     In the event that the proceeds of any insurance claim are paid after the Collateral Agent has exercised its right to foreclose after an Event of Default such Net Cash Proceeds (as defined in the Credit Agreement) shall be paid to the Collateral Agent to be applied in accordance with the provisions of Section 9.05 of the Credit Agreement. The Collateral Agent shall retain its interest in the insurance policies required to be maintained pursuant to the Credit Agreement during any redemption period.
Section 4.12 Payment of Taxes; Compliance with Laws; Contested Liens; Claims.
     The Obligor represents and warrants that all Claims imposed upon or assessed against the Collateral have been paid and discharged except to the extent such Claims constitute a Lien not yet due and payable or a Permitted Collateral Lien. Each Obligor shall comply with all Requirements of Law (as defined in the Credit Agreement) applicable to the Collateral the failure to comply with which would, individually or in the aggregate, have a Material Adverse Effect. The Obligor may at its own expense contest the validity, amount or applicability of any Claims so long as the contest thereof shall be conducted in accordance with, and permitted pursuant to the provisions of, the Credit Agreement. Notwithstanding the foregoing provisions of this Section 4.12, no contest of any such obligation may be pursued by the Obligor if such contest would expose the Collateral Agent or any other Secured Creditor to (i) any possible criminal liability or (ii) any additional civil liability for failure to comply with such obligations unless the Obligor shall have furnished a bond or other security therefor satisfactory to the Collateral Agent, or such Secured Creditor, as the case may be. Any contest of any such obligation shall satisfy the Contested Collateral Lien Conditions (as defined in the Credit Agreement).
Section 4.13 Access to Collateral, Books and Records; Other Information.
     Upon reasonable request to the Obligor, the Collateral Agent, its agents, accountants and attorneys shall have full and free access to visit and inspect, as applicable, during normal business hours and such other reasonable times as may be requested by the Collateral Agent, all of the Collateral and Mortgaged Real Property (as defined in the Credit Agreement) including, without limitation, all of the books, correspondence and records of the Obligor relating thereto. The Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Obligor agrees to render to the Collateral Agent, at the

Obligor’s cost and expense, such clerical and other assistance as may be reasonably requested by the Collateral Agent with regard thereto. The Obligor shall, at any and all times, within a reasonable time after written request by the Collateral Agent, furnish or cause to be furnished to the Collateral Agent, in such manner and in such detail as may be reasonably requested by the Collateral Agent, additional information with respect to the Collateral.
Section 4.14 Third Party Consents.
     The Obligor shall use reasonable commercial efforts to obtain the consent of third parties to the extent such consent is necessary or desirable to create a valid, perfected security interest in favor of the Collateral Agent in any Collateral that is Intellectual Property, including, without limitation, intent-to-use trademark applications.
ARTICLE 5
CERTAIN PROVISIONS CONCERNING SECURITIES
Section 5.1 Pledge of Additional Securities.
     The Obligor shall, upon obtaining any Securities or Instruments of any Person required to be pledged hereunder, accept the same in trust for the benefit of the Collateral Agent and forthwith deliver to the Collateral Agent a letter of transmittal, duly executed by the Obligor, and the certificates and other documents required under Section 3.1 and Section 3.2 hereof in respect of the additional Securities or Instruments which are to be pledged pursuant to this security agreement, and confirming the attachment of the Security Interest and Lien hereby created on and in respect of such additional Securities or Instruments. The Obligor hereby authorizes the Collateral Agent to attach each letter of transmittal to this security agreement and agrees that all Securities or Instruments listed on any letter of transmittal delivered to the Collateral Agent shall for all purposes hereunder be considered Collateral.
Section 5.2 Voting Rights; Distributions; etc.
(1) So long as no Event of Default shall have occurred and be continuing:
(a)	The Obligor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Credit Agreement or any other document evidencing the Secured Obligations.

(b)	The Obligor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Credit

Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of Securities shall be forthwith delivered to the Collateral Agent to hold as Collateral and shall, if received by the Obligor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of the Obligor and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).
(c)	The Collateral Agent shall be deemed without further action or formality to have granted to the Obligor all necessary consents relating to voting rights and shall, if necessary, upon written request of the Obligor and at the sole cost and expense of the Obligor, from time to time execute and deliver (or cause to be executed and delivered) to the Obligor all such instruments as the Obligor may reasonably request in order to permit the Obligor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(1)(a) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(1)(b) hereof.
(2)	Upon the occurrence and during the continuance of any Event of Default:
(a)	All rights of the Obligor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(1)(a) hereof without any action, other than, in the case of any Securities Collateral, or the giving of any notice shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

(b)	All rights of the Obligor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(1)(b) hereof shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such Distributions.

(c)	The Obligor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(1)(a) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(1)(b) hereof.

(d)	All Distributions which are received by the Obligor contrary to the provisions of Section 5.2(1)(b) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Obligor and shall immediately be paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).
Section 5.3 Constating Documents.
     The Obligor has delivered to the Collateral Agent true, correct and complete copies of its constating documents (the “Operative Agreements”). The Operative Agreements are in full force and effect, have not as of the date hereof been amended or modified except as disclosed to the Collateral Agent, and there is no existing default by any party thereunder or any event which, with the giving of notice of passage of time or both, would constitute a default by any party thereunder. The Obligor shall deliver to the Collateral Agent a copy of any notice of default given or received by it under any Operative Agreement within ten (10) days after the Obligor gives or receives such notice. The Obligor will not terminate or agree to terminate any Operative Agreement or make any amendment or modification to any Operative Agreement which may have a Material Adverse Effect.
Section 5.4 Defaults, etc.
     The Obligor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which the Obligor is a party relating to the Securities pledged by it, if any, and the Obligor is not in violation of any other provisions of any such agreement to which the Obligor is a party, or otherwise in default or violation thereunder. No Securities pledged by the Obligor are subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against the Obligor by any Person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Operative Agreements and certificates, if any, delivered to the Collateral Agent) which evidence any Securities of the Obligor.
ARTICLE 6
CERTAIN PROVISIONS CONCERNING INTELLECTUAL PROPERTY
Section 6.1 Grant of License.
     For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article 9 hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Obligor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Obligor) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by the Obligor, wherever the same may be located, including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof, wherever the same may be located.
Section 6.2 Registrations.
     Except pursuant to licenses and other user agreements entered into by the Obligor in the ordinary course of business that are listed in Schedules) and 11(b) annexed to the Perfection Certificate, on and as of the date hereof (i) the Obligor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Intellectual Property listed in Schedules 11(a) and 11(b) annexed to the Perfection Certificate, and (ii) all registrations listed in Schedules 11(a) and 11(b) annexed to the Perfection Certificate are valid and in full force and effect.
Section 6.3 No Violations or Proceedings.
     To the Obligor’s knowledge, on and as of the date hereof, there is no material violation by others of any right of the Obligor with respect to any Intellectual Property listed in Schedules 11(a) and 11(b) annexed to the Perfection Certificate, respectively, pledged by it under the name of the Obligor.
Section 6.4 Protection of Collateral Agent’s Security.
     On a continuing basis, the Obligor shall, at its sole cost and expense, (a) promptly following its becoming aware thereof, notify the Collateral Agent of (i) any materially adverse determination in any proceeding in the Canadian Intellectual Property Office with respect to any material Intellectual Property or (ii) the institution of any proceeding or any adverse determination in any federal, provincial or local court or administrative body regarding the Obligor’s claim of ownership in or right to use any of the Intellectual Property material to the use and operation of the Collateral or Mortgaged Real Property, its right to register such Intellectual Property or its right to keep and maintain such registration in full force and effect, (b) maintain and protect the Intellectual Property material to the use and operation of the Collateral or Mortgaged Real Property as presently used and operated and as contemplated by the Credit Agreement, (c) not permit to lapse or become abandoned any Intellectual Property material to the use and operation of the Collateral or Mortgaged Real Property as presently used and operated and as contemplated by the Credit Agreement, and not settle or compromise any pending or future litigation or administrative proceeding with respect to such Intellectual Property, in each case except as shall be consistent with commercially reasonable business judgment, (d) upon the Obligor obtaining knowledge thereof, promptly notify the Collateral Agent in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of the Intellectual

Property or any portion thereof material to the use and operation of the Collateral or Mortgaged Real Property, the ability of the Obligor or the Collateral Agent to dispose of the Intellectual Property or any portion thereof or the rights and remedies of the Collateral Agent in relation thereto including, without limitation, a levy or threat of levy or any legal process against the Intellectual Property or any portion thereof, (e) not license the Intellectual Property other than licenses entered into by the Obligor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of the Intellectual Property or the Lien on and Security Interest in the Intellectual Property intended to be granted to the Collateral Agent for the benefit of the Secured Creditors, without the consent of the Collateral Agent, (f) until the Collateral Agent exercises its rights to make collection, diligently keep adequate records respecting the Intellectual Property and (g) furnish to the Collateral Agent from time to time upon the Collateral Agent’s reasonable request therefor detailed statements and amended schedules further identifying and describing the Intellectual Property and such other materials evidencing or reports pertaining to the Intellectual Property as the Collateral Agent may from time to time request. Notwithstanding the foregoing, nothing herein shall prevent any Obligor from selling, disposing of or otherwise using any Intellectual Property as permitted under the Credit Agreement.
Section 6.5 After-Acquired Property.
     If the Obligor shall, at any time before the Secured Obligations have been paid in full in cash (other than contingent indemnification obligations which, pursuant to the provisions of the Credit Agreement or the Security Documents, survive the termination thereof), (a) obtain any rights to any additional Intellectual Property or (b) become entitled to the benefit of any additional Intellectual Property or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property, or any improvement on any Intellectual Property, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (a) or (b) of this Section 6.5 with respect to the Obligor shall automatically constitute Intellectual Property if such would have constituted Intellectual Property at the time of execution hereof and be subject to the Lien and security interest created by this security agreement without further action by any party. The Obligor shall promptly (i) provide to the Collateral Agent written notice of any of the foregoing and (ii) confirm the attachment of the Lien and Security Interest created by this security agreement to any rights described in clauses (i) and (ii) of the immediately preceding sentence of this Section 6.5 by execution of an instrument in form reasonably acceptable to the Collateral Agent.

Section 6.6 Modifications.
     The Obligor authorizes the Collateral Agent to modify this security agreement by amending Schedules 11(a) and 11(b) annexed to the Perfection Certificate to include any Intellectual Property acquired or arising after the date hereof of the Obligor including, without limitation, any of the items listed in Section 6.5 hereof.
Section 6.7 Litigation.
     Unless there shall occur and be continuing any Event of Default, the Obligor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Obligor, such applications for protection of the Intellectual Property and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property and/or bring suit in the name of any Obligor, the Collateral Agent or the Secured Creditors to enforce the Intellectual Property and any license thereunder. In the event of such suit, each Obligor shall, at the reasonable request of the Collateral Agent, do any and all lawful acts and execute any and all documents requested by the Collateral Agent in aid of such enforcement and the Obligors shall promptly reimburse and indemnify the Collateral Agent, as the case may be, for all costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 6.7 in accordance with Section 2.6 hereof. In the event that the Collateral Agent shall elect not to bring suit to enforce the Intellectual Property, the Obligor agrees, at the reasonable request of the Collateral Agent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property by others and for that purpose agrees to diligently maintain any suit, proceeding or other action against any Person so infringing necessary to prevent such infringement.
ARTICLE 7
CERTAIN PROVISIONS CONCERNING ACCOUNTS
Section 7.1 Special Representations and Warranties.
     As of the time when each of its accounts arises, the Obligor shall be deemed to have represented and warranted that such account and all records, papers and documents relating thereto (a) are genuine and correct and in all material respects what they purport to be, (b) represent the legal, valid and binding obligation of the account debtor, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, evidencing indebtedness unpaid and owed by such account debtor, arising out of the performance of labor or services or the sale, lease, license, assignment or other disposition and delivery of the goods or other property listed therein or out of an advance or a loan, (c) in all material respects in compliance and conform with all applicable federal, provincial and local laws and applicable laws of any relevant foreign jurisdiction. The Obligor will, with respect to the Collateral, (i) keep all originals of the chattel paper which evidence accounts at the locations specified next to its name on Schedule 9 annexed to the Perfection Certificate, and (ii) immediately notify the Collateral Agent if any account in excess of $100,000 arises from contracts with any Governmental Authority, and execute any instruments and take any steps required by the Collateral Agent in order that all moneys due or to become due under the contract are assigned to the Collateral Agent and notice of such assignment be given to the Governmental Authority
Section 7.2 Maintenance of Records.
     The Obligor shall keep and maintain at its own cost and expense complete records of each account, in a manner consistent with prudent business practice, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. The Obligor shall, at the Obligor’s sole cost and expense, upon the Collateral Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of accounts, including, without limitation, all documents evidencing accounts and any books and records relating thereto to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by the Obligor). Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may transfer a full and complete copy of any of the Obligor’s books, records, credit information, reports, memoranda and all other writings relating to the accounts to and for the use by any person that has acquired or is contemplating acquisition of an interest in the accounts or the Collateral Agent’s Security Interest therein without the consent of the Obligor.
Section 7.3 Legend.
     The Obligor shall legend, at the request of the Collateral Agent made at any time after the occurrence of any Event of Default and in form and manner satisfactory to the Collateral Agent, the accounts and the other books, records and documents of the Obligor evidencing or pertaining to the accounts with an appropriate reference to the fact that the accounts have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

Section 7.4 Modification of Terms, etc.
     The Obligor shall not rescind or cancel any indebtedness evidenced by any account or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business consistent with prudent business practice, or extend or renew any such indebtedness except in the ordinary course of business consistent with prudent business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any account or interest therein except in the ordinary course of business consistent with prudent business practice without the prior written consent of the Collateral Agent. The Obligor shall timely fulfill all obligations on its part to be fulfilled under or in connection with the accounts.
Section 7.5 Collection.
     Each Obligor shall cause to be collected from the account debtor of each of the accounts, as and when due in the ordinary course of business consistent with prudent business practice (including, without limitation, accounts that are delinquent, such accounts to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such account, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such account, except that the Obligor may, with respect to an account, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of accounts and such other modifications of payment terms or settlements in respect of accounts as shall be commercially reasonable in the circumstances, all in accordance with the Obligor’s ordinary course of business consistent with its collection practices as in effect from time to time. The costs and expenses (including, without limitation, attorneys’ fees) of collection, in any case, whether incurred by the Obligor, the Collateral Agent or any Secured Creditor, shall be paid by the Obligor.
ARTICLE 8
TRANSFERS AND OTHER LIENS
Section 8.1 Transfers of and other Liens on Collateral.
     The Obligor shall not sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral pledged by it hereunder except as permitted by the Credit Agreement.

ARTICLE 9
ENFORCEMENT
Section 9.1 Enforcement.
     The Security Interest shall be and become enforceable against the Obligor upon the occurrence and during the continuance of an Event of Default.
Section 9.2 Remedies.
     Whenever the Security Interest has become enforceable, the Collateral Agent may realize upon the Collateral and enforce the rights of the Collateral Agent and the Secured Creditors by:
(a)	entry onto any premises where Collateral consisting of tangible personal property may be located;

(b)	entry into possession of the Collateral by any method permitted by law;

(c)	sale, grant of options to purchase, or lease of all or any part of the Collateral;

(d)	holding, storing and keeping idle or operating all or any part of the Collateral;

(e)	exercise and enforcement of all rights and remedies of a holder of the Securities and Instruments as if the Collateral Agent were the absolute owner thereof (including, if necessary, causing the Collateral to be registered in the name of the Collateral Agent or its nominee if not already done);

(f)	collection of any proceeds arising in respect of the Collateral;

(g)	collection, realization or sale of, or other dealing with, the accounts;

(h)	license or sublicense, whether on an exclusive or nonexclusive basis, of any Intellectual Property for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine (taking into account such provisions as may be necessary to protect and preserve such Intellectual Property);

(i)	instruction to any bank which has entered into a control agreement with the Collateral Agent to transfer all moneys, securities and instruments held by such depositary bank to an account maintained with or by the Collateral Agent;

(j)	application of any moneys constituting Collateral or proceeds thereof in accordance with Section 10.12;

(k)	appointment by instrument in writing of a receiver (which term as used in this security agreement includes a receiver and manager) or agent of all or any part of the Collateral and removal or replacement from time to time of any receiver or agent;

(l)	requiring the Obligor to engage a consultant of the Collateral Agent’s choice, or engage a consultant on its own behalf, such consultant to receive the full cooperation and support of the Obligor and its employees, including unrestricted access to the premises, books and records of the Obligor. All reasonable expenses and fees of such consultant shall be for the account of the Obligor and the Obligor hereby authorizes any such consultant to report directly to the Collateral Agent and to disclose to the Collateral Agent any and all information obtained in the course of such consultant’s employment;

(m)	institution of proceedings in any court of competent jurisdiction for the appointment of a receiver of all or any part of the Collateral;

(n)	institution of proceedings in any court of competent jurisdiction for sale or foreclosure of all or any part of the Collateral;

(o)	filing of proofs of claim and other documents to establish claims to the Collateral in any proceeding relating to the Obligor; and

(p)	any other remedy or proceeding authorized or permitted under the PPSA or otherwise by law or equity.
     Such remedies may be exercised from time to time separately or in combination and are in addition to, and not in substitution for, any other rights of the Collateral Agent and the Secured Creditors however created. The Collateral Agent and the Secured Creditors shall not be bound to exercise any right or remedy, and the exercise of rights and remedies shall be without prejudice to the rights of the Collateral Agent and the Secured Creditors in respect of the Secured Obligations including the right to claim for any deficiency.
Section 9.3 Additional Rights.
     In addition to the remedies set forth in Section 9.2 and elsewhere in this security agreement, the Collateral Agent may, whenever the Security Interest has become enforceable:

(a)	require the Obligor, at the Obligor’s expense, to assemble the Collateral at a place or places designated by notice in writing and the Obligor agrees to so assemble the Collateral immediately upon receipt of such notice;

(b)	require the Obligor, by notice in writing, to disclose to the Collateral Agent the location or locations of the Collateral and the Obligor agrees to promptly make such disclosure when so required;

(c)	repair, process, modify, complete or otherwise deal with the Collateral and prepare for the disposition of the Collateral, whether on the premises of the Obligor or otherwise;

(d)	redeem any prior security interest against any Collateral, procure the transfer of such security interest to itself, or settle and pass the accounts of the prior mortgagee, chargee or encumbrancer (any accounts to be conclusive and binding on Obligor);

(e)	pay any liability secured by any Lien against any Collateral (the Obligor will immediately on demand reimburse the Collateral Agent for all such payments);

(f)	carry on all or any part of the business of the Obligor and, to the exclusion of all others including the Obligor, enter upon, occupy and use all or any of the premises, buildings, and other property of or used by the Obligor for such time as the Collateral Agent sees fit, free of charge, and the Collateral Agent and the Secured Creditors shall not be liable to the Obligor for any act, omission or negligence in so doing or for any rent, charges, depreciation or damages incurred in connection with or resulting from such action;

(g)	borrow for the purpose of carrying on the business of the Obligor or for the maintenance, preservation or protection of the Collateral and grant a security interest in the Collateral, whether or not in priority to the Security Interest, to secure repayment;

(h)	commence, continue or defend any judicial or administrative proceedings for the purpose of protecting, seizing, collecting, realizing or obtaining possession or payment of the Collateral, and give good and valid receipts and discharges in respect of the Collateral and compromise or give time for the payment or performance of all or any part of the accounts or any other obligation of any third party to the Obligor;

(i)	at any public sale, and to the extent permitted by law on any private sale, bid for and purchase any or all of the Collateral offered for sale and upon compliance with the terms of such sale, hold, retain and dispose of such Collateral without any further accountability to the Obligor or any other Person with respect to such holding, retention or disposition, except as required by law. In any such sale to the Collateral Agent, the Collateral Agent may, for the purpose of making payment for all or any part of the Collateral so purchased, use any claim for Secured Obligations then due and payable to it as a credit against the purchase price; and

(j)	in connection with any sale of securities, disclose to the public any confidential information concerning the issuer of such securities provided to it by the Borrower or any Subsidiary, if such disclosure is, in the opinion of the Collateral Agent, necessary to effect such sale.
Section 9.4 Certain Additional Actions Regarding Intellectual Property
     If any Event of Default shall have occurred and be continuing, upon the written demand of Collateral Agent, the Obligor shall execute and deliver to Collateral Agent an assignment or assignments of the registered Intellectual Property and such other documents as are necessary or appropriate to carry out the intent and purposes hereof. Within five (5) Business Days of written notice thereafter from Collateral Agent, the Obligor shall make available to Collateral Agent, to the extent within the Obligor’s power and authority, such personnel in the Obligor’s employ on the date of the Event of Default as Collateral Agent may reasonably designate to permit the Obligor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by the Obligor under the registered Intellectual Property, and such Persons shall be available to perform their prior functions on Collateral Agent’s behalf.
Section 9.5 Receiver’s Powers.
(1)	Any receiver appointed by the Collateral Agent shall be vested with the rights and remedies which could have been exercised by the Collateral Agent in respect of the Obligor or the Collateral and such other powers and discretions as are granted in the instrument of appointment and any supplemental instruments. The identity of the receiver, its replacement and its remuneration shall be within the sole and unfettered discretion of the Collateral Agent.

(2)	Any receiver appointed by the Collateral Agent shall act as agent for the Collateral Agent for the purposes of taking possession of the Collateral, but otherwise and for all other purposes (except as provided below), as agent for the Obligor. The receiver may sell, lease, or otherwise dispose of Collateral as agent for the Obligor or as agent for the Collateral Agent as the Collateral Agent may determine in its discretion. The Obligor agrees to ratify and confirm all actions of the receiver acting as agent for the Obligor, and to release and indemnify the receiver in respect of all such actions.

(3)	The Collateral Agent, in appointing or refraining from appointing any receiver, shall not incur liability to the receiver, the Obligor or otherwise and shall not be responsible for any misconduct or negligence of such receiver.
Section 9.6 Appointment of Attorney.
     The Obligor hereby irrevocably appoints the Collateral Agent (and any officer thereof) as attorney of the Obligor (with full power of substitution) to take any action and to execute any instrument consistent with the terms of the Credit Agreement and the other Security Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, and including the exercise in the name of and on behalf of the Obligor, any of the Obligor’s right (including the right of disposal), title and interest in and to the Collateral, including the execution, endorsement, delivery and transfer of the Collateral to the Collateral Agent, its nominees or transferees, and the Collateral Agent and its nominees or transferees are hereby empowered to exercise all rights and powers and to perform all acts of ownership with respect to the Collateral to the same extent as the Obligor might do. All acts of the attorney are ratified and approved, and the attorney shall not be liable for any act, failure to act or any other matter or thing, except for its own gross negligence or wilful misconduct. This appointment and power of substitution, being coupled with an interest, are irrevocable and shall not terminate upon the bankruptcy, dissolution, winding up or insolvency of the Obligor.
Section 9.7 Dealing with the Collateral.
(1)	The Collateral Agent and the Secured Creditors shall not be obliged to exhaust their recourse against the Obligor or any other Person or against any other security they may hold in respect of the Secured Obligations before realizing upon or otherwise dealing with the Collateral in such manner as the Collateral Agent may consider desirable.

(2)	The Collateral Agent and the Secured Creditors may grant extensions or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Obligor and with other Persons, sureties or securities as they may see fit without prejudice to the Secured Obligations, the liability of the Obligor or the rights of the Collateral Agent and the Secured Creditors in respect of the Collateral.

(3)	Except as otherwise provided by law or this security agreement, the Collateral Agent and the Secured Creditors shall not be (i) liable or accountable for any failure to collect, realize or obtain payment in respect of the Collateral, (ii) bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment of the Collateral or for the purpose of preserving any rights of any persons in respect of the Collateral, (iii) responsible for any loss occasioned by any sale or other dealing with the Collateral or by the retention of or failure to sell or otherwise deal with the Collateral, or (iv) bound to protect the Collateral from depreciating in value or becoming worthless.
Section 9.8 Standards of Sale.
     Without prejudice to the ability of the Collateral Agent to dispose of the Collateral in any manner which is commercially reasonable, the Obligor acknowledges that:
(a)	the Collateral may be disposed of in whole or in part;

(b)	the Collateral may be disposed of by public auction, public tender or private contract, with or without advertising and without any other formality;

(c)	any assignee of such Collateral may be the Collateral Agent, a Secured Creditor or a customer of any such Person;

(d)	any sale conducted by the Collateral Agent shall be at such time and place, on such notice and in accordance with such procedures as the Collateral Agent, in its sole discretion, may deem advantageous;

(e)	the Collateral may be disposed of in any manner and on any terms necessary to avoid violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that the prospective bidders and purchasers have certain qualifications, and restrict the prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of the Collateral) or in order to obtain any required approval of the disposition (or of the resulting purchase) by any governmental or regulatory authority or official;

(f)	a disposition of the Collateral may be on such terms and conditions as to credit or otherwise as the Collateral Agent, in its sole discretion, may deem advantageous; and

(g)	the Collateral Agent may establish an upset or reserve bid or price in respect of the Collateral.

Section 9.9 Dealings by Third Parties.
(1)	No Person dealing with the Collateral Agent, any of the Secured Creditors or an agent or receiver shall be required to determine (i) whether the Security Interest has become enforceable, (ii) whether the powers which such Person is purporting to exercise have become exercisable, (iii) whether any money remains due to the Collateral Agent or the Secured Creditors by the Obligor, (iv) the necessity or expediency of the stipulations and conditions subject to which any sale or lease is made, (v) the propriety or regularity of any sale or other dealing by the Collateral Agent or any Secured Creditor with the Collateral, or (vi) how any money paid to the Collateral Agent or the Secured Creditors has been applied.

(2)	Any bona fide purchaser of all or any part of the Collateral from the Collateral Agent or any receiver or agent shall hold the Collateral absolutely, free from any claim or right of whatever kind, including any equity of redemption, of the Obligor, which it specifically waives (to the fullest extent permitted by law) as against any such purchaser together with all rights of redemption, stay or appraisal which the Obligor has or may have under any rule of law or statute now existing or hereafter adopted.
Section 9.10 Registration Rights.
     If the Collateral Agent shall determine to exercise its right to sell any or all of the Securities pledged hereunder, and if in the opinion of the Collateral Agent it is necessary or advisable to have any such Securities to be:
(a)	qualified for distribution by prospectus pursuant to the applicable securities legislation in any or all provinces and territories of Canada, the Obligor will cause the issuer thereof to (i) use its best efforts to file, and obtain a receipt from the applicable securities regulatory authorities, for a preliminary and final prospectus offering for sale such number of Securities as the Collateral Agent shall direct; and (ii) execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all such certificates, instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to qualify such Securities for distribution by prospectus pursuant to the applicable securities legislation in any or all provinces and territories of Canada; or

(b)	sold or registered under the provisions of the United States Securities Act of 1933, as amended, the Obligor will cause the issuer thereof to (i) execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Securities pledged hereunder, or that portion thereof to be sold, under the provisions of the United States Securities Act of 1933, as amended, and applicable state laws in any and all states of the United States, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Securities pledged hereunder, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the United States Securities Act of 1933, as amended, and the rules and regulations applicable thereto and applicable state laws in any and all states of the United States.
     The Obligor agrees to cause such issuer to comply with the provisions of the securities legislation in effect in any or all of the provinces of Canada, the United States Securities Act of 1933, as amended, and the securities or “Blue Sky” laws of any jurisdictions outside Canada, in each case, which the Collateral Agent shall designate.
Section 9.11 Deposit Account Control Agreements and Securities Account Control Agreements.
     The Collateral Agent shall not deliver a notice of control or otherwise take control over any accounts, including securities accounts or commodities accounts, pursuant to any Deposit Account Control Agreement or Securities Account Control Agreement except upon the occurrence and during the continuance of an Event of Default.
ARTICLE 10
GENERAL
Section 10.1 Concerning Collateral Agent
(1)	The Collateral Agent has been appointed as collateral agent pursuant to the Credit Agreement. The actions of the Collateral Agent hereunder are subject to the provisions of the Credit Agreement. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain form exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Pledged Collateral), in accordance with this Security Agreement and the Credit Agreement. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The

Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this security agreement while it was the Collateral Agent.

(2)	The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the Secured Creditors shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities, whether or not the Collateral Agent or any other Secured Creditor has or is deemed to have knowledge of such matters or (ii) to the extent permitted by law, taking any necessary steps to preserve rights against any Person with respect to any Collateral.

(3)	The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this security agreement and its duties hereunder, upon advice of counsel selected by it.

(4)	If any item of Collateral also constitutes collateral granted to Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, Collateral Agent, in its sole discretion, shall select which provision or provisions shall control.
Section 10.2 Collateral Agent May Perform
     If the Obligor shall fail to perform any covenants contained in this security agreement or in the Credit Agreement (including, without limitation, the Obligor’s covenants to (a) pay the premiums in respect of all required insurance policies hereunder, (b) pay Claims, (c) make repairs, (d) discharge Liens or (e) pay or perform any obligations of the Obligor contained herein shall be breached, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that Collateral Agent shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which the Obligor fails to pay or perform as and when required hereby and which the Obligor does not contest in accordance with the provisions of Section 4.12 hereof. Any and all amounts so expended by the Collateral Agent shall be paid by the Obligor in accordance with the provisions of Section 2.6 hereof. Neither the provisions of this Section 10.2 nor any action taken by Collateral Agent pursuant to the provisions of this Section 10.2 shall prevent any such failure to observe any covenant contained in this security agreement nor any breach of warranty form constituting an Event of Default.
Section 10.3 Notices.
     Any notices, directions or other communications provided for in this security agreement shall be in writing and given in accordance with the provisions of the Credit Agreement.
Section 10.4 Discharge.
     The Security Interest shall be discharged upon, but only upon, (i) full payment and performance of the Secured Obligations, and (ii) the Collateral Agent and the Secured Creditors having no obligations under any Loan Document. Upon discharge of the Security Interest and at the request and expense of the Obligor, the Collateral Agent shall execute and deliver to the Obligor such releases, discharges, financing statements and other documents or instruments as the Obligor may reasonably require and the Collateral Agent shall redeliver to the Obligor, or as the Obligor may otherwise direct the Collateral Agent, any Collateral in its possession.
Section 10.5 No Merger, Survival of Representations and Warranties.
     This security agreement shall not operate by way of merger of any of the Secured Obligations and no judgment recovered by the Collateral Agent or any of the Secured Creditors shall operate by way of merger of, or in any way affect, the Security Interest, which is in addition to, and not in substitution for, any other security now or hereafter held by the Collateral Agent and the Secured Creditors in respect of the Secured Obligations.
Section 10.6 Further Assurances.
     The Obligor shall from time to time, whether before or after the Security Interest shall have become enforceable, do all acts and things and execute and deliver all transfers, assignments and instruments as the Collateral Agent may reasonably require for (i) protecting the Collateral, (ii) perfecting the Security Interest, and (iii) exercising all powers, authorities and discretions conferred upon the Collateral Agent. The Obligor shall, from time to time after the Security Interest has become enforceable, do all acts and things and execute and deliver all transfers, assignments and instruments as the Collateral Agent may require for facilitating the sale or other disposition of the Collateral in connection with its realization.
Section 10.7 Supplemental Security.
     This security agreement is in addition and without prejudice to and supplemental to all other security now held or which may hereafter be held by the Collateral Agent or the Secured Creditors.
Section 10.8 Successors and Assigns.
     This security agreement shall be binding upon the Obligor, its successors and assigns, and shall enure to the benefit of the Collateral Agent and its successors and assigns. All rights of the Collateral Agent shall be assignable and in any action brought by an assignee to enforce any such right, the Obligor shall not assert against the assignee any claim or defence which the Obligor now has or hereafter may have against the Collateral Agent or any of the Secured Creditors.
Section 10.9 Amalgamation
     If the Obligor amalgamates with any other corporation or corporations, the Security Interest (i) shall extend to all of the property and undertaking of each of the amalgamating corporations and the amalgamated corporation then owned or thereafter acquired and all property in which each of the amalgamating corporations and the amalgamated corporation then has or thereafter acquires any interest, and (ii) shall secure the payment and performance of all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by each of the amalgamating corporations and the amalgamated corporation to the Collateral Agent and the other Secured Creditors at the time of amalgamation and any such obligations of the amalgamated corporation to the Collateral Agent and the other Secured Creditors arising after the amalgamation. The Security Interest shall attach, at the time of amalgamation, to the additional collateral owned by each of the amalgamating corporations and the amalgamated corporation or in which each of the amalgamating corporations and the amalgamated corporation has an interest at the time of amalgamation, and shall attach, at the time the amalgamated corporation acquires an interest therein, to any collateral thereafter owned or acquired by the amalgamated corporation or in which the amalgamated corporation acquires an interest. Upon any such amalgamation, the defined term “Obligor” shall mean, collectively, each of the amalgamating corporations and the amalgamated corporation, the defined term “Collateral” shall mean all of the property and undertaking and interests described in (i) above, and the defined term “Secured Obligations” shall mean the obligations described in (ii) above.
Section 10.10 Severability.
     If any provision of this security agreement is deemed by any court of competent jurisdiction to be invalid or void, the remaining provisions shall remain in full force and effect.
Section 10.11 Waivers, etc.
(1)	None of the terms and conditions of this Guarantee may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Guarantor and the Collateral Agent (with the written consent of the Required Lenders or, to the extent required by Section 11.02 of the Credit Agreement, all of the Lenders); provided, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be.

(2)	Any amendment, consent or waiver given under this security agreement shall be effective only in the specific instance and for the specific purpose for which given. Any such amendment shall be effective only if also signed by the Obligor. No failure or delay on the part of the Collateral Agent or the Secured Creditors in exercising a right under this security agreement shall operate as a waiver of, or impair, any right of the Collateral Agent or the Secured Creditors however created. No single or partial exercise of a right shall preclude any further exercise of such right or the exercise of any other right.
Section 10.12 Application of Proceeds of Security.
     All monies collected by the Collateral Agent (or, to the extent any other Loan Document requires proceeds of collateral under such Loan Document to be applied in accordance with the provisions of this security agreement, the Collateral Agent or holder under such other Loan Document) upon the enforcement of the Collateral Agent’s or the Secured Creditors’ rights and remedies under the Security Documents and the Liens created thereby including any sale or other disposition of the Collateral, together with all other monies received by the Collateral Agent and the Secured Creditors under the Security Documents, shall be applied as provided in the Credit Agreement.
Section 10.13 Conflict
     In the event of any conflict between the provisions hereunder and the provisions of the Credit Agreement then, notwithstanding anything contained in this security agreement, the provisions contained in the Credit Agreement shall prevail and the provisions of this security agreement will be deemed to be amended to the extent necessary to eliminate such conflict. If any act or omission of the Obligor is expressly permitted under the Credit Agreement but is expressly prohibited hereunder, such act or omission shall be permitted. If any act or omission is expressly prohibited hereunder, but the Credit Agreement does not expressly permit such act or omission, or any act is expressly required to be performed hereunder but the Credit Agreement does not expressly relieve the Obligor from such performance, such circumstance shall not constitute a conflict between the applicable provisions hereunder and the provisions of the Credit Agreement.
Section 10.14 Governing Law.
(1)	This security agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(2)	The Obligor irrevocably submits to the nonexclusive jurisdiction of any court of competent jurisdiction of the Province of Ontario sitting in Toronto, Ontario in any action or proceeding arising out of or relating to this security agreement and the other Loan Documents to which it is a party and the Obligor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. The Obligor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of any inconvenient forum to the maintenance of such action or proceeding.

(3)	The Obligor hereby irrevocably consents to the service of any and all process in any such action or proceeding by the delivery of copies of such process to the Obligor at the address specified in Section 11.01 of the Credit Agreement or at such other address as may hereafter be specified by the Obligor in accordance with Section 11.01 of the Credit Agreement. The Obligor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(4)	Nothing in this Section shall affect the right of the Collateral Agent to serve process in any manner permitted by law or limit the right of the Collateral Agent to bring proceedings against the Obligor in the courts of any other jurisdiction.
Section 10.15 Saskatchewan.
     With respect to personal property of the Obligor located in the Province of Saskatchewan, the Obligor agrees that The Limitation of Civil Rights Act

(Saskatchewan) shall have no application to this security agreement, the Security Interest or any other security made, given or created thereby, or to any agreement or instrument renewing or extending or collateral to this security agreement.

     IN WITNESS WHEREOF the Obligor has caused this security agreement to be executed by its duly authorized officer as of the date first above written.

GENERAL CABLE COMPANY
By:
Authorized Signing Officer

EXHIBIT 1
FORM OF DEPOSIT ACCOUNT CONTROL AGREEMENT

SCHEDULE 3.5(5)
LOCATIONS
None.

SCHEDULE 4.2
PRIOR LIENS
Saskatchewan:
•	Registration # 120698971, as amended, in favour of Caterpillar Financial Services Limited.

•	Registration # 300166620 in favour of Wajax Finance Ltd.
Ontario:
•	File # 623175534, Registration # 20060307 1043 1529 5701 in favour of Ryder Finance Corporation.

•	File # 621735444, Registration # 20060104 1455 1530 6887 in favour of Ryder Finance Corporation.

•	File # 621565947, Registration # 20051223 1402 1462 1746 in favour of Xerox Canada Ltd.

•	File # 621282168, Registration # 20051213 1707 1462 9277 in favour of Xerox Canada Ltd.

•	File # 604943208, Registration # 20040427 1020 8077 7720 in favour of Caterpillar Financial Services Limited.
Quebec:
•	Registration # 05-0108320-0001 in favour of Liftow Limitée.

•	Registration # 04-0737774-0002 in favour of LiftCapital Corporation/Corporation LiftCapital.

•	Registration # 04-0737774-0001 in favour of LiftCapital Corporation/Corporation LiftCapital.

•	Registration # 04-0145876-0001 in favour of LiftCapital Corporation/Corporation LiftCapital.

•	Registration # 03-0688813-0001 in favour of Les Services Financiers Capterpillar Limitee.

•	Registration # 03-0397373-0004 in favour of Citicorp Vendor Finance, Ltd.
Nova Scotia:
•	Registration # 6083524 in favour of Caterpillar Financial Services Ltd.

•	Registration # 8114364 in favour of Caterpillar Financial Services Ltd.

SCHEDULE 4.9
CONSENTS
     None.

Exhibit K
October 31, 2007
Merrill Lynch Capital, a division of
Merrill Lynch Business Financial
Services, Inc. as Collateral Agent
222 North LaSalle Street, 16th Floor
Chicago, IL 60601
The Lenders which are parties to the
Credit Agreement referred to below
Ladies and Gentlemen:
     We have acted as counsel to General Cable Industries, Inc., a Delaware corporation (“Borrower”) and those affiliated companies listed on Schedule A hereto (collectively, “Guarantors” and along with Borrower, sometimes referred to as “Loan Parties”) in connection with the loan transactions contemplated by that certain Third Amended and Restated Credit Agreement dated as of the date hereof(the “Credit Agreement”) by and Borrower, General Cable Corporation (the “Company”); the other persons party thereto as guarantors from time to time; the Lenders (as defined therein) including the Swingline Lender (as defined therein), the Issuing Banks (as defined therein), and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as administrative agent for the Lenders (in such capacity, “Administrative Agent”) and as collateral agent (in such capacity, “Collateral Agent”) and as security trustee; and the other Transaction Documents (as defined herein) to which Loan Parties, or one or more of them, are parties. The Lenders, Collateral Agent, Administrative Agent, Swingline Lender and Issuing Banks are collectively referred to as “Lender Parties”. Among the Loan Parties, (i) GC Global Holdings, Inc., a Delaware corporation, Phelps Dodge International Corporation, a Delaware Corporation, Phelps Dodge Enfield Corporation, a Delaware Corporation, PD Wire & Cable Sales Corporation, a Delaware Corporation, and Phelps Dodge National Cables Corporation, a Delaware Corporation, are collectively referred to as the “New Domestic Guarantors”, (ii) Borrower together with those Guarantors incorporated under the laws of the United States other than the New Domestic Guarantors are collectively referred to as the “Existing Domestic Loan Parties”, (iii) those Guarantors which are not incorporated under the laws of the United States are collectively referred to as the “Foreign Guarantors” and (iv) Marathon Steel Company, an Arizona corporation, is referred to as “Marathon”.

Merrill Lynch Capital & Lenders

October 31, 2007
     This opinion is being issued to you pursuant to the requirements of Section 4.01(d) of the Credit Agreement. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.
     We have from time to time acted as counsel to the Loan Parties in connection with a variety of specific matters referred to us by them, but our services are limited to such specific matters. We do not have knowledge of all transactions in which the Loan Parties engage or their respective day to day operations or activities, and no inference should be drawn as to our knowledge beyond the scope of the specific matters as to which we have been engaged as counsel to one or more Loan Parties.
     In rendering this opinion, we have examined only the documents listed in Schedule B (collectively, the “Transaction Documents”), the corporate governance documents and certificates of governmental officials listed on Schedule C to this opinion, and the agreements referenced in paragraph 3(b)(iv) of this letter. We have assumed and relied, as to matters of fact and mixed questions of law and fact, upon the truth and completeness of all factual matters set forth in the certificates of governmental officials, certain certificates of the Loan Parties as to such matters as we have determined, the representations and warranties of each Loan Party set forth in the Transaction Documents and the certifications of the Secretary of each Loan Party set forth in the corporate governance documents listed on Schedule C, specifically including without limitation the certificate of good standing or equivalent thereof with respect to each Loan Party (other than Marathon and the Foreign Guarantors) issued by the appropriate officer of the jurisdiction of incorporation or formation of each such Loan Party listed as item D under the heading for each such Loan Party on Schedule C (such certificates as to such Loan Parties, the “Good Standing Certificates”).
     We have not made any independent investigation in rendering this opinion other than the examination described above, and our opinion is therefore qualified in all respects by the scope thereof. We make no representation as to the sufficiency of our investigation for your purposes.
     In rendering this opinion, we have assumed and relied upon the following:
A.	the authenticity, accuracy, completeness and due authorization of all documents and certificates submitted to us, other than due authorization by to the Loan Parties (excluding Marathon and the Foreign Guarantors) with respect to the Transaction Documents to which they are a party;

B.	the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic or reproduced copies;

Merrill Lynch Capital & Lenders

October 31, 2007
C.	(i) all Lender Parties, all of the Foreign Guarantors and Marathon have full power and authority to execute and deliver, and perform the obligations required of each such party (as applicable) described in, the Transaction Documents to which they are a party;
     (ii) execution, delivery and performance of the Transaction Documents by the Lender Parties, by the Foreign Guarantors and by Marathon (x) has been duly authorized by all necessary action on behalf of each Lender Party, each Foreign Guarantor and Marathon and (y) such execution, delivery and performance will not conflict with or violate and will not cause or result in a violation or breach of: (a) any law by which any such Lender Party, any such Foreign Guarantor or Marathon is bound or to which it is subject, (b) any agreements, injunctions, orders or decrees by which any such Lender Party, any such Foreign Guarantor or Marathon is bound (except to the extent expressly opined on by us in opinion paragraph 3(b)(iii) or (iv) below with respect to any such agreements, injunctions, orders or decrees by which any such Foreign Guarantor or Marathon is bound), or (c) the charter or organizational documents or resolutions of any such Lender Party, any such Foreign Guarantor or Marathon; and
     (iii) all persons acting on behalf of each Lender Party, each Foreign Guarantor and Marathon have the authority to do so;
D.	the Credit Agreement and the other Transaction Documents are valid and legally binding upon, and enforceable against, all parties (other than the Loan Parties party thereto (excluding the Foreign Guarantors and Marathon)) in accordance with their terms;

E.	each of the Loan Parties has rights in the Collateral (as defined in the Credit Agreement) in which such Loan Party is granting or reconfirming a security interest or other Lien;

F.	there has not been any mutual misunderstanding or mistake of fact among the parties to the Transaction Documents, or fraud, duress or undue influence on the part of any Agent or Lenders;

G.	all of the agreements and documents reviewed by us other than the Transaction Documents are valid, binding and enforceable against the parties thereto;

Merrill Lynch Capital & Lenders

October 31, 2007
H.	Merrill Lynch Capital has offices in, and conducts active business operations in, New York, New York;

I.	all natural persons acting on behalf of any party to the Transaction Documents and/or any party to any other documents, certificates and records examined by us in connection herewith have the legal capacity and competency to do so; and

J.	the US Security Agreement (as defined in the Credit Agreement), as amended by that certain First Amendment to Security Agreement dated June 16, 2006, remains in full force and in effect and has not been terminated, amended or modified since the date of the execution thereof except for those modifications pursuant to (i) such First Amendment, (ii) the Master Reaffirmation dated October 22, 2004 executed by Collateral Agent, Borrower and the other persons party thereto in connection with the First Restated Credit Agreement (as defined in the Credit Agreement), (iii) the Master Reaffirmation dated November 23, 2005 executed by Collateral Agent, Borrower and the other persons party thereto in connection with the Prior Credit Agreement (as defined in the Credit Agreement) and (iv) any Joinder Agreements in substantially the form of Exhibit 3 to the US Security Agreement and/or Securities Pledge Amendments in substantially the form of Exhibit 2 thereto delivered from time to time to Administrative Agent in connection with the US Security Agreement under the circumstances contemplated by such US Security Agreement.
     Opinions or facts qualified by the phrase “to our knowledge” or “of which we have knowledge” refer to actual knowledge obtained in the course of the examination described above and is intended to indicate that no information that would give us current actual knowledge of the inaccuracy of such statements has come to the attention of those attorneys in this firm who have rendered material legal services to the Borrower and Guarantors in connection with the transactions contemplated by the Transaction Documents. However, we have not undertaken any independent investigation to determine the accuracy of any such statements, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation and no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn simply from the fact of our representation of the Borrower and Guarantors.
     Based upon and subject to the assumptions, qualifications, exclusions, exceptions and limitations set forth above and below, it is our opinion that:’

Merrill Lynch Capital & Lenders

October 31, 2007
     1. Based solely on the respective Good Standing Certificates, each of the Loan Parties other than Marathon and the Foreign Guarantors is validly existing and in good standing under the laws of the jurisdiction of its organization.
     2. Other than with respect to Marathon and the Foreign Guarantors, (a) the transactions contemplated by the Transaction Documents are within the corporate, limited partnership or limited liability company powers of the Loan Parties party thereto and have been duly authorized by all necessary corporate, limited partnership or limited liability company action and, if required, stockholder, partner or member action; (b) each Transaction Document has been duly executed and delivered by the Loan Parties party thereto; and (c) each Transaction Document (excluding the Mortgage Amendments) constitutes a legal, valid and binding obligation of the Loan Parties party thereto, enforceable in accordance with its terms.
     3. Other than with respect to Marathon and the Foreign Guarantors (as to clauses (a) and (b)(i) and (ii) below), the execution, delivery and performance of the respective Transaction Documents by each Loan Party party thereto (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority within the United States of America on behalf of such Loan Party, except such as have been obtained or made and are in full force and effect, and (b) will not violate, contravene or constitute a breach of (i) any applicable law or regulation of the United States of America or any political subdivision or agency thereof , (ii) the charter, by-laws or other organizational documents of such Loan Party, (iii) any order or decree known to us of any Governmental Authority within the United States of America, or (iv) any agreement or instrument which is listed as an exhibit on the Annual Report on Form 10-K for the year ended December 31, 2006 of General Cable Corporation (the “Company”) or any subsequent filing by the Company under the Exchange Act (and that certain Indenture related to the 1.00% Senior Convertible Notes Due 2012, dated October 2, 2007).
     4. With respect to the New Domestic Guarantors:
          (a)The respective Joinder Agreement to which each of the New Domestic Guarantors is a party creates a security interest in favor of Collateral Agent for the benefit of the Lenders in all of the right, title and interest of each New Domestic Guarantor and to the Pledged Collateral (as defined in the US Security Agreement) of each such New Domestic Guarantor to the extent such Pledged Collateral consists of personal property in which a security interest may be created under Article 9 of the Uniform Commercial Code of the State of New York (the “UCC Collateral”).

Merrill Lynch Capital & Lenders

October 31, 2007
          (b) The UCC-1 financing statements concerning the New Domestic Guarantors attached hereto as Exhibit I (the “New Domestic Guarantor Financing Statements”) are in proper form for filing with the office of the Secretary of State of Delaware and, assuming that the New Domestic Guarantor Financing Statements are properly filed with the Secretary of State of Delaware, the security interests referred to in paragraph 5(a) above shall be perfected security interests, to the extent that the UCC Collateral of each New Domestic Guarantor consists of personal property of the respective New Domestic Guarantor in which a security interest may be perfected by filing a financing statement under Article 9 of the Uniform Commercial Code of Delaware.
          (c) Upon (i) the acquisition by any Existing Domestic Loan Party of any rights and to any Equity Interests issued by the New Domestic Guarantors (collectively, all such Equity Interests as to all such New Domestic Guarantors, the “New Guarantor Pledged Securities”) or (ii) the execution and delivery of the Joinder Agreements by any New Domestic Guarantor that is the holder of any New Guarantor Pledged Securities, together in each case with execution and delivery of the applicable Securities Pledge Amendments and with delivery to and the continued possession by the Collateral Agent in the State of New York of the certificates (to the extent such interests are certificated) representing the New Guarantor Pledged Securities and undated stock powers properly executed in blank or endorsed in blank with respect thereto, a valid and duly perfected security interest in the New Guarantor Pledged Securities (to the extent the laws of the State of New York govern such validity and perfection) described in such Securities Pledge Amendments will be created.
     5. With respect to Existing Domestic Loan Parties:
          (a) The Master Reaffirmation is effective to ratify and confirm the security interest created under the US Security Agreement in favor of Collateral Agent for the benefit of the Lenders in all of the right, title and interest of each Existing Domestic Loan Party and to the UCC Collateral of each such Existing Domestic Loan Party.
          (b) The UCC financing statement amendment concerning General Cable Overseas Holdings, LLC (“GCOH”) (the “GCOH Financing Statement Amendment”) and the new initial UCC-1 financing statement concerning GCOH (the “GCOH New Financing Statement”), each in the forms attached hereto as Exhibit II, are in proper form for filing with the office of the Secretary of State of Delaware. Assuming that (i) the “Financing Statements” concerning the Existing Domestic Loan Party (the

Merrill Lynch Capital & Lenders

October 31, 2007
“Original Financing Statements”) described in our opinion letter addressed to the administrative agent, collateral agent and lenders under the Original Credit Agreement dated November 24, 2003 (the “2003 Opinion”) were filed of record with the Secretary of State in the respective jurisdiction of organization or formation of each Existing Domestic Loan Party as contemplated in that 2003 Opinion, (ii) the GCOH Financing Statement Amendment and the GCOH New Financing Statement are properly filed with the Secretary of State of the State of Delaware and (iii) there have been no UCC financing statement amendments (including without limitation any UCC financing statement termination amendments) filed of record with the Secretary of State in the respective jurisdiction of organization or formation of each Existing Domestic Loan Party with respect to such Original Financing Statements (other than the GCOH Financing Statement Amendment), perfection of the security interests in the UCC Collateral of the Existing Domestic Loan Parties consisting of personal property of each such Existing Domestic Loan Party in which a security interest may be perfected by filing a financing statement under Article 9 of the Uniform Commercial Code of the applicable jurisdiction of organization or formation of each such Existing Domestic Loan Party, to the extent perfection was achieved in conjunction with the Original Credit Agreement and the US Security Agreement, continues unaffected by the execution and delivery of the Credit Agreement and the other Transaction Documents.
          (c) Assuming that certificates (to the extent such interests are certificated) representing the Equity Interests issued by the Existing Domestic Loan Parties held by others of the Existing Domestic Loan Parties (the “Existing Guarantor Pledged Securities”), together with undated stock powers properly executed in blank or endorsed in blank with respect thereto, were delivered to the Collateral Agent on or about the Original Closing Date and that Collateral Agent has maintained continued possession and control of such certificates and stock powers or endorsement in the State of New York in each case as contemplated in the 2003 Opinion, perfection of the security interests in such Existing Guarantor Pledged Securities, to the extent achieved in conjunction with the Original Credit Agreement and the US Security Agreement, continues unaffected by the execution and delivery of the Credit Agreement and the other Transaction Documents.
     6. No Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
     7. Neither the Loans under the Credit Agreement nor the use of proceeds of such Loans (assuming for the purposes of this opinion that the Companies have and will use such proceeds of such Loan only for the purposes contemplated by and permitted

Merrill Lynch Capital & Lenders

October 31, 2007
under the Credit Agreement) will result in a violation of the provisions of the Regulations of the Board, including, without limitation, Regulation U or X thereof.
     We confirm to you that we are not representing any of the Loan Parties in any pending litigation in which it is a named defendant that challenges the validity or enforceability of the Transaction Documents or seeks to enjoin the Transaction Documents.
     Notwithstanding anything in this opinion letter to the contrary, we express no opinion whatsoever regarding the following (the “Exceptions”):
     A. the effect of bankruptcy, reorganization, insolvency, fraudulent conveyance, fraudulent transfer, moratorium and other similar laws or equitable principles affecting creditors’ rights and remedies generally or general principles of equity (including, without limitation, concepts of conscionability, materiality, reasonableness, good faith and fair dealing) on the enforceability of the Transaction Documents regardless of whether considered in a proceeding at law or in equity.
     B. the validity, enforceability, recordability or priority of any Mortgage, or any amendment, modification or supplement thereto, or the perfection of a security interest on fixtures;
     C. the creation or perfection of Collateral Agent’s security interest in, or the validity or enforceability of any security interest in or lien on, any Collateral that consists of (a) any interest in or claim in or under any policy of insurance; (b) any interest in consumer goods, equipment used in farming operations, farm products, crops, timber, minerals or the like (including oil and gas) or accounts or general intangibles resulting from the sale of farm products or minerals or the like (including oil and gas), letters of credit, commercial tort claims, beneficial interests in a trust or decedent’s estate or motor vehicles; or (c) items that are subject to a requirement of any jurisdiction that provides for a registration, a certificate of title or a filing under any state or federal law other than the filing of a financing statement under the Uniform Commercial Code in order to perfect a security interest therein;
     D. the priority of Collateral Agent’s security interest in any or all of the Collateral;
     E. the existence, condition or state of any Loan Party’s title to, or rights in, any of the Collateral;

Merrill Lynch Capital & Lenders

October 31, 2007
     F. the enforceability of remedies allowing the Collateral Agent to realize upon any Collateral consisting of claims against any Governmental Authority (including, without limitation, the United States of America or any state thereof or any agency or department thereof or of any state) which may be limited by the Federal Assignment of Claims Act or similar state or local law;
     G. the extent to which any restriction on the right of any Loan Party to transfer or assign any Loan Party’s interest in any accounts, chattel paper or general intangibles is rendered ineffective under Sections 9-406, 9-407 or 9-408 of the Uniform Commercial Code;
     H. the validity or enforceability of any liens or security interests granted to Collateral Agent as security for obligations hereafter incurred by any Loan Party which are not incurred pursuant to the Transaction Documents;
     I. the effect of any “doing business” statutes in any state on the validity or enforceability of obligations owing, or security interests granted, to Collateral Agent or any other Lender Party;
     J. the compliance or noncompliance of any real estate, personal property or business operations of any Loan Party with federal, state or local laws, statutes, ordinances, rules or regulations;
     K. the availability of equitable remedies, including, without limitation, specific performance, appointment of a receiver and injunctive relief;
     L. the effect of applicable laws and court decisions which may limit or render unenforceable certain rights and remedies under the Transaction Documents, provided, however, that (other than any economic consequences of any procedural delays) the potential unenforceability of any particular provisions of the Transaction Documents as to remedies after default will not be reasonably likely to render the provisions of the Transaction Documents, taken as a whole, inadequate for the practical realization of the principal legal rights and benefits contemplated by the Transaction Documents;
     M. the compliance with, or any governmental or regulatory filing, approval, authorization, license or consent required by or under any (a) federal or state health or environmental law; (b) federal or state antitrust law; (c) federal or state securities law; (d) federal or state taxation law; (e) federal or state worker health or safety, subdivision, building code, use and occupancy, zoning or permitting or land use matter; (f) federal or state patent, trademark or copyright law (including, but not limited to, any filings and

Merrill Lynch Capital & Lenders

October 31, 2007
registrations of any patent, trademark or copyright with any Governmental Authority); or (g) federal or state labor or employment law (including, but not limited to, pension and employee benefit law, rule or regulation); or
     N. the validity, enforceability or effectiveness of the following contractual provisions, to the extent included in the Transaction Documents (i) waivers of notices and hearing, (ii) waivers of defenses and releases, (iii) waivers of jury trials, (iv) self-help, (v) appointment of an Agent or a Lender as attorney-in-fact for any Loan Party or of a third party as agent to receive service of process on behalf of any Loan Party, (vi) waivers of exemptions and stays of execution, (vii) waivers of rights of marshaling, (viii) provisions increasing a Loan Party’s obligations in accordance with capital adequacy requirements, (ix) waivers of statutes of limitations, (x) indemnity and contribution provisions, and (xi) waivers of duties or obligations which may be imposed upon an Agent or a Lender concerning protection, preservation or disposition for collateral, or other provisions allowing an Agent or a Lender to act in less than good faith or a commercially reasonable manner, all of which provisions in clauses (i) through (xi) above being potentially limited by the application of constitutional or public policy principles or standards of unconscionability, or requirements of commercial reasonableness and good faith;
     O. the validity or enforceability of provisions (i) relating to court costs, attorneys’ fees and expenses which may be chargeable or recoverable in any judicial proceedings in excess of those which are actually incurred and would be reasonable under the applicable circumstances, (ii) relating to interest or interest rates after judgment is obtained in excess of the maximum rate permitted by applicable law, or (iii) relating to either late charges or increased interest after default to the extent the same would exceed losses or costs actually incurred by a Lender or would be deemed penalties;
     P. the validity or enforceability of any indemnity from a Loan Party to the extent it would protect an Indemnitee from the negligence or misconduct of such Indemnitee, its predecessor in interest or its agent;
     Q. provisions purporting to deny any Agent or Lender responsibility for or insulate any Lender Party from liability for environmental conditions or activities or breaches of environmental laws, rules or regulations to the extent such responsibility or obligations may be imposed upon a Lender Party under applicable law;
     R. acceleration of a Loan Party’s obligations under the Transaction Documents or other exercise of rights or remedies upon the occurrence of a technical or non-material breach or violation or notwithstanding any course of conduct, action or dealing on any Agent’s or Lender’s part;

Merrill Lynch Capital & Lenders

October 31, 2007
     S. the validity or enforceability of provisions permitting a purchaser of a participation interest in any of the Revolving Loans to setoff or apply any deposit, property or indebtedness against any of the Obligations;
     T. the enforceability of Section 7.08 of the Credit Agreement;
     U. the effect, if any, of any Canadian laws on the validity or enforceability of the Transaction Documents upon the Foreign Guarantors;
     V. the validity, enforceability or effectiveness of the following contractual provisions: (i) any waivers or variations of rights of a debtor or obligor or duties of a secured party in violation of the limits set forth in Section 9-602 of the Uniform Commercial Code, or (ii) any provision that may be deemed to impose on any Lender Party standards for the care of any Pledged Collateral in the possession or control of such Lender Party that would violate Section 9-207 or 9-208 of the Uniform Commercial Code, or to render such standards inapplicable; or
     W. Section 552 of the United States Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the United States Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of the case.
     We call your attention to the following limitations: (a) the continued perfection of the security interest in proceeds of Collateral is limited by Section 9-315 of the Uniform Commercial Code; (b) the Uniform Commercial Code requires the filing of an amendment to the Financing Statements effecting the continuation thereof within the period of six (6) months prior to the expiration of five (5) years from the date of the filing of the Financing Statements; and (c) if any Loan Party changes its jurisdiction of formation, or changes its name, identity or corporate structure such that the Financing Statement becomes seriously misleading, an amendment to the Financing Statements or the filing of additional financing statements will be required.
     This opinion letter is limited to the laws of the State of New York, the State of Delaware and the State of New Jersey and the federal laws of United States of America, in each case, which in our experience are applicable to transactions of the type contemplated by the Transaction Documents. In rendering this opinion letter, we have assumed compliance with all other laws, to the extent applicable.

Merrill Lynch Capital & Lenders

October 31, 2007
     This opinion is given as of the date hereof and is limited to the facts, circumstances and matters set forth herein and to laws presently in effect. No opinion may be inferred or is implied beyond matters expressly set forth herein, and we do not undertake and assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in law which may hereafter occur. This opinion letter is not a guaranty and should not be construed or relied on as such.
     This opinion is solely for the benefit of each of the Lender Parties and their respective permitted successors and assigns in connection with the Transaction Documents and this opinion may not be quoted or relied upon by, nor may copies be delivered to, any other person and it may not be used for any other purpose, without the prior written consent of a partner of this Firm.
Very truly yours,
BLANK ROME LLP, a
Pennsylvania limited liability partnership

Schedule A
Borrower
General Cable Industries, Inc., a Delaware Corporation
Guarantors – Domestic Entities

General Cable Corporation, a Delaware Corporation
GK Technologies, Incorporated, a New Jersey Corporation
Marathon Manufacturing Holdings, Inc., a Delaware Corporation
Diversified Contractors, Inc., a Delaware Corporation
MLTC Company, a Delaware Corporation
Marathon Steel Company, an Arizona Corporation
General Cable Management, LLC, a Delaware Limited Liability Company
General Cable Texas Operations, L.P., a Delaware Limited Partnership
General Cable Industries, LLC, a Delaware Limited Liability Company
General Cable Technologies Corporation, a Delaware Corporation
Genca Corporation, a Delaware Corporation
General Cable Overseas Holdings, LLC, a Delaware Limited Liability Company
GC Global Holdings, Inc., a Delaware Corporation
Phelps Dodge International Corporation, a Delaware Corporation
Phelps Dodge Enfield Corporation, a Delaware Corporation
PD Wire & Cable Sales Corporation, a Delaware Corporation
Phelps Dodge National Cables Corporation, a Delaware Corporation
Guarantors – Canadian Entities
General Cable Company, a Nova Scotia, Canada Corporation
General Cable Canada Ltd., an Ontario Canada entity

Schedule B
     Transaction Documents Reviewed:
     1. The Third Amended and Restated Credit Agreement dated as of October 31, 2007 by and among General Cable Industries. Inc., as Borrower, General Cable Corporation and The Other Guarantors Party thereto, as Guarantors, the Lenders party thereto, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services, Inc., as Collateral Agent, as Administrative Agent, as Swingline Lender and as Sole Lead Arranger; National City Business Credit, Inc. and Wachovia Capital Finance, as Co-Syndication Agents; Bank of America, N.A., as Documentation Agent; and UBS AG, Stamford Branch and Merrill Lynch Bank USA, as Issuing Banks (“Credit Agreement”).
     2. The US Security Agreement (as defined in the Credit Agreement).
     3. The Master Reaffirmation and Amendment to Security Documents (“Master Reaffirmation”) dated as of October 31, 2007 by and among General Cable Industries, Inc., as Borrower, the Guarantors Party thereto, and Merrill Lynch Capital, as Collateral Agent and Administrative Agent.
     4. The Third Amended and Restated Revolving Notes dated as of October 31, 2007 issued by Borrower in favor of the Lenders and the Third Amended and Restated Swingline Note dated as of October 31, 2007 issued by Borrower in favor of Swingline Lender.
     5. The Joinder Agreement dated as of October 31, 2007 by and between GC Global Holdings, Inc. and Merrill Lynch Capital as the Collateral Agent under the US Security Agreement and as Administrative Agent under the Prior Credit Agreement (the “GCGH Joinder”).
     6. The Joinder Agreement dated as of October 31, 2007 by and between Phelps Dodge International Corporation and Merrill Lynch Capital as the Collateral Agent under the US Security Agreement (the “PDIC Joinder”).
     7. The Joinder Agreement dated as of October 31, 2007 by and between Phelps Dodge Enfield Corporation and Merrill Lynch Capital as the Collateral Agent under the US Security Agreement (the “PD Enfield Joinder”).
     8. The Joinder Agreement dated as of October 31, 2007 by and between PD Wire & Cable Sales Corporation and Merrill Lynch Capital as the Collateral Agent under the US Security Agreement (the “PD Wire & Cable Joinder”).
     9. The Joinder Agreement dated as of October 31, 2007 by and between Phelps Dodge National Cables Corporation and Merrill Lynch Capital as the Collateral Agent under the US Security Agreement (the “PD National Joinder”, and, together with the GCGH Joinder, the PDIC Joinder, the PD Enfield Joinder and the PD Wire & Cable Joinder, the “Joinder Agreements”).
     10. The Securities Pledge Amendment dated as of October 31, 2007 by and between General Cable Overseas Holdings, Inc. (predecessor in interest to General Cable Overseas

Holdings LLC) and Merrill Lynch Capital as the Collateral Agent under the US Security Agreement (the “GCOH Securities Pledge Amendment”).
     11. The Securities Pledge Amendment dated as of October 31, 2007 by and between General Cable Industries, Inc. and Merrill Lynch Capital as the Collateral Agent under the US Security Agreement (the “Borrower Securities Pledge Amendment”).
     12. The Securities Pledge Amendment dated as of October 31, 2007 by and between GK Technologies, Incorporated. and Merrill Lynch Capital as the Collateral Agent under the US Security Agreement (the “Intermediate Holdings Securities Pledge Amendment”).
     13. The Securities Pledge Amendment dated as of October 31, 2007 by and between Phelps Dodge International Corporation and Merrill Lynch Capital as the Collateral Agent under the US Security Agreement (the “PDIC Securities Pledge Amendment”, and, together with the GCOH Securities Pledge Amendment, the Borrower Securities Pledge Amendment and the Intermediate Holdings Securities Pledge Amendment, the “Securities Pledge Amendments”).
     14. The Assignment of Representations, Warranties, Covenants, Indemnities dated as of October 31, 2007 by and among General Cable Corporation, General Cable Industries, Inc., GK Technologies, Incorporated, General Cable Company and Collateral Agent under the Credit Agreement.
     15. The Fee Letter dated as of October 31, 2007 by and among General Cable Industries. Inc., as Borrower, and Merrill Lynch Capital as Administrative Agent and Collateral Agent under the Credit Agreement.
     16. Third Amendment of Mortgage, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement regarding real property located at Jones Mill (Malvern), AR (Hot Springs County) by General Cable Industries, Inc. in favor of Collateral Agent.
     17. Third Amendment of Open-End Mortgage Deed, Security Agreement and Assignment of Leases and Rents regarding real property located at Willimantic, CT (Town of Windham) by General Cable Industries, Inc. in favor of Collateral Agent.
     18. Third Amendment of Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement regarding real property located at DuQuoin, IL (Perry County) by General Cable Industries, Inc. in favor of Collateral Agent.
     19. Fourth Amendment of Mortgage, Security Agreement, Assignment of Leases and Rents and Financing Statement regarding real property located at Marion, IN (Grant County) by General Cable Industries, Inc. in favor of Collateral Agent.
     20. Third Amendment of Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement regarding real property located at Highland Heights, KY (Campbell County)  by General Cable Technologies Corporation and
     GK Technologies, Incorporated in favor of Collateral Agent.

     21. Third Amendment of Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement regarding real property located at Lawrenceburg, KY (Anderson County)  by GK Technologies, Incorporated  in favor of Collateral Agent.
     22. Third Amendment of Mortgage, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement regarding real property located at Manchester, NH (Hillsborough County)   by General Cable Industries, Inc. in favor of Collateral Agent.
     23. Third Amendment of Open-End Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing regarding real property located at Altoona, PA (Blair County) by General Cable Industries, Inc. in favor of Collateral Agent.
     24. Third Amendment of Open-End Mortgage, Mortgage, Assignment of Leases and Rents and Fixture Filing/Financing Statement regarding real property located at Lincoln, RI (Town of Lincoln) by General Cable Industries, LLC in favor of Collateral Agent.
     25. Third Amendment of Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement regarding real property located at Jackson, TN (Madison County) by General Cable Industries, Inc. in favor of Collateral Agent.
     26. Fourth Amendment of Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement. Scottsville (Marshall), TX (Harrison County) by General Cable Industries, Inc. in favor of Collateral Agent. (Transaction Documents #16 through 26 are collectively referred to as the “Mortgage Amendments”)

Schedule C
               The following is a complete list of the corporate governance documents and certificates of governmental officials reviewed for this Opinion:
I.	General Cable Industries, Inc.

A.	Secretary’s Certificate dated as October 31, 2007.

B.	Bylaws certified as true by the Secretary’s Certificate as of October 31, 2007.

C.	Certified copy of the Certificate of Incorporation including all amendments from the Secretary of State of Delaware dated October 30, 2007.

D.	Delaware Certificate of Good Standing dated October 30, 2007.

E.	Authorizing Resolutions dated October 31, 2007.

II.	General Cable Industries, LLC

A.	Secretary’s Certificate dated as October 31, 2007.

B.	Bylaws certified as true by the Secretary’s Certificate as of October 31, 2007.

C.	Certified copy of the Certificate of Formation including all amendments from the Secretary of State of Delaware dated October 30, 2007.

D.	Delaware Certificate of Good Standing dated October 30, 2007.

E.	Authorizing Resolutions dated October 31, 2007.

III.	GK Technologies, Incorporated

A.	Secretary’s Certificate dated as October 31, 2007.

B.	Bylaws certified as true by the Secretary’s Certificate as of October 31, 2007.

C.	Certified copy of the Certificate of Incorporation including all amendments from the Secretary of State of New Jersey dated October 30, 2007.

D.	New Jersey Certificate of Good Standing dated October 25, 2007.

E.	Authorizing Resolutions dated October 31, 2007.

IV.	Marathon Manufacturing Holdings, Inc.

A.	Secretary’s Certificate dated as October 31, 2007.

B.	Bylaws certified as true by the Secretary’s Certificate as of October 31, 2007.

C.	Certified copy of the Certificate of Incorporation including all amendments from the Secretary of State of Delaware dated October 30, 2007.

D.	Delaware Certificate of Good Standing dated October 30, 2007.

E.	Authorizing Resolutions dated October 31, 2007.

V.	General Cable Corporation

A.	Secretary’s Certificate dated as October 31, 2007.

B.	Bylaws certified as true by the Secretary’s Certificate as of October 31, 2007.

C.	Certified copy of the Certificate of Incorporation including all amendments from the Secretary of State of Delaware dated October 30, 2007.

D.	Delaware Certificate of Good Standing dated October 30, 2007.

E.	Authorizing Resolutions dated October 29, 2007.

VI.	General Cable Overseas Holdings, LLC

A.	Secretary’s Certificate dated as October 31, 2007.

B.	Limited Liability Company Operating Agreement certified as true by the Secretary’s Certificate as of October 31, 2007.

C.	Certified copy of the Certificate of Formation from the Secretary of State of Delaware dated October 30, 2007.

D.	Delaware Certificate of Good Standing dated October 31, 2007.

E.	Authorizing Resolutions dated October 31, 2007

VII.	General Cable Management LLC

A.	Secretary’s Certificate dated as October 31, 2007.

B.	Limited Liability Company Operating Agreement certified as true by the Secretary’s Certificate as of October 31, 2007.

C.	Certified copy of the Certificate of Formation from the Secretary of State of Delaware dated October 30, 2007.

D.	Delaware Certificate of Good Standing dated October 30, 2007.

E.	Authorizing Resolutions dated October 31, 2007.

VIII.	General Cable Texas Operations, L.P.

A.	Secretary’s Certificate dated as October 31, 2007.

B.	Limited Partnership Agreement certified as true by the Secretary’s Certificate as of October 31, 2007.

C.	Certified Copy of Certificate of Limited Partnership from the Secretary of State of Delaware dated October 30, 2007.

D.	Delaware Certificate of Good Standing dated October 30, 2007.

E.	Authorizing Resolutions dated October 31, 2007.

IX.	General Cable Technologies Corporation

A.	Secretary’s Certificate dated as October 31, 2007.

B.	Bylaws certified as true by the Secretary’s Certificate as of October 31, 2007.

C.	Certified copy of the Certificate of Incorporation including all amendments from the Secretary of State of Delaware dated October 30, 2007.

D.	Delaware Certificate of Good Standing dated October 30, 2007.

E.	Authorizing Resolutions dated October 31, 2007.

X.	Diversified Contractors, Inc.

A.	Secretary’s Certificate dated as October 31, 2007.

B.	Bylaws certified as true by the Secretary’s Certificate as of October 31, 2007.

C.	Certified copy of the Certificate of Incorporation including all amendments from the Secretary of State of Delaware dated October 30, 2007.

D.	Delaware Certificate of Good Standing dated October 30, 2007.

E.	Authorizing Resolutions dated October 31, 2007.

XI.	Genca Corporation

A.	Secretary’s Certificate dated as October 31, 2007.

B.	Bylaws certified as true by the Secretary’s Certificate as of October 31, 2007.

C.	Certified copy of the Certificate of Incorporation from the Secretary of State of Delaware dated October 30, 2007.

D.	Delaware Certificate of Good Standing dated October 30, 2007.

E.	Authorizing Resolutions dated October 31, 2007.

XII.	MLTC Company

A.	Secretary’s Certificate dated as October 31, 2007.

B.	Bylaws certified as true by the Secretary’s Certificate as of October 31, 2007.

C.	Certified copy of the Certificate of Incorporation including all amendments from the Secretary of State of Delaware dated October 30, 2007.

D.	Delaware Certificate of Good Standing dated October 30, 2007.

E.	Authorizing Resolutions dated October 31, 2007.

XIII.	Phelps Dodge International Corporation

A.	Secretary’s Certificate dated as October 31, 2007.

B.	Bylaws certified as true by the Secretary’s Certificate as of October 31, 2007.

C.	Certified copy of the Certificate of Incorporation including all amendments from the Secretary of State of Delaware dated October 30, 2007.

D.	Delaware Certificate of Good Standing dated October 30, 2007.

E.	Authorizing Resolutions dated October 31, 2007.

XIV.	Phelps Dodge Enfield Corporation

A.	Secretary’s Certificate dated as October 31, 2007.

B.	Bylaws certified as true by the Secretary’s Certificate as of October 31, 2007.

C.	Certified copy of the Certificate of Incorporation including all amendments from the Secretary of State of Delaware dated October 30, 2007.

D.	Delaware Certificate of Good Standing dated October 30, 2007.

E.	Authorizing Resolutions dated October 31, 2007.

XV.	PD Wire & Cable Sales Corporation

A.	Secretary’s Certificate dated as October 31, 2007.

B.	Bylaws certified as true by the Secretary’s Certificate as of October 31, 2007.

C.	Certified copy of the Certificate of Incorporation including all amendments from the Secretary of State of Delaware dated October 30, 2007.

D.	Delaware Certificate of Good Standing dated October 30, 2007.

E.	Authorizing Resolutions dated October 31, 2007.

XVII.	Phelps Dodge National Cables Corporation

A.	Secretary’s Certificate dated as October 31, 2007.

B.	Bylaws certified as true by the Secretary’s Certificate as of October 31, 2007.

C.	Certified copy of the Certificate of Incorporation from the Secretary of State of Delaware dated October 30, 2007.

D.	Delaware Certificate of Good Standing dated October 30, 2007.

E.	Authorizing Resolutions dated October 31, 2007.

XVIII.	GC Global Holdings, Inc.

A.	Secretary’s Certificate dated as October 31, 2007.

B.	Bylaws certified as true by the Secretary’s Certificate as of October 31, 2007.

C.	Certified copy of the Certificate of Incorporation from the Secretary of State of Delaware dated October 30, 2007.

D.	Delaware Certificate of Good Standing dated October 30, 2007.

E.	Authorizing Resolutions dated October 31, 2007.

EXHIBIT I

UCC-1 FINANCING STATEMENTS FOR NEW DOMESTIC GUARANTORS
See Attached

EXHIBIT II

UCC FINANCING STATEMENT AMENDMENT AND NEW INITIAL UCC-1 FINANCING STATEMENT RE GCOH
See Attached

EXHIBIT L-1
[Form of]
INTERCOMPANY NOTE
AMONG LOAN PARTIES
New York, New York
     FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to the order of such other entity listed below (each, in such capacity, a “Payee”), in lawful money of the United States of America (or other lawful currency of the country of domicile of Payor) in immediately available funds, at such location in the United States of America as a Payee shall from time to time designate, the unpaid principal amount of all loans and advances made by such Payee to such Payor. Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.
     This note (“Note”) is one of the intercompany notes referred to in the Third Amended and Restated Credit Agreement dated as of October 31, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among GENERAL CABLE INDUSTRIES, INC., a Delaware corporation, the Lenders (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Guarantors, MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc. as administrative agent (in such capacity, together with its successors, assignees and designated agents, the “Administrative Agent”) for the Lenders, and as collateral agent for the Secured Parties (in such capacity, together with its successors, assignees and designated agents, the “Collateral Agent”), and is subject to the terms thereof, and shall be pledged by each Payee pursuant to the Security Agreements and Foreign Pledge Agreements. Each Payee hereby acknowledges and agrees that the Collateral Agent may exercise all rights provided in the Credit Agreement, the Security Agreements and Foreign Pledge Agreements with respect to this Note.
     Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Payor that is the Borrower or a Guarantor to any Payee other than Borrower shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Obligations of such Payor under the Credit Agreement, including, without limitation, where applicable, under such Payor’s guarantee of the Obligations under the Credit Agreement (such Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (a) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):
     (a) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Payor or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor, whether or not involving insolvency or bankruptcy, then (i) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before any Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (ii) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Payee would otherwise be entitled (other than debt securities of such Payor that are subordinated, to at least the same extent as this Note, to

1

the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness.
     (b) If any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (a) above before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives or designated agents), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.
     To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Payee and each Payor hereby agree that the subordination of this Note is for the benefit of the Collateral Agent and the other Secured Parties. The Collateral Agent and the other Secured Parties are obligees under this Note to the same extent as if their names were written herein as such and the Collateral Agent may, on behalf of the itself, and the other Secured Parties, proceed to enforce the subordination provisions herein.
     The indebtedness evidenced by this Note owed by any Payor that is not the Borrower or a Guarantor shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Payor.
     Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.
     Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.
     Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.
[The Remainder of This Page Left Intentionally Blank]

2

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.
PAYEE:

[ ]
By:
Name:

Title:

[ ]
By:

Name:

Title:

[ ]
By:

Name:

Title:

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.
PAYOR:

[ ]
By:
Name:

Title:

[ ]
By:

Name:

Title:

[ ]
By:

Name:

Title:

IRREVOCABLE NOTE POWER
     FOR VALUE RECEIVED, each of the undersigned does hereby sell, assign and transfer to                                                              (“Assignee”) that certain Intercompany Note dated October 31, 2007 (“Note”) issued by the parties signatory thereto as Payors in favor of the undersigned.
     Each of the undersigned does hereby irrevocably constitutes and appoints Assignee as attorney-in-fact to transfer the Note with full power of substitution in the premises.
Dated:

[ ]

By:
Name:

Title:

[ ]
By:

Name:

Title:

[ ]
By:

Name:

Title:

EXHIBIT L-2
[Form of]
INTERCOMPANY NOTE
INVOLVING NON-LOAN PARTIES

$[ ]	New York, New York
     FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to the order of such other entity listed below (each, in such capacity, a “Payee”), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as a Payee shall from time to time designate, the principal amount of                      ($                    ) or, if less, the aggregate unpaid principal amount of all loans and advances made by such Payee to such Payor after                     . Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.
     This note (“Note”) is one of the intercompany notes referred to in the Third Amended and Restated Credit Agreement dated as of October 31, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among GENERAL CABLE INDUSTRIES, INC., a Delaware corporation, the Lenders (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Guarantors, MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc. as administrative agent (in such capacity, together with its successors, assignees and designated agents,, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, together with its successors, assignees and designated agents, the “Collateral Agent”), and is subject to the terms thereof, and shall be pledged by each Payee pursuant to the Security Agreements and Foreign Pledge Agreements. Each Payee hereby acknowledges and agrees that the Collateral Agent may exercise all rights provided in the Credit Agreement, the Security Agreements and Foreign Pledge Agreements with respect to this Note.
     The indebtedness evidenced by this Note owed by any Payor shall rank pari passu in right of payment with, any other obligation of such Payor.
     Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.
     Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.
[The Remainder of This Page Left Intentionally Blank]

1

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

PAYOR:	[Insert the name of the Non-Loan Party]

By:

Name:
Title:

PAYEE:	[Insert the name of the Loan Party]

By:

Name:
Title:

2

IRREVOCABLE NOTE POWER
     FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to                      (“Assignee”) that certain Intercompany Note dated                      (“Note”) issued by [Insert the name of the Non-Loan Party] in favor of the undersigned.
     The undersigned does hereby irrevocably constitutes and appoints Assignee as attorney-in-fact to transfer the Note with full power of substitution in the premises.

Dated:	[Insert the name of the Loan Party]

By:

Name:

Title:

3

EXHIBIT M
[Form of]
Borrowing	Borrowing
Base	Base
Certificate	Certificate
Merrill Lynch Capital as Collateral Agent
General Cable Industries, Inc.
Borrowing Base Certificate Pro Forma (including Canada)

Page #
1	Summary Page — Borrowing Base Certificate
2	US Accounts Receivable Borrowing Base Report (Borrower)
3	US Accounts Receivable Ineligibles (Borrower)
4	US Inventory Borrowing Base Report (Borrower)
5	US Inventory Ineligibles (Field Audit) (Borrower)
6	US Inventory Ineligibles (Appraisal) (Borrower)
7	Inventory by Location
8	Inventory on Consignment (Borrower)
8	Fixed Asset Borrowing Base Report (Borrower)
9	Eligible Equipment (Borrower)
10	Eligible Real Property (Borrower)
11	Incorporated Borrowing Base Report
11	Canada Accounts Receivable Borrowing Base Report (Cdn$) (Borrowing Base Guarantor)
12	Canada Accounts Receivable Ineligibles (Cdn$) (Borrowing Base Guarantor)
13	Canada Inventory Borrowing Base Report (Cdn$) (Borrowing Base Guarantor)
14	Canada Inventory Ineligibles (Field Audit) (Cdn$) (Borrowing Base Guarantor)
15	Canada Inventory Ineligibles (Appraisal) (Cdn$) (Borrowing Base Guarantor)
16	Incorporated Fixed Asset Borrowing Base Report (Borrowing Base Guarantor)

Merrill Lynch Capital as Collateral Agent
Summary Page Borrowing Base Certificate Pro Forma

Date:

Name:	General Cable Industries Inc.
Customer #

Period Covered:	to
Report #:

Facility #

Total Loan Value of Eligible Accounts of Borrower (US) (From Page 2)

Total Loan Value of Eligible Inventory of Borrower (US) (From Page 4)

Aggregate of Borrowing Base Guarantor Accounts and Inventory (CAN) (From page 11)

Total Fixed Asset Loan Value of Borrowing Base Guarantor (From Page 11)
Total Fixed Asset Loan Value of Borrower (From Page 8)

Total Fixed Asset Loan Value
Maximum Fixed Asset Loan Value

Overall Reserves

Hedging Reserve
Cross Currency Swap
Rent Reserve (Lebanon ($82k+$6k), Chino ($74k),Franklin ($95k) (82+6+74+95 = 257k * 3 mos = $771k)
Altoona IRB (077.33.00.7026.0000)***CLOSED***	$—

Total Loan Value of Reserves		$—

Aggregate Amount of Borrowing Base		$—

Revolving Commitment		$400,000,000.00

Total Commitment Available		$400,000,000.00

Total Credit Permitted (A)		$—
The maximum amount permitted to be outstanding pursuant to Section 4.10(b)(3) of the Senior Unsecured Note Indenture (B)
The lesser of (A) total credit permitted per line 44 above and (B) the maximum amount permitted to be outstanding pursuant to Section 4.10(b)(3) of the Senior Unsecured Note Indenture		$—

Aggregate Amount of total

Current Eurodollar Loan Balance
Current ABR Loan Balance	$—

Less: Available Collections Supplies/Packaging	$—

Add: Borrowings	$—

Ending Loan Balance this Report		$—

Swingline Loans		$—

Letter of Credits

Total Eurodollar/ABR/Swingline/LC’s Loan Balance			$—

Excess/(Short) Borrowing Base		$—

Pursuant to, and in accordance with, the terms and provisions of the loan documents (“Documents”), between MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES, INC. (“Secured Party”) and General Cable Industries Inc. (“Borrower”), Borrower is executing and delivering to Secured Party this Pro Forma Borrowing Base Report accompanied by supporting data (collectively referred to as “Report”). Borrower warrants and represents to Secured Party that this Pro Forma Report is true, correct, and based on information contained in Borrower’s own financial accounting records. Borrower, by the execution of this Report, hereby ratifies, confirms and affirms all of the terms, and further certifies that the Borrower is in compliance with the documents as of October 29, 2007. This document does not supercede any provisions of the Credit Agreement.

(Responsible Officer’s Signature)

Jim Esposito	(Print Name)

Vice President and Controller
(Title)

1

Merrill Lynch Capital as Collateral Agent
US Accounts Receivable Borrowing Base Report (Borrower)

Date:

Name:	General Cable Industries Inc.
Report #:	0
Customer #

Period Covered:	to
Facility #

A/R Category	US	Total
1. Balance Brought Forward

Additions:
2. New Sales
3. Other Adj (+)

Total Additions:		$—

Deductions:		$—

4. Collections (net cash)
5. Discount allowed
6. Credit Memos
7. Other Adj (-)

Total Deductions:	$—	$—

8. Gross Balance this Report	$—	$—

Ineligibles:
9. Total Ineligibles

10. Subtotal Eligible Receivables	$—	$—

Advance Rate	85%

11. Eligible Receivable Collateral	$—
12. A/R Caps (If Applicable)

13. Gross Eligible Receivables	$—	$—

14. Additional Collateral (+)
15. Borrowing Reserve (-)

16. Net A/R Availability	$—	$—

17. Overall A/R Limit		$—

18. Total Loan Value of Eligible Accounts		$—

2

US Accounts Receivable Ineligibles (Borrower)

Name:	General Cable Industries Inc.
Period Covered:                      to

$ Amount
Variable	Accounts Ineligible Category	US
Receivables greater than 90 days past invoice
SQC Liability (Rebates, etc.) US (does not include Canada)
Credit Balances (>90 DPI)
FOB Destination Accrual Add/(Reduction) to Ineligible
	Credits Due to an Account Debtor	$—
Intercompany Accounts (<90 DPI)
Foreign Accounts (<90 DPI)
	Debit Memos / Charge Backs	$—
	Interest or Service Charges	$—
	Bonded Accounts	$—
	Performance Contracts	$—
	A/R in excess of approved concentration %	$—
	Foreign exchange adjustment	$—
Auto Zone/Robert Bosch/State Electric Supply/Graybar (Special)
Terms > 90 days
COD / Cash Sales / CIA (<90 DPI) (positive or zero, no Cr Bal)
	Customer Deposits	$—
	Related Party (<90 DPI)	$—
Government (< 90 DPI)
	Affiliates and employee related	$—
	Accounts Subject to Dispute	$—
	Provision for old credits	$—
	Unreconciled difference	$—
	Returned reel reserve	$—
Customer in bankruptcy / insolvent (Delphi remaining balance)
50	Cross Ineligilble (50% Rule)
Unapplied cash
	Unissued credits	$—
	Bill and Hold	$—
KPMG Audit AR Ineligible Contras
	Provision for customer deductions	$—
Contras (<90 DPI)
Reel Liability

Subtotals:

3

Merrill Lynch Capital as Collateral Agent
US Inventory Borrowing Base Report (Borrower)

Date:	1/0/1900
Name:	General Cable Industries Inc.
Report #:	0
Customer #	0
Period Covered:	to
Facility #

INV 1
Inventory Category
1.	Balance Brought Forward

2.	Net Addition (+)
3.	Net Deduction (-)

4.	Gross Balance this Report	$—

Ineligibles
5.	Total Ineligibles

6.	Subtotal Eligible Inventory	$—				$—

	Advance Rates	60.00%

7.	Eligible Inventory Collateral	$—
8.	Inventory Caps

9.	Gross Inventory Availability	$—				$—

10.	Reserves (-)

11.	Net Availability	$—	$—	$—	$—	$—

12.	Overall Inventory Limit

13.	Total Loan Value of Eligible Inventory					$—

4

US Inventory Ineligibles (Field Audit) (Borrower)

Name:	General Cable Industries Inc.
Period Covered:                      to

	US		Canada (US $’s)		Total
Raw Materials					$—	#DIV/0!
Work in Process				#DIV/0!	$—	#DIV/0!
Finished Goods		#DIV/0!				#DIV/0!
Consignment Inventory					$—	#DIV/0!

Total Gross Inventory	$—	#DIV/0!	$—	#DIV/0!	$—	#DIV/0!
SQC Liability (Rebates, etc.) US (does not include Canada)

$ Amount
Variable	Inventory Ineligible Category	US
Eagle Pass (Mexican inventory on US books, RM,WIP,FG)
Ineligible consigned inventory
Reduction(Addition) to FG@STD due to Manufac Prod Var
FOB Destination Inventory Accrual (Add)/Reduction
	Other	$—
Recovery ineligibles
(between Field audit and appraisal)

	Gross Elgible (Field Audit = Appraisal)	$—

	Damaged Inventory	$—
Raw materials; Inactive inventory (excess, slow moving, obsolete) Less Eagle Pass
	Work in process; inactive inventory (excess, slow moving, obsolete)	$—
Finished goods; Inactive inventory (excess, slow moving, obsolete) Less Eagle Pass
	Obsolete raw materials — Per KPMG Testing. Use $0.00 effective for Oct04 per Brian Boczkowski.	$—
Inventory in “hold” location (Less Datacom in FG Reserve)
	Central office (Telecom) power cables (Less Risk)	$—
	Hazardous material/controlled or licensed substances	$—
	Outside locations / processors	$—
	Bill and hold inventory	$—
	Lower of cost or market adjustment (i.e. valuation or LIFO Adj.)	$—
	Inventory in transit	$—
	Supplies/Packaging	$—
Other RM/WIP/FG credit adjustments
	Not held for sale in ordinary course	$—
	Unsaleable	$—
	Unreconciled differences	$—
Misclassified Inventory (RM,WIP,FG)
	Returns	$—
	Negative gross margin — Per KPMG Testing. Use $0.00 effective for Oct04 per Brian Bocczkowski.	$—
	Not covered by casualty insurance	$—
	Exchange rate fluctuation	$—
	Inventory located at leased locations not covered by landlord waiver	$—
	Samples/displays/test products	$—
	Representations/warranties made by Borrower not true	$—
	Inventory covered by negotiable document of title	$—
	Unacceptable to Agent	$—
Customer specific inventory (e.g. US Military & GE Transit)

Subtotals:

	Total Eligible per Field Audit	$—
60%

	Total US Available per Field Audit	$—

5

US Inventory Ineligibles (Appraisal) (Borrower)
Name: General Cable Industries Inc.
Period Covered:                      to

	US		Canada (US $’s)		Total
Raw Materials	$—	#####	$—	#DIV/0!	$—	#DIV/0!
Work in Process	$—	#####	$—	#DIV/0!	$—	#DIV/0!
Finished Goods	$—	#####	$—	#DIV/0!	$—	#DIV/0!
Consignment Inventory	$—	#####	$—	#DIV/0!	$—	#DIV/0!

Total Gross Inventory	$—	#####	$—	#DIV/0!	$—	#DIV/0!
SQC Liability (Rebates, etc.) US (does not include Canada)

$ Amount
Inventory Ineligible Category	US
Eagle Pass (Mexican inventory on US books, RM,WIP,FG)	$—
Ineligible consigned inventory	$—
Reduction(Addition) to FG@STD due to Manufac Prod Var	$—
FOB Destination Inventory Accrual (Add)/Reduction	$—
Other	$—

Recovery ineligibles	$—
(between Field audit and appraisal)

Gross Elgible (Field Audit = Appraisal)	$—

Net Recovery Cost Percentage	0.00%

$—
Advance Rate on appraised value	85%

Net US Available based on Appraised Value	$—

Based on HILCO’s appraisal dated August 24, 2007
To be updated with each appraisal

Gross Inventory
Net OLV
Net OLV as a % of Cost
Advance Rate	85.00%

Net OLV as a % of Cost After Adv.

6

Inventory by Location
General Cable Industries, Inc.
1/0/1900

U.S.	RM			WIP			FG			Total		%

Lebanon, IN	$		%	$		%	$		%	$		%
Marion, IN	$		%	$		%	$		%	$		%
Willimantic, CT	$		%	$		%	$		%	$		%
Bonham, TX	$		%	$		%	$		%	$		%
Lawrenceburg, KY	$		%	$		%	$		%	$		%
Marshall, TX	$		%	$		%	$		%	$		%
Chino, CA	$		%	$		%	$		%	$		%
Eagle Pass, TX	$		%	$		%	$		%	$		%
DuQuoin, IL	$		%	$		%	$		%	$		%
Malvern, AR	$		%	$		%	$		%	$		%
Manchester, NH	$		%	$		%	$		%	$		%
Altoona, PA	$		%	$		%	$		%	$		%
Lincoln, RI	$		%	$		%	$		%	$		%
Indianapolis, IN	$		%	$		%	$		%	$		%
Jackson, TN	$		%	$		%	$		%	$		%
Franklin, MA	$		%	$		%	$		%	$		%
Dayville, CT		$—	0%		$—	0%		$—	0%		$—	0%
S. Hadley,		$—	0%		$—	0%		$—	0%		$—	0%
Plano, TX		$—	0%		$—	0%		$—	0%		$—
Corporate / Rounding		$—	0%	$		%		$—	0%	$		%

	$		100%	$		100%	$		100%	$		100%

Total RM, WIP, FG										$
Inventory on Consignment Rounding											$—

Total US Inventory

Canada (US $’s)	RM			WIP			FG			Total		%

Lamalbaie, Canada											$—
Moose Jaw, Canada											$—
St. Jerome, Canada											$—
Toronto, Canada					$—						$—
Canada Corporate		$—			$—			$—			$—

		$—			$—			$—			$—

Total RM, WIP, FG											$—
Inventory on Consignment
Rounding											$—

Total Canada Inventory											$—

North America

Total RM, WIP, FG

Total RM, WIP, FG											$—
Inventory on Consignment											$—
Rounding											$—

Total North America Inventory											$—

$—

7

INVENTORY ON CONSIGNMENT (Borrower)	1/0/1900 to
Name: General Cable Industries Inc.	1/0/1900

		Book Value Of		Book Value
		Eligible		($) Of Eligible
		Inventory $’s		Customers
1	Arizona Public Service – 10001 N. 23rd Ave., Phoenix, AZ 85021 (consignment documentations approved on __________, 200__)	$—
2	Consolidated Edison – 31-01 20th Avenue, Long Island City, NY 11105 (consignment documentations approved on __________, 200__)	$—
3	Consolidated Edison – 4400 Victory Blvd., Staten Island, NY 10314 (consignment documentations approved on __________, 200__)	$—
4	Consolidated Edison – 315 Old Sawmill River Road, Eastview, NY 10595 (consignment documentations approved on __________, 200__)	$—
5	Consolidated Edison – 281 West 11th Avenue, New York, NY 10001 (consignment documentations approved on __________, 200__)	$—
6	Consolidated Edison – 1689 Bronxdale Avenue, Bronx, NY 10462 (consignment documentations approved on __________, 200__)	$—
7	Consolidated Edison – 222 First Street, Brooklyn, NY 11232 (consignment documentations approved on __________, 200__)	$—
8	Consolidated Edison – 124-15 31st Avenue, Flushing, NY 11354 (consignment documentations approved on __________, 200__)	$—

9	CMS – 3201 E. Court Street, Flint, MI 46501 (consignment documentations approved on August 30, 2005)	$—	2E
10	CMS – 4000 Clay Ave. S.W., Grand Rapids, MI 49508 (consignment documentations approved on August 30, 2005)	$—	3E
11	CMS – 1995 W. Parnall Rd., Jackson, MI 49201 (consignment documentations approved on August 30, 2005)	$—	4E

12	CMS – 2400 Weiss Street, Saginaw, MI 48602 (consignment documentations approved on August 30, 2005)	$—	5E

13	Honeywell CPG – 1100 Worldwide Blvd., Hebron, KY 41048 (investment grade of A/Satble/A-1 approved December, 2005)		H2

14	Honeywell CPG – 2775 E. Newlands Drive., Fernly, NV 89408 (investment grade of A/Satble/A-1 approved December, 2005)	$—	H3	—

15	Verizon (Everett GTE Supply) – 2600 West Casino Road, Everett, WA 98204 (consignment documentations approved __________, 200__)	$—
16	Verizon (Honolulu GTE Supply) – 1021 Kikowaena Place, Honolulu, HI 96819 (consignment documentations approved on __________, 200__)	$—

17	Plasticon-Wire – 1500 W. 47th Ave., Denver, CO 80211 (consignment documentations approved on August 30, 2005)		KP

18	Qwest – 100 - 9th Ave. SW, New Brighton, MN 55112 (consignment documentations approved on December 30, 2006)		Q4
19	Qwest – 11780 E. 53rd Avenue, Denver, CO 80239 (consignment documentations approved on August 30, 2005)		Q2

20	Qwest – 5950 N.E. 122ND Avenue, Portland, OR 97230 (consignment documentations approved on August 30, 2005)		Q3

	Total Book Value of Eligible Consigned Inventory	$—		—

Total Book Value of Ineligible Consigned Inventory

Total Book Value of Consigned Inventory

8

Eligible Equipment (Borrower)

1 Initial Gross Equipment
(a) Equipment located in 3101 Pleasant Valley Road, Altoona, PA
Initial appraised value (last appraised on August 23, 2007), Net of allocated liquidation expenses		$
plus Equipment additions (such additions last appraised on _________, 200__)
minus Equipment dispositions			$—
minus ineligible Equipment (not complying with criteria set forth in the definition of the term “Eligible Equipment”)			$—

Net appraised value		$

(b) Equipment located in 1453 South Washington Road Street, DuQuoin, IL
Initial appraised value (last appraised on August 23, 2007), Net of allocated liquidation expenses		$
plus Equipment additions (such additions last appraised on _________, 200__)
minus Equipment dispositions
minus ineligible Equipment (not complying with criteria set forth in the definition of the term “Eligible Equipment”)

Net appraised value		$

(c) Equipment located in 19 Bobrick Dr. Jackson, TN
Initial appraised value (last appraised on August 23, 2007), Net of allocated liquidation expenses		$
plus Equipment additions (such additions last appraised on _________, 200__)
minus Equipment dispositions
minus ineligible Equipment (not complying with criteria set forth in the definition of the term “Eligible Equipment”)

Net appraised value		$

(d) Equipment located in 1381 US Highway 127 Bypass North, Lawrenceburg, KY
Initial appraised value (last appraised on August 23, 2007), Net of allocated liquidation expenses		$
plus Equipment additions (such additions last appraised on _________, 200__) Supplies/Packaging			$—
minus Equipment dispositions
minus ineligible Equipment (not complying with criteria set forth in the definition of the term “Eligible Equipment”)

Net appraised value		$

(e) Equipment located in 1392 Remmel Dam Road, Jones Mill, AR
Initial appraised value (last appraised on August 23, 2007), Net of allocated liquidation expenses		$
plus Equipment additions (such additions last appraised on _________, 200__)
minus Equipment dispositions
minus ineligible Equipment (not complying with criteria set forth in the definition of the term “Eligible Equipment”)

Net appraised value		$

(f) Equipment located in 20 Forge Park, Franklin, MA
Initial appraised value (last appraised on August 23, 2007), Net of allocated liquidation expenses		$
plus Equipment additions (such additions last appraised on _________, 200__)
minus Equipment dispositions
minus ineligible Equipment (not complying with criteria set forth in the definition of the term “Eligible Equipment”)

Net appraised value		$

(g) Equipment located in 345 McGregor Street, Manchester, NH
Initial appraised value (last appraised on August 23, 2007), Net of allocated liquidation expenses		$
plus Equipment additions (such additions last appraised on _________, 200__)
minus Equipment dispositions
minus ineligible Equipment (not complying with criteria set forth in the definition of the term “Eligible Equipment”)

Net appraised value		$

(h) Equipment located in 7920 Rockville Road, Indianapolis, IN
Initial appraised value (last appraised on August 23, 2007), Net of allocated liquidation expenses		$
plus Equipment additions (such additions last appraised on _________, 200__)
minus Equipment dispositions
minus ineligible Equipment (not complying with criteria set forth in the definition of the term “Eligible Equipment”)

Net appraised value		$

(i) Equipment located in 440 E. 8th Street, Marion, IN
Initial appraised value (last appraised on August 23, 2007), Net of allocated liquidation expenses		$
plus Equipment additions (such additions last appraised on _________, 200__)
minus Equipment dispositions
minus ineligible Equipment (not complying with criteria set forth in the definition of the term “Eligible Equipment”)

Net appraised value		$

(j) Equipment located in 1600 West Main Street, Willimantic, CT
Initial appraised value (last appraised on August 23, 2007), Net of allocated liquidation expenses		$
plus Equipment additions (such additions last appraised on _________, 200__)
minus Equipment dispositions
minus ineligible Equipment (not complying with criteria set forth in the definition of the term “Eligible Equipment”)

Net appraised value		$

(k) Equipment located in 800 CH. De La Riviere Du Nord, St. Jerome, QC Canada
Initial appraised value (last appraised on August 23, 2007), Net of allocated liquidation expenses	In USD	$
plus Equipment additions (such additions last appraised on _________, 200__)
minus Equipment dispositions
minus ineligible Equipment (not complying with criteria set forth in the definition of the term “Eligible Equipment”)

Net appraised value		$

(l) Equipment located in 2600 Boul. De Comporte’, LaMalBaie, QC Canada
Initial appraised value (last appraised on August 23, 2007), Net of allocated liquidation expenses	In USD	$
plus Equipment additions (such additions last appraised on _________, 200__)
minus Equipment dispositions
minus ineligible Equipment (not complying with criteria set forth in the definition of the term “Eligible Equipment”)

Net appraised value		$

2 Ineligible Equipment (not complying with criteria set forth in the definition of the term “Eligible Equipment”)
If yes, list location(s) thereof:
Property 1
Property 2

Property 3			$—

Total Loan Value of Eligible Equipment: Line 1 minus Line 2

9

General Cable Industries Inc.
Number of Periods	0
Exchange Rate	(GC IP Corp.)
Period Covered:	1/0/1900 to 1/0/1900

	(Cdn$)	Exchange	(US$’s)	TOTAL A/R & INV.
	CANADA	Rate	CANADA	INCORPORATED

1 Total Loan Value of Eligible Accounts		—	$—	$—
2 Total Loan Value of Eligible Inventory		—	$—	$—
3 Canadian Priority Payment Reserve		—	$—	$—

			$—	$—

		INTERMEDIATE	GENERAL CABLE	GENERAL CABLE	TOTAL R/E & M&E
	HOLDINGS	HOLDINGS	LLC	TEXAS	INCORPORATED

1 Fixed Asset Loan Value
Total Fixed Asset Loan Value: FALV Amortization
2 Factor (__) x by Line 1		$—	$—		$—

Borrowing Base Guarantor Interco. Loan Account
3 (A/R)/A/P					$—

4 Incorporated Borrowing Base	$—	$—	$—	$—

10

Merrill Lynch Capital as Collateral Agent
Canada Accounts Receivable Borrowing Base Report (Cdn$) (Borrowing Base Guarantor)

Date:	January 0, 1900
Name:	General Cable Industries Inc.
Report #:	0
Customer #	0
Period Covered:	01/00/00 to 01/00/00
Facility #

Canadian
A/R Category
1. Balance Brought Forward		$—			$—

Additions:
2. New Sales	$
3. Other Adj (+)	$		Aug’07 Ending Balance

Total Additions:	$			$

Deductions:				$

4. Collections (net cash)	$
5. Discount allowed	$
6. Credit Memos	$
7. Other Adj (-)

Total Deductions:

8. Gross Balance this Report

Ineligibles:
9. Total Ineligibles

10. Subtotal Eligible Receivables		$—			$—

Advance Rate		85%

11. Eligible Receivable Collateral		$—
12. A/R Caps (If Applicable)

13. Gross Eligible Receivables		$—			$—

14. Additional Collateral (+)
15. Borrowing Reserve (-)

16. Net A/R Availability		$—			$—

17. Overall A/R Limit					$—
18. Total Loan Value of Eligible Accounts					$—

11

Canada Accounts Receivable Ineligibles (Cdn$) (Borrowing Base Guarantor)

Name:	General Cable Industries Inc.

Period Covered:	1/0/1900 to 1/0/1900

$ Amount
Variable	Accounts Ineligible Category	CAN
	Receivables greater than 90 days past invoice	$
	SQC Liability (Rebates, etc.)	$
	Credit Balances (>90 DPI)	$
	FOB Destination Accrual Add/(Reduction) to Ineligible	$
	Credits Due to an Account Debtor		$—
	Intercompany Accounts (<90 DPI)	$
	Foreign Accounts (<90 DPI)		$—
	Debit Memos / Charge Backs		$—
	Interest or Service Charges		$—
	Bonded Accounts		$—
	Performance Contracts		$—
	A/R in excess of approved concentration %		$—
	Foreign exchange adjustment		$—
	Auto Zone/Robert Bosch/State Electric Supply/Graybar		$—
	Terms > 90 days	$
	COD / Cash Sales / CIA (<90 DPI)		$—
	Customer Deposits		$—
	Related Party (<90 DPI)		$—
	Government (< 90 DPI)	$
	Affiliates and employee related		$—
	Accounts Subject to Dispute		$—
	Provision for old credits		$—
	Unreconciled difference		$—
	Returned reel reserve		$—
	Customer in bankruptcy / insolvent		$—
50	Cross Ineligible (50% Rule)
Unapplied cash
	Unissued credits		$—
	Bill and Hold		$—
	Guaranteed Sales, Sale or Return		$—
Provision for customer deductions
Contras (<90 DPI) (Pirelli AP Accrual limit to AR Bal.)
Reel Liability (in CAD $)
Subtotals:

12

Merrill Lynch Capital as Collateral Agent
Canada Inventory Borrowing Base Report (Cdn$) (Borrowing Base Guarantor)

Date:	1/0/1900
Name:	General Cable Industries Inc.
Report #:	0
Customer #	0
Period Covered:	1/0/1900 to 1/0/1900
Facility #

INV 1

Inventory Category
1.	Balance Brought Forward	$		$26,756,503.40
2.	Net Addition (+)
3.	Net Deduction (-)

4.	Gross Balance this Report

Ineligibles
5.	Total Ineligibles

6.	Subtotal Eligible Inventory		$—	$—

	Advance Rates		60.00%

7.	Eligible Inventory Collateral		$—
8.	Inventory Caps

9.	Gross Inventory Availability		$—	$—

10.	Reserves (-)

11.	Net Availability		$—	$—

12.	Overall Inventory Limit			$—

13.	Total Loan Value of Eligible Inventory			$—

13

Canada Inventory Ineligibles (Field Audit) (Cdn$) (Borrowing Base Guarantor)

Name:	General Cable Industries Inc.
Period Covered:	1/0/1900 to 1/0/1900

Canada (Cdn$)
	Raw Materials	$		%
	Work in Process	$		%
	Finished Goods	$		%
	Consignment Inventory	$		%

	Total Gross Inventory		$26,756,503.40	100%

$Amount
Variable	Inventory Ineligible Category	CAN
	Eagle Pass (Mexican inventory on US books, RM,WIP,FG)		$—
	Ineligible consigned inventory	$
	FOB Destination Inventory Accrual (Add)/Reduction	$			$
	Other		$—
	Other		$—
	Recovery ineligibles	$
(between Field audit and appraisal)

	Gross Elgible (Field Audit = Appraisal)	$

	Damaged Inventory		$—
	Raw materials; Inactive inventory (excess, slow moving, obsolete)		$—
	Work in process; inactive inventory (excess, slow moving, obsolete)		$—
	Finished goods; Inactive inventory (excess, slow moving, obsolete)		$—
	Obsolete raw materials - Per KPMG Testing		$—
	Inventory in "hold" location		$—
	Central office (Telecom) power cables		$—
	Datacom non-moving inventory		$—
	Hazardous material/controlled or licensed substances		$—
	Outside locations / processors		$—
	Bill and hold inventory		$—
	Lower of cost or market adjustment (i.e. valuation or LIFO Adj.)		$—
	Inventory in transit		$—
	Supplies/Packaging		$—
	Other RM/WIP/FG credit adjustments		$—
	Not held for sale in ordinary course		$—
	Unsaleable		$—
	Unreconciled differences		$—
	Misclassified Inventory	$			$
	Returns		$—
	Negative gross margin - Per KPMG Testing		$—
	Not covered by casualty insurance		$—
	Exchange rate fluctuation		$—
	Inventory located at leased locations not covered by landlord waiver		$—
	Samples/displays/test products		$—
	Representations/warranties made by Borrower not true		$—
	Inventory covered by negotiable document of title		$—
	Unacceptable to Agent		$—
	Customer specific inventory (e.g. US Military & GE Transit)		$—

	Subtotals:	$

	Total Eligible per Field Audit	$
60%

	Total CAN Available per Field Audit	$

14

Canada Inventory Ineligibles (Appraisal) (Cdn$) (Borrowing Base Guarantor)

Name:	General Cable Industries Inc.

Period Covered:	1/0/1900 to 1/0/1900

Canada
Raw Materials	$	%
Work in Process	$	%
Finished Goods	$	%
Consignment Inventory	$	%

Total Gross Inventory	$	%

$ Amount
Inventory Ineligible Category	CAN
Eagle Pass (Mexican inventory on US books, RM,WIP,FG)		$—
Ineligible consigned inventory	$
FOB Destination Inventory Accrual (Add)/Reduction	$
Other		$—
Other		$—

Recovery ineligibles (between Field audit and appraisal)	$

Gross Elgible (Field Audit = Appraisal)	$

Net Recovery Cost Percentage			%

$
Advance Rate on appraised value		85%

Net CAN Available based on Appraised Value	$

Based on HILCO’s appraisal dated March 28, 2005

US $’s To be updated with each appraisal
Gross Inventory	$
Net OLV	$
Net OLV as a % of Cost		%
Advance Rate		85.00%

Net OLV as a % of Cost After Adv.		%

15

Merrill Lynch Capital as Collateral Agent
Incorporated Fixed Asset Borrowing Base Report (Borrowing Base Guarantor)

Date:	1/0/1900

Name:	General Cable Industries Inc.

Report #:	0

Customer #
Period Covered:	1/0/1900 to 1/0/1900

Facility #

Fixed Asset Loan Value

GENERAL CABLE LLC
1 Initial Gross Equipment
(a) Equipment located in 3 Carol Drive, Lincoln, RI
Initial appraised value (last appraised on August 23, 2007), Net of allocated liquidation expenses	$
plus Equipment additions (such additions last appraised on _________, 200__)
minus Equipment dispositions
minus ineligible Equipment (not complying with criteria set forth in the definition of the term “Eligible Equipment”)

Net appraised value	$

Total Loan Value of Eligible Equipment: 80% x appraised net orderly liquidation value of the Eligible Equipment	$

Reinvestment Reserve
Reinvestment Reserve released (Section 2.10(g)(ii))

Net Reinvestment Reserve:		$—
Other Reserves established after Closing Date

General Cable LLC Fixed Asset Loan Value:

GENERAL CABLE TEXAS
1 Initial Gross Equipment
(a) Equipment located in US Highway 80 East, Scottsville, TX
Initial appraised value (last appraised on August 23, 2007), Net of allocated liquidation expenses	$
plus Tech Center Equipment (such additions last appraised on August 23, 2007)	$
minus Equipment dispositions
minus ineligible Equipment (not complying with criteria set forth in the definition of the term “Eligible Equipment”)

Net appraised value	$
Total Loan Value of Eligible Equipment: 80% x appraised net orderly liquidation value of the Eligible Equipment

Reinvestment Reserve
Reinvestment Reserve released (Section 2.10(g)(ii))

Net Reinvestment Reserve:		$—
Other Reserves established after Closing Date

General Cable Texas Fixed Asset Loan Value:

GENERAL CABLE TECHNOLOGIES CORP.
Appraised Value
1 Initial Gross Eligible Real Properties

(a) Real Property located in 4 Tesseneer Drive, Highland Heights, KY (last appraised on August 23, 2007)	$
Total Loan Value of Eligible Real Property: 60% x appraised fair market value of the Eligible Real Property	$

Reinvestment Reserve
Reinvestment Reserve released (Section 2.10(g)(ii))

Net Reinvestment Reserve: Line 5 minus Line 6		$—

Other Reserves established after Closing Date
General Cable Technologies Corp. Fixed Asset Loan Value:

Total Incorporated Fixed Asset Loan Value:	$

16

EXHIBIT 12
To
The Third Amended and Restated Credit Agreement
EXITING LENDER INTEREST

			lc		Total Amount of
	Revolving	Commitment	Participation		Purchase Price
Name	Commitment	Fees,	Fees	Interest	Due
UBS LOAN FINANCE LLC	$30,000,000	$5,783.05	$2700.99	$1.24	$8,485.28
WELLS FARGO FOOTHILL, LLC	$30,000,000	$5,783.09	$2,700.98	$—	$8,484.07
WEBSTER BUSINESS CREDIT CORPORATION	$13,000,000	$2,505.98	$1,170.42	$0.54	$3,676.94
LASALLE BUSINESS CREDIT, LLC	$18,750,000	$3,614.41	$1,688.11	$0.78	$5,303.30